SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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American Capital, Ltd.

(Name of Registrant as Specified in its Charter)

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AMERICAN CAPITAL, LTD.

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS TO BE HELD ON                     , 20

DATE AND TIME:	, 20 ; : .m.

PLACE:	Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814

ITEMS OF BUSINESS:	To approve the following matters and other actions generally related to American Capital Ltd.’s strategy to focus primarily on the growth of our asset management business by transferring most of our existing investment assets to American Capital Income, Ltd. (“ACAP”) and distributing as a special dividend, all of the outstanding shares of common stock of ACAP to our stockholders:

1)	To approve the withdrawal of our election to be regulated as a business development company under the Investment Company Act of 1940 following the spin-off of American Capital Income, Ltd.;

2)	To approve the management agreement with American Capital Income, Ltd.;

3)	To approve an amendment to our certificate of incorporation to effect a reverse stock split, subject to certain limitations;

4)	To ratify the appointment of the directors of American Capital Income, Ltd.;

5)	To approve the adoption of our 2016 equity incentive plan;

6)	To authorize us, under limited circumstances, to sell shares of common stock below the net asset value per share;

7)	To authorize the chairman of the Special Meeting to adjourn the Special Meeting if necessary or appropriate, in the discretion of the chairman, to obtain a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing matters; and

8)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

WHO CAN VOTE:	You are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the meeting if you were a stockholder of record at the close of business on , 20 .

VOTING:	Your vote is important and we urge you to vote. You may vote in person at the Special Meeting, or you may cause your shares to be voted by submitting a proxy by telephone, through the internet or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). See Question 9 of “Questions and Answers About the Special Meeting and Voting” in the accompanying Proxy Statement for additional information regarding voting.

MEETING ADMISSION:	If you wish to attend the Special Meeting in person, we request that you register in advance with our Investor Relations department by following the instructions set forth in response to Question 17 of “Questions and Answers About the Special Meeting and Voting” in the accompanying Proxy Statement.

DATE OF DISTRIBUTION:	This notice, the Proxy Statement and the accompanying proxy card are first being sent to our common stockholders on or about , 20 .

By Order of the Board of Directors,

Samuel A. Flax
Executive Vice President, General Counsel,
Chief Compliance Officer and Secretary

                    , 20

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                     , 20

This Proxy Statement is available free of charge on the internet at http://www.ACAS.com/specialproxymaterials.

PROXY STATEMENT

This Proxy Statement contains information about the Special Meeting of Stockholders (the “Special Meeting”) of American Capital, Ltd. (“American Capital,” “ACAS,” the “Company,” “we,” “our” and “us”).

Forward-Looking Statements

All statements contained herein that are not historical facts including, but not limited to, statements regarding anticipated activity are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause actual results to differ materially are the following: (i) changes in the economic conditions in which we operate negatively impacting our financial resources; (ii) certain of our competitors have greater financial resources than us, reducing the number of suitable investment opportunities offered to us or reducing the yield necessary to consummate the investment; (iii) there is uncertainty regarding the fair value of our privately-held securities that require our good faith estimate of fair value, and a change in estimate could affect our net asset value (“NAV”); (iv) our and our funds’ investments in securities of privately-held companies may be illiquid, which could affect our ability to realize the investment; (v) we use external financing to fund our business, which may not always be available; (vi) our ability to retain key management personnel; (vii) an economic downturn or recession could impair our and our funds’ portfolio companies and investments and therefore harm our operating results; (viii) our borrowing arrangements impose certain restrictions; (ix) changes in interest rates may affect our cost of capital and net operating income (“NOI”); (x) the Spin-Off discussed herein may not be completed, and even if it is completed, may not have the benefits we anticipate; (xi) our common stock price may be volatile; and (xii) general business and economic conditions and other risk factors described in our reports filed from time to time with the Securities and Exchange Commission (“SEC”). We caution you that forward-looking statements are not guarantees. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we file with the SEC in the future, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements and projections contained in this Proxy Statement or in periodic reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE SPECIAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

We announced on November 5, 2014, and updated the announcement on May 6, 2015, that our Board of Directors had approved a plan to transfer most of our existing investment assets to a newly-formed subsidiary, American Capital Income, Ltd. (“American Capital Income” or “ACAP”), and distribute as a special dividend, all of the outstanding shares of common stock of ACAP to our stockholders (the “Spin-Off”), for the reasons discussed in Question 4, below.

Following the Spin-Off, (a) ACAP will be a publicly-traded company and will (i) elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), (ii) elect to be taxed as a regulated investment company (“RIC”), as defined in Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and (iii) distribute annually at least 90% of its taxable income as dividends to its stockholders and (b) American Capital will no longer be an investment company and will focus primarily on operating as a leading, global alternative asset manager. Thus, in connection with the Spin-Off, American Capital is proposing that its stockholders approve the withdrawal of its election to be regulated as a BDC under the 1940 Act. In addition, we are seeking your approval or ratification, as applicable, of the management agreement with ACAP, an amendment to our certificate of incorporation to effect a              for              reverse stock split of our outstanding common stock, par value $0.01 per share (the “Common Stock”), the appointment of ACAP’s directors, an equity incentive plan for our employees and directors and the issuance of shares of our Common Stock below the NAV per share, under limited circumstances, each as discussed further in this Proxy Statement.

Our Board of Directors is furnishing this Proxy Statement to you to solicit proxies on its behalf to be voted on these matters at the Special Meeting on                     at         .m., Eastern Time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814. The proxies also may be voted at any adjournments or postponements of the meeting.

American Capital is not required to obtain, and it is not seeking, approval of the Spin-Off. However, the Spin-Off will not take place as contemplated in this Proxy Statement unless stockholders approve each of proposals 1, 2, 3 and 4 at the Special Meeting, in addition to certain other conditions as set forth in ACAP’s Preliminary Information Statement attached as Exhibit I to this Proxy Statement.

2.	WHAT INFORMATION IS INCLUDED IN THIS PROXY STATEMENT?

This Proxy Statement contains important information about the Special Meeting and the proposals to be voted on at the Special Meeting. It also includes (a) a preliminary version of the ACAP Information Statement as Exhibit I, which provides additional information about ACAP and the Spin-Off, (b) pro forma financial information for American Capital after giving effect to the Spin-Off and (c) a summary of certain risks involved in holding American Capital common stock following the Spin-Off. Assuming stockholder approval of proposals 1, 2, 3 and 4 is obtained at the Special Meeting and certain other conditions to the Spin-Off are satisfied, the final version of the ACAP Information Statement will be distributed to American Capital stockholders who hold Common Stock as of the record date for the Spin-Off.

You should read this Proxy Statement and the exhibits hereto carefully and in their entirety. By submitting a proxy, the enclosed voting materials allow you to have your shares voted at the Special Meeting without attending in person.

All properly executed written proxies, and all properly completed proxies submitted by telephone, by the internet or by mail that are delivered pursuant to this solicitation will be voted at the Special Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the Special Meeting.

3.	HOW DOES ACAS PLAN TO EFECT THE SPIN-OFF?

American Capital plans to effect the Spin-Off through a distribution to American Capital stockholders of all of the outstanding shares of common stock of ACAP, followed by a              for              reverse stock split of American Capital Common Stock. On the planned distribution date, each American Capital stockholder will receive             share of ACAP common stock for every             shares of ACAS Common Stock held as of the record date. The outstanding shares of American Capital Common Stock will then be combined in a             for             reverse stock split so that each American Capital stockholder will own             share of American Capital Common Stock for every             shares previously owned. Fractional shares resulting from the reverse stock split will not be issued and stockholders will be paid cash in respect of such fractional interests. Thus, immediately following the two transactions, American Capital’s stockholders will effectively own             share of common stock of ACAP and             share of ACAS

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Common Stock for every             shares of ACAS Common Stock held prior to the Spin-Off, and American Capital’s stockholders will own all of the outstanding shares of common stock of ACAP.

4.	WHAT ARE THE REASONS FOR THE SPIN-OFF?

Our Board of Directors has determined that the Spin-Off is in the best interests of American Capital and its stockholders because it will provide the following key benefits:

•

With two separate public companies having distinct business models and investment characteristics, investors will have the opportunity to value each against distinct sets of peers and investment metrics. This has the potential to increase the overall valuation of the companies, thus unlocking stockholder value;

•

Separating the businesses should allow increased transparency for stockholders and other constituents, such as creditors and rating agencies, regarding each company’s assets, growth profile, operating performance and profitability;

•

Immediately after the Spin-off, only American Capital, and not ACAP will have net operating loss (“NOL”) carryforwards. As a RIC, ACAP will generally not have NOL carryforwards. Limiting the applicability of NOL carryforwards to American Capital’s asset management business should allow more efficient use of tax attributes such as NOLs;

•

Because ACAP will generally not have NOL carryforwards, it can be expected to have taxable income, at least 90% of which it will generally be required to distribute annually to its stockholders in accordance with Subchapter M of the Code, so long as it is a RIC;

•

By separating American Capital’s asset management business from its investment business, American Capital’s assets under management will now include the ACAP assets. Also, the Company should have the opportunity to expand more easily its operations and assets under management through the organic growth of assets under management and the acquisition of third-party asset management contracts and businesses; and

•

It will enable us and our affiliates to align better our recruiting, retention and equity-based incentive plans with the respective operating and stock price performance of us and our managed funds, such as ACAP, and provide us with additional flexibility to implement performance measurement metrics and incentive structures.

5.	WHAT ITEMS WILL BE VOTED ON AT THE SPECIAL MEETING?

Proposal	Board Recommendations	See Proxy Page
1) Approval of the Withdrawal of our Election to be Regulated as a Business Development Company under the Investment Company Act of 1940	FOR	31
2) Approval of the Management Agreement with American Capital Income, Ltd.	FOR	36
3) Approval of an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split, Subject to Certain Limitations	FOR	41
4) Ratification of the Appointment of the Directors of American Capital Income, Ltd.	FOR	46
5) Approval of the American Capital, Ltd. 2016 Equity Incentive Plan	FOR	51
6) Authorization, under Limited Circumstances, to Sell Shares of our Common Stock Below the Net Asset Value Per Share	FOR	55
7) Approval of the Adjournment Proposal	FOR	59

Our Board of Directors does not intend to bring other matters before the Special Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any adjournments or postponements thereof, by our Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in their discretion.

6.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Samuel A. Flax and John R. Erickson have been designated as proxies by the Board of Directors for the Special Meeting.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

7.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Special Meeting is             (the “record date”). The record date is established by the Board of Directors and only stockholders of record at the close of business on the record date are entitled to:

a.	receive notice of the meeting; and
b.	vote at the meeting and any adjournments or postponements of the meeting.

Each stockholder of record on the record date is entitled to one vote for each share of our Common Stock held. On the record date, there were             shares of our Common Stock issued and legally outstanding.

8.	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a stockholder of record. If you are a stockholder of record you may provide a proxy to vote your shares and may attend the Special Meeting in person and vote your shares at the Special Meeting.

If your shares of stock are held for you through an intermediary in the name of your broker, bank or other nominee, your shares are held in street name and you are a beneficial owner, not a stockholder of record. Shares beneficially owned through an intermediary in the name of your broker, bank or other nominee may be voted only by the record holder, so you will need to provide voting instructions to the record holder as to how your shares are to be voted at the Special Meeting. While the holders of shares in street name can attend the Special Meeting with proper identification as described below, such holders may not vote at the Special Meeting unless they have a proxy from the record holder to vote at the Special Meeting.

It is important that you vote your shares or submit a proxy if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 13 below.

9.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

You may submit your proxy or vote your shares of our Common Stock by any of the following methods:

By Telephone or the Internet—Stockholders can have their shares voted by submitting a proxy via telephone or the internet. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail—A stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to submit a proxy by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For stockholders of record, proxy cards submitted by mail must be received by the date and time of the Special Meeting. For stockholders who hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your broker, bank or other nominee for your shares to be voted.

In Person—Shares held in your name as the stockholder of record on the record date may be voted by you in person at the Special Meeting. Shares held beneficially by you in street name on the record date may be voted by you in person at the Special Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares and bring that proxy to the meeting.

10.	WHO COUNTS THE VOTES?

We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

11.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specific choice is made for one or more matters, proxies that are signed and returned will be voted “FOR” each of the proposals that are not marked.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

12.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please submit proxies with respect to all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services. Computershare’s address is P.O. Box 30170 College Station, TX 77842-3170; you can reach Computershare at 1-800-733-5001 (from within the United States or Canada) or 781-575-3400 (from outside the United States or Canada).

13.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record: If you are a stockholder of record (see Question 8 above), your shares of Common Stock will not be voted if you do not provide your proxy unless you vote in person at the meeting. It is important that your shares are voted in person or by proxy.

Street Name Holders: If your shares are held in street name (see Question 8 above) and you do not provide your signed and dated voting instruction form to your broker, bank or other nominee, your shares of Common Stock may not be voted by your broker, bank or other nominee because none of the proposals to be voted upon at the Special Meeting is considered “routine” under applicable rules. It is, therefore, important that you vote your shares.

14.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions are not treated as votes cast and therefore will not be included in vote totals and will not affect the outcome of the vote for proposals 4, 5 and 7, but will have the same effect as a vote against proposals 1, 2, 3 and 6 at the Special Meeting. Because none of the proposals to be voted on at the Special Meeting are considered “routine” matters for which brokers, banks or other nominees may vote uninstructed shares, there will be no broker non-votes.

15.	HOW CAN I REVOKE A PROXY?

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy at the Special Meeting, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary, addressed to our principal executive offices at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. If you are a holder of record, in the event that you attend the Special Meeting, you may revoke your proxy and cast your vote personally. Simply attending the Special Meeting will not revoke a prior proxy.

16.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by American Capital. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our Common Stock. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Georgeson Inc., 480 Washington Blvd. 26th Floor, Jersey City, NJ 07310, at an anticipated cost of $            , plus reimbursement of out-of-pocket expenses.

17.	HOW DO I OBTAIN ADMISSION TO THE SPECIAL MEETING?

If you wish to attend the Special Meeting in person, we request that you register in advance with our Investor Relations department either by email at IR@AmericanCapital.com or by telephone at (301) 951-5917. Attendance at the Special Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement.

18.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?

In order for us to conduct the Special Meeting, holders representing a majority of our outstanding shares of Common Stock entitled to vote as of         , must be present in person or by proxy at the Special Meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting in person or if you properly return a proxy by internet, telephone or mail.

Abstentions and shares of record held by a broker, bank or other nominee that are instructed to be voted on any matter are included in determining the number of shares present. However, because no routine discretionary matters for which broker non-votes may be submitted will be considered at the Special Meeting, broker non-votes, if any, will not be treated as present at the Special Meeting or entitled to vote and will not be included in determining whether a quorum is present.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

19.	WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL TO BE APPROVED?

Proposal	Required Vote

1) Approval of the Withdrawal of our Election to be Regulated as a Business Development Company under the Investment Company Act of 1940	Approval of the withdrawal of our election to be regulated as a BDC requires an affirmative vote of a majority of our outstanding voting securities.* Abstentions will not count as affirmative votes and will therefore count against the proposal.

2) Approval of the Management Agreement with American Capital Income, Ltd.	Approval of the Management Agreement requires an affirmative vote of a majority of our outstanding voting securities.* Abstentions will not count as affirmative votes and will therefore count against the proposal.

3) Approval of an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split, Subject to Certain Limitations	The affirmative vote by the holders of a majority of the votes of all outstanding shares of our Common Stock as of the record date is necessary for approval of this proposal. Abstentions will not count as affirmative votes and will therefore count against the proposal.

4) Ratification of the Appointment of the Directors of American Capital Income, Ltd.	The affirmative vote of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Special Meeting is required to ratify the appointment of the directors of ACAP. Abstentions will have no effect on the outcome of the proposal.

5) Approval of the American Capital, Ltd. 2016 Equity Incentive Plan	The affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Special Meeting is necessary for approval of this proposal. Abstentions will have no effect on the outcome of the proposal.

6) Authorization, under Limited Circumstances, to Sell Shares of our Common Stock Below the Net Asset Value per Share	The approval of this proposal requires the affirmative vote of (1) a majority of our outstanding voting securities; and (2) a majority of our outstanding voting securities that are not held by affiliated persons of us, which includes directors, officers, employees and 5% stockholders.* Abstentions will not count as affirmative votes and will therefore count against the proposal.

7) Approval of the Adjournment Proposal	The affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Special Meeting is necessary for approval of this proposal. Abstentions will have no effect on the outcome of the proposal.

*	For purposes of this proposal, a “majority” of the outstanding voting securities, as defined in the 1940 Act, means the vote of (i) 67% or more of the shares of our Common Stock present at the Special Meeting, if the holders of 50% or more of our outstanding shares of Common Stock are present or represented by proxy, or (ii) more than 50% of the outstanding shares of our Common Stock, whichever is the less.

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BACKGROUND

BACKGROUND

Set forth below is a summary of certain information regarding the Spin-Off, including a description of American Capital and ACAP following the transaction. It may not contain all of the information that is important to you. Certain additional information regarding the Spin-Off and ACAP is set forth in the ACAP’s Preliminary Information Statement, attached hereto as Exhibit I. To obtain a more complete description of the Spin-Off and the transactions contemplated by it, you should carefully read all of the information contained herein, including Exhibit I.

The Spin-Off

We announced on November 5, 2014, and updated the announcement on May 6, 2015, that our Board of Directors had approved a plan to transfer most of our existing investment assets to ACAP, a newly-formed subsidiary, and to distribute as a special dividend all of the outstanding shares of ACAP’s common stock to the holders of American Capital’s Common Stock. ACAP will elect to be regulated as a BDC under the 1940 Act, to elect to be taxed as a RIC, as defined in Subchapter M of the Code, and to distribute annually at least 90% of its investment company taxable income to its stockholders. ACAP will be externally managed by American Capital ACAP Management, LLC (the “Manager,” or “ACAP Manager”), which is indirectly, wholly-owned by American Capital. Following the Spin-Off, ACAP will invest primarily in U.S. companies in the middle-market (which we consider to be companies with annual sales between $10 million and $750 million) and large-market (which we consider to be companies with annual EBITDA greater than $50 million). American Capital will withdraw its election to be regulated as a BDC and will no longer be an investment company and will focus primarily on operating as a leading, global alternative asset manager.

American Capital plans to effect the Spin-Off through a distribution to American Capital stockholders of all of the outstanding shares of common stock of ACAP, followed by a             for             reverse stock split of American Capital Common Stock. On the planned distribution date, each American Capital stockholder will receive             share of ACAP common stock for every             shares of ACAS Common Stock held as of the record date. Immediately following the distribution, American Capital’s stockholders will own all of the outstanding shares of common stock of ACAP. After the Spin-Off, ACAP will be a separate, publicly-traded company (NASDAQ: ACAP) and will be externally managed by ACAP Manager. In connection with the Spin-Off, American Capital expects to effect a             for             reverse stock split so that each American Capital stockholder will own             share of ACAS Common Stock for every             shares previously owned. Thus, immediately following the Spin-Off and the reverse stock split, American Capital’s stockholders will own             share of common stock of ACAP and             share of common stock of ACAS for every             shares of ACAS Common Stock held prior to the Spin-Off, and American Capital’s stockholders will own all of the outstanding shares of common stock of ACAP. No fractional shares of American Capital or ACAP common stock will be issued in the reverse stock split or the special dividend. Holders of American Capital common stock that would otherwise be entitled to fractional shares as a result of the reverse stock split or the distribution will receive the cash value thereof, which cash payment will generally be taxable.

Pre- and Post-Spin-Off Structures

The Spin-Off is structured as a tax-free spin-off for American Capital stockholders. Our Board expects to provide final approval of the Spin-Off following the receipt of (1) a private letter ruling from the Internal Revenue Service confirming that certain discrete substantive items are consistent with tax-free spin-off treatment, (2) an opinion from our outside tax adviser concluding that the transaction as a whole should be treated as a tax free spin-off to American Capital and our stockholders and (3) the satisfaction of other conditions set forth in ACAP’s Preliminary Information Statement attached hereto as Exhibit I. There can be no assurances that any such conditions will be satisfied.

Prior to the Spin-Off, American Capital plans to transfer certain investment assets listed under “Portfolio Companies” in ACAP’s Preliminary Information Statement attached hereto as Exhibit I, $         in outstanding borrowings, certain other liabilities and $         in cash and cash equivalents to one or more wholly-owned subsidiaries of American Capital. Immediately prior to the Spin-Off, such subsidiaries and ACAS Funding I, LLC and ACAS Funding II, LLC, which are wholly-owned financing subsidiaries of American Capital that invest in leveraged loans, will be contributed by American Capital to ACAP. ACAS Funding I, LLC is the borrower under a $1.25 billion secured revolving credit facility (the “$1.25 Billion Revolving Credit Facility”) and ACAS Funding II, LLC is the borrower under a $500 million revolving credit facility (the

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BACKGROUND

“$500 Million Revolving Credit Facility”). Under such facilities, ACAP will have the ability to borrow, prepay and reborrow loans at any time prior to the commitment termination dates of February 6, 2017 and October 30, 2016, respectively, subject to certain terms and conditions. Any outstanding balance on the $1.25 Billion Revolving Credit Facility and the $500 Million Revolving Credit Facility as of the commitment termination date is repayable on the maturity date of March 6, 2017 and October 31, 2016, respectively.

The charts below illustrate the current organizational structure of the two companies and the structure immediately before and after the Spin-Off:

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BACKGROUND

Description of the Companies Post Spin-Off

The following discussion describes the business and operations of American Capital and ACAP as they are expected to be conducted after giving effect to the Spin-Off, assuming that certain of the proposals are approved by our stockholders. Information about American Capital’s business and operations as they are currently conducted is available in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the period ended June 30, 2015 and certain other documents incorporated by reference into this Proxy Statement. See Question 5 of “Questions and Answers About Stockholder Communications and Proposals” for instructions to obtain those documents.

American Capital, Ltd.

Following the Spin-Off, American Capital, Ltd. (NASDAQ: ACAS) will focus primarily on operating as a leading, global alternative asset manager with approximately $         billion of fee earning assets under management and $         billion of total assets under management by affiliated managers, including investments in middle-market private debt and equity, leveraged finance, real estate, energy and structured products. American Capital’s asset management business will continue to be conducted through American Capital Asset Management, LLC (“ACAM”), a wholly-owned investment adviser registered under the Investment Advisers Act of 1940, as amended, and ACAM’s subsidiaries. Upon completion of the Spin-Off, American Capital expects to be managing four publicly traded permanent capital vehicles (ACAP, American Capital Senior Floating, Ltd. (NASDAQ: ACSF), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Agency Corp. (NASDAQ: AGNC)) and 14 private funds with investments in the United States, Europe, Africa and Asia. It will also have a broad and scalable asset management platform, with approximately 90 investment professionals in eight offices in the United States, Europe and Asia. American Capital will seek to deliver industry leading performance to its stockholders by using its extensive investment and asset management experience and utilizing its capital and other resources to grow organically by increasing the size of existing funds, raising new funds to manage across a variety of asset classes, capital structures and fund strategies, and acquiring other asset management contracts or businesses.

Specifically, American Capital expects to continue to “incubate” new investment funds on its balance sheet by utilizing experienced investment and asset management teams to originate investments in particular asset classes, with the purpose of selling or contributing the assets to investment vehicles in conjunction with raising third-party capital. Consistent with past practices, American Capital may also maintain significant co-investments initially in new managed funds to align better American Capital’s interest with that of other fund investors. American Capital believes that its ability to incubate investment vehicles on its balance sheet is a significant competitive advantage to attract new investment and asset management teams and in growing its assets under management. These incubation assets will generally be held in various wholly-owned subsidiaries based on asset class, which will be consolidated by American Capital. In addition, American Capital expects to retain investment company accounting on the consolidation of the wholly-owned subsidiaries, which means that “controlled” fund incubation assets (i.e., controlled investments held in a consolidated fund incubation entity) will be accounted for at fair value in American Capital’s financial statements rather than consolidated.

American Capital’s assets under management grew significantly since 2010 driven by its ability to incubate and grow new funds. The following tables reflect assets under management and earning assets under management by business line as of June 30, 2015 and December 31, 2014, 2013, 2012, 2011 and 2010 (in millions):

Assets Under Management	June 30, 2015	2014	2013	2012	2011	2010
Publicly Traded BDCs	$8,365	$7,922	$6,009	$6,319	$5,961	$6,084
Publicly Traded REITs	69,105	74,797	84,632	108,149	60,107	14,476
CLO Funds	2,805	2,359	1,465	682	365	388
Private Funds	1,199	1,344	1,104	1,650	1,673	1,697

Total Assets Under Management (1)	$81,474	$86,422	$93,210	$116,800	$68,106	$22,645

(1)	Assets under management are as of the end of the period presented and include both (i) the total assets of American Capital and (ii) the total assets of the funds under management by ACAM, excluding any direct investment American Capital has in those funds.

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Earning Assets Under Management	June 30, 2015	2014	2013	2012	2011	2010
Publicly Traded BDCs	$8,367	$7,926	$6,009	$6,319	$5,961	$6,084
Publicly Traded REITs	10,449	10,546	10,419	10,852	6,288	1,616
CLO Funds	2,805	2,359	1,465	682	365	364
Private Funds	1,131	1,276	710	789	882	925

Total Earning Assets Under Management (2)	$22,752	$22,107	$18,603	$18,642	$13,496	$8,989

(2)	Earning assets under management are as of the end of the period presented and include both (i) the total assets of American Capital and (ii) the total third-party earning assets under management by ACAM from which the associated base management fees are calculated, excluding any direct investment American Capital has in those funds.

Competitive Strengths Post Spin-Off

American Capital believes that its track record as an asset manager with a proven capability of raising and managing publicly-traded permanent capital vehicles, as well as its demonstrated ability to incubate new fund platforms, will enable it to continue to grow its asset management business. American Capital will utilize its experienced personnel and resources to continue to manage the daily operations for its managed funds. American Capital’s corporate, investment and operating platforms are well established, allowing it to realize economies of scale and other strengths, including the following:

Time-tested Management Expertise. American Capital has a highly-experienced team of investment and asset management professionals who possess significant investment, operational and management experience in numerous industries. We believe the accumulated experience of our management team allows us to identify opportunities and deploy capital of our managed funds across a broad spectrum of potential investments fluidly in response to changes in market and economic conditions in the U.S. and abroad.

Investment and Asset Management Experience. American Capital has developed a reputation as a leading asset manager because of its strong performance record in managing $             billion in assets under management as of             for it and its managed funds making investments in the U.S., Europe, Africa and Asia. American Capital is also a diversified asset manager with multiple investment funds, both private and public, across a variety of asset classes and industries. American Capital believes that it can leverage its investment experience and asset management skills to structure and manage the investments of ACAP and its other managed funds effectively and efficiently.

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Capital Markets Experience. American Capital has a proven track record of accessing the public and private capital markets in the U.S. and abroad, on behalf of American Capital and its managed funds, demonstrating its experience and ability to structure and finance assets efficiently. American Capital and its managed funds have raised more than $         billion of public equity capital in more than         transactions and $         billion of private equity capital in more than         transactions over the past 18 years in the U.S. and abroad. In addition, they have raised more than $         billion in public and private debt capital over the same time. American Capital expects to continue to access a wide range of secured, unsecured and structured debt and public and private equity capital sources for its managed funds to finance their investment activities and grow their assets.

Public Company Reporting, Investment Company, REIT and CLO Experience. American Capital has extensive experience managing publicly traded companies, including investment companies and REITs, in the U.S. and abroad, as well as managing and investing in multiple CLOs. Its management team is skilled in public company investor relations, reporting and compliance with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as the 1940 Act and stock exchange regulations, and is skilled in complying with the requirements under the Code to obtain RIC or REIT status and to maintain the ability to be taxed as a RIC or REIT for U.S. federal income tax purposes, as well as experienced in managing European Alternative Investment Funds under the regulatory framework of the Alternative Investment Fund Managers directive. American Capital believes its existing infrastructure is a competitive advantage in recruiting investment and asset management teams to incubate new fund platforms.

Flexibility to Sponsor Additional Vehicles and Assist with Growth. American Capital expects its balance sheet scale and flexibility will aid its growth initiatives, including the further build-out of American Capital’s existing investment management strategies, accelerated growth of new vehicles and strategies and the pursuit of acquisition opportunities.

Regulatory and Compliance Matters

Our operations are subject to regulation and supervision in several jurisdictions. The level of regulation and supervision to which we are subject varies from jurisdiction to jurisdiction and is based on the type of business activity involved. The regulatory and legal requirements that apply to our activities are subject to change from time to time and may become more restrictive. The SEC, the U.S. Commodity Futures Trading Commission (“CFTC”) and various other regulatory and self-regulatory organizations have in recent years increased their regulatory activities, including regulation, examination and enforcement in respect of asset management firms. Our businesses have operated for many years within a legal framework that requires our being able to monitor and comply with a broad range of legal and regulatory developments that affect our activities. Rigorous legal and compliance analysis of our businesses and investments is important to our culture. We strive to maintain a culture of compliance through the use of policies and procedures, such as codes of conduct, compliance systems, communication of compliance guidance and employee education and training. Employees in our legal and compliance departments monitor our compliance with all of the regulatory requirements to which we are subject and manage our compliance policies and procedures. Our compliance policies and procedures address a variety of regulatory and compliance risks including, but not limited to, the handling of material non-public information, position reporting, personal securities trading, valuation of investments on a vehicle-specific basis, document retention, potential conflicts of interest and the allocation of investment opportunities in the U.S. and abroad. See also the discussion of our regulation as a BDC under “Proposal 1: Approval of the Withdrawal of our Election to be Regulated as a Business Development Company under the Investment Company Act of 1940” on page     .

Financing Strategy

Prior to the Spin-Off, American Capital plans to refinance or pay off certain of its existing indebtedness. We expect to use any additional proceeds from new indebtedness for general corporate purposes. In addition, immediately prior to the Spin-Off, American Capital will contribute ACAS Funding I, LLC and ACAS Funding II, LLC, which are wholly-owned financing subsidiaries of American Capital that invest in leveraged loans, to ACAP. ACAS Funding I, LLC is the borrower under a $1.25 billion secured revolving credit facility and ACAS Funding II, LLC is the borrower under a $500 million revolving credit facility. American Capital also plans to capitalize ACAP with certain of the assets it will own prior to the Spin-Off and to assist ACAP with obtaining appropriate term and/or revolving loan financing for its current and future assets.

Following the Spin-Off, American Capital will no longer be an investment company and subject to the asset coverage limitations under the 1940 Act. Thus, there will not be a regulatory limit on American Capital’s capacity to use leverage. American Capital’s financing objective following the Spin-Off will be to manage its capital structure effectively in order to provide sufficient capital to execute its business strategy for the benefit of its stockholders.

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BACKGROUND

Risk Management

Risk management includes the ability to manage assets of our managed funds in a manner that is appropriate for the specific fund strategy. American Capital maintains a comprehensive fund management process, which generally includes investment and operating guidelines for the fund manager, daily oversight, periodic management meetings and a quarterly performance review process designed to enable it to evaluate and proactively manage fund performance.

Employees

As of             , American Capital and ACAM, its wholly-owned asset management company, had             employees operating out of six offices in the U.S. and two offices outside the U.S. American Capital believes that one of its major strengths is the quality and dedication of its people.

American Capital Income, Ltd.

American Capital Income, Ltd., a newly-organized Maryland corporation, intends to operate as a non-diversified closed-end management investment company and to elect to be regulated as a BDC under the 1940 Act, to elect to be taxed as a RIC, as defined in Subchapter M of the Code, and to distribute annually at least 90% of its investment company taxable income to its stockholders.

American Capital Income’s investment objective will be to provide investors with attractive, risk-adjusted total returns over the long-term primarily through current income while also seeking to preserve its capital, by owning and managing a portfolio composed primarily of diversified investments in (a) first and second lien senior, unitranche and mezzanine debt and minority equity co-investments in middle-market and large-market private companies sponsored by private equity funds (“Sponsor Finance Investments”), (b) first and second lien senior floating rate loans to large-market U.S. based companies (“Senior Floating Rate Loans” or “SFRL”), (c) structured finance investments (“Structured Products”), including the equity tranches of collateralized loan obligation (“CLO”) securities and collateralized debt obligation securities and (d) first and second lien senior and mezzanine debt and minority and controlling equity investments in middle-market companies with attractive franchise values that have experienced periods of excess leverage, operational and/or financial underperformance or other special circumstances (“Special Situations Investments”). In addition to these assets, American Capital Income’s initial portfolio will include first and second lien senior, unitranche and mezzanine debt and controlling equity in buyouts of private companies previously sponsored by American Capital (“American Capital One Stop Buyouts®”). ACAP intends to utilize leverage (limited to no more than one-to-one debt to equity) to enhance stockholder returns, and believes that, when properly financed, its investment strategy can produce attractive risk-adjusted returns. ACAP intends to apply to have its common stock listed on The NASDAQ Global Select Market under the trading symbol “ACAP.”

Competitive Strengths Post-Spin-Off

We expect ACAP will have competitive advantages over other entities investing in sponsor finance, leveraged loan, structured finance and special situations investments in the U.S. middle-market and large-market. We expect that these advantages will assist ACAP in seeking to provide attractive risk-adjusted returns to its stockholders. ACAP’s advantages include the following characteristics:

Proven and Experienced Senior Management. ACAP’s senior management is led by Malon Wilkus, who is the Chief Executive Officer of ACAP and ACAP Manager. ACAP’s other executive officers include (a) Brian Graff, President of ACAP and ACAP Manager, (b) John R. Erickson, ACAP’s Executive Vice President, Chief Financial Officer and Assistant Secretary and Executive Vice President and Treasurer of ACAP Manager, (c) Samuel A. Flax, Executive Vice President, Chief Compliance Officer and Secretary of ACAP and ACAP Manager and (d) Gordon O’Brien, Executive Vice President of ACAP and ACAP Manager.

In addition to ACAP’s executive officers, the other members of ACAP Manager’s senior management include Ryan Brauns, Senior Vice President and Managing Director, Sponsor Finance, Mark Pelletier, Senior Vice President and Managing Director, Leveraged Finance, Myung Yi, Senior Vice President and Managing Director, Special Situations, Jeff Schumacher, Senior Vice President and Managing Director, Syndications, Thomas McHale, Senior Vice President, Finance, and Roland Cline, Senior Vice President and Managing Director. ACAP Manager’s senior management team has an average of         years

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BACKGROUND

of collective experience in underwriting, investing in and managing Sponsor Finance Investments, Senior Floating Rate Loans, Structured Products, Special Situations Investments and American Capital One Stop Buyouts® and has managed portfolios of these assets through various credit cycles and market disruptions. As of                     , 2015, ACAP Manager’s senior management team managed approximately $         billion of investments on behalf of American Capital and its affiliates, including $         billion of Sponsor Finance Investments, $         billion of Senior Floating Rate Loans, $         billion of Structured Products, $         billion of Special Situations Investments and $         billion of American Capital One Stop Buyouts®.

We expect the extensive experience of ACAP Manager’s senior management team in identifying and investing in middle-market and large-market U.S. companies and structured finance investments to be a competitive advantage relative to ACAP’s competitors.

Established Platform. Through the Management Agreement (defined below) with the ACAP Manager and the Administration Agreement (defined below) with a subsidiary of American Capital as administrator, ACAP will have access not only to our employees, including senior management, investment professionals and operations, compliance, legal, capital markets, accounting, treasury, tax, investor relations and information technology staffs, who are experienced in sourcing, structuring, analyzing, executing and monitoring a broad range of private investments, but also to our infrastructure, operations, business relationships and management expertise. We expect that the American Capital investment platform will provide a competitive advantage to ACAP and will assist it in delivering value to its stockholders.

Large Capital Base. We expect ACAP to have a large capital base with approximately $         billion in equity as of                     , 2015, which will permit it to underwrite and hold generally up to $         million and $         million, respectively, in a single Sponsor Finance Investment or Special Situation Investment and to invest up to $         million in a single Structured Products Investment. We expect that at the time of the Spin-Off, ACAP will be one of the largest BDCs, which will differentiate it in the marketplace and make it a more desirable and flexible capital provider, particularly since it will have the ability to syndicate and/or hold larger investments than many of its competitors. We expect that ACAP will be flexible with the types of investments it makes and the terms associated with those investments. We believe that this approach and experience will provide ACAP a competitive advantage in identifying attractive investment opportunities throughout economic and capital market cycles and across a company’s life cycle and capital structure so it can make investments consistent with its stated investment objective and preserve principal while seeking appropriate risk adjusted returns. Additionally, we believe that ACAP’s ability to provide capital at both the senior and subordinated levels of the balance sheet will provide a strong value proposition to middle-market and large-market borrowers, and that its senior debt capabilities will provide superior deal origination and relative value analysis capabilities compared to traditional “mezzanine only” lenders.

Broad Syndications Capability. The senior members who will be on ACAP administrator’s syndications team have an average of     years of collective experience, and have underwritten and distributed $         billion in first and second lien senior, unitranche and mezzanine debt and minority equity co-investments in middle-market and large-market private companies. We believe that the syndications capability provides a competitive advantage by potentially increasing net income and earnings through syndication, increasing originated deal flow flexibility, broadening market relationships and investment opportunities and allowing it to optimize its portfolio composition.

Disciplined Approach to Portfolio Management. ACAP Manager will manage ACAP’s portfolio through a well-defined underwriting and portfolio management process that will leverage the established platform of American Capital and its affiliates. We believes this will reduce the downside risk to ACAP’s stockholders and provides a scalable framework for investing in the future.

Extensive Experience Investing in Middle-Market and Large-Market U.S. Companies. We expect ACAP will benefit from American Capital’s historical focus on, and the extensive experience of ACAP Manager’s senior management team in, evaluating and investing in middle-market and large-market companies. This team has an extensive network of relationships with private equity firms, investment banks, commercial banks, financial services firms, mezzanine debt funds, trade organizations, attorneys and business and financial brokers focused on middle-market and large-market companies, which will be extremely useful in sourcing prospective portfolio company investments that have the potential to generate attractive returns. They have also developed and maintain a proprietary industry-wide database of reported middle-market and large-market transactions, which will enable ACAP to monitor the middle-market and large-market investing environment and to assess the degree to which ACAP is covering its target markets.

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BACKGROUND

Financing Strategy

American Capital Income’s primary sources of liquidity will be its investment portfolio, cash and cash equivalents and the available capacity under the revolving credit facilities to be transferred to ACAP prior to the Spin-Off. In addition, ACAP may seek to finance certain of its assets, subject to market conditions, through other debt arrangements, including warehouse and revolving credit facilities, term loans and other asset-backed securitizations, and the additional issuance of equity securities. ACAP’s financing alternatives will be restricted in that it may not enter into debt transactions that would cause its asset coverage ratio to fall below 200%, as defined in the 1940 Act, and its ability to issue stock is limited if it is trading below NAV per share.

Immediately following the Spin-Off, ACAP is expected to have $         million of cash and cash equivalents, $         million of restricted cash and cash equivalents, $         million of outstanding indebtedness and $         million of available capacity under new credit facilities. ACAP believes that it will generate sufficient cash flow through the receipt of interest, dividend and fee payments from its investment portfolio, as well as cash proceeds from the realization of select portfolio investments, to allow it to service its debt, pay its operating costs and expenses, fund capital to its portfolio companies and originate new investments.

Portfolio Management

Following stockholder approval of the Management Agreement, the ACAP Manager will establish an investment committee (the “Investment Committee”), consisting of at least four members of ACAP Manager’s senior management team, depending on asset class. The Investment Committee will review and generally approve all of ACAP’s investments or investment strategies. The Investment Committee intends to meet on a regular basis as frequently as it believes is required to maintain prudent oversight of ACAP’s investment activities. The Investment Committee expects to set and monitor ACAP’s investment policies and guidelines and to receive notification in the event that ACAP may operate outside of such policies or guidelines. The Investment Committee and/or ACAP’s Board of Directors may change these policies or guidelines at any time without approval from ACAP’s stockholders.

Employees

Subject to stockholder approval of the Management Agreement, each of ACAP’s and ACAP Manager’s officers will be an employee of American Capital or one of its affiliates and none of them will be required to devote his or her time to ACAP exclusively. Each of ACAP’s and ACAP Manager’s officers will have significant responsibilities to American Capital and certain of its affiliated entities or managed funds. Each of ACAP’s and ACAP Manager’s senior management team will provide services to ACAP and may provide services to other investment vehicles that have been or may be sponsored by American Capital in the future and may have similar investment strategies. As such, conflicts may arise as employees of American Capital and any such affiliates may have conflicts between their duties to ACAP and their duties to, and interest in, other funds or entities to which they provide services. Our policy is to resolve any such conflicts in good faith.

Reasons for the Spin-Off

The American Capital Board of Directors, including a majority of the directors who are not “interested persons” of American Capital, as such term is defined in the 1940 Act, has determined that the Spin-Off is in the best interests of American Capital and its stockholders, and that separating most of American Capital’s investment assets from its asset management business will provide benefits to both American Capital and ACAP that could not be achieved as a combined company, including the ability to: (a) unlock stockholder value; (b) offer greater investor choice and transparency through separate entities; (c) provide greater tax efficiency; (d) expand American Capital’s asset management business; and (e) enhance strategic alignment of compensation structures.

Unlock stockholder value. American Capital’s Board of Directors believes that, following the Spin-Off, the combined value of American Capital’s common stock and ACAP’s common stock could, over time and assuming similar market conditions, be greater than the value of American Capital’s common stock had the Spin-Off not occurred, resulting in greater long-term value to American Capital stockholders and greater flexibility for each of American Capital and ACAP to make new investments to advance their business plans. As a combined company, American Capital has no exact peers, which we believe

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BACKGROUND

causes the market to undervalue the combined company. With two separate public companies having distinct business models and investment characteristics, investors will have the opportunity to value each against distinct sets of peers and investment metrics. This has the potential to increase the overall valuation of the companies, thus unlocking stockholder value. The increased market value of the common stock of each company should provide additional flexibility for each company to pursue its business strategy.

Offer greater investor choice and transparency through separate entities. The Spin-Off will separate most of American Capital’s investment assets from its asset management business. American Capital’s Board of Directors believes this will increase transparency for stockholders and other constituents, such as creditors and rating agencies, regarding each company’s assets, growth profile, operating performance and profitability, facilitating the creation of a more natural and interested investor base for each company. The Spin-Off will provide investors with two individual investment options that may be more attractive to them than an investment in the combined company. The Spin-Off will allow investors to make independent decisions with respect to each of American Capital and ACAP based on, among other actors, their desired investment strategy, return profile and risk tolerance.

Provide greater tax efficiency. From the date of its initial public offering in August 1997 through October 2008, American Capital paid quarterly dividends to the holders of its common stock. Beginning with American Capital’s tax year ended September 30, 2011, American Capital’s status changed from a RIC subject to taxation under Subchapter M of the Code to a corporation subject to taxation under Subchapter C of the Code. Thus, American Capital is now subject to federal and applicable state corporate income taxes on its taxable ordinary income and capital gains and is no longer subject to the annual distribution requirements under Subchapter M of the Code. However, under Subchapter C of the Code, American Capital is able to carry forward any NOLs historically incurred to succeeding years, which it would not be able to do if it were subject to taxation as a RIC under Subchapter M of the Code. By separating American Capital’s existing NOLs from its investment assets in the Spin-Off, American Capital will have greater tax efficiency by preserving the use of its NOLs and tax attributes while allowing ACAP to immediately have taxable income that it can distribute to stockholders. Because ACAP will generally not have NOL carryforwards, it can be expected to have taxable income, at least 90% of which it will generally be required to distribute annually to its stockholders in accordance with Subchapter M of the Code, so long as it is a RIC.

Expand American Capital’s asset management business. By separating American Capital’s asset management business from its investment business, American Capital’s assets under management will now include the ACAP assets. Also, the Company should have the opportunity to expand more easily its operations and assets under management through the organic growth of assets under management and the acquisition of third-party asset management contracts and businesses. American Capital’s Board of Directors believes this is possible due to American Capital’s proposed structure being better aligned with the business and regulatory environment for asset managers coupled with the ability to retain earnings and issue multiple forms of capital to finance new and existing business opportunities.

Enhance strategic alignment of compensation structures. The Spin-Off is expected to enable American Capital and its affiliates to align better their recruiting, retention and equity-based incentive plans with the respective operating and stock price performances of American Capital and its managed funds, such as ACAP. After the Spin-Off, American Capital will have additional flexibility to implement different performance measurement metrics and incentive structures to compensate employees in accordance with American Capital’s and its managed funds’ respective strategic and financial plans.

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BACKGROUND

American Capital, Ltd. Selected Historical Consolidated Financial Information

The selected consolidated financial information as of and for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 has been derived from American Capital’s consolidated financial statements which were audited by Ernst & Young LLP and with respect to the years ended December 31, 2014, 2013 and 2012 are incorporated herein. The interim selected historical consolidated financial information as of and for the six months ended June 30, 2015 and 2014 has been derived from American Capital’s unaudited consolidated financial statements, which are incorporated herein. The interim selected historical consolidated financial information, in the opinion of American Capital’s management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results for such interim periods. Interim results as of and for the six months ended June 30, 2015 are not necessarily indicative of the results that may be expected for American Capital for the year ended December 31, 2015.

The selected historical consolidated financial information presented below should be read in conjunction with the consolidated financial statements of American Capital and the accompanying notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which may be found in American Capital’s Annual Report on Form 10-K for the year ended December 31, 2014 and American Capital’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, which are incorporated herein by reference. The selected historical consolidated financial information below does not include all of the revenues, expenses, expense reductions and expense reimbursements that would have impacted us had we been two separate independent companies. As a result, the selected historical consolidated financial information is not indicative of our future performance and does not reflect what our leverage, financial condition, revenue, costs and results of operations would have been had we operated as independent, publicly-traded companies during the periods presented, including changes that will occur in our operations as a result of the Spin-Off.

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AMERICAN CAPITAL, LTD.

SELECTED HISTORICAL FINANCIAL INFORMATION

(dollars in millions)

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(unaudited)
Total operating revenue	$322	$184	$471	$487	$646	$591	$600
Total operating expenses	147	127	288	255	263	288	396

Net operating income before income taxes	175	57	183	232	383	303	204
Tax (provision) benefit (1)	(58)	(26)	(66)	(76)	14	145	–

Net operating income (“NOI”)	117	31	117	156	397	448	204
Loss on extinguishment of debt, net of tax	–	–	–	–	(3)	–	–
Net realized (loss) gain, net of tax (1)	(436)	14	152	(55)	(270)	(310)	(576)

Net realized (loss) earnings	(319)	45	269	101	124	138	(372)
Net unrealized appreciation, net of tax (1)	396	237	165	83	1,012	836	1,370

Net increase in net assets resulting from operations (“Net earnings”)	$77	$282	$434	$184	$1,136	$974	$998

Per share data:
NOI:
Basic	$0.43	$0.12	$0.44	$0.53	$1.24	$1.30	$0.63
Diluted	$0.41	$0.11	$0.42	$0.51	$1.20	$1.26	$0.62
Net earnings:
Basic	$0.28	$1.05	$1.62	$0.63	$3.55	$2.83	$3.06
Diluted	$0.27	$1.00	$1.55	$0.61	$3.44	$2.74	$3.02
Balance sheet data:
Total assets	$8,085	$6,394	$7,640	$6,009	$6,319	$5,961	$6,084
Total debt	$2,107	$791	$1,703	$791	$775	$1,251	$2,259
Total shareholders’ equity	$5,456	$5,305	$5,472	$5,126	$5,429	$4,563	$3,668
NAV per share	$20.35	$20.12	$20.50	$18.97	$17.84	$13.87	$10.71
Other data (unaudited):
Number of portfolio companies at period end	439	267	402	132	139	152	160
New investments (2)	$1,928	$1,134	$3,610	$1,107	$719	$317	$234
Realizations (3)	$819	$850	$2,765	$1,208	$1,498	$1,066	$1,293
Weighted average effective interest rate on debt investments, excluding SFRLs, at period end (4)	8.8%	9.3%	8.2%	10.0%	11.4%	10.7%	10.2%
Weighted average effective interest rate on debt investments at period end (4)	6.4%	7.8%	6.6%	10.0%	11.4%	10.7%	10.2%
LTM NOI before income taxes return on average shareholders’ equity (5)	5.6%	2.9%	3.5%	4.3%	7.4%	7.2%	6.9%
LTM NOI return on average shareholders’ equity (5)	3.7%	1.7%	2.2%	2.9%	7.7%	10.7%	6.8%
LTM net earnings return on average shareholders’ equity (5)	4.2%	1.9%	8.2%	3.4%	22.1%	23.3%	33.5%
Assets under management (6)	$81,474	$82,904	$86,422	$93,210	$116,800	$68,106	$22,645
Earning assets under management (7)	$22,752	$19,450	$21,807	$18,603	$18,642	$13,496	$8,989

(1)	Beginning in 2011, we were no longer taxed as a RIC under Subchapter M of the Code and instead became subject to taxation as a corporation under Subchapter C of the Code. As a result, we recorded a net deferred tax asset of $428 million in 2011 recorded as a deferred tax benefit of $145 million in NOI, $75 million in net realized (loss) gain and $208 million in net unrealized appreciation.
(2)	New investments include amounts as of the investment dates that are committed.
(3)	Realizations represent cash proceeds received upon the exit of investments including payment of scheduled principal amortization, debt prepayments, proceeds from loan syndications and sales, payment of accrued PIK notes, and dividends and payments associated with accreted original issue discounts (“OID”) and sale of equity and other securities.
(4)	Weighted average effective interest rate on debt investments as of period end is computed as (a) annual stated interest rate or yield earned plus the net annual amortization of OID and market discount earned on accruing debt investments, divided by (b) total debt investments at amortized cost.
(5)	Return represents net increase or decrease in net assets resulting from operations. Average equity is calculated based on the quarterly shareholders’ equity balances. For the 2015 and 2014 interim periods, LTM represents the twelve month period from July 1, 2014 to June 30, 2015 and July 1, 2013 to June 30, 2014, respectively.
(6)	Assets under management are as of the end of the period presented and include both (i) the total assets of American Capital and (ii) the total assets of the funds under management by ACAM, excluding any direct investment American Capital has in those funds.
(7)	Earning assets under management are as of the end of the period presented and include both (i) the total assets of American Capital and (ii) the total third-party earning assets under management by ACAM from which the associated base management fees are calculated, excluding any direct investment American Capital has in those funds.

16    AMERICAN CAPITAL, LTD. – Proxy Statement

BACKGROUND

American Capital, Ltd. Unaudited Pro Forma Condensed Consolidated Financial Information

The following tables present our unaudited pro forma condensed consolidated financial statements (“Pro Forma Financial Statements”) consisting of unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 and the six months ended June 30, 2015, and an unaudited pro forma condensed consolidated balance sheet as of June 30, 2015. Our Pro Forma Financial Statements are derived from and should be read in conjunction with the historical consolidated financial statements of American Capital and accompanying notes incorporated herein by reference. The Pro Forma Financial Statements are based on the assumptions and adjustments described in the accompanying notes which management believes are reasonable. However, our Pro Forma Financial Statements may not necessarily reflect our financial condition and results of operations in the future or what they would have been had we been two separate entities during the periods presented, nor are they representative of our future financial condition or results of operations.

As a non-diversified closed-end investment company that has elected to be regulated as a BDC under the 1940 Act, American Capital is required to prepare financial statements in accordance with Article 6 of Regulation S-X (“Article 6”). It is also subject to the specialized accounting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 946, Financial Services-Investment Companies (“ASC 946”) and the SEC Division of Investment Management Guidance Update No. 2014-11, Investment Company Consolidation (“IM Update 2014-11”) under which it is precluded from consolidating any entity other than another investment company that acts as an extension of its investment operations and facilitates the extension of its investment strategy. As such, American Capital does not currently consolidate its wholly-owned asset management company, ACAM. Effective with the Spin-Off, American Capital will no longer be regulated by the 1940 Act and subject to the financial reporting requirements of Article 6 and instead will be subject to Article 5 of Regulation S-X (“Article 5”). Furthermore, it will no longer be subject to the specialized consolidation guidance in ASC 946 and IM Update 2014-11 but rather will be required to consolidate majority-owned and controlled subsidiaries in accordance with FASB ASC Topic No. 810, Consolidation (“ASC 810”). The Pro Forma Financial Statements include adjustments required to consolidate ACAM and to reflect the presentational change in financial statement reporting from Article 6 to Article 5.

The Pro Forma Financial Statements below include the following adjustments to give effect to the transactions contemplated by the Spin-Off:

•	the contribution by American Capital of most of its investment assets, cash and cash equivalents and certain liabilities to ACAP as described in the Distribution Agreement;

•	the consolidation of ACAM by ACAS as further described herein;

•	the impact of a reverse stock split by American Capital immediately following the distribution as further described herein; and

•	the management fees earned in accordance with the Management Agreement and the reimbursement of costs for various services described in the Administration Agreement.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 and the six months ended June 30, 2015 assume the Spin-Off and the related transactions occurred on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet assumes the Spin-Off and the related transactions occurred on June 30, 2015. The pro forma adjustments are based on currently available information and assumptions we believe are reasonable, factually supportable, directly attributable to the Spin-Off, and for purposes of the pro forma condensed consolidated statements of operations, are expected to have a continuing impact on us.

Our Pro Forma Financial Statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to our Pro Forma Financial Statements. The Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the above transactions been completed on January 1, 2014 or June 30, 2015, as the case may be. Our Pro Forma Financial Statements also do not give effect to the potential impact of current financial conditions, any anticipated changes in leverage, revenues, operating costs or increased expense reimbursements that may result from the transactions described above, other than those related to the Management Agreement and Administration Agreement discussed above.

AMERICAN CAPITAL, LTD. – Proxy Statement    17

BACKGROUND

AMERICAN CAPITAL, LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2015

(dollars in millions)

	ACAS Historical	ACAP Spin-Off Adjustments (Note 1)	ACAM Consolidation Adjustments (Note 2)	Other Pro Forma Adjustments	Notes		Reclassifications	Notes	ACAS Pro Forma
ASSETS
Investments at fair value	$7,260	$(5,832)	$(1,134)	$–			$(39)	(4)	$255
Fund incubation assets	–	–	–	–			39	(4)	39
Cash and cash equivalents	274	(247)	42	(66)	(5)		–		3
Restricted cash and cash equivalents	78	(57)	16	–			–		37
Management and incentive fee receivable	–	–	105	–			–		105
Interest and dividend receivable	50	(17)	(32)	–			–		1
Deferred tax asset, net	264	–	–	209	(3)		–		473
Other assets	159	(85)	59	–			–		133
Assets of consolidated CLO entities	–	–	3,501	–			–		3,501

Total assets	$8,085	$(6,238)	$2,557	$143			$–		$4,547

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$2,107	$(2,107)	$–	$–			$–		$–
Trade date settlement liability	402	(401)	–	–			–		1
Other liabilities	120	(39)	45	–			–		126
Non-recourse liabilities of consolidated CLO entities:
Senior and subordinated note obligations, at fair value	–	–	2,963	–			–		2,963
Accrued interest	–	–	16	–			–		16
Unsettled trade obligations and other liabilities	–	–	307	–			–		307

Total liabilities	2,629	(2,547)	3,331	–			–		3,413

Total shareholders’ equity	5,456	(3,691)	(774)	143	(3	)(5)	–		1,134
Non-controlling interests	–	–	28	–			–		28

Total American Capital shareholders’ equity	5,456	(3,691)	(802)	143			–		1,106

Total liabilities and shareholders’ equity	$8,085	$(6,238)	$2,557	$143			$–		$4,547

See accompanying notes to the American Capital, Ltd. Unaudited Pro Forma Condensed Consolidated Financial Statements.

18    AMERICAN CAPITAL, LTD. – Proxy Statement

BACKGROUND

AMERICAN CAPITAL, LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(dollars in millions)

	ACAS Historical	ACAP Spin-Off Adjustments (Note 1)	ACAM Consolidation Adjustments (Note 2)	Other Pro Forma Adjustments	Notes	Reclassifications	Notes		ACAS Pro Forma	Notes
OPERATING REVENUE
Interest and dividend income	$413	$(266)	$(92)	$–		$(54)	(4	)(9)	$1
Interest and dividend income–Fund incubation assets	–	–	–	–		43	(4	)(9)	43
Fee income	58	(23)	(20)	–		(15)	(9)		–
Management fee income	–	–	151	98	(6)	–			249
Incentive fee income	–	–	37	–		–			37
Expense reimbursements	–	–	11	32	(7)	–			43
Interest and other investment income on consolidated CLO entities	–	–	92	–		–			92

Total operating revenue	471	(289)	179	130		(26)			465

OPERATING EXPENSES
Interest	54	(54)	–	–		–			–
Salaries and benefits	112	–	67	–		(8)	(8)		171	(11)
Stock-based compensation	56	–	101	–		(11)	(8)		146	(11)
General and administrative	66	19	16	(1)	(10)	(5)	(8)		95
Severance and restructuring costs	–	–	–	–		24	(8)		24
Interest and other expense on consolidated CLO entities	–	–	61	–		–			61

Total operating expenses	288	(35)	245	(1)		–			497

NET OPERATING INCOME (LOSS) BEFORE INCOME TAXES	183	(254)	(66)	131		(26)			(32)

Tax (provision) benefit	(66)	101	26	(52)	(3)	(9)	(3)		–

NET OPERATING INCOME (LOSS)	117	(153)	(40)	79		(35)			(32)

OTHER INCOME (EXPENSE)
Total net realized and unrealized gain (loss), net of taxes	317	(145)	(185)	35	(3)	(98)	(3)		(76)
Other non-operating income	–	–	–	–		26	(9)		26
Net realized and unrealized gains on consolidated CLO entities	–	–	11	–		–			11

NET INCOME (LOSS) BEFORE INCOME TAXES	434	(298)	(214)	114		(107)			(71)

Tax benefit	–	–	–	–		107	(3)		107

NET INCOME (LOSS)	$434	$(298)	$(214)	$114		$–			$36

Non-controlling interests	–	–	13	–		–			13

NET INCOME (LOSS) ATTRIBUTABLE TO AMERICAN CAPITAL	$434	$(298)	$(227)	$114		$–			$23	(13)

NET INCOME PER COMMON SHARE
Basic	$1.62								$0.26	(12)
Diluted	$1.55								$0.25	(12)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	268.2								89.4	(12)
Diluted	280.7								93.6	(12)

See accompanying notes to the American Capital, Ltd. Unaudited Pro Forma Condensed Consolidated Financial Statements.

AMERICAN CAPITAL, LTD. – Proxy Statement    19

BACKGROUND

AMERICAN CAPITAL, LTD.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2015

(dollars in millions)

	ACAS Historical	ACAP Spin-Off Adjustments (Note 1)	ACAM Consolidation Adjustments (Note 2)	Other Pro Forma Adjustments	Notes	Reclassifications	Notes		ACAS Pro Forma	Notes
OPERATING REVENUE
Interest and dividend income	$289	$(221)	$(56)	$–		$(10)	(4	)(9)	$2
Interest and dividend income - Fund incubation assets	–	–	–	–		6	(4	)(9)	6
Fee income	33	(11)	(13)	–		(9)	(9)		–
Management fee income	–	–	74	53	(6)	–			127
Incentive fee income	–	–	14	–		–			14
Expense reimbursements	–	–	5	16	(7)	–			21
Interest and other investment income on consolidated CLO entities	–	–	69	–		–			69

Total operating revenue	322	(232)	93	69		(13)			239

OPERATING EXPENSES
Interest	37	(37)	–	–		–			–
Salaries and benefits	57	–	39	–		(6)	(8)		90	(11)
Stock-based compensation	15	–	7	–		(4)	(8)		18	(11)
General and administrative	38	(1)	9	(1)	(10)	–			45
Severance and restructuring costs	–	–	–	–		10	(8)		10
Interest and other expense on consolidated CLO entities	–	–	45	–		–			45

Total operating expenses	147	(38)	100	(1)		–			208

NET OPERATING INCOME (LOSS) BEFORE INCOME TAXES	175	(194)	(7)	70		(13)			31

Tax (provision) benefit	(58)	75	3	(27)	(3)	7	(3)		–

NET OPERATING INCOME (LOSS)	117	(119)	(4)	43		(6)			31

OTHER INCOME (EXPENSE)
Total net realized and unrealized (loss) gain, net of taxes	(40)	22	6	–	(3)	41	(3)		29
Other non-operating income	–	–	–	–		13	(9)		13
Net realized and unrealized gains on consolidated CLO entities	–	–	5	–		–			5

NET INCOME (LOSS) BEFORE INCOME TAXES	77	(97)	7	43		48			78

Tax provision	–	–	–	–		(48)	(3)		(48)

NET INCOME (LOSS)	$77	(97)	$7	$43		$–			$30

Non-controlling interests	–	–	8	–		–			8

NET INCOME (LOSS) ATTRIBUTABLE TO AMERICAN CAPITAL	$77	$(97)	$(1)	$43		$–			$22	(13)

NET INCOME PER COMMON SHARE
Basic	$0.28								$0.24	(12)
Diluted	$0.27								$0.23	(12)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	271.8								90.6	(12)
Diluted	283.2								94.4	(12)

See accompanying notes to the American Capital, Ltd. Unaudited Pro Forma Condensed Consolidated Financial Statements.

20    AMERICAN CAPITAL, LTD. Proxy Statement

BACKGROUND

NOTES TO THE AMERICAN CAPITAL, LTD. UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1)	Represents adjustments to reflect the transfer by American Capital to ACAP of most of its investment assets, cash and cash equivalents and liabilities associated with the investment assets, as described in the Distribution Agreement. The Spin-Off is assumed to have occurred as of January 1, 2014 for the purposes of the unaudited pro forma condensed consolidated statements of operations, and as of June 30, 2015, for the purposes of the unaudited pro forma condensed consolidated balance sheet.

In addition, the ACAP Spin-Off adjustments reflect the consolidation of our wholly-owned subsidiary, European Capital, as of January 1, 2014 as a result of the change to the financial reporting requirements pursuant to Article 5. Therefore, the impact of our consolidation of European Capital as of October 1, 2014 is excluded from the unaudited pro forma condensed consolidated statements of operations.

2)	Adjustments reflect the consolidation of ACAM in accordance with FASB ASC Topic 810, Consolidation (“ASC 810”) as if it occurred as of January 1, 2014, for the purposes of the unaudited pro forma condensed consolidated statements of operations and as of June 30, 2015, for the purposes of the unaudited pro forma condensed consolidated balance sheet. Adjustments include consolidation entries to eliminate intercompany revenues from ACAM to American Capital for management fee revenue and dividend income and the recognition of certain expenses that are required to be treated as compensation costs by ACAM on its consolidation with American Capital. The expenses are a reclassification on a consolidated basis and do not impact the unaudited pro forma condensed consolidated net income (loss).

Adjustments include consolidation entries to eliminate intercompany revenues from ACAM to American Capital for management fee income and dividend income and the impact on ACAM of adjustments arising on consolidation to conform to the accounting and reporting treatment of certain compensation costs in the consolidated American Capital financial statements.

3)	Represents adjustments to tax effect the pro forma adjustments at an estimated statutory rate of 40% and 39% for the year ended December 31, 2014 and the six months ended June 30, 2015, respectively. As of June 30, 2015, American Capital has a valuation allowance against a significant portion of its net capital deferred tax asset. The proposed Spin-Off does not impact our conclusion on the ability to realize the net capital deferred tax asset. Therefore, for the year ended December 31, 2014, the pro forma adjustments related to equity investments treated as capital for tax purposes were recorded net of a valuation allowance, thereby reducing the effective tax rate to zero for these transactions.

4)	Reflects adjustments to reclassify fund incubation assets and revenues into separate financial statement reporting line items for American Capital post Spin-Off. American Capital expects to continue to “incubate” new investment funds by utilizing experienced investment and asset management teams to originate investments in particular asset classes, and then sell or contribute the assets to investment vehicles in conjunction with raising third-party capital. These incubation assets will be held in a wholly-owned subsidiary that will be considered an investment company for accounting purposes in accordance with FASB ASC Topic No. 946, Financial Services—Investment Companies, as amended (“ASC 946”). As such, these wholly-owned fund incubation investment companies will be consolidated post Spin-Off with American Capital retaining investment company accounting for the fund incubation investments held by these companies in accordance with ASC 946. Therefore, “controlled” fund incubation assets will be accounted for at fair value on American Capital’s balance sheet rather than consolidated in accordance with ASC 810.

5)	Reflects an adjustment to cash and cash equivalents to reflect the transfer of approximately 90%, or $38 million, of ACAM’s cash and cash equivalents as of June 30, 2015 as well as the payment of $28 million in estimated fees on behalf of ACAP associated with the proposed debt refinancing and paydowns.

6)	Reflects adjustments to management fee income of $98 million and $53 million for the year ended December 31, 2014 and the six months ended June 30, 2015, respectively, pursuant to the management agreement with ACAP, the terms of which are described in Exhibit II—Management Agreement with American Capital Income, Ltd. in this Proxy Statement. Assumes the transfer by American Capital to ACAP of most of its investment assets, cash and cash equivalents and certain liabilities has occurred as of June 30, 2015.

7)

Reflects adjustments to expense reimbursements of $32 million and $16 million for the year ended December 31, 2014 and the six months ended June 30, 2015, respectively, pursuant to the Administration Agreement with ACAP, the terms of which are described in Exhibit I—American Capital Income, Ltd. Preliminary Information Statement in this Proxy Statement. The adjustments to expense reimbursements are based on an estimate of employees of American Capital and

AMERICAN CAPITAL, LTD. – Proxy Statement    21

BACKGROUND

its affiliates that would have been required to provide non-investment advisory services to ACAP as an externally managed, publicly-traded BDC during the periods presented. The operating expenses (employee compensation costs and general and administrative expenses) associated with these employees were allocated using a variety of allocation methodologies such as employee time surveys, assets under management and allocated employee headcount.

8)	Reflects an adjustment to reclassify to a separate line item in our unaudited pro forma condensed consolidated statements of operations non-recurring severance and restructuring costs of $24 million and $10 million for the year ended December 31, 2014 and the six months ended June 30, 2015, respectively. Due to changes in the composition of our investment portfolio and market conditions, we conducted strategic reviews of our business in 2014 and 2015, which resulted in a workforce reduction of approximately 13% of our employees and the closing of one of our offices as well as the elimination of certain office functions.

9)	Reflects reclassification adjustments of certain operating income to non-operating income as a result of the change in financial statements presented in accordance with Article 6 prior to the Spin-Off to financial statements presented in accordance with Article 5 after the Spin-Off.

10)	Reflects adjustments to general and administrative expense of $1 million for the year ended December 31, 2014 and the six months ended June 30, 2015 representing the elimination of the advisory, legal and accounting expenses incurred by American Capital in connection with the Spin-Off, which are not expected to have a continuing impact on results of operations.

11)	Included in the salaries and benefits and stock-based compensation expense line items are approximately $21 million and $9 million of unreimbursed compensation costs related to our FACT, Operations, Syndications and Legal teams for the year ended December 31, 2014 and the six months ended June 30, 2015, respectively, that we generally consider to be variable in nature. We expect to receive future revenues from certain ACAP portfolio companies to partially offset these variable expenses. These revenues are not included as pro forma adjustments as they are not factually supportable as required by the pro forma guidance provided in Article 11 of Regulation S-X.

12)	The number of ACAS shares used to compute basic and diluted earnings per share for the year ended December 31, 2014 and the six months ended June 30, 2015 is based on the historical weighted average shares of common stock outstanding for the respective periods adjusted assuming a three for one reverse stock split by American Capital immediately following the Spin-Off so that each ACAS stockholder will own one share of ACAS Common Stock for every three shares previously owned.

13)	Pro Forma Non-GAAP Financial Measure:

We believe that economic net income (“ENI”) provides investors and management with a meaningful indicator of operating performance. Management also uses ENI, among other measures, to evaluate profitability. We believe that ENI is useful because it adjusts net income (loss) attributable to American Capital for a variety of non-cash, one-time and certain non-recurring items.

We calculate ENI by subtracting from or adding to net income (loss) attributable to American Capital the following items: non-cash stock-based compensation, depreciation and amortization, non-cash income tax provision (benefit) and transaction and other costs. In future periods, such adjustments may include other one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.

ENI should not be considered as an alternative to net income (loss) attributable to American Capital, determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating ENI may differ from the methodologies used by other comparable companies when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

22    AMERICAN CAPITAL, LTD. – Proxy Statement

BACKGROUND

The following table presents a reconciliation of pro forma ENI to net income attributable to American Capital for the year ended December 31, 2014 and the six months ended June 30, 2015 (dollars in millions):

	Year Ended December 31, 2014	Six Months Ended June 30, 2015
Pro forma net income attributable to American Capital	$23	$22
Adjustments:
Non-cash stock-based compensation	66	18
Non-cash income tax (benefit) provision	(107)	48
Net realized and unrealized loss (gain), net of taxes	76	(29)
Depreciation and amortization, net	16	7
Severance and restructuring costs	24	10

Pro forma economic net income	$98	$76

AMERICAN CAPITAL, LTD. – Proxy Statement    23

BACKGROUND

Risk Factors

Following the Spin-Off, American Capital and ACAP will be subject to numerous risks and uncertainties, including the risk factors set forth below. Our stockholders should carefully consider the risks described below, together with the risks and all of the other information included in this Proxy Statement, including ACAP’s Preliminary Information Statement attached hereto as Exhibit I, in evaluating American Capital, ACAP and their common stock. If any of these risks actually occur, the business, financial results, financial condition and stock price of American Capital and/or ACAP could be materially adversely affected.

Relating to American Capital’s Business

The asset management business is highly competitive

The asset management business is highly competitive, driven by a variety of factors including asset performance, the quality of services provided to our managed funds, brand recognition and business reputation. A number of factors serve to increase our competitive risks:

•	other asset managers may have greater financial, technical, marketing and other resources and more personnel than we do;

•	our managed funds may not perform as well as the funds of other asset managers;

•

several other asset managers and their clients have significant amounts of capital and many of them have similar management objectives to ours, which may create additional competition for management opportunities;

•

some of these other asset managers’ clients may have a lower cost of capital and access to funding sources that are not available to our managed funds, which may create competitive disadvantages for us with respect to funding opportunities;

•

some of these other asset managers’ clients may have higher risk tolerance, different risk assessment or a lower return threshold, which could allow them to facilitate the acquisition by their clients and management of a wider variety of assets and allow them to consider a broader range of investments and to advise their clients to bid more aggressively for investment opportunities on which we would advise our managed funds to bid;

•

there are relatively few barriers to entry impeding new asset management firms and the successful efforts of new entrants into the asset management business is expected to continue to result in increased competition;

•	some other asset managers may have better expertise or be regarded by potential clients as having better expertise with regard to specific assets;

•	other asset managers may have more scalable platforms and may operate more efficiently than us;

•	other asset managers may have better brand recognition than we do and there is no assurance that we will maintain a positive brand in the future; and

•	other industry participants may from time to time seek to recruit members of our management team and other employees away from us.

Our inability to compete effectively in these and other areas may have an adverse effect on our business, results of operations and financial condition.

The termination of any of our management agreements with our managed funds could have a material adverse effect on our business, results of operations and financial condition

The agreements under which we provide management and other services to our public and private managed funds, including our management agreement with ACAP, may generally be terminated by each fund with or without cause upon advance notice. There can be no assurance that these agreements will not expire or be terminated. Any such termination could have a material adverse effect on our business, results of operations, financial condition and prospects.

In particular, the termination of our management agreement with American Capital Agency Corp. (NASDAQ: AGNC), could be materially adverse to us post Spin-Off, given its size. AGNC is a mortgage real estate investment trust that invests

24    AMERICAN CAPITAL, LTD. – Proxy Statement

BACKGROUND

primarily in agency mortgage-backed securities. As of June 30, 2015, AGNC’s investment portfolio and stockholders’ equity was $59.2 billion and $8.7 billion, respectively. We receive a management fee for managing AGNC, which is payable monthly in arrears, in an amount equal to one-twelfth of 1.25% of AGNC’s month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or accumulated other comprehensive income, each as computed in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The management agreement may only be terminated by either us or AGNC without cause, as defined in the management agreement, after the completion of the current one-year renewal term, which ends on May 20, 2016, or the expiration of any automatic subsequent renewal term, provided that either party provides 180-days prior written notice of non-renewal of the management agreement. If AGNC were not to renew the management agreement without cause, AGNC must pay a termination fee on the last day of the applicable term, equal to three times the average annual management fee earned by AGNC’s Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination.

We are dependent upon our key management personnel for our future success

We are dependent on the diligence, expertise and skill of our senior management and other members of management for raising capital and the selection, structuring, monitoring of our funds and their underlying portfolio companies. In addition, we believe that their relationships with our investors and with members of the business community on whom our funds depend for investment opportunities and financing are each critical elements in operating and expanding our business. We believe our performance is correlated to the performance of these individuals. Thus, our future success depends to a significant extent on the continued service of our senior management and other members of management. Our failure to raise additional capital to enhance the growth of our business, or our failure to provide appropriate opportunities for or to compensate competitively senior management and other members of management may make it difficult to retain such individuals. If any of our senior officers were to join or form a competitor, some of our investors could choose to invest with that competitor rather than in our funds. The departure of certain executive officers or key employees could materially adversely affect our ability to implement our business strategy. We do not maintain “key man” life insurance on any of our officers or employees, which could provide us with proceeds in the event of their death or disability.

Each of our members of senior management has an employment agreement with us, which renews on a daily basis. If a senior executive’s employment is terminated, the executive will be subject to 12 to 24 month post-employment covenants requiring him not to compete with us.

There is no guarantee that our senior executives will not resign, join our competitors or form a competing company to the extent not prohibited under the non-competition provisions in their employment agreements, or that the non-competition provisions in the employment agreements would be upheld by a court. If any of these events were to occur, our business, prospects, financial condition and results of operations could be materially adversely affected.

The organization and management of our managed funds and any future companies we may manage may create conflicts of interest

We are or will be party to management and other agreements with our managed funds. These managed funds, along with any new future funds or similar type entities we may manage, will acquire assets consistent with their investment objectives and that are allocated to them in accordance with our investment allocation policy for such asset classes, which we have or will adopt to ensure that investments are allocated fairly and appropriately among our managed funds over time. When determining the entity for which an investment opportunity would be the most suitable, the factors that our investment professionals may consider include, among other factors, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

AMERICAN CAPITAL, LTD. – Proxy Statement    25

BACKGROUND

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of our managed funds, if applicable; and

•	affiliate and/or related party considerations.

If, after consideration of the relevant factors, we determine that an investment is equally suitable for more than one of our current managed funds, the investment generally will be allocated among each of the applicable entities on a rotating basis. If, after an investment has been allocated to one managed fund, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of our investment professionals, more appropriate for another entity to fund the investment, we may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, we may determine to allow more than one investment vehicle to co-invest in a particular investment.

There is no assurance that this policy will remain in place during the entire period we are seeking investment opportunities on behalf of our managed funds, increasing the risk of conflicts of interest. In addition, we may manage additional investment vehicles in the future and, in connection with the creation of such investment vehicles, may revise these allocation procedures. The result of a revision to the allocation procedures may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by us, increasing the risk of conflicts of interest.

Additionally, our executives and other professionals may face conflicts of interest in allocating their time among our managed funds, including ACAP. Although as a company we will seek to make these decisions in a manner that we believe is fair and consistent with the governing documents of these investment vehicles, the transfer or allocation of these assets may give rise to investor dissatisfaction or litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially adversely affect our business and our ability to attract investors for future vehicles.

We may determine to grow our business through the acquisition of asset management contracts or companies, which entails substantial risk

We may determine to grow our business through the acquisition of asset management contracts or companies. Such acquisitions entail substantial risk. During our due diligence of such acquisitions, we may not uncover all relevant liabilities and we may have limited, if any, recourse against the sellers. We also may not successfully integrate the asset management contracts or companies that we acquire into our business and operations, which could have a material adverse effect on our results of operation and financial condition. Additionally, to the extent such acquisitions result in us entering new lines of business, we may become subject to new laws and regulations with which we are not familiar, or from which we are currently exempt, potentially leading to increased litigation and regulatory risk. Moreover, we may grow our business through joint ventures, in which case we will be subject to additional risks and uncertainties in that we may be dependent upon, and subject to liability, losses or reputational damage relating to systems, control and personnel that are not under our control.

We believe Economic Net Income will provide a meaningful indicator of our operating performance; however, Economic Net Income should not be considered as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of operating performance

Management views “Economic Net Income” (defined below) as a performance measure that provides investors and management with a meaningful indicator of operating performance. Economic Net Income is a non-GAAP financial measure. Management uses Economic Net Income, among other measures, to evaluate profitability. We believe that Economic Net Income will be useful because it adjusts net income (loss) for a variety of non-cash items. We will calculate “Economic Net Income” by subtracting from or adding to net income (loss) attributable to American Capital: non-cash stock-based

26    AMERICAN CAPITAL, LTD. – Proxy Statement

BACKGROUND

compensation, depreciation and amortization, non-cash income tax provision (benefit) and transaction and other costs. In future periods, such adjustments may include other one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.

Economic Net Income should not be considered as an alternative to net income (loss) attributable to American Capital, determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating Economic Net Income may differ from the methodologies used by other comparable companies when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

Our historical financial statements and our unaudited pro forma condensed consolidated financial statements will not be representative of our results as a stand-alone asset manager

Certain of the historical financial information we have included in this Proxy Statement does not necessarily reflect what our financial position, results of operations or cash flows would have been had we operated as a separate company during the periods presented. The historical costs and expenses reflected in our Unaudited Pro Forma Condensed Consolidated Financial Statements include an allocation for certain indirect items including salaries, equity-based compensation and general and administrative expenses pro rata based on an estimate of expenses had the business been run as a stand-alone business. The allocation methods include relative head count and management’s knowledge of the respective operations of the company. The historical financial information does not necessarily indicate what our results of operations, financial position, cash flows or costs and expenses will be in the future. Our pro forma financial information set forth under “American Capital Unaudited Pro Forma Condensed Consolidated Financial Information” reflects changes that may occur in our financial position and operations as a result of the Spin-Off. However, there can be no assurances that the unaudited pro forma financial statements will reflect our results as a stand-alone asset manager.

Several of our managed funds have “key person” provisions pursuant to which the failure of our senior employees to be actively involved in the business provides investors with the right to limit our rights to manage the funds. The loss of the services of any one of such senior employees could have a material adverse effect on certain of our funds to which such key person provisions relate and in some circumstances on us

Certain of our existing funds have key person provisions relating to our senior employees, and the resignation or termination of such senior employees could result in a material adverse effect on the applicable fund or funds and on us. For instance, investors in most of our private funds may generally remove us as the manager of such funds if the relevant key persons cease to perform their functions with respect to the fund and we are unable to provide an acceptable replacement for such person.

We may not be successful in expanding our asset management business

We actively consider the opportunistic expansion of our asset management business, both geographically and into complementary new fund strategies. We may not be successful in consummating future funds that we undertake, or we may consummate them at investment levels far lower than those currently anticipated. Attempts to expand our asset management business involve a number of risks, including the diversion of management’s attention from our existing funds under management, entry into markets or businesses in which we may have limited or no experience and a potential increase in investor concentration.

A disruption in capital markets or the regulatory environment could negatively affect the ability of our funds and their portfolio companies to obtain attractive financing for their investments and may increase the cost of such financing if it is obtained, which could lead to lower-yielding investments and potentially decreasing our net income

In the event that our funds are unable to obtain sufficient access to the capital markets, they may be forced to curtail their business operations or they may not be able to pursue new business opportunities. If they are not able to renew or replace maturing borrowings, they may have to sell some or all of their assets, possibly under adverse market conditions. In addition, if the regulatory capital requirements imposed on their lenders change, they may be required to significantly increase the cost of the financing that they provide to our funds. These lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk. Furthermore, disruptive conditions in the financial industry and the impact of new legislation in response to those conditions could restrict our funds’ business operations and could adversely impact their results of operations and financial condition. Our funds may have difficulty completing otherwise profitable acquisitions or may generate profits that are lower than would otherwise be the case, either of which could lead to a decrease in the management

AMERICAN CAPITAL, LTD. – Proxy Statement    27

BACKGROUND

fees earned by us. These situations may arise due to circumstances that we may be unable to control, such as inaccessibility to the credit markets, a severe decline in the value of the U.S. dollar, an economic downturn or an operational problem that affects third-parties or us, and could materially damage our business. Moreover, we are unable to predict when economic and market conditions may become more favorable or worsen. Even if such conditions improve broadly and significantly over the long term, adverse conditions in particular sectors of the financial markets could adversely impact our business.

The U.S. government’s increased focus on the regulation of the financial services industry may adversely affect our and our funds’ business

Our asset management business may be adversely affected by new or revised legislation or regulations imposed by the U.S. government, the SEC, the CFTC or other U.S. governmental regulatory bodies or self-regulatory organizations that supervise the financial markets. We may also be adversely affected by changes in the interpretation or enforcement of existing laws and rules. The Dodd–Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, imposes significant new rules on almost every aspect of the U.S. financial services industry, including aspects of our and our funds’ business and the markets in which we and they operate, which may adversely affect our and our funds’ business. Although many of the regulations under Dodd-Frank have been adopted, we are continuing to review how significantly they will affect us. Dodd-Frank and the regulations promulgated thereunder may require us and our funds to modify our business practices to comply with new regulations, increase our and our funds’ costs of operating in the financial markets and impose restrictions on our and our funds’ business activities.

Relating to the Spin-Off

If we are deemed an investment company under the 1940 Act our business would be subject to applicable restrictions under the 1940 Act, which could make it impracticable for us to continue our business as contemplated and could have a material adverse impact on the market price of our Common Stock

Following the Spin-Off, we do not believe that we will be an “investment company” under the 1940 Act because our operations and the nature of our assets will exclude us from the definition of an investment company under the 1940 Act. We intend to conduct our operations so that we will not be deemed an investment company. We will primarily be engaged, and hold ourselves out as being primarily engaged, in the investment management business and not in the business of investing, re-investing or trading in securities. If we were to be deemed an investment company, however, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our businesses and the price of our Common Stock.

We will incur significant costs as a result of having two publicly traded companies instead of one

ACAP, as a separate publicly-traded company, will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act, and other rules implemented by the SEC and the listing standards of the NASDAQ Stock Market. Upon filing ACAP’s second annual report, ACAP’s independent registered public accounting firm will be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, which will increase costs associated with ACAP’s periodic reporting requirements.

If the Spin-Off or certain internal transactions undertaken in anticipation of the Spin-Off are determined in the future to be taxable for U.S. federal income tax purposes, ACAP, its stockholders that are subject to U.S. federal income tax and/or American Capital could incur significant U.S. federal income tax liabilities

American Capital has requested a private letter ruling from the IRS regarding the U.S. federal income tax consequences of the Spin-Off to American Capital stockholders substantially to the effect that, for U.S. federal income tax purposes, (a) the business conducted by a controlled portfolio company of American Capital to be transferred to ACAP prior to the Spin-Off meets the “active trade or business” requirement in order for the Spin-Off to qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code and (b) the receipt of ACAP common stock in the Spin-Off by certain trusts owned by American Capital and ACAM, which hold shares of American Capital common stock for grants of stock-based awards to employees, is not being retained pursuant to a plan having as one of its principal purposes the avoidance of federal tax. In addition to obtaining the private letter ruling, American Capital expects to receive an opinion from PricewaterhouseCoopers LLP that the Spin-Off should qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code. The private letter ruling and the opinion will rely on certain facts and assumptions and certain representations and undertakings

28    AMERICAN CAPITAL, LTD. – Proxy Statement

BACKGROUND

from us and ACAP regarding the past and future conduct of our respective businesses and other matters. Notwithstanding the private letter ruling and the opinion, the IRS could determine on audit that the Spin-Off or the internal transactions should be treated as taxable transactions if it determines that any of these facts, assumptions, representations or undertakings is not correct or has been violated, or that the Spin-Off or the internal transactions should be taxable for other reasons. If the Spin-Off ultimately is determined to be taxable, the Spin-Off could be treated as a taxable dividend or capital gain to you for U.S. federal income tax purposes, and you could incur significant U.S. federal income tax liabilities. In addition, American Capital would recognize gain in an amount equal to the excess of the fair market value of shares of ACAP common stock distributed to American Capital stockholders on the distribution date over American Capital’s tax basis in such shares, but such gain, if recognized, would be expected to be significantly offset by capital loss carryforwards, net operating loss carryforwards or other attributes and so should not result in significant current U.S. federal income tax but could result in a significant reduction in tax attributes recorded as part of American Capital’s deferred tax asset. However, we or ACAP could incur significant U.S. federal income tax liabilities if it is ultimately determined that certain internal transactions undertaken in anticipation of the Spin-Off are taxable.

Certain future events that may or may not be within our or ACAP’s control, including sales and redemptions of our or ACAP’s stock for cash or other property (other than certain stock-for-stock acquisitions and other permitted transactions) and certain asset dispositions by us or ACAP following the distribution, and the generation by us of earnings and profits may cause the distribution to fail to qualify for tax-free treatment, and in such event the distribution would be taxable to both American Capital and holders of American Capital common stock. The analysis and determination in respect of whether a sale or exchange of our or ACAP’s stock after the distribution could cause the distribution to be treated as a “device” for the distribution of earnings and profits or a recovery of basis and thus a taxable transaction for U.S. federal income tax purposes to both American Capital and the holders of American Capital common stock is complex and dependent upon the facts and circumstances. In addition, there may be no controlling authority directly on point, and any such sale or exchange may not be within our or ACAP’s control.

Even if the distribution otherwise qualifies under Sections 355 and 368(a)(1)(D) of the Code, the distribution could result in a significant U.S. federal income tax liability to American Capital (but not to holders of American Capital common stock) under Section 355(e) of the Code if one or more persons acquire a 50% or greater interest (measured by vote or value) in the stock of ACAP or in our stock as part of a plan or series of related transactions that includes the distribution. Current tax law generally creates a presumption that any acquisition of stock of ACAP or our stock within two years before or after the distribution is part of a plan that includes the distribution, although the parties may be able to rebut that presumption. The process of determining whether an acquisition is part of a plan under these rules is complex, inherently factual and subject to an analysis of the facts and circumstances of a particular case. Notwithstanding the private letter ruling from the IRS or the tax opinion we expect to receive from PricewaterhouseCoopers LLP, ACAP or we could incur significant U.S. federal income tax liabilities attributable to the distribution upon such a prohibited change in ACAP or our ownership.

Pursuant to the Tax Matters Agreement that we will enter into with ACAP in connection with the distribution (the “Tax Matters Agreement”), ACAP generally will be required to indemnify American Capital and its subsidiaries for taxes and losses resulting from the failure of the Spin-off to qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code, as applicable, to the extent such failure to qualify is attributable to certain actions, events or transactions relating to ACAP’s stock, assets or business, a breach of representations or covenants made by ACAP in the Tax Matters Agreement or in the materials submitted by ACAP in connection with the IRS ruling or in connection with the tax opinion. ACAP’s indemnification obligations to American Capital, its subsidiaries and certain related persons will not be limited in amount or subject to any cap. If ACAP is required to indemnify American Capital, its subsidiaries or such related persons under the circumstances set forth in the Tax Matters Agreement, ACAP may be subject to substantial liabilities, which could materially adversely affect its financial position.

Legislative or other actions affecting spin-offs or RICs could have a negative effect on us

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury (the “Treasury”). Changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect our investors or us. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect the tax treatment of the Spin-off or ACAP’s ability to qualify as a RIC or the U.S. federal income tax consequences to ACAP’s investors and ACAP of such qualification.

On September 14, 2015, the IRS promulgated Rev. Proc. 2015-43 and Notice 2015-59, each addressing certain issues relating to spin-offs, including (a) where the “active trade or business” a spun-off corporation (or distributing corporation)

AMERICAN CAPITAL, LTD. – Proxy Statement    29

BACKGROUND

relies on to meet the “active trade or business” test is small relative to the overall size of the corporation or (b) where the spun-off corporation (or the distributing corporation) plans to make an election to be treated as a RIC under Subchapter M of the Code. In such cases, the IRS will no longer grant private letter rulings for requests submitted after the date of the Rev. Proc. and Notice. It is unclear whether this new guidance will impact American Capital’s ability to receive the requested rulings. In addition, the IRS has expressed concern with such transactions and have questioned whether such transactions may present evidence of a “device” for the distribution of earnings and profits, whether such transactions lack an adequate business purpose, or whether such transactions violate other Section 355 requirements. Accordingly, no assurance can be given that future regulatory or administrative guidance will not adversely affect (a) the qualification of the Spin-Off as a tax-free transaction under Section 355 of the Code or (b) ACAP’s ability to elect to be treated and to qualify each year as a RIC. Moreover, in reaching certain of its conclusions, PricewaterhouseCoopers LLP’s opinion assumes that ACAP will not have current or accumulated earnings and profits as of the end of the year in which the Spin-Off occurs, and no assurance can be given that this assumption will prove true. If any of the facts, representations, assumptions, or undertakings described or made in connection with the PricewaterhouseCoopers LLP opinion are not correct or are incomplete, our ability to rely on the opinion could be jeopardized. It is uncertain whether any future legislation, regulatory or administrative guidance affecting us and entities desiring to elect RIC status, will be enacted and whether any such legislation will apply to us or ACAP because of its proposed effective date or otherwise.

American Capital may be unable to achieve some or all of the benefits that it expects to achieve from the Spin-Off

As a standalone, publicly traded company, not regulated under the 1940 Act, we believe that our business will benefit from, among other things, an enhanced ability to pursue our investment management business strategy, which we expect as a result of the Spin-Off. However, by separating ACAP from American Capital, we may be more susceptible to market fluctuations and other adverse events than we would have prior to the Spin-Off. Furthermore, the anticipated benefits of the Spin-Off are based on a number of assumptions, which may prove incorrect. For example, we believe that investors and analysts will regard our asset management and investment businesses more favorably as separate companies and thus place a greater value on them following the Spin-Off. In the event that the Spin-Off does not have this and other expected benefits, the costs associated with the transaction, including certain expected increases in general and administrative expenses, could have a negative effect on our financial condition.

You will have limited control over changes in our policies and operations and will not have all the protections afforded to stockholders by the 1940 Act, which increases the uncertainty and risks you face as a stockholder

The American Capital Board of Directors determine our major policies, including our policies regarding financing, growth, debt capitalization and distributions. The American Capital Board of Directors may amend or revise these and other policies without your vote. The American Capital Board of Director’s broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face as a stockholder. Further, American Capital will not be subject to the 1940 Act and will not have all the protections afforded to stockholders by the 1940 Act.

Risks Related to ACAP

For a detailed discussion of the risks related to ACAP please see “Risk Factors” included in ACAP’s Preliminary Information Statement attached hereto as Exhibit I.

The Special Meeting

In connection with the Spin-Off, American Capital is proposing that its stockholders approve: (1) the withdrawal of its election to be regulated as a BDC under the 1940 Act, (2) the management agreement with ACAP, (3) an amendment to American Capital’s certificate of incorporation to effect a reverse stock split, subject to certain limitations, (4) the ratification of the appointment of the directors of ACAP, (5) an equity incentive plan for American Capital and (6) the authorization, under limited circumstances, to sell shares of Common Stock below the NAV per share, for the reasons set forth below for each proposal. We are not required to obtain, and we are not seeking, approval of the Spin-Off at the Special Meeting. However, the Spin-Off will not take place as contemplated in this Proxy Statement unless stockholders approve each of proposals 1, 2, 3 and 4 at the Special Meeting and certain other conditions are satisfied.

30    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 1: APPROVAL OF THE WITHDRAWAL OF OUR ELECTION TO BE REGULATED AS

A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940

PROPOSAL 1:

APPROVAL OF THE WITHDRAWAL OF OUR

ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY

UNDER THE INVESTMENT COMPANY ACT OF 1940

Introduction

In connection with our initial public offering in 1997, we elected to be regulated under the 1940 Act as a BDC. At that time, we operated as a closed-end investment company primarily engaged in the business of making loans to and investing in small and medium sized private U.S. companies. Since then, we have significantly expanded our operations to also become a leading, global alternative asset manager, with over $             billion of assets under management. In fact, for the past three years, the largest investment in our portfolio has been in ACAM, the wholly-owned entity through which we conduct our asset management business.

Following an extensive evaluation of our operations and the evolving nature of our assets, our Board of Directors has determined that it is in our best interest to spin-off to our stockholders a separate managed fund, which will own most of our investment assets and which we will manage, so that we can continue to expand our asset management business through various organic and strategic growth strategies. We would be primarily engaged in the business of providing investment management services and no longer be an investment company. As a result, in connection with the Spin-Off, our Board of Directors has recommended the approval of a proposal to withdraw our election to be regulated as a BDC. Pursuant to the 1940 Act, such election cannot be withdrawn without the approval of the holders of a majority of our outstanding voting securities, as such term is defined in the 1940 Act.

We have undertaken several steps to meet the requirements for withdrawal of our election to be regulated as a BDC, including (i) preparing a plan of operations in contemplation of such a change to our status, (ii) evaluating our assets and operations as we expect them to exist after the Spin-Off so as to ensure that we will not meet the definition of “investment company” under the 1940 Act, (iii) evaluating potential acquisitions that would allow us to grow our asset management business, (iv) reviewing our revised investment strategy with investment banks and potential capital providers and (v) consulting with outside counsel as to the requirements for withdrawing our election as a BDC. If we receive stockholder approval of this proposal and certain of the other proposals on the agenda for this meeting, we anticipate withdrawing our election to be regulated as a BDC by filing a Form N-54C with the SEC. Following the withdrawal of the election, we will continue to be a reporting company under the Exchange Act, but will operate so that we will not be subject to the provisions of the 1940 Act.

Reasons for Proposed Withdrawal of BDC Election

Our Board of Directors has evaluated our business as a whole as an investment company and as an asset manager, and determined that the Spin-Off is in the best interests of American Capital and its stockholders, as discussed above. Specifically, our Board of Directors evaluated and discussed in depth the benefits and disadvantages of us not proceeding with the Spin-Off, and in particular continuing as a BDC. If the Spin-Off proceeds, American Capital will no longer be considered as an investment company because it will focus primarily on operating as a global alternative asset manager as opposed to investing, reinvesting or trading in securities. After considering our historical performance, the regulatory compliance restraints placed on BDCs, the substantial growth of our asset management business and the anticipated potential to unlock stockholder value when using a sum-of-the-parts valuation with two separate publicly traded companies focused on distinct business strategies, a majority of our Board of Directors approved the proposal to seek stockholder approval to authorize us to withdraw our election to be regulated as a BDC under the 1940 Act. In making their decision, our Board also considered that American Capital will have the opportunity to expand through retained earnings, organic growth of assets under management and the acquisition of third-party asset management contracts and businesses.

Increased Flexibility to Achieve Investment Objective

Following the Spin-Off, our assets will consist of our ownership interest in ACAM and those investment securities not contributed to ACAP, which will collectively have an aggregate value less than 40% of the value of our total assets on an unconsolidated basis, excluding cash and U.S. government securities.

AMERICAN CAPITAL, LTD. – Proxy Statement    31

PROPOSAL 1: APPROVAL OF THE WITHDRAWAL OF OUR ELECTION TO BE REGULATED AS

A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940

We currently manage $             billion of assets, including assets on our balance sheet and fee earning assets under management by affiliated managers, with $             billion of total assets under management (including levered assets) and intend to focus on growing fee earning assets under management. Our asset management business is currently conducted through ACAM, a wholly-owned investment adviser registered under the Investment Advisers Act of 1940, and its subsidiaries. ACAM and its subsidiaries currently manage the assets and affairs of the following investment funds pursuant to management agreements with those funds:

•	American Capital Agency Corp. (NASDAQ: AGNC)

•	American Capital Mortgage Investment Corp. (NASDAQ: MTGE)

•	American Capital Senior Floating, Ltd. (NASDAQ: ACSF)

•	American Capital Equity I, LLC

•	American Capital Equity II, LP

•	American Capital Equity III, LP

•	American Capital CLO Fund I, LP

•	European debt fund

•	European Capital UK SME Debt Limited

•	ACAS CLO 2007-1, Ltd.

•	ACAS CLO 2012-1, Ltd.

•	ACAS CLO 2013-1, Ltd.

•	ACAS CLO 2013-2, Ltd.

•	ACAS CLO 2014-1, Ltd.

•	ACAS CLO 2014-2, Ltd.

•	ACAS CLO 2015-1, Ltd.

•	ACAS CLO 2015-2, Ltd.

In addition to entering into management contracts for the various funds under management, ACAM takes a minority ownership interest in certain of its managed funds in order to comply with certain credit risk retention requirements under U.S. and foreign securities laws and to promote the alignment of ACAM’s interest with that of a fund’s investors. We believe this alignment is important to many investors and assists in the raising of the funds. By withdrawing our BDC election, we will no longer have to satisfy the requirement under the 1940 Act that 70% of our investment portfolio be comprised of “qualifying assets” (the “70% test”) and many of these interests did not meet the 70% test. Thus, we expect that we will have additional flexibility to take such minority ownership interests in funds that we manage, which may assist us in securing more management contracts and growing our assets under management, although there are other strategic considerations that could affect the amount of investments made in funds that we manage.

Increased Operational Flexibility

As a BDC, we are subject to significant regulation of our activities under the 1940 Act. Following the withdrawal of our BDC election and the Spin-Off, we would expect to have greater operational flexibility in several areas. For instance, our employees will be able to co-invest with external investors in our private funds, which we believe promotes the alignment of interests between investors and managers, but is generally prohibited for a BDC’s employees by the 1940 Act. We would also be able to create registered investment advisers for new managed funds without first having to obtain exemptive relief from the SEC, which has previously delayed our launch of various new funds and access to capital by several months. In addition, we will no longer be subject to 1940 Act restrictions on our ability to provide certain types of compensation to our directors and employees, including the 1940 Act prohibition on profit sharing plans if a BDC has an option plan, and the awarding of restricted stock.

32    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 1: APPROVAL OF THE WITHDRAWAL OF OUR ELECTION TO BE REGULATED AS

A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940

Increased Flexibility in Our Capital Structure and Capital Raising

The 1940 Act provides several restrictions on a BDC’s capital structure and its ability to raise capital. Following the withdrawal of our BDC election and the Spin-Off, we should also have greater flexibility in these areas. The 1940 Act restrictions limit the ability of a BDC to issue common shares below their NAV, to issue options, warrants and convertible securities and to issue preferred stock and debt, and these restrictions have affected our capital structure in numerous ways. For instance, because our stock price has been below our NAV for several years, we have generally been unable to access the equity capital markets without stockholder approval in order to raise equity capital to support our investing and asset management activities, which can generate higher returns than the cost of equity capital. The 1940 Act also limits the ability of a BDC to issue “senior securities,” which generally include all types of debt securities and borrowings, as well as preferred stock.

While we have utilized various forms of leverage – including term and revolving credit facilities, senior notes, securitized debt and other borrowings – like most BDCs, because of the 1940 Act limitations, we have found it economically impractical to raise capital by issuing preferred stock, a common financing strategy utilized by many operating companies. In addition, the 1940 Act limits the ability of a BDC to issue securities with common equity participation features (such as warrants and convertible notes) and/or additional classes of stock (such as convertible preferred) in order to facilitate capital formation. Following the Spin-Off, we may find it appropriate to raise additional capital to support our asset management business and the underlying nature and pricing flexibility of such securities may be helpful to us as an additional funding source. Moreover, the use of preferred and convertible securities may provide a means of mitigating potential dilution of holders of common stock. We also intend to enter into new secured and unsecured credit facilities following the Spin-Off.

Effect on Stockholders

Upon the withdrawal of our election to be treated as a BDC, we will no longer be subject to regulation under the 1940 Act, which is designed to protect the interests of investors in investment companies. Specifically, our stockholders would no longer have the following protections of the 1940 Act:

•	We would no longer be subject to the requirement in Section 61 of the 1940 Act that we maintain a ratio of assets to senior securities (such as senior debt or preferred stock) of at least 200%.

•

We would no longer be prohibited from protecting any director or officer against any liability to the Corporation or our stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office, although there are similar limitations under Delaware law and our charter documents that would still apply.

•

We would no longer be required to provide and maintain an investment company blanket bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. However, we do expect to carry insurance that would cover these identical perils using a traditional crime bond.

•

We would no longer be required to ensure that a majority of our directors are persons who are not “interested persons,” as that term is defined in the 1940 Act, and certain persons that would be prevented from serving on our Board if we were a BDC (such as investment bankers) would be able to serve on our Board. However, we will remain subject to NASDAQ listing standards that require the majority of directors of a listed company and all members of its compensation, audit and nominating committees to be “independent” as defined under NASDAQ rules. We do not expect a change to our composition of directors in connection with the Spin-Off.

•

We would no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates, except for transactions with funds we manage that are registered or regulated under the 1940 Act.

•	We would no longer be subject to provisions of the 1940 Act restricting our ability to issue shares below NAV or in exchange for services or to issue warrants and options.

•

We would be able to change the nature of our business and fundamental investment policies without having to obtain the approval of our stockholders. However, since 2005, we have had no fundamental policies that would require stockholder approval to change.

•	We would no longer require exemptive relief from the SEC before forming registered investment advisers to manage new funds.

AMERICAN CAPITAL, LTD. – Proxy Statement    33

PROPOSAL 1: APPROVAL OF THE WITHDRAWAL OF OUR ELECTION TO BE REGULATED AS

A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940

•

We would no longer be subject to the provisions of the 1940 Act limiting our ability to grant stock based compensation to officers, directors and employees or to provide a profit sharing program for them.

The following table outlines certain key similarities and differences in our structure and governance if the proposal is approved:

	Before Withdrawal Of BDC Election	After Withdrawal Of BDC Election
Regulated by the 1940 Act	Yes	No
Subject to the BDC 70% Test	Yes	No
Subject to the Exchange Act	Yes	Yes
Subject to NASDAQ Listing Requirements	Yes	Yes
Annual Base Management Fee	N/A	N/A
Incentive Management Fee	N/A	N/A
Maximum Leverage	50%	No Legal Limit
Independent Directors	Majority	Majority

Effect on Financial Statements and Tax Status

Our change in business so as not to be an investment company and our election to withdraw as a BDC under the 1940 Act will result in a significant change in our required method of accounting. Our BDC financial statements are presented and accounted for under the specialized method of accounting applicable to investment companies, which requires us to recognize our investments, including controlled investments, at fair value. As a BDC, we are precluded from consolidating any entity other than another investment company that acts as an extension of our investment operations and facilitates the execution of our investment strategy or an investment in a controlled operating company that provides substantially all of its services to us. Operating companies are required to account for investments based on the degree of control or influence they can exert over the entity and therefore are required to consolidate controlled entities and use either the equity method of accounting, fair value option or historical cost method of accounting for the financial statement presentation and accounting of other securities held. Following the Spin-Off, with the exception of controlled investments held in a consolidated fund incubation entity which will retain the specialized accounting applicable to investment companies on consolidation, we expect to consolidate our investments in controlled entities, including our investment in ACAM, and elect the fair value option for our investments in other securities. Accordingly, the change in our accounting method could have a material impact on the presentation of our financial statements commencing on the day we withdraw our BDC election.

We do not believe that the withdrawal of our election to be treated as a BDC will have any impact on our federal income tax status, since we are currently not treated as a RIC under Subchapter M of the Code, but rather are subject to corporate level federal income tax on our income (without regard to any distributions we make to our stockholders) as a “regular” corporation under Subchapter C of the Code.

Anticipated Timeline

If this proposal is approved at the Special Meeting, along with proposals 2, 3 and 4 and upon consummation of the Spin-Off, the withdrawal will become effective upon receipt by the SEC of our Notification of Withdrawal on Form N-54C. As of the date hereof, the Board of Directors believes that we will meet the requirements for filing the notification to withdraw our election to be regulated as a BDC following the receipt of the approval of our stockholders and consummation of the Spin-Off. After the Notification of Withdrawal of our BDC election is filed with the SEC, we will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs generally, including regulations related to insurance, custody, composition of its board of directors, affiliated transactions and any compensation arrangements.

34    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 1: APPROVAL OF THE WITHDRAWAL OF OUR ELECTION TO BE REGULATED AS

A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940

Vote Required

Under the 1940 Act, approval of the withdrawal of our election to be regulated as a BDC requires an affirmative vote of a majority of all of the Company’s outstanding voting securities, regardless of whether the holders of such shares are present and entitled to vote at the Special Meeting. For purposes of this proposal, a “majority” of the outstanding voting securities, as defined in the 1940 Act, means the vote of (i) 67% or more of the shares present at the Special Meeting, if the holders of 50% or more of our outstanding shares of Common Stock are present or represented by proxy or (ii) more than 50% of our outstanding shares of Common Stock, whichever is the less. Abstentions will not count as affirmative votes and will therefore count against the proposal.

Conclusion and Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE WITHDRAWAL OF OUR ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE 1940 ACT.

AMERICAN CAPITAL, LTD. – Proxy Statement    35

PROPOSAL 2: APPROVAL OF MANAGEMENT AGREEMENT WITH AMERICAN CAPITAL INCOME, LTD.

PROPOSAL 2:

APPROVAL OF MANAGEMENT

AGREEMENT WITH AMERICAN CAPITAL INCOME, LTD.

General

In connection with the Spin-Off, we, through a subsidiary of ACAM, will be managing ACAP pursuant to a management agreement, which is attached as Exhibit II to this Proxy Statement (the “Management Agreement”). For the reasons discussed below, the Board of Directors of ACAP, including a majority of the directors who are not “interested persons” of ACAP as defined in the 1940 Act (the “Independent Directors”), has approved the Management Agreement and determined that the Management Agreement is in the best interests of ACAP and its stockholders and recommended approval of the Management Agreement by ACAP’s stockholders. See “Evaluation by ACAP’s Board of Directors” below for a discussion of the ACAP Board of Directors’ consideration in connection with approving the Management Agreement.

In addition, the Board of Directors of American Capital, including a majority of the directors who are not “interested persons” of ACAS as defined in the 1940 Act, have also reviewed and evaluated the proposed Management Agreement and recommended approval of the Management Agreement by ACAS’s Stockholders. The Spin-Off will not proceed absent the approval of the proposed Management Agreement by the stockholders of ACAP. American Capital is currently the sole stockholder of ACAP. Prior to the completion of the Spin-Off, American Capital will “pass-through” its votes to its common stockholders and vote all of its shares in ACAP in the same proportion and in the same manner as American Capital stockholders vote their shares of American Capital Common Stock for this proposal.

Parties to the Management Agreement

As previously discussed, American Capital Income is a newly-organized Maryland corporation that intends to operate as a non-diversified closed-end management investment company and to elect to be regulated as a BDC under the 1940 Act and to be taxed as a RIC, as defined in Subchapter M of the Code.

American Capital Income’s investment objective will be to provide investors with attractive, risk-adjusted total returns over the long-term primarily through current income while also seeking to preserve its capital, by owning and managing a portfolio composed primarily of diversified investments in (a) Sponsor Finance Investments, (b) Senior Floating Rate Loans, (c) Structured Products and (d) Special Situations Investments. In addition to these assets, American Capital Income’s initial portfolio will include first and second lien senior, unitranche and mezzanine debt and controlling equity previously originated in American Capital One Stop Buyouts®.

American Capital ACAP Management, LLC, the proposed investment manager of ACAP (“ACAP Manager”), is indirectly wholly-owned by American Capital, and will be registered as an investment adviser under the Investment Advisers Act of 1940. See the charts under “Pre- and Post-Spin-Off Structures” on page . All of the officers of ACAP and ACAP Manager will be employees of American Capital or one of its affiliates. See also “Proven and Experienced Senior Management” on page . ACAP does not have any employees. ACAP Manager will provide ACAP with investment management services and be responsible for administering its day-to-day investment operations, subject to the supervision and oversight of ACAP’s Board of Directors. ACAP will enter into an administration agreement (“Administration Agreement”) with American Capital Administration, LLC (“Administrator”), which is indirectly, wholly-owned by American Capital. The Administrator will be responsible for administering all of ACAP’s business activities (except for investment activities) and will provide ACAP with administrative services, personnel and facilities necessary for ACAP’s operations. ACAP will not pay any of these individuals any compensation. Rather, ACAP will pay ACAP Manager management and incentive fees pursuant to the Management Agreement and pay the Administrator certain costs and expenses pursuant to the Administration Agreement. ACAP, or its portfolio companies, may also pay us or one of our affiliates for any consulting services that they engage us to provide. Compensation for services to ACAP or its controlled portfolio companies shall be subject to the review and approval of ACAP’s Independent Directors.

The following ACAP officers are also officers and employees of ACAP Manager: Malon Wilkus is the Chief Executive Officer of ACAP and ACAP Manager; Brian Graff is the President of ACAP and ACAP Manager; John Erickson is the

36    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 2: APPROVAL OF MANAGEMENT AGREEMENT WITH AMERICAN CAPITAL INCOME, LTD.

Executive Vice President, Chief Financial Officer and Assistant Secretary of ACAP and Executive Vice President and Treasurer of ACAP Manager; Gordon O’Brien is the Executive Vice President of ACAP and ACAP Manager; and Samuel Flax is the Executive Vice President, Chief Compliance Officer and Secretary of ACAP and ACAP Manager. Thus, they have an indirect interest in the management fees to be paid to ACAP Manager under the Management Agreement. See “Our Manager, American Capital, Management Agreement and Administration Agreement” in ACAP’s Preliminary Information Statement attached hereto as Exhibit I. All of these officers also own Common Stock and options for Common Stock of American Capital and thus, will receive the special dividend of ACAP common stock as a result of the Spin-Off (assuming in the case of stock options that such options were exercised prior to the record date for the distribution). See “Security Ownership of Management and Certain Beneficial Owners” on page        of the Proxy Statement for information on their ownership of American Capital Common Stock.

Summary of the Management Agreement

Investment Advisory Services

Pursuant to the Management Agreement, the ACAP Manager will oversee ACAP’s investment activities and provide ACAP with investment advisory services in conformity with its investment policies and guidelines. The ACAP Manager at all times will be subject to the supervision and direction of ACAP’s Board of Directors, the terms and conditions of the Management Agreement and such further limitations or parameters as may be imposed from time to time by ACAP’s Board of Directors. The ACAP Manager will generally be responsible for the investment and reinvestment of ACAP’s assets. The ACAP Manager is responsible for and will perform the following services and activities relating to ACAP’s investments as may be appropriate:

•	determine the composition and allocation of ACAP’s investment portfolio and the nature and timing of any changes therein;

•	advise ACAP with respect to the periodic review of its investments and make recommendations with respect thereto;

•	advise ACAP with respect to selecting, purchasing, monitoring, hedging and disposing of its investments;

•	invest and re-invest any of ACAP or ACAP’s subsidiaries’ monies and securities (including in short-term investments);

•	make recommendations to ACAP’s Board of Directors concerning the payment of dividends or distributions to its stockholders;

•	monitor and report periodically on the performance of ACAP’s investment portfolio to its Board of Directors; and

•	vote any securities held by ACAP, including proxies solicited by an issuer of such securities.

Management Fees

Pursuant to the Management Agreement, ACAP will pay the ACAP Manager the base management fee and the incentive fee as set forth in the Management Agreement. ACAP will pay, or reimburse ACAP Manager, for all costs and expenses incurred on its behalf, other than compensation expenses of personnel of ACAP Manager who provide investment advisory services to ACAP pursuant to the Management Agreement, to the extent of such services provided to ACAP.

Base Management Fee. The amount of the base management fee is equal to 1.75% per annum of the average value of ACAP’s gross assets, including its restricted and unrestricted cash and cash equivalents and assets purchased with borrowed funds or for which exposure is obtained through derivative agreements, each as determined under U.S. GAAP at the end of each of the two most recently completed calendar quarters or if prior to completion of two quarters since the Spin-Off, at the distribution date and the first completed calendar quarter. The base management fee is payable quarterly in arrears, and the base management fee for any partial quarter will be prorated based on the number of days in such quarter.

AMERICAN CAPITAL, LTD. – Proxy Statement    37

PROPOSAL 2: APPROVAL OF MANAGEMENT AGREEMENT WITH AMERICAN CAPITAL INCOME, LTD.

Incentive Fee. The incentive fee will be divided into two parts, one based on ACAP’s income and one based on ACAP’s capital gains. The two components are independent of each other such that one component may be payable even if the other is not. The incentive fees for any partial period will be appropriately prorated.

Incentive Fee Based on Income. Beginning with the calendar quarter that commences on the distribution date, the incentive fee based on income will be determined and paid quarterly in arrears at the end of each calendar quarter by reference to ACAP’s aggregate net investment income, as adjusted as described below, from the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since the distribution date). We refer to such period as the “Trailing Twelve Quarters.” ACAP Manager will be entitled to receive the incentive fee based on income if ACAP’s Ordinary Income (as defined below) exceeds a quarterly “hurdle rate” of 2.0% as described below. For this purpose, the hurdle is computed by reference to ACAP’s NAV and will not take into account changes in the market price of ACAP’s common stock. The hurdle amount for the incentive fee based on income will be determined on a quarterly basis, and will equal 2.0% multiplied by ACAP’s NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The hurdle amount is calculated after making appropriate adjustments for subscriptions (which shall include all issuances by ACAP of shares of its common stock, including issuances pursuant to its dividend reinvestment plan, if any) and distributions that occurred during the relevant Trailing Twelve Quarters. For the portion of the incentive fee based on income, ACAP will pay ACAP Manager a quarterly incentive fee based on the amount by which (a) aggregate net investment income (“Ordinary Income”) in respect of the relevant Trailing Twelve Quarters exceeds (b) the hurdle amount for such Trailing Twelve Quarters. The amount of the excess of (a) over (b) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.” For the avoidance of doubt, Ordinary Income is net of all fees and expenses, including the base management fee but excluding any incentive fee.

The incentive fee based on income for each quarter is determined as follows:

•	No incentive fee based on income is payable to ACAP Manager for any calendar quarter for which there is no Excess Income Amount determined with reference to the Trailing Twelve Quarterly period;

•

100% of the Ordinary Income, if any, that exceeds the hurdle amount, but is less than or equal to an amount, which we refer to as the “Catch-up Amount,” determined as the sum of 2.5% multiplied by ACAP’s NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters is included in the calculation of the incentive fee based on income; and

•	20% of the Ordinary Income for the Trailing Twelve Quarterly period that exceeds the Catch-up Amount is included in the calculation of the incentive fee based on income.

The amount of the incentive fee based on income that will be paid to ACAP Manager for a particular quarter will equal the excess of the incentive fee so calculated minus the aggregate incentive fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters but not in excess of the Incentive Fee Cap (as defined below).

The incentive fee based on income that is paid to ACAP Manager for a particular quarter is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap for any quarter is an amount equal to (a) 20% of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters minus (b) the aggregate incentive fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.

“Cumulative Net Return” means (a) the Ordinary Income in respect of the relevant Trailing Twelve Quarters minus (b) any Net Capital Loss, if any, in respect of the relevant Trailing Twelve Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, ACAP Manager will receive no incentive fee based on income for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the incentive fee based on income that is payable to ACAP Manager for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, ACAP Manager will receive an incentive fee based on income equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the incentive fee based on income that is payable to ACAP Manager for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, ACAP Manager will receive an incentive fee based on income equal to the incentive fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

38    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 2: APPROVAL OF MANAGEMENT AGREEMENT WITH AMERICAN CAPITAL INCOME, LTD.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (a) aggregate capital losses, whether realized or unrealized, in such period and (b) aggregate capital gains, whether realized or unrealized, in such period.

Incentive Fee Based on Capital Gains. ACAP Manager will also be entitled to a quarterly incentive fee based on capital gains, equal to (a) 20% of the difference, if positive, of the sum of ACAP’s aggregate realized capital gains as determined under U.S. GAAP, if any, computed net of ACAP’s aggregate realized capital losses, if any, and ACAP’s aggregate unrealized capital depreciation, for the calendar quarter then ending and the preceding nineteen calendar quarters, or, if shorter, the number of quarters that have occurred since the distribution date (such period is referred to as the Trailing Twenty Quarters) as described below minus (b) the aggregate amount of incentive fees based on capital gains previously paid to ACAP Manager over the Trailing Twenty Quarters. For the avoidance of doubt, unrealized capital gains are excluded from the calculation in clause (a) above. Realized capital gains, realized capital losses and unrealized capital depreciation will be determined by reference to and correspond to realized gains, realized losses and unrealized depreciation as determined under U.S. GAAP. However, in accordance with U.S. GAAP, ACAP will accrue, but not pay, a portion of the incentive fee based on capital gains with respect to net unrealized appreciation. In calculating the accrual for the incentive fee based on capital gains, ACAP will consider the cumulative aggregate unrealized capital appreciation in the calculation, since an incentive fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Management Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then ACAP Manager will record a capital gains incentive fee equal to 20% of such amount, minus the aggregate amount of incentive fees based on capital gains paid in the trailing twenty quarters or since the Spin-Off and the incentive fee based on capital gains accrual as of the end of the prior period. If such amount is negative, the incentive fee based on capital gains accrual will be reduced to zero. There can be no assurance that such unrealized capital appreciation will be realized in the future.

Duration and Termination

The Management Agreement will have an initial term that expires two years after the Spin-Off. Unless terminated earlier, the Management Agreement will remain in effect from year-to-year thereafter if approved annually by ACAP’s Board of Directors or by the affirmative vote of the holders of a majority of ACAP’s outstanding voting securities, and, in either case, if also approved by a majority of ACAP’s Independent Directors. The Management Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the ACAP Manager. The Management Agreement may also be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by (i) holders of a majority of ACAP’s outstanding voting securities, (ii) ACAP’s Board of Directors or (iii) the ACAP Manager.

Evaluation by ACAP’s Board of Directors

ACAP’s Board of Directors, including a majority of the Independent Directors of ACAP, has considered and approved the Management Agreement with ACAP Manager. In connection with the ACAP Board’s consideration of the Management Agreement, we provided the ACAP Board with written materials in advance of the meeting. The Board members relied on their own business judgment in determining the material factors to be considered in evaluating the Management Agreement and the weight to be given to each such factor. Each ACAP director evaluated the information provided and may have afforded different weight to the different factors in reaching his or her conclusions with regards to the Management Agreement. The Board took into consideration:

•	the nature, extent and quality of the advisory and other services to be provided to ACAP by ACAP Manager;

•	the historical investment performance of American Capital;

•

the size and quality of the Administrator’s back office, including accounting, information technology, legal, valuation, compliance, risk management, reporting and administration, necessary to manage an investment company the size and complexity of ACAP;

•	the expected costs of the services to be provided to ACAP and the profits expected to be realized by ACAP Manager and its affiliates;

AMERICAN CAPITAL, LTD. – Proxy Statement    39

PROPOSAL 2: APPROVAL OF MANAGEMENT AGREEMENT WITH AMERICAN CAPITAL INCOME, LTD.

•	a comparison of management fees and expense ratios of other BDCs;

•	the extent to which economies of scale may be realized as ACAP grows;

•	the organizational capability and financial condition of ACAP Manager; and

•	other factors the Board determined to be relevant.

Based on a consideration of all of these factors in their totality, ACAP’s Board of Directors, including a majority of the ACAP Independent Directors, determined that the management fee was fair and reasonable with respect to the quality and quantity of services to be provided and in light of the others factors considered and described herein. Attention was given to all information provided, and the ACAP Board of Directors did not identify any single piece of information discussed below that was determinative or controlling in reaching its decision. Accordingly, the ACAP Board of Directors voted to approve the Management Agreement and recommend its approval to stockholders.

Vote Required

Under the 1940 Act, approval of the Management Agreement requires an affirmative vote of a majority of all of the Company’s outstanding voting securities, regardless of whether the holders of such shares are present and entitled to vote at the Special Meeting. For purposes of this proposal, a “majority” of the outstanding voting securities, as defined in the 1940 Act, means the vote of (i) 67% or more of the shares present at the Special Meeting, if the holders of 50% or more of our outstanding shares of Common Stock are present or represented by proxy or (ii) more than 50% of our outstanding shares of Common Stock, whichever is less. Abstentions will not count as affirmative votes and will therefore count against the proposal.

Conclusion and Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MANAGEMENT AGREEMENT WITH AMERICAN CAPITAL INCOME.

40    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT, SUBJECT TO CERTAIN LIMITATIONS

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO OUR

CERTIFICATE OF INCORPORATION TO EFFECT A

REVERSE STOCK SPLIT, SUBJECT TO CERTAIN LIMITATIONS

Introduction

In connection with the Spin-Off, our Board of Directors is recommending that our stockholders approve an amendment to our certificate of incorporation (an “Amendment”) to effect a             for             reverse stock split of the issued and outstanding shares of our Common Stock so that each American Capital stockholder will own             share of ACAS Common Stock for every             shares previously owned, at any time prior to the earlier of (i) the distribution date for the Spin-Off and (ii) the one-year anniversary of the date of the Special Meeting (the “Expiration Date”). We will not issue fractional shares in connection with the reverse stock split. Stockholders will receive cash in lieu of fractional shares. The reverse stock split will reduce the number of outstanding shares of our Common Stock by combining all outstanding shares of our Common Stock into a proportionately fewer number of shares of Common Stock. This action would also result in a relative increase in the available number of authorized but unissued shares of our Common Stock because the number of shares authorized for issuance is not being changed by the reverse stock split. Our authorized capital stock currently consists of 1,000,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. The Amendment will be in the form attached as Exhibit III hereto.

The reverse stock split will not affect any stockholder’s proportional equity interest in the Company in relation to other stockholders or rights, preferences, privileges or priorities, with the exception that those stockholders with fractional shares resulting from the reverse stock split will receive cash in lieu of their fractional interests and thus will have a reduced proportionate ownership in the Company.

In determining the reverse stock split ratio, the Board of Directors has considered various factors, such as: the historical trading price and trading volume of our Common Stock; the anticipated trading price and trading volume of our Common Stock and the expected impact of the reverse stock split on the trading market for our Common Stock in the short- and long-term; which reverse stock split ratio would result in the least administrative cost to us; and general market and economic conditions.

If the stockholders approve the Amendment, the Board of Directors will have the authority to file the Amendment with the Secretary of State of the State of Delaware. The reverse stock split will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware (the “Effective Date”). After the Effective Date, the number of issued and outstanding shares of our Common Stock would be reduced proportionately to the             for             reverse stock split ratio. We will also obtain a new CUSIP number for our Common Stock as of the Effective Date.

If our stockholders approve this proposal, but our Board of Directors does not affect the reverse stock split prior to the Expiration Date, the authority granted in this proposal would terminate automatically.

Reasons for a Reverse Stock Split

Following the Spin-Off, substantially all of our investment assets will no longer be owned by American Capital, but instead be owned by ACAP, and it can be expected that investors will effectively allocate American Capital’s pre-Spin-Off share price between the two companies. As such, we would expect that the trading price of our Common Stock would decrease after the Spin-Off, absent the proposed Amendment.

The primary purpose for effecting the proposed Amendment is to increase the per share trading price of our Common Stock after the Spin-Off so as to:

•	bring the share price of our Common Stock after the Spin-Off into a range more in line with other asset managers with comparable market capitalization;

AMERICAN CAPITAL, LTD. – Proxy Statement    41

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT, SUBJECT TO CERTAIN LIMITATIONS

•

broaden the range of investors that may be interested in investing in American Capital after the Spin-Off by attracting new investors who would prefer not to invest in shares that trade at low share prices and make our Common Stock a more attractive investment to institutional investors; and

•

reduce the relatively high transaction costs and commissions that may be incurred by our stockholders, due to the lower per share trading price that would be expected following the Spin-Off, absent the proposed Amendment.

In determining whether or not to recommend the proposed Amendment, our Board considered, among other things, that, following the Spin-Off, a sustained higher per share price of our Common Stock, which should result from the reverse stock split, might increase the interest of the financial community in American Capital and potentially broaden the pool of investors that may consider investing in American Capital, possibly increasing the trading volume and liquidity of our Common Stock. Our Board has determined that investors who would otherwise be potential investors in our Common Stock, including institutional investors, would prefer to invest in shares that trade at a higher price range. Our Board has recommended the approval of the             for             reverse split of all outstanding shares of our Common Stock with the expectation that the proposed Amendment would result in a per share price in a more appropriate range for an asset manager with comparable market capitalization following the Spin-Off.

Additionally, our Board considered that the structure of trading commissions, which are often set at a fixed price, tend to have a negative impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced issues, which may discourage trading in such lower-priced securities. If we complete a reverse stock split in connection with the Spin-Off, our stock may trade at a price level for our Common Stock that could reduce the negative effect trading commissions have on the tendencies of certain stockholders to trade in our Common Stock. Furthermore, the proposed Amendment would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our Common Stock based on the number of shares actually traded.

Material Effects of a Reverse Stock Split

If our stockholders approve this proposal and our Board of Directors files the Amendment to effect a reverse stock split, the issued and outstanding shares of our Common Stock would decrease in accordance with the exchange ratio determined by our Board of Directors. Thus, the number of issued and outstanding shares of our Common Stock as of             would decrease from              to             .

A reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in us (except for possible changes due to the treatment of fractional shares, discussed below), nor would it affect the relative voting or other rights that accompany the shares of our Common Stock. However, stockholders will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Effective Date divided by              and rounded down to the nearest whole number). Although we expect that a reverse stock split would result in an increase in the per share price of our Common Stock, there can be no assurance that this will be the case, and the history of similar reverse stock splits for companies in similar circumstances is varied. Even if the stock price were to increase, the increase per share may not be in proportion to the reduction in the number of shares of our Common Stock outstanding. Furthermore, there is no guarantee that any increase would be permanent, since our stock price is dependent on many factors that may be unrelated to the number of shares outstanding. Although a reverse stock split would not be dilutive to our stockholders, a reverse stock split would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, since there will be no change in the number of authorized shares of our Common Stock. This would effectively increase the authorized shares available for issuance and we may in the future determine it to be in the best interests of us and our stockholders to enter into transactions that may include the issuance of shares of our Common Stock, although we have no current plans to do so.

A reverse stock split would not affect total stockholders’ equity on our consolidated balance sheet. As a result of a reverse stock split the stated capital component attributable to our Common Stock would be reduced to an amount equal to          of its present amount and the additional paid-in capital component would be increased by the amount by which the stockholder’s equity is reduced. The historical per share net earnings (loss) and net asset value per share of our Common Stock would be

42    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT, SUBJECT TO CERTAIN LIMITATIONS

adjusted as a result of a reverse stock split since there would be fewer shares of our Common Stock outstanding. We do not anticipate that a reverse stock split would result in any other material accounting consequences.

Based upon the ratio of the reverse stock split, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being paid under such options and warrants upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, immediately following a reverse stock split as was the case immediately preceding such split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the ratio of the reverse stock split, subject to our treatment of fractional shares.

A reverse stock split would not affect our securities law reporting and disclosure obligations under the Exchange Act. A reverse stock split may also result in some stockholders owning “odd-lots” of fewer than 100 shares of our Common Stock. Brokerage commissions and other transaction costs in odd-lots are generally higher than the transaction costs in “round-lots” of even multiples of 100 shares.

The following table contains approximate information relating to the Common Stock under the reverse stock split ratio described herein, without giving effect to any cash payment for fractional shares of Common Stock, as of                     , 20     :

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized by Unissued
Pre-Reverse Stock Split
Post-Reverse Stock Split

No Appraisal Rights

Under Delaware law, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split and Amendment and will not independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences relating to the reverse stock split and does not purport to be a complete discussion of all possible tax consequences to our stockholders. This summary assumes that those stockholders who hold their pre-reverse stock split shares of Common Stock as “capital assets,” as defined in the Code, will also hold the post-reverse split shares of Common Stock as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, partnerships, limited liability companies and other pass-through entities, broker-dealers, stockholders subject to the alternative minimum tax provisions of the Code, stockholders who hold their stock as part of a hedge, wash sale, appreciated financial position, straddle, conversion transaction, synthetic security or other risk reduction transaction or integrated investment, and stockholders who have acquired their stock upon exercise of employee stock options or otherwise as compensation. The following summary is based upon the current provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly on a retroactive basis, and such a change could alter or modify the statements set forth herein. This description does not address tax consequences under state, local, foreign, and other laws. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split. A reverse stock split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

•	Stockholders should not recognize any gain or loss as a result of a reverse stock split, except as discussed below to the extent of cash received instead of a fractional share;

•

The aggregate basis of a stockholder’s pre-reverse stock split shares will become the aggregate basis of the shares held by such stockholder immediately after the reverse stock split (including any fractional share of Common Stock for which cash is received);

AMERICAN CAPITAL, LTD. – Proxy Statement    43

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT, SUBJECT TO CERTAIN LIMITATIONS

•	The holding period of the shares owned immediately after the reverse stock split will include the stockholder’s holding period before the reverse stock split;

•

A cash payment in lieu of a fractional share will generally be treated as if the stockholder received a fractional share in the reverse stock split and then received the cash in exchange for that fractional share. As a result, a stockholder should generally recognize capital gain or loss equal to the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split allocable to the fractional share. The gain or loss will be long-term capital gain or loss if the stock is considered to have been held for more than one year at the time of the reverse stock split. The deductibility of capital losses is subject to limitations; and

•	We ourselves would not realize any taxable gain or loss as a result of a reverse stock split.

The above discussion of U.S. federal tax issues is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding penalties that may be imposed under the Code. It was written solely in connection with preparing the proposal on a reverse stock split of our Common Stock for approval by our stockholders at the Special Meeting.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If this proposal is approved by our stockholders at the Special Meeting, along with proposals 1, 2 and 4, our Board of Directors, in its sole discretion, expects to file the Amendment with the Secretary of State of the State of Delaware on the planned date of distribution of all of the outstanding shares of ACAP common stock to our stockholders as of the record date for the distribution. Upon the filing of the Amendment, and without any further action by us or our stockholders, the issued and outstanding shares of our Common Stock held by stockholders of record as of the Effective Date would be converted and reclassified into a lesser number of shares of our Common Stock calculated in accordance with the above reverse stock split ratio.

Certificated Shares

After the Effective Date, our transfer agent will act as our exchange agent and assist holders of our Common Stock in exchanging their pre-split Common Stock (“Old Shares”) by sending them a letter of transmittal that will contain instructions on how a stockholder should surrender any certificates representing Old Shares to the exchange agent in exchange for the appropriate number of post-split Common Stock. These post-split shares will be issued as Direct Registration Statement shares (“DRS Shares”). No DRS Shares will be issued to a stockholder until such stockholder has surrendered any Old Share certificates in their account, together with a properly completed and executed letter of transmittal to our exchange agent. From and after the Effective Date, certificates previously representing Old Shares will evidence the number of shares of Common Stock into which the Old Shares previously represented by such certificate were combined in the reverse stock split, and any Old Shares that are submitted for transfer, whether pursuant to a sale, disposition or otherwise, will, if properly presented, be exchanged for DRS Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Stockholders will receive cash in lieu of fractional shares. We may either (i) directly pay each registered “book-entry” stockholder (i.e., stockholders that are registered on our transfer agent’s books and records but do not hold certificates) who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of our Common Stock, as quoted on the NASDAQ Global Select Market on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with our transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in a reverse stock split and sell these whole shares as soon as possible after the Effective Date at the then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds. Our Board of Directors will consider the administrative costs of each option in determining which option to choose.

Interests of Directors and Executive Officers

Our directors and executive officers do not have direct or indirect substantial interests in the matters set forth in this proposal, except to the extent of their ownership of shares of our Common Stock and options to purchase Common Stock.

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PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT, SUBJECT TO CERTAIN LIMITATIONS

Reservation of Right to Not Implement Reverse Stock Split

As explained above, even if this proposal is approved by our stockholders at the Special Meeting, we will not implement the reverse stock split unless proposals 1, 2 and 4 are also approved. In addition, we reserve the right to not implement the reverse stock split by abandoning the Amendment if our Board of Directors does not deem it to be in the best interests of us and our stockholders. By voting in favor of this proposal to authorize our Board of Directors to file the Amendment to effect the reverse stock split prior to the Expiration Date, you are also expressly authorizing the Board of Directors to not implement the reverse stock split by abandoning the Amendment if our Board in its sole discretion should determine that such action is in the best interests of us and our stockholders.

Vote Required

The affirmative vote by the holders of a majority of the votes of all outstanding shares of our Common Stock as of the record date is necessary for approval of this proposal. Abstentions will not count as votes cast and will therefore count against the proposal.

Conclusion and Recommendation

The Board of Directors believes that it is in our best interests and in the best interests of the stockholders to provide our Board of Directors with discretionary authority to amend our certificate of incorporation to effect a reverse stock split at any time prior to the Expiration Date, subject to the limitations set forth herein. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

AMERICAN CAPITAL, LTD. – Proxy Statement    45

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF THE DIRECTORS OF AMERICAN CAPITAL INCOME, LTD.

PROPOSAL 4:

RATIFICATION OF THE APPOINTMENT OF

THE DIRECTORS OF AMERICAN CAPITAL INCOME, LTD.

General Information

At a meeting on                     , 20    , American Capital, as the sole stockholder of American Capital Income, elected the following persons to the Board of Directors of American Capital Income. Upon completion of the Spin-Off, ACAP’s directors will be divided into three classes, each serving for staggered terms of three years, with the term of office of only one of these three classes of directors expiring each year, beginning with the first annual meeting of ACAP to be held in 2017.

American Capital is currently the sole stockholder of ACAP. However, prior to the completion of the Spin-Off, American Capital will “pass-through” its votes to its common stockholders and vote all of its shares in ACAP in the same proportion and in the same manner as American Capital stockholders vote their shares of American Capital Common Stock for this proposal.

Director Biographies and Qualifications1

IRA WAGNER, 63

Mr. Wagner is a general business consultant. From August 2008 to March 2015,
Mr. Wagner was the President, European Private Finance of American Capital.
Previously, he served as Executive Vice President and Chief Operating Officer of
American Capital from 2001 to 2008. Mr. Wagner also serves on the board of directors of European Capital Limited, a consolidated subsidiary of American Capital, and its manager, European Capital Financial Services Limited, and certain of their affiliates.

Director Since: Board Committees: •Executive
Mr. Wagner’s expertise in investing in the middle-market, broad experience with the day-to-day management and operations of similar investment companies and significant background in the financial services industry, strengthen American Capital Income’s Board’s collective qualifications, skills, experience and viewpoints.

Board Leadership Structure

ACAP’s Board of Directors currently consists of one director, Mr. Wagner. Prior to the Spin-Off, ACAP’s Board of Directors is expected to consist of             members,             of whom             (which number constitutes a majority) are not “interested persons” of ACAP, ACAP Manager or their respective affiliates, as defined in Section 2(a)(19) of the 1940 Act, and are “independent,” as defined in Rule 5605(a)(2) of The NASDAQ Global Select Market’s marketplace rules (the “NASDAQ rules”). Similarly, only Mr. Wagner and             are “interested persons” of ACAP under the 1940 Act.

ACAP does not anticipate combining the positions of Chair and Chief Executive Officer. ACAP’s Board of Directors believes that it is in the best interests of ACAP’s investors for Mr. Wagner to chair the Board of Directors because of his expertise in investing in the middle-market, broad experience with the day-to-day management and operation of investment funds with a similar investment focus and significant background in the financial services industry, as described above. Although the Chair is an “interested person” of ACAP under the 1940 Act, ACAP recognizes the importance of strong independent leadership on the Board. ACAP believes that its Board’s independent oversight will be substantial.

It is expected to be the ACAP Board’s policy, as a matter of good corporate governance, to have a majority of ACAP’s directors who are not “interested persons” meet regularly without persons who are members of management or employee directors present to facilitate the ACAP Board’s effective independent oversight of management. These directors will periodically designate a director who is “independent,” as defined in the NASDAQ rules and the 1940 Act, to serve as the “lead independent director” and preside at these meetings. ACAP’s disinterested directors will meet during the ACAP Board’s quarterly in-person meetings and may hold additional meetings at the request of the lead independent director or another disinterested director. The designation of a lead independent director is expected to generally be for a three-year term or until his or her successor is elected, and a lead independent director may be re-appointed at the end of a term. If the lead

[1]	Note: While one director is currently identified, the rest of the Board will be added for the Definitive Proxy Statement.

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PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF THE DIRECTORS OF AMERICAN CAPITAL INCOME, LTD.

independent director is unavailable for a meeting, his or her immediate predecessor will serve as lead independent director for such meeting. ACAP expects             to be appointed its lead independent director prior to the Spin-Off.

The ACAP Board’s Audit, Compliance and Valuation Committee and its Compensation, Corporate Governance and Nominating Committee are each expected to be composed entirely of independent directors. These independent committees of the ACAP Board will have the authority under their respective charters to hire independent advisors and consultants, at ACAP’s expense, to assist them in performing their duties.

Corporate Governance

ACAP’s Board of Directors is expected to develop corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of its business. The governance practices will be memorialized in corporate governance guidelines to assure that the ACAP Board will have the necessary authority and practices in place to review and evaluate ACAP’s business operations as needed and to make decisions that are independent of management. These guidelines, in conjunction with ACAP’s charter, bylaws and committee charters of the Audit, Compliance and Valuation Committee and the Compensation, Corporate Governance and Nominating Committee, will form the framework for ACAP’s governance. All of these documents will be available in the Investor Relations section of ACAP’s web site at www.AmericanCapitalIncome.com or www.ACAP.com.

Committees of the Board of Directors

We expect ACAP’s Board of Directors to establish three standing committees, the primary functions of which are described below. ACAP’s Board of Directors may from time to time establish other committees.

Executive Committee

This committee will have the authority to exercise all powers of ACAP’s Board of Directors except for actions that must be taken by its full Board of Directors under the Maryland General Corporation Law or the 1940 Act. Members of the Executive Committee are expected to be             , with Mr. Wagner serving as Chair.

Audit, Compliance and Valuation Committee

This committee will assist the ACAP Board of Directors in overseeing:

•	ACAP’s accounting and financial reporting processes;

•	the integrity and audits of ACAP’s financial statements;

•	ACAP’s compliance with legal and regulatory requirements;

•	the qualifications and independence of ACAP’s independent registered public accounting firm; and

•	the performance of ACAP’s independent registered public accounting firm and any internal auditors.

In addition, the Audit, Compliance and Valuation Committee will review and provide a recommendation to the Board of Directors with regard to its approval of the valuations of ACAP’s investments presented by management. In such review, the committee will discuss the proposed valuations with ACAP’s independent auditors and other relevant consultants. The Audit, Compliance and Valuation Committee will also be responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees. The committee’s meetings will include, whenever appropriate, executive sessions with each of ACAP’s independent external auditors and ACAP Manager’s internal auditors, without the presence of management. The Audit, Compliance and Valuation Committee is expected to be composed of             , with             serving as Chair. Each member of the proposed committee is expected to be determined by ACAP’s Board of Directors to be independent, as defined in Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ rules and Rule 10A-3 of the Exchange Act. ACAP’s Board of Directors is

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PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF THE DIRECTORS OF AMERICAN CAPITAL INCOME, LTD.

expected to determine that             , the chair of the Audit, Compliance and Valuation Committee, is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Securities Act.

Compensation, Corporate Governance and Nominating Committee

This committee’s principal functions will be to:

•	evaluate the performance of ACAP Manager and the Administrator;

•	review the compensation and fees payable to ACAP Manager under the ACAP Management Agreement;

•	review the fees payable to the Administrator under the Administration Agreement;

•	recommend to the ACAP Board of Directors whether to renew or terminate the ACAP Management Agreement;

•	recommend to the ACAP Board of Directors whether to renew or terminate the ACAP Administration Agreement;

•	evaluate and make recommendations to the ACAP Board of Directors concerning the compensation and fees payable to the members of the ACAP Board of Directors;

•	review and assist with the development of ACAP’s executive succession plans;

•	review ACAP Manager’s executive succession plans; and

•	produce a report on executive compensation required to be included in ACAP’s proxy statement for its annual meetings (although it is intended that ACAP will have no executive compensation expenses).

The Compensation, Corporate Governance and Nominating Committee will also serve as the ACAP Board of Director’s standing nominating committee and as such will perform the following functions:

•

identifying, recruiting and recommending to the ACAP Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors by ACAP’s common stockholders at the annual meeting of stockholders;

•	developing and recommending to the ACAP Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving the general operation of the ACAP Board of Directors, its committees and ACAP’s corporate governance;

•	recommending to the ACAP Board of Directors nominees for each committee of the Board of Directors; and

•	annually facilitating the assessment of the ACAP Board of Directors’ and committees’ performance as a whole and of the individual directors and reports thereon to the ACAP Board of Directors.

The Compensation, Corporate Governance and Nominating Committee is expected to be composed of             , with              serving as Chair. Each member of the proposed committee is expected to be determined by ACAP’s Board of Directors to be independent, as defined in Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ rules.

Board and Committee Meetings

Under ACAP’s Bylaws and Maryland law, the ACAP Board of Directors is permitted to take actions at regular or special meetings and by written consent. The Board of Directors will generally hold regular quarterly meetings and meet on other occasions as necessary. As noted above, the independent directors will also meet separately in executive sessions to discuss various matters, including ACAP’s performance and the performance of ACAP Manager.

Each of the Audit, Compliance and Valuation Committee and the Compensation, Corporate Governance and Nominating Committee will schedule regular meetings to coincide with the quarterly in-person meetings of the Board of Directors and also meet at the request of senior management or at such other times as it determines. ACAP’s Secretary, in consultation with the chair of the committee, will set agendas for the meetings. Each committee will report regularly to the Board of Directors on its activities at the next regularly scheduled Board meeting following their committee meetings and when appropriate. Although ACAP does not have a policy on director attendance at its annual meetings, directors are encouraged to attend the annual meeting.

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PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF THE DIRECTORS OF AMERICAN CAPITAL INCOME, LTD.

Risk Oversight

One of the roles of ACAP’s Board of Directors is being responsible for the general oversight of ACAP, including the performance of its executive officers, ACAP Manager, the Administrator and the Company’s risk management processes, to assure that the long-term interests of its stockholders are being served. In performing its risk oversight function, the ACAP Board, directly or through its standing committees, will regularly review material strategic, operational, financial, legal, compensation and compliance risks with ACAP Manager and senior management. In particular, the ACAP Board will receive updates at each regular meeting on ACAP’s strategic plan, which addresses, among other things, the risks and opportunities facing ACAP.

The ACAP Board of Directors also recognizes the importance of effective executive leadership to ACAP’s success and will be actively engaged in overseeing the operational risks related to succession planning. The ACAP Board of Directors will routinely discuss ACAP Manager’s staffing of critical roles, and potential replacements for key personnel will be given exposure to the ACAP Board of Directors during meetings and other events. In addition, the ACAP Board of Directors will be regularly updated on ACAP Manager’s strategies for recruiting, developing and retaining outstanding personnel at ACAP Manager and its affiliates, as applicable.

The ACAP Board is expected to delegate certain risk management oversight responsibility to its committees as follows:

Regulatory Compliance Risk: The ACAP Board, both directly and through the Audit, Compliance and Valuation Committee, will receive regular reports from ACAP Manager’s legal, accounting and internal audit representatives on regulatory matters, including ACAP’s compliance with the BDC qualification and leverage requirements under the 1940 Act, compliance with ACAP’s Code of Ethics and Conduct (“Code of Ethics”) and ACAP Manager’s compliance with the Investment Advisers Act of 1940.

Financial and Accounting Risk: The Audit, Compliance and Valuation Committee will oversee ACAP’s management of its financial, accounting, internal controls and liquidity risks through regular meetings with its Chief Financial Officer, senior representatives of ACAP Manager’s accounting, tax, auditing and legal departments and representatives of ACAP’s independent public accountant.

Litigation Risk: The Compensation, Corporate Governance and Nominating Committee will monitor ACAP’s litigation, if any.

Compensation and Benefit Plan Risk: The Compensation, Corporate Governance and Nominating Committee will consider the extent to which ACAP’s director compensation and any benefit plan programs that it may adopt may create risk for ACAP.

Governance Risk: The Compensation, Corporate Governance and Nominating Committee will oversee risks related to ACAP’s Board organization, membership and structure and corporate governance.

Director Nomination Process

Nominations for election to the ACAP Board of Directors may be made by the Compensation, Corporate Governance and Nominating Committee of the ACAP Board of Directors, or by any common stockholder entitled to vote for the election of directors. Candidates recommended by common stockholders will be evaluated by the Compensation, Corporate Governance and Nominating Committee under the same criteria that are applied to other candidates.

Board Membership Criteria

Although ACAP has not adopted a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the ACAP Board of Directors, the Compensation, Corporate Governance and Nominating Committee will endeavor to identify, recruit and nominate candidates based on the following eligibility and experience criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the ACAP Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender

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PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF THE DIRECTORS OF AMERICAN CAPITAL INCOME, LTD.

and age. Although the committee will not have formal objective criteria for determining the amount of diversity needed on the ACAP Board of Directors, it is one of the factors the committee will consider in its evaluation. In nominating candidates to fill vacancies created by the expiration of the term of a member of the ACAP Board of Directors, the committee will determine whether the incumbent director is willing to stand for re-election. If so, the committee will evaluate his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with our business.

Director Compensation

ACAP has not paid any cash compensation to any of the members of its Board of Directors since its organization. ACAP does not have, and it does not currently intend to adopt, any plans or programs for its directors that provide for equity-based awards, pension benefits or the deferral of compensation. Any member of its Board of Directors who is an employee of ACAP Manager, American Capital or their affiliates will not receive any compensation from ACAP for serving on its Board of Directors.

Each such non-employee director will be paid a retainer for service on the ACAP Board of Directors at an annual rate of $125,000, payable quarterly in advance. In addition, the Chair of the ACAP’s Board of Directors and the Chair of ACAP’s Audit, Compliance and Valuation Committee will be paid a retainer at an annual rate of $30,000, the Chair of ACAP’s Compensation, Corporate Governance and Nominating Committee will be paid an annual retainer of $20,000, and ACAP’s lead independent director will be paid an annual retainer of $30,000, each payable quarterly in advance. In addition, each non-employee member of the Audit, Compliance and Valuation Committee, Compensation, Corporate Governance and Nominating Committee and Executive Committee will receive an additional annual retainer of $15,000, payable quarterly in advance. Directors will be reimbursed for travel expenses incurred in connection with ACAP’s Board and committee meetings and ACAP’s Board-related functions.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Special Meeting is required to ratify the appointment of the directors of ACAP. Abstentions will have no effect on the outcome of the proposal.

Conclusion and Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE DIRECTORS OF AMERICAN CAPITAL INCOME.

50    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 5: APPROVAL OF THE AMERICAN CAPITAL, LTD. 2016 EQUITY INCENTIVE PLAN

PROPOSAL 5:

APPROVAL OF THE AMERICAN CAPITAL, LTD.

2016 EQUITY INCENTIVE PLAN

General Information

The Board reviewed our existing option and incentive compensation plans and concluded that the number of shares authorized and available for grant under these plans following the Spin-Off will be insufficient to provide flexibility with respect to stock-based compensation for our employees and independent directors. Additionally, because option holders are not able to participate in the Spin-Off and option holders have thus had to exercise vested options earlier than necessary and at lower than optimal prices, the options previously granted under our existing plans have lost significant retention value.

The Compensation, Corporate Governance and Nominating Committee (the “Compensation Committee”) and the Board of Directors believe that stock-based incentive compensation is a key element of employee and independent director compensation by helping to help attract, motivate and retain outstanding officers, employees and directors. They also believe that such compensation helps to align further our officers’, employees’ and directors’ interests with those of our stockholders. Thus, we believe the company’s interests are advanced by stock-based compensation. As a result, the Compensation Committee recommended and the Board of Directors approved, subject to stockholder approval, the American Capital, Ltd. 2016 Equity Incentive Plan (the “Plan”) covering grants to employees and independent directors. The Plan provides for the issuance not only of stock options, but also other equity-based awards, including restricted stock, restricted stock units, unrestricted stock awards and other awards based on our Common Stock that may be made by us.

Summary of Material Provisions of the 2016 Equity Incentive Plan

The Plan provides for the issuance of equity-based awards based on our common stock that may be granted by us to our directors and employees. The Plan covers (a) an aggregate maximum number of             shares of our Common Stock, or 8% of the             shares of our Common Stock outstanding as of                     , 2016, pursuant to equity-based awards to be granted to employees, and (b) an aggregate maximum number of             shares of our Common Stock, or 0.5% of the             shares of our Common Stock outstanding as of                     , 2016, pursuant to equity-based awards to be granted to non-employee directors. It is our policy with all of our equity incentive plans to grant awards to all non-employee directors and many of our employees. As of             , we had approximately              employees and eight non-employee directors. The equity-based awards issued under the plan will only be for shares of American Capital Common Stock, not for shares of ACAP common stock.

Unless otherwise determined by our Board of Directors, the Plan will be administered by the Executive Committee of the Board for awards to non-employee directors and by the Compensation Committee for all other awards. The applicable Committee will have the authority to make awards to employees and independent directors and to determine what form the awards will take and, subject to the Plan, the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the applicable Committee may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the plan without first obtaining the consent of our stockholders.

The maximum number of shares of our Common Stock that may be covered by awards granted under the Plan in the aggregate for a single employee is             , or     % of the aggregate grantable employee awards, and     % for a single non-employee director is             , or 20% of the aggregate grantable director awards.

If any shares subject to an award granted under the plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our Common Stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of Common Stock forfeited, canceled, exchanged, surrendered, withheld, terminated or expired will again be available for awards under this equity incentive plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the plan administrator will make equitable changes or

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PROPOSAL 5: APPROVAL OF THE AMERICAN CAPITAL, LTD. 2016 EQUITY INCENTIVE PLAN

adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) if set forth in an agreement and permissible under Section 162(m) of the Code, the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our Common Stock).

Generally, no portion of any award under the Plan will vest prior to the one-year anniversary of the date of grant of the award. However, the Committee may provide that up to 5% of shares of Common Stock covered by awards may become vested prior to the one year anniversary of the date of grant. In addition, awards under the Plan may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals.

Awards under the Plan are not transferable other than by laws of descent and distribution and will generally be exercisable during an optionee’s lifetime only by the optionee.

Stock Options

Options granted under the Plan may only be non-qualified stock options, and not “incentive stock options” within the meaning of Section 422 of the Code, and entitle the optionee, upon exercise, to purchase from us shares of our Common Stock at a specified exercise price per share. Stock options granted under the Plan must have a per share exercise price of no less than the fair market value of a share of our Common Stock on the date of the grant. Options granted under the Plan may be exercised for a period of no more than ten years from the date of grant.

Under our current accounting policies in accordance with GAAP, we expense options granted. The expensing of stock options under such policies does not affect our taxable income. Without the approval of the stockholders, except in connection with a stock split, dividend or similar event, the respective committees will not lower the exercise price for any outstanding options or issue any replacement options for options previously granted at a higher exercise price.

Other Equity-Based Awards

The plan administrator will determine the terms and conditions of each grant of restricted stock, restricted stock units or other stock-based award under the Plan. Restricted stock units confer on the participant the right to receive cash, Common Stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our Common Stock that are subject to the award. The holders of awards of restricted stock or restricted stock units may be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which in either case may be payable immediately or on a deferred basis at such time as is determined by the plan administrator.

The plan administrator may determine to make grants of our Common Stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Unless otherwise determined by the plan administrator or set forth in an individual award agreement, outstanding awards under the Plan will be forfeited to the extent not fully vested, upon termination of the individual’s employment or the independent director’s service as a director.

The Plan will automatically expire on the tenth anniversary of the date on which it was adopted. Our Board of Directors may terminate, amend, modify or suspend this equity incentive plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under this equity incentive plan at any time. No amendment or termination of this equity incentive plan, or any outstanding award, may adversely affect any of the rights of an award holder without the holder’s consent.

A copy of the Plan is attached as Exhibit IV to this Proxy Statement.

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PROPOSAL 5: APPROVAL OF THE AMERICAN CAPITAL, LTD. 2016 EQUITY INCENTIVE PLAN

New Plan Benefits

Awards under the Plan will be granted in the discretion of the Compensation Committee, and no awards have been made at this time. We cannot determine at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Plan if the Plan is approved by the stockholders, or what amounts would have been received by any person or group of persons for the last fiscal year if the Plan had been in effect.

Summary of Certain Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The Plan is not a qualified plan under Section 401(a) of the Code.

Stock Options. Non-qualified stock options, such as the options available under the Plan, will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sale price exceeds the sum of the purchase price plus the amount included in ordinary income at option exercise. The amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment in consideration for the cancellation of an option, if directed by the Compensation Committee on a merger or other reorganization under the Plan’s change in control provisions, is taxed at ordinary income rates.

When a non-qualified stock option is exercised, the Company is generally allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. A cash payment in consideration for the cancellation of an option, if directed by the Compensation Committee on a merger or other reorganization under the Plan’s change in control provisions, is generally deductible as if it were the exercise of a non-qualified stock option.

Restricted Stock. Awards of restricted stock under the Plan do not result in federal income tax consequences to either the Company or the award recipient when the award is made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction for compensation expense in a like amount. If cash dividends are paid on unvested shares held under the Plan, such amounts will also be included in the ordinary income of the recipient upon receipt. The Company will be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests. If this election is made, any cash dividends paid on the unvested shares will be taxable to the recipient as dividend income upon receipt, and the Company will not be allowed to claim a deduction for these dividends. When an award recipient later sells shares received under an award of restricted stock, any value received in excess of the amount previously included in income will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the award was included in income.

Restricted Stock Units. Restricted stock unit awards under the Plan do not result in federal income tax consequences to either the Company or the award recipient when the award is made. Once the award is vested and the shares, cash or other property subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the distribution occurs, an amount equal to the fair market value of the shares, cash or other property distributed, on the distribution date. The Company will generally be allowed to claim a deduction for compensation expense in a like amount. If dividend equivalents are paid on units outstanding under the Plan, such amounts will also be included in the ordinary income of the recipient upon receipt. The Company will generally be allowed to claim a deduction for compensation expense for this amount as well. When an award recipient later sells shares received under a restricted stock unit award, any value received in excess of the value at the time of distribution will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the shares were distributed.

AMERICAN CAPITAL, LTD. – Proxy Statement    53

PROPOSAL 5: APPROVAL OF THE AMERICAN CAPITAL, LTD. 2016 EQUITY INCENTIVE PLAN

Other Stock-Based Awards. The tax consequences of other stock-based awards will depend on the specific terms of each award.

Deduction Limits. Section 162(m) of the Code limits the Company’s deductions for compensation in excess of $1,000,000 per year for the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer). Compensation amounts resulting from so-called “qualified performance-based compensation” are not subject to this limit. The Company has designed the Plan to allow a section 162(m)-qualifying committee to grant options, restricted stock, restricted stock units and other stock-based awards that qualify as qualified performance-based compensation that is not subject to the $1,000,000 deduction limit. The “Performance Goals” set forth in the Plan means performance goals established by the Committee which may be based on sales, stock price, return on equity, revenue, revenue per employee, economic return, net operating income, net income, earnings before or after taxes, interest, depreciation and/or amortization, net realized gain on investments, net asset value per share, realizable net asset value per share, dividend characterization, return on assets, cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), cash on hand, total amortizations, prepayments and exits, earnings per share, total stockholder return, equity or investment growth, gross margins, operating margins, operating efficiency, gross amount invested, closing of new buyouts and sponsor finance investments, debt reduction, compliance with loan covenants, market share, regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002), satisfactory internal or external audits, improvement of financial ratings, budget and expense management, productivity ratios, economic value added or other value added measurement, achievement of balance sheet objectives, employee retention, implementation or completion of one or more projects or transactions, intradepartmental or intra-office performance, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an eligible individual or the department, branch, affiliate or other division in which he or she works, or may be based on the performance of the Company, one or more affiliates, or the Company and one or more affiliates, and may cover such period as may be specified by the Committee. The Company expects that the Compensation Committee will take these deduction limits into account in establishing the size and the terms and conditions of awards. However, the Compensation Committee may decide to grant awards all or a portion of which will not be deductible.

Federal Tax Rules for Non-Qualified Deferred Compensation Plans. Section 409A of the Code imposes federal tax penalties on certain non-qualified deferred compensation arrangements. Section 409A generally does not apply to stock options granted at fair market value that do not have deferral features, or stock settled restricted stock awards reported as compensation paid at the time of vesting, such as the stock options and restricted stock awards contemplated by the Plan. The Company has designed the Plan to allow the Compensation Committee to make awards that comply with, or are exempt from, section 409A.

Excess Parachute Payments. Sections 280G and 4999 of the Code provide that, where payments to certain employees that are contingent on a change in control exceed specified limits, the employee generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of those payments. The Compensation Committee may grant awards under the Plan for which vesting is accelerated in connection with a change in control. Any such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be made under the Plan. State and local tax consequences may also be significant.

Vote Required

The affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Special Meeting is necessary for approval of this proposal. Abstentions will have no effect on the outcome of the proposal.

Conclusion and Recommendation

The Board of Directors believes that it is in our best interests and in the best interests of the stockholders to adopt the 2016 Equity Incentive Plan to help attract, motivate and retain outstanding employees and directors and to align further their interests with those of the stockholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2016 EQUITY COMPENSATION PLAN.

54    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 6: TO AUTHORIZE THE COMPANY, UNDER LIMITED CIRCUMSTANCES, TO SELL

SHARES OF COMMON STOCK BELOW THE NET ASSET VALUE PER SHARE

PROPOSAL 6:

TO AUTHORIZE THE COMPANY, UNDER LIMITED CIRCUMSTANCES,

TO SELL SHARES OF COMMON STOCK

BELOW THE NET ASSET VALUE PER SHARE

Introduction

As a BDC, we are prohibited under the 1940 Act from selling shares of our Common Stock at a price below our current NAV per share, subject to certain exceptions. One of these exceptions allows such sales if authorized through approval by the holders of a majority of our outstanding voting securities and by the holders of a majority of our outstanding voting securities who are not affiliated persons of us. In addition, our Board of Directors must make certain determinations prior to any such sale. As described further in this proposal, we are seeking approval to issue a limited number of shares of our Common Stock at a value below our NAV per share solely as partial payment in connection with a tender offer for outstanding stock options that we have previously issued to our employees as compensation that we plan to undertake prior to the completion of the Spin-Off.

If approved, the authorization would be effective for the period starting on the date of the Special Meeting and expiring on the earlier of (i) the first anniversary of such date and (ii) the distribution date for the Spin-Off, and the number of shares would be limited to a maximum of             shares of Common Stock, which is     % of the number of shares outstanding as of the Special Meeting record date, subject to adjustment under specified circumstances and which is the amount estimated to be necessary to implement the tender of options as described below.

Background

As discussed above, our Board of Directors has determined that it is in the best interests of American Capital and our stockholders to undertake the Spin-Off and to declare and pay a special dividend to our stockholders of all of the shares of common stock of ACAP. It is expected that the value of the special dividend will represent a significant portion of the pre-Spin-Off value of American Capital. However, under the terms of our stock option plans, holders of our stock options do not receive a dividend or any adjustments to the terms of their options, or other compensation for the value of the special dividend. It can be reasonably expected that as of the effective date of the Spin-Off, the value of American Capital shares will decline by approximately the value of the ACAP shares, although the combined value of the American Capital and ACAP shares can be expected to approximate the value of the American Capital shares immediately prior to the Spin-Off. However, because option holders do not receive any value associated with the special dividend or an adjustment to the number of shares or exercise price, the value of each option, as represented by the difference between the option’s exercise price and the price of American Capital common stock, will decline by approximately the value of the special dividend and will therefore result in the option becoming less valuable and may result in the option becoming worthless.

It should be noted that the impact of a spin-off transaction on outstanding stock options is a common issue and that companies deal with it in various ways. These actions include providing options in each of the resulting companies or making adjustments in the stock price and number of options issued by the option holder’s continuing employer to compensate for the otherwise lost value. Various legal and economic constraints prevent us from undertaking these actions. For instance, we are prohibited under the 1940 Act from issuing options in ACAP stock to American Capital employees.

Thus, so as to realize the value of their options before the value is reduced by the special dividend, option holders will likely find it necessary to exercise all of their in-the-money options prior to the Spin-Off. It is important to recognize that in exercising options, employee option holders must pay the exercise price of the option and also generally incur an income tax liability based on the amount by which the value of the underlying stock exceeds the exercise price for the option. For example, if a stock option has an exercise price of $10 per share and the stock is trading at $20 per share with the option holder in a 50% tax bracket, the holder will owe $10 for the exercise price plus $5 in taxes for every exercised option. Therefore, $15 of the market trading price will need to be expended by the option holder to exercise an option, and the option holder will only net $5 in after-tax proceeds. Because of the significant amount of cash typically necessary to exercise options, most option holders choose to sell many of the shares at the time of the option exercise. At many companies, option holders have the

AMERICAN CAPITAL, LTD. – Proxy Statement    55

PROPOSAL 6: TO AUTHORIZE THE COMPANY, UNDER LIMITED CIRCUMSTANCES, TO SELL

SHARES OF COMMON STOCK BELOW THE NET ASSET VALUE PER SHARE

ability to undertake the exercise transaction with the company, with the company issuing to the option holder a net number of shares after deducting the value associated with the exercise price and tax liability in return for the option which the company extinguishes. This is commonly called a “net issue exercise.” However, the 1940 Act prohibits a BDC from undertaking net issue exercise transactions and, thus, our employee option holders typically sell shares of common stock on the market when they exercise options.

As of             , there were outstanding employee options for approximately             million shares of our Common Stock. Many American Capital employee options have been exercised recently with employees selling shares to pay the exercise price and tax liabilities and it is expected that option holders will continue to do so until the Spin-Off occurs. The sale of such shares by our employees to pay their option exercise price and taxes may exert downward pressure on our stock price. After considerable deliberation, our Board of Directors has concluded that it may be in stockholders’ interest to reduce the number of shares that need to be sold into the market from option exercises by conducting a tender offer for outstanding employee options. The price for the tendered options is expected to be the then current market price for the Common Stock at the time of the tender from which the exercise price of tendered options would be deducted. The tendering option holder would receive the resulting net amount in cash sufficient to pay the income tax due from the option exercise with the balance of the value delivered in the form of shares of American Capital Common Stock. Generally, this would have the same effect as a net issue exercise described above. However, considering the current and recent trading price of our Common Stock, American Capital may have to issue shares in the tender offer at a price below NAV per share. Because of the 1940 Act restrictions on issuing shares below NAV per share, stockholder authority to do so in connection with the tender offer is being sought by this proposal.

The following table lists the high and low sales prices for our Common Stock, and the closing sales price as a percentage of NAV per share. On                     , 2015, the last reported closing sales price of our Common Stock was $     per share. Given this extended history of our shares trading at a discount to NAV per share, we believe that there is a possibility that they will continue to do so at the time of a tender offer.

			Sales Price				High Sales Price to NAV (2)	Low Sales Price to NAV (2)
	NAV (1)		High		Low
Year ended December 31, 2015
First Quarter		$20.12		$15.34		$13.93	76%	69%
Second Quarter		$20.35		$15.36		$13.54	75%	67%
Third Quarter	$	*	$	*	$	*	* %	* %
Fourth Quarter	$	*	$	*	$	*	* %	* %
Year ended December 31, 2014
First Quarter		$19.29		$16.37		$14.01	85%	73%
Second Quarter		$20.12		$16.03		$14.24	80%	71%
Third Quarter		$20.54		$15.77		$14.16	77%	69%
Fourth Quarter		$20.50		$16.10		$13.59	79%	66%
Year ended December 31, 2013
First Quarter		$19.04		$15.24		$12.19	80%	64%
Second Quarter		$19.28		$15.20		$11.82	79%	61%
Third Quarter		$19.54		$13.94		$12.42	71%	64%
Fourth Quarter		$18.97		$15.67		$13.38	83%	71%

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The NAVs per share shown are based on outstanding shares at the end of each period.

(2)	Calculated as the respective high or low sales price divided by NAV per share.

*	Not determinable at the time of filing.

56    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 6: TO AUTHORIZE THE COMPANY, UNDER LIMITED CIRCUMSTANCES, TO SELL

SHARES OF COMMON STOCK BELOW THE NET ASSET VALUE PER SHARE

Conditions to Sales Below Net Asset Value Per Share

If the requisite stockholders approve this proposal, we may only sell or issue up to             shares of our Common Stock, which is     % of the number of shares of Common Stock outstanding as of the Special Meeting record date, subject to adjustment for the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations, as well as any stock option exercises, at a price below NAV per share until the earlier of (i) the first anniversary of the date of the stockholder approval and (ii) the distribution date for the Spin-Off, if the following conditions are met:

•	The issuance would occur solely as partial payment in connection with a tender offer for outstanding stock options that we have previously issued to our employees as compensation;

•

The number of shares authorized to be issued would be limited to the number of shares needed to implement the equivalent of a net issue exercise for the options tendered by option holders in the tender offer; and

•	a “required majority” of our directors have determined that any such sale would be in the best interests of us and our stockholders; and

•

a “required majority” of our directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, has determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such Common Stock or immediately prior to the issuance of such Common Stock, that the price at which such Common Stock is to be sold is not less than a price which closely approximates the market value of those shares of Common Stock, less any distributing commission or discount. (It is not expected that an underwriter will be involved in the tender offer and, thus, it is unlikely that this condition will apply.)

A “required majority” of directors means both a majority of our directors who have no financial interest in the transaction and a majority of our directors who are not interested persons of us. For these purposes, directors will not be deemed to have a financial interest solely by their ownership of our Common Stock.

Employee Lock-Up Agreements

In addition to benefitting our stockholders by reducing the number of shares likely to be sold on the open market in connection with option exercises, a tender offer may benefit participating option holders by providing some certainty as to the stock price on which their option exercises will be based. This is because the Board is expected to base the fixed tender price on the average of the Corporation’s stock price over a to be determined period. Employees selling shares on the open market will do so subject to varying market conditions at the time of sale and will have no assurance as to the actual sale price or whether there will be sufficient market demand to complete any share sales. This benefit should assist us in the retention and motivation of employees, many of whom have served us for long periods and who we believe are key to our future success, and thus also benefit our stockholders. In consideration of this benefit to our participating employees, employees who receive shares of American Capital Common Stock under the tender offer will agree that, for a period of 180 days after the concluding date of the tender offer, they will not, without the prior written consent of the Board of Directors, dispose of or hedge any shares of such Common Stock or any securities convertible into or exchangeable for such Common Stock, subject to certain exceptions. The Company may, in its sole discretion, release any of the securities subject to these lock-up agreements at any time, and in certain circumstances, without notice.

Effect of Issuing Shares Below Net Asset Value Per Share

Any sale of Common Stock at a price below NAV per share results in an immediate dilution to our existing stockholders on a per share basis. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a decrease in a stockholder’s per share interest in the earnings and assets of the Company and per share voting interest in the Company. However, all of our outstanding stock options give their holders the right to purchase shares of our Common Stock at prices below the current NAV per share. Thus, the issuance of shares below NAV per share in the tender offer would not likely result in any dilution above the level that will already occur as a result of the exercise of all outstanding in-the-money employee stock options. Moreover, we believe that the tender offer would reduce such pending

AMERICAN CAPITAL, LTD. – Proxy Statement    57

PROPOSAL 6: TO AUTHORIZE THE COMPANY, UNDER LIMITED CIRCUMSTANCES, TO SELL

SHARES OF COMMON STOCK BELOW THE NET ASSET VALUE PER SHARE

dilution assuming the current market price per share, as it would allow us to issue fewer shares relative to the case in which the options are exercised outright and as such would be less dilutive.

Set forth below is a comparison of the potential dilutive effect of the issuance of shares of our Common Stock below NAV per share in connection with the exercise of all of our outstanding in-the-money employee stock options and a potential tender offer for such options, based on the following assumptions: that 20,000,000 options are exercised or tendered1, that American Capital offers a tender price equal to the current market price per share of American Capital common stock as of                     , 20    , to be paid in part in American Capital common stock and in cash, in an amount sufficient only to cover the tax obligations. It does not include any effects or influence on market share price due to changes in investment performance over time, dividend policy, increased trading volume or other qualitative aspects of the shares of our Common Stock. Based on the example below, the issuance of shares below NAV per share in connection with a tender offer would result in $0.27 less dilution in our NAV per share than in connection with the exercise of employee stock options.

Hypothetical Comparison of Dilution from Option Exercises versus a Tender Offer

Scenarios	20MM Options Exercised (No Tender)	20MM Options Tendered in Tender Offer (No Options Exercised)	Difference
Options Assumed to be Exercised	20,000,000	0	(20,000,000)
Options Assumed to be Tendered	0	20,000,000	20,000,000
Average Strike Price Per Share of Exercised or Tendered Options	$8.13	$8.13	$0.00
Exercise or Tender Price Per Share for Options	$14.50	$14.50	$0.00
Change in NAV*	$162,699,927	($50,920,029)	($213,619,956)
Shares Issued	20,000,000	5,267,589	(14,732,411)
Total Potential Dilution from Q2 2015 NAV per Share	($0.85)	($0.58)	$0.27

*	Assumes American Capital offers a tender price equal to the then current market price per share of American Capital Common Stock, to be paid part in American Capital Common Stock and part in cash in an amount sufficient only to cover the tax obligations. As of June 30, 2015, the NAV per share for American Capital was $20.35 and the number of shares outstanding was 268,063,069.

Vote Required

The approval of this proposal requires the affirmative vote of (1) a majority of our outstanding voting securities as of the record date; and (2) a majority of our outstanding voting securities that are not held by affiliated persons of us, which includes directors, officers, employees and 5% stockholders, as of the record date. For purposes of this proposal, a “majority” of the outstanding voting securities, as defined in the 1940 Act, means the vote of (i) 67% or more of the shares of our Common Stock present at the Special Meeting, if the holders of 50% or more of our outstanding shares of Common Stock are present or represented by proxy or (ii) more than 50% of the outstanding shares of our Common Stock, whichever is the less. Abstentions will not count as affirmative votes and will therefore count against the proposal.

Conclusion and Recommendation

Our Board of Directors believes that having the flexibility to issue our Common Stock below NAV per share so as to allow for a tender offer for outstanding employee stock options is in the best interests of our stockholders and the Company. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AUTHORIZE THE COMPANY, UNDER LIMITED CIRCUMSTANCES, TO SELL SHARES OF OUR COMMON STOCK BELOW THE NET ASSET VALUE PER SHARE.

[1]	As of , 20 , in-the-money options were outstanding. Accordingly, for this hypothetical example we have assumed 20,000,000 options will be exercised or tendered.

58    AMERICAN CAPITAL, LTD. – Proxy Statement

PROPOSAL 7: TO AUTHORIZE THE CHAIRMAN OF THE SPECIAL MEETING TO

ADJOURN THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE

PROPOSAL 7:

TO AUTHORIZE THE CHAIRMAN OF THE SPECIAL MEETING

TO ADJOURN THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE

General

If this proposal is adopted, the Special Meeting may be adjourned to another time and place, if necessary or appropriate, in the sole discretion of the Chairman of the Special Meeting, to obtain a quorum or to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the other proposals.

Vote Required

The affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Special Meeting is necessary for approval of this proposal. Abstentions will have no effect on the outcome of the proposal.

Conclusion and Recommendation

Accordingly, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of the proposal that the Chairman of the Board adjourn the Special Meeting, if necessary and appropriate, in the sole discretion of the chairman of the Special Meeting, to obtain a quorum or to solicit additional proxies if there are not sufficient votes to approve the proposals at the time of the Special Meeting. We currently intend to adjourn the Special Meeting if there are insufficient votes at the time of the Special Meeting to approve the proposals. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADJOURNMENT PROPOSAL.

AMERICAN CAPITAL, LTD. – Proxy Statement    59

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The elements of compensation for our non-employee directors include retainers, stock options and, if applicable, compensation for serving on the boards of directors of our portfolio companies. Non-employee directors are paid a retainer for service on the Board of Directors at the rate of $200,000 per year, payable quarterly in advance, and each member of the Audit, Compliance and Valuation Committee and the Compensation, Corporate Governance and Nominating Committee receives an additional retainer at the rate of $40,000 per year and each member of the Executive Committee receives an additional retainer at the rate of $15,000 per year. The lead director and members chairing the Audit, Compliance and Valuation Committee and the Compensation, Corporate Governance and Nominating Committee receive an additional retainer at the rate of $40,000, $20,000 and $20,000 per year, respectively.

Non-employee directors received a fee from us for each American Capital portfolio company or fund board of directors on which they served, in lieu of any payment by the portfolio company or fund. For such companies that are not public, that fee is set at the rate of $40,000 per year. For such companies that are public, that fee is based on the fee payable by the company to its other directors. Directors are also reimbursed for travel, lodging and other out-of-pocket expenses incurred in connection with the Board of Directors and committee meetings. Directors who are our employees do not receive additional compensation for service as a member of the Board of Directors.

The following table sets forth the compensation received by each non-employee director during 2014(1):

Name	Fees Earned or Paid in Cash (2) ($)	Stock Awards ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mary C. Baskin	286,000	—	—	—	—	—	286,000
Neil M. Hahl	358,500	—	—	—	—	—	358,500
Philip R. Harper	331,500	—	—	—	—	—	331,500
Stan Lundine	268,000	—	—	—	—	—	268,000
Susan Nestegard	243,000	—	—	—	—	—	243,000
Kenneth D. Peterson, Jr.	221,000	—	—	—	—	—	221,000
Alvin N. Puryear	417,500	—	—	—	—	—	417,500

(1)	Kristen Manos did not serve as a director in 2014.

(2)	The column “Fees Earned or Paid in Cash” includes the following payments by us to our non-employee directors in 2014 for serving on certain boards of directors of our portfolio companies in the following amounts: Ms. Baskin: $35,000 for eLynx Holdings, Inc. and $15,000 for CH Holding Corp.; Mr. Hahl: $35,000 for each of WIS Holdings Company Inc, HALT Medical, and The Meadows of Wickenburg, L.P.; Mr. Harper: $35,000 for SMG Holdings Inc.; Mr. Lundine: $35,000 for Fosbel Global Services (LUXCO) S.C.A.; Ms. Nestegard: $35,000 for CML Pharmaceuticals, Inc; Mr. Peterson: $35,000 for Service Experts; Dr. Puryear: $35,000 for Financial Asset Management Systems, Inc., $60,000 for American Capital Agency Corp., and $60,000 for American Capital Mortgage Investment Corp.

(3)	Amounts under the column “Option Awards” represent the fair value of stock option awards granted. As of December 31, 2014, Mses. Baskin and Nestegard, Messrs. Hahl, Harper, Lundine and Peterson and Dr. Puryear had the following aggregate option awards outstanding: 250,000; 156,250; 340,000; 433,750; 246,250; 433,750; and 340,000, respectively.

As noted above, we also provide stock-based incentive compensation to our non-employee directors under option plans to help further align their interests with those of our stockholders. Under the 1940 Act, such option plans must be approved by the SEC in order to become effective (the “existing director option plans”).

Our most recent plan was the 2010 Disinterested Director Stock Option Plan, which provided for the issuance of options to purchase up to 1,250,000 shares of our Common Stock, and which became effective on August 30, 2011, when the SEC issued an order authorizing the plan. Each of the non-employee directors at such time received an automatic grant of options to

60    AMERICAN CAPITAL, LTD. – Proxy Statement

DIRECTOR COMPENSATION

purchase 156,250 shares of our Common Stock. Ms. Nestegard received a grant of options to purchase 156,250 shares in connection with her appointment to the Board of Directors on June 13, 2013. All such options have now vested and expire on September 15, 2020, except for Ms. Nestegard’s options, which vest over the first three anniversaries of June 13, 2013 and expire on June 13, 2023. Vesting of these options will be automatically accelerated upon the occurrence of death or disability of the director. There are no options remaining under any of our existing director option plans to be granted to the non-employee directors, unless any outstanding options are cancelled following the termination of a director’s service and reissued. If the Plan discussed in “Proposal 5: Approval of the American Capital, Ltd. 2016 Equity Incentive Plan” above is approved, independent directors will be eligible to participate in the Plan as described in the proposal.

Stock Ownership Guidelines

Our Board of Directors believes that directors more effectively represent the best interests of the Company if they are stockholders themselves. Thus, non-employee directors are encouraged to own shares of our common stock equal in value to three times the annual cash Board retainer (which is currently set at $200,000). The minimum number of shares to be held by the non-employee directors will be calculated on the first trading day of each calendar year based on their fair market value. In the event a new director joins the Board of Directors, or the cash retainer increases or the stock price decreases, in each case causing a director to be out of compliance after having been in compliance, any such director will have seven years to return to compliance (but in any case, a person joining the Board shall own no fewer than 3,000 shares within one year of joining the Board). The Compensation, Corporate Governance and Nominating Committee may waive or modify these requirements in appropriate situations. In addition, our Board of Directors has adopted a policy prohibiting our executive officers and directors from pledging or margining any shares of our common stock (regardless of whether such stock is owned directly or indirectly as such terms are used in the Securities and Exchange Commission rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Compensation, Corporate Governance and Nominating Committee may waive or modify these requirements in certain situations.

Compensation, Corporate Governance and Nominating Committee Interlocks and Insider Participation

No member of the Compensation, Corporate Governance and Nominating Committee during fiscal year 2014 served as an officer, former officer, or employee of ours or had a relationship discloseable under “Related Person Transactions.” Further, during 2014, none of our executive officers served as:

•

a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation, Corporate Governance and Nominating Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation, Corporate Governance and Nominating Committee.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Introduction

This section of the Proxy Statement is a discussion of aspects of our compensation program and practices for the following executive officers:

Malon Wilkus	Chairman of the Board and Chief Executive Officer (“CEO”)
John R. Erickson	President, Structured Finance and Chief Financial Officer (“CFO”)
Gordon O’Brien	President, Specialty Finance and Operations
Samuel A. Flax	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary (“GC”)
Darin Winn[2]	Senior Vice President and Senior Managing Director

In this Proxy Statement, we refer to those individuals as our “named executive officers,” or “NEOs.” This section includes a description of the philosophy and objectives of our executive compensation policies and our most important executive compensation decisions during 2014, and provides our analysis of these policies and decisions. It also includes a discussion of changes we are making to our executive officer compensation programs for 2015. It also provides a context for the data we present in the compensation tables and related footnotes below, as well as the narratives that accompany the compensation tables.

Stockholder Engagement

At our 2014 Annual Meeting of Stockholders, we held a stockholder advisory vote to approve the compensation paid to our named executive officers, commonly referred to as a “say-on-pay” vote. Our stockholders approved the resolution on executive compensation with 67% voting in favor, which, although far more than a majority, was materially less than the 89% vote our executive compensation program received in the preceding say-on-pay vote in 2011. We are committed to ensure our compensation policies remain aligned with stockholders’ interests and view the decrease in favorable votes as one reason to reevaluate our compensation programs, practices and communication. As a result, our Compensation Committee engaged Johnson Associates, a leading compensation consultant, to provide advice and insight with regard to reviewing and structuring our programs, practices and communication. In addition, our executive officers and other officers have discussed our executive compensation programs, practices and communications with many stockholders during the year and have reviewed this feedback with the Compensation Committee. The Compensation Committee considered this information as it reviewed our executive compensation programs, practices and communication. This feedback informed a new framework adopted by the Compensation Committee for determining short-term incentive compensation for our NEOs for 2015, as further described below, which is intended to have a more explicit connection between pay and performance. Also, we have more clearly explained the connection between the Company’s 2014 performance and 2014 executive compensation, adopted a more rigorous clawback mechanism in the event of financial restatements or certain other events and identified a specific comparator group. The Compensation Committee intends to continue to review and listen to stockholder feedback as it considers further changes to the Company’s executive compensation programs, practices and communication.

2014 Performance and Compensation Highlights

Last year was one of solid performance for the Company. We continued to provide strong investment and business performance in line with our long-term business objectives and delivered strong results for our stockholders. In addition, we developed and began the implementation of a strategic plan to spin out a new BDC to our stockholders, which we believe will enhance future stockholder value.

[2]	Mr. Winn separated from employment with the Company on December 31, 2014.

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As discussed further below, the Compensation Committee considered these results and activities in ultimately determining the 2014 short-term cash incentive compensation for our NEOs. The Compensation Committee concluded that while certain metrics, including net earnings and assets under management, showed marked improvement from 2013, they did not warrant an increase in the cash incentive compensation paid to our NEOs in 2014. Thus, each of the NEOs, except Mr. Winn, were paid the same cash incentive compensation in 2014 as in 2013, and Mr. Winn’s cash bonus declined by $400,000. (As discussed further below, Mr. Winn separated from employment with the Company on December 31, 2014, and much of his compensation recorded in 2014 constituted severance payments.) Moreover, the Compensation Committee made no awards of long-term equity incentive compensation in 2014 to the NEOs other than to Mr. Wilkus, and the only long-term equity incentive compensation awarded to Mr. Wilkus was to replace certain prior equity incentive grants that were determined to be void because they exceeded certain plan limits, as described more fully below. Thus, excluding this replacement equity incentive grant and severance paid to Mr. Winn in 2014, the total compensation for the NEOs declined materially from 2013 to 2014, continuing a trend begun the prior year when equity incentive compensation declined significantly from 2012 to 2013. The following charts show this decline in the compensation of Mr. Wilkus and of the average of the other NEOs over the last three years.

Total Realized Compensation*

*	Total Realized Compensation is defined as Salary, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation and All Other Compensation (401(k)), less the items noted above.

The Compensation Committee believes this overall decline in total compensation of the NEOs is appropriate. While a decline in compensation could place the Company at risk of losing NEOs that it desires to retain, the Compensation Committee believes that our NEOs are still appropriately incentivized to remain with the Company in part because they each have material amounts of equity incentive compensation. The Compensation Committee is mindful of the importance of long-term equity based compensation to align the interests of executives with those of stockholders and acknowledges that having all cash compensation, as occurred in 2014 for all our NEOs other than Mr. Wilkus, is atypical. However, as discussed further below, the Company is prohibited by the 1940 Act from issuing restricted stock or restricted stock units, and the Company has essentially no stock options available for grant.

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What We Do; What We Don’t Do

Below are certain highlights of our compensation programs and practices, which we believe illustrate their alignment with the interests of our stockholders.

What We Do		What We Don’t Do

✓	Pay for performance - We tie pay to the performance of the Company and the individual, so that NEO compensation is mostly variable and not guaranteed.	✗	No tax gross-ups - We do not “gross-up” payments or benefits awarded to our NEOs to compensate for the effects of taxes.

✓	Regular performance evaluations - We review the individual performance of our NEOs throughout the year as we consider compensation decisions.	✗	No option grants below fair market value - We do not grant options that have exercise prices below our Common Stock’s fair market value on the date of grant.

✓	Long vesting periods - Our equity awards generally vest over a five-year period, which provides significant benefits to us in the retention and motivation of executives.	✗	No special perquisites - We provide no perquisites or benefits to our NEOs other than those available to all employees.

✓	Share ownership guidelines - We have robust share ownership guidelines for our NEOs to ensure that a significant portion of their assets are directly aligned with the interest of our stockholders.	✗	No supplemental retirement benefits - We have no special retirement programs or benefits for our NEOs. The only retirement plan we maintain is a typical 401(k) plan and our NEOs participate on the same basis as our other employees.

✓	Comparator information - We utilize data regarding the compensation programs and practices of numerous comparable public and non-public companies, which we obtain from multiple sources, as a reference for determining executive pay.	✗	No short-selling or hedging of our shares - Our Code of Ethics strictly prohibits NEOs from short-selling or hedging transactions in our shares. In addition, NEOs are generally prohibited from margining our shares or otherwise using them as collateral for loans.

✓	Advisory vote on executive compensation - We have held periodic votes regarding “say-on-pay” for feedback and external perspectives and consider the results of those votes in making compensation decisions.

✓	Independent compensation consultant - In 2014, the Compensation Committee retained Johnson Associates as an independent consultant on executive compensation that performs no other services for the Company.

✓	Clawbacks - We have implemented a policy requiring our executive officers to repay incentive payments under certain circumstances in the event of subsequent accounting restatements and other circumstances.

Compensation Philosophy and Objectives

We believe our continued success as a leading asset manager through various economic environments is largely attributable to our ability to attract, motivate and retain outstanding executive officers through compensation programs and practices, including both short- and long-term incentive compensation, that are competitive in a global market. We also believe that as a public company, elements of our programs should be designed to align executive officer interests with those of our stockholders and to reward performance above various goals, which is why we implemented our stock-based long-term incentive compensation programs. We establish compensation levels for our named executive officers based on current competitive market conditions and individual and Company performance, each reflecting the economic climate and the relative values of different programs.

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Determining Compensation

Role of the Compensation Committee

The Compensation Committee performs an extensive review of each element of compensation of our named executive officers throughout the year and makes a determination regarding any adjustments to current compensation programs, practices and levels after considering a number of factors. The Compensation Committee generally takes into account the scope of an officer’s responsibilities and experience and balances these factors with competitive compensation levels, the Company’s performance and current market conditions. During the annual review process, the Compensation Committee reviews our full-year financial performance, along with a variety of measures, with executive officers and other employees and, as described in the following sections, receives input from its compensation consultant. However, only the Compensation Committee makes all compensation decisions regarding our executive officers.

Role of the Consultant

Under its charter, the Compensation Committee has the authority to select, retain and terminate compensation consultants. In 2014, the Compensation Committee retained Johnson Associates, Inc., an independent consulting firm, to advise it on executive compensation matters after assessing Johnson Associate’s independence and concluding that no conflict of interest exists that would preclude Johnson Associates from advising them. Johnson Associates performed such services solely on behalf of the Compensation Committee and did not have any relationship with the Company or management except as it may relate to performing such services. The Compensation Committee instructed Johnson Associates to provide a report to assist the committee in evaluating whether the structure and elements of its compensation program were consistent with corporate governance best practices. During fiscal year 2014, Johnson Associates performed a comprehensive review and assessment of our executive compensation program, as well as providing a Proxy Statement analysis and advised on trends and developments in executive compensation. Johnson Associates reports directly to the Compensation Committee and interacts with members of management when necessary and appropriate while carrying out assignments from the Compensation Committee. Representatives of Johnson Associates attended certain meetings of the Compensation Committee, including meeting with the Compensation Committee without members of management present, and conducted in-depth interviews with the Compensation Committee and members of management to understand the Company and its compensation programs, practices and communications. The firm assisted the Compensation Committee in its analysis and evaluation of our overall executive compensation programs, practices and communications, including the compensation paid to our NEOs, and provided the Compensation Committee with certain market data and analysis, which compares executive compensation paid by the Company with that paid by other firms in the financial services industry and certain investment management firms that we consider generally comparable to us. They also provided commentary regarding market conditions, market impressions and compensation trends. Under the terms of its engagement with the Compensation Committee, Johnson Associates does not provide any other services to the Company. The Company uses other consultants to provide market data, actuarial services and advice relating to employee compensation and benefit programs available to all of our employees, including our NEOs.

Role of Management

Management provides material support to the Compensation Committee, but all compensation decisions related to executive officers remain at the discretion of the Compensation Committee. Our Chief Human Resources Officer and her staff provide the Compensation Committee with information and market data on the compensation programs and levels at similar firms and our GC and his staff provide support to the Compensation Committee on legal aspects of compensation decisions, including disclosure requirements. Also, the Compensation Committee considers recommendations made by the CEO on compensation for each of the other NEOs, based on industry data, individual performance and our performance over the past year. Our CEO is not present in the portions of meetings of the Compensation Committee at which his performance is evaluated and his compensation is discussed and determined.

Review of Compensation Programs and Practices of Comparable Companies

We believe that we compete primarily with companies managing private equity funds, mezzanine debt funds, hedge funds and other types of specialized investment funds to attract and retain our executive talent. Many of our competitors are private companies and are not required to disclose their executive compensation programs and practices. In addition, several of our

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primary competitors that are publicly traded have unusual compensation structures as a result of being led by individuals who own extraordinarily large equity positions associated with being founders of their companies. These founders with large equity positions often receive little cash compensation and instead receive significant equity distributions, which makes comparisons to certain of the Company’s compensation practices of limited value. Nevertheless, the Compensation Committee, with the assistance of its compensation consultant and management, collects information that is available regarding the compensation practices of these comparable private companies. As part of its engagement, Johnson Associates reviewed and assessed the potential for a comparator group of public companies for the Company. Johnson Associates evaluated a wide range of public company comparators based on external stakeholder and internal feedback, along with its own market comparisons. The consultants interacted with management where necessary and appropriate to carry out its assignment. Potential public company comparators were excluded where the comparator’s primary business was (a) narrower in business scope, (b) meaningfully smaller in size/scale, and/or (c) operating in different businesses from us.

The resulting public company comparator group has the following companies:

•	Apollo Investment Corporation

•	Ares Capital Corporation

•	The Carlyle Group LP

•	Fifth Street Finance Corp.

•	Fortress Investment Group LLC

•	Och-Ziff Capital Management Group LLC

•	NorthStar Realty Finance Corp.

We emphasize that the firms listed above are not exact peers. The Compensation Committee utilizes information regarding the compensation programs and practices of this comparator group together with other comparative and market data in a holistic manner to assist it in gaining a general awareness of industry programs, policies and trends. Although we seek to offer to our named executive officers a competitive level of total compensation so as to attract, motivate and retain them, the Compensation Committee does not target a particular percentile of the public company comparator group for total pay packages or individual components. The Compensation Committee considers market data as only one of many factors and such market data is not a replacement for the Compensation Committee’s independent judgment in making compensation decisions.

Components of NEO Compensation and their Purposes

It has been our practice to pay our named executive officers a combination of base salary, short-term cash incentive and long-term equity-based incentive compensation, in addition to providing benefits of the same type as are provided to other employees. These programs are used to attract, motivate and retain outstanding executive officers. In accordance with applicable laws and regulations and the Compensation Committee’s charter, the Compensation Committee is required to approve any changes in the compensation of our named executive officers. We have not adopted any formal policies or guidelines for allocating compensation between long-term equity and short-term incentives or between cash and non-cash compensation. We strive to achieve an appropriate mix between equity incentive awards and cash compensation in order to meet our objectives. However, as discussed further below, in 2014, we made no awards of equity-based incentive compensation to our NEOs other than Mr. Wilkus, and to Mr. Wilkus, we only

2014 NEO Compensation Mix

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made awards to replace earlier awards that were void due to their exceeding certain plan limits. Excluding the replacement equity awards to Mr. Wilkus and severance for Mr. Winn, discussed below, base salary was 28.2% of total compensation, short-term cash incentive compensation under our Performance Incentive Plan (“PIP”) was 71.6% of total compensation and 401(k) contributions constituted the remaining 0.2% of total compensation in 2014. Because we have made significant awards of long-term equity-based incentive compensation in prior years, a significant portion of which is still subject to vesting, we believe that our NEOs remain closely aligned with our stockholders based upon our historic mix of long-term and short-term incentive compensation and between cash and non-cash compensation. Each element of compensation is discussed briefly below.

Base Salary

Base salary is one component of each named executive officer’s cash compensation. We establish base salaries after considering a variety of factors, including current economic conditions and the competitive market for executive officers, the scope of each executive officer’s responsibilities, individual performance and our performance and, if requested by the Compensation Committee, recommendations from the Compensation Committee’s compensation consultant. Base salaries for our named executive officers are reviewed annually by the Compensation Committee and by its compensation consultant and at the time of a promotion or other change in responsibility and may be adjusted after considering the above factors.

Each named executive officer’s employment agreement sets a minimum base salary. Except for Mr. O’Brien, who received a promotion and an increase in his base salary in 2008, the base salaries of our NEOs have not been increased since 2007. The current base salaries for the NEOs are $1,495,000 for Mr. Wilkus, $1,085,000 for Mr. Erickson, and $1,020,000 for each of Messrs. Flax and O’Brien. Mr. Winn was paid a base salary of $905,000 in 2014 prior to his separation. The same base salaries apply in 2015. The current base salaries are the minimum base salaries required in each NEO’s employment agreement, except the minimum base salary provided for in Mr. Wilkus’ employment agreement is $530,000.

Short-Term Cash Incentive Payment

Short-term cash incentive payments are another component of each NEO’s cash compensation. The considerations in setting each NEO’s target short-term incentive compensation amount are generally the same as we use to establish each NEO’s base salary, although their weighting may be different in each case. The determination of actual awards is described further below. Previously, these cash incentive payments took the form of “Annual Awards” under the Company’s Performance Incentive Plan. However, in early 2015, the Board of Directors adopted the American Capital, Ltd. Employee Cash Incentive Plan (“Cash Incentive Plan”), which was subsequently approved by our stockholders at our 2015 Annual Meeting. Commencing in 2015, awards are paid under the Cash Incentive Plan.

Each named executive officer’s employment agreement entitles him to participate in a short-term cash incentive program and sets a minimum target incentive amount for which he is eligible to be considered. The minimum contracted amounts are Mr. Wilkus at 230% of his base salary, Mr. Erickson at $3,000,000, $2,500,000 for each of Messrs. Flax and O’Brien and $2,000,000 for Mr. Winn. In 2014 and 2015, the targeted amount set by the Compensation Committee for each of the named executive officers is this minimum targeted amount except that the Compensation Committee set Mr. Wilkus’ target amount at $6,000,000.

It has been the general practice of the Compensation Committee to make short-term cash incentive payments following the end of each of the first three calendar quarters after the Compensation Committee has reviewed our performance and the NEO’s performance for each quarter and then, if earned, to make a larger payment after the year has concluded and the Compensation Committee has reviewed our performance and the NEO’s performance for the entire year. The quarterly payout, if any, is intended to motivate our NEOs throughout the year and to match rewards with actual performance, with a larger amount typically paid at the end of the year, each based on satisfaction of pre-established performance criteria. After the conclusion of each year, the Compensation Committee meets to review individual performance, our overall performance for the year and current economic and market factors. All payments are at the discretion of the Compensation Committee and the Compensation Committee uses a variety of objective and subjective factors in determining awards.

One set of objective factors has been a set of “Performance Goals” generally established on a quarterly and annual basis. The Performance Goals have generally served as only a threshold for determination of any short-term cash incentive, and the Compensation Committee still retained negative discretion to determine not to pay all or a portion of the target amount for the

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quarterly or annual period. Through 2011, the Performance Goals also provided a non-exclusive framework to satisfy Section 162(m) of the Code, which is discussed below under “—Tax and Regulatory Issues.” Under this aspect of the Performance Incentive Plan, the Compensation Committee designates Performance Goals, which they select from the following metrics, among others:

PERFORMANCE INCENTIVE PLAN 162(m) PERFORMANCE CRITERIA

¡	sales

¡	net operating income

¡	net asset value per share

¡	return on assets

¡	equity or investment growth

¡	regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002)
¡	achievement of balance sheet objectives

¡	return on equity

¡	net income

¡	cash flow

¡	gross amount invested

¡	satisfactory internal or external audits

¡	revenue
¡	dividend characterization

¡	total stockholder return

¡	market share

¡	improvement of financial ratings

¡	implementation or completion of one or more projects or transactions

¡	intradepartmental or intra-office performance

The Cash Incentive Plan has provided a similar framework since 2015.

Performance Goals may also include any other objective goals established by the Compensation Committee, and may be absolute in their terms or measured against or in relationship to other comparable companies. Performance Goals may be particular to an employee or the department, branch, affiliate or other division in which they work, or may be based on the performance of the Company, one or more affiliates, or the Company and one or more affiliates, and may cover such period as specified by the Compensation Committee.

We discuss further below the decisions made with regard to short-term cash incentive awards made for 2014 and the criteria we have used for awards made in 2015. On a weighted average basis, the short-term cash incentive award for our NEOs has been the indicated percentage of their applicable target amount for the indicated years: 12.5% (2008); 50% (2009); 50% (2010); 65% (2011); 70.7% (2012); 90% (2013); and 87.5% (2014). During the three year period preceding 2008, such percentage was higher than it was in later years.

Equity Plans

Each NEO participates in long-term equity incentive compensation plans as do virtually all of our officers. The Compensation Committee and our Board of Directors believe that stock-based incentives are necessary to attract, motivate and retain outstanding executives and to align their interests with those of our stockholders. Stock-based compensation advances the interests of our Company, but, as a BDC, we are restricted under the 1940 Act in the forms of incentive compensation we can provide to our employees. For instance, we generally cannot compensate employees with restricted stock or stock appreciation rights and our ability to issue stock options is restricted in ways not applicable to most other public companies. Moreover, we compete with numerous private equity, mezzanine and hedge funds for our NEOs and investment professionals. These funds typically pay to their partners and employees 20% of the gains (including capital gains) of each fund under management. This payment is commonly referred to as a carried interest, but the 1940 Act generally prohibits us from compensating our officers and employees in this manner. We have established two types of long-term equity based incentive plans based on these considerations.

Options. Stock options are a key element of our named executive officers’ compensation and we currently maintain several stock option plans (“Option Plans”), which provide for the grant of nonqualified stock options. However, we have not adopted any new employee stock option plan since 2009, and, since mid-2012, nearly all of our shares of Common Stock available for grant under options have been allocated. The Compensation Committee administers the Option Plans for employee participants. Under the 1940 Act, a majority of our disinterested directors must approve option awards and their terms. The considerations in awarding options to NEOs are generally the same as we use to establish each NEO’s base salary, although their weighting may be different in each case.

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Options may be exercised during a period of no more than ten years following grant and the terms of each option grant set forth the vesting period. Vesting may be accelerated under certain circumstances, and it is automatically accelerated upon specified change of control transactions. The exercise price and other corresponding terms of outstanding options may be adjusted to reflect the effect of stock splits, stock dividends and recapitalizations, but not cash dividends. Section 61(a) of the 1940 Act imposes certain requirements on our Option Plans including that the options must expire no later than ten years from grant, the options must not be separately transferable other than by gift, will or intestacy, the exercise price at the date of issuance must not be less than the current market price for the underlying stock, the plan must be approved by a majority of our disinterested directors and by our stockholders and we must not have a profit-sharing plan as described in the 1940 Act.

Moreover, under the 1940 Act, we can only issue new options if the number of shares of common stock covered by outstanding options is no more than 20% of the outstanding shares. In addition to there being few shares available under the terms of our Option Plans as noted above, the number of shares covered by outstanding options is close to the 20% limit. It should be noted that, as we repurchased shares of Common Stock in recent years, the 1940 Act limit on the number of shares covered by our outstanding options also declined.

Given these limitations, we did not award any options to our named executive officers in 2014, and it is unlikely that we will award any options to them in 2015. Nevertheless, we believe that the interests of our named executive officers will remain aligned with stockholders given the number of previously granted and unvested stock options that remain outstanding.

Performance Incentive Plan Incentive Awards. As discussed above, we believe that our employee compensation plans must provide an economic interest in the Company that is similar to that generally provided to partners and employees of management companies of private equity, mezzanine and hedge funds. We believe that our Option Plans only partially fulfill this objective. First, they do not allow option holders to share in any cash dividends paid on our Common Stock. While we have not paid cash dividends on Common Stock in recent years, historically, dividends represented a significant portion of the value received by stockholders. In addition, we have materially increased our management of assets in externally managed funds. This involves the raising of capital by entities other than us and does not involve the sale of shares of our Common Stock. As noted above, we are limited in our ability to issue additional options by the number of outstanding shares of Common Stock. Therefore, by using options alone, we may not be able to compensate employees at competitive levels commensurate with the amount of assets we have under management.

Thus, in order to further align employees and stockholders, to address the fact that option holders do not receive the benefit of cash dividends on our Common Stock and to reflect the additional assets under management through externally managed funds, we established the Performance Incentive Plan (formerly known as the Incentive Bonus Plan) in 2006. It is an unfunded bonus program intended to be exempt from the Employment Retirement Income Security Act, or ERISA.

There are two types of awards under the Performance Incentive Plan. As discussed above, Annual Awards are short-term cash incentives made to our executive officers. The other type of awards are long-term equity incentive awards (“Incentive Awards”), in which all of our employees have been eligible to participate. We established a trust fund to provide a vehicle for funding the payment of the Incentive Awards under the Performance Incentive Plan (the “Trust”). The trustee of the Trust is First State Trust Company. In the past we made contributions of cash to the Trust based on the Incentive Awards approved by the Compensation Committee. Pursuant to the trust agreement, we instruct the trustee, subject to its fiduciary duty, to invest this cash and any other cash generated by trust assets in money market securities for short-term investment purposes and in shares of our Common Stock for long-term investment purposes, which are purchased on the open market. Shares of our Common Stock held in the Trust are enrolled in our dividend reinvestment plan and any dividends paid on these shares have been reinvested in our Common Stock.

Each participant has a bookkeeping account, which is allocated a hypothetical, or notional, number of shares of our Common Stock, generally based on the amount of each participant’s cash awards divided by the average open-market purchase price for the Common Stock purchased by the Trust in connection with the respective awards. Once these notional shares are allocated to a participant’s account, the Incentive Awards are tied directly to the interests of stockholders as the value is directly related to the market price of Common Stock. Moreover, if cash dividends are paid on our Common Stock, the notional value of the dividends attributable to the participant’s account is credited to the account, in the form of additional notional shares. Thus, the participant could receive a benefit from any cash dividends, something not possible under the Option Plans, further aligning the interests of plan participants with those of stockholders since participants share similarly in any appreciation or decline in our stock price.

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The considerations in awarding Incentive Awards to NEOs are generally the same as we use to establish each NEO’s base salary, although their weighting may be different in each case. Each participant vests in Incentive Awards in accordance with a vesting schedule specified by the Compensation Committee. Vesting is generally based on continued employment, with a vesting schedule generally of two to six years. Vesting is accelerated upon a participant’s employment termination as a result of death or disability, or upon a change of control.

Participants are generally eligible to receive distributions of the vested portions of Incentive Awards immediately upon vesting. All distributions are made by the Trust in Common Stock. Participants have generally been able to elect to defer the payment of the vested portions of Incentive Awards to a later distribution date (or dates) allowed by the Compensation Committee and as permitted under Section 409A of the Code (but generally no later than ten years after the date of grant). Notwithstanding any deferral election, the vested portion of a participant’s Performance Incentive Plan account will generally be paid on the participant’s termination or upon a change of control. A participant is required to satisfy withholding taxes upon vesting and distribution dates. Incentive Awards under the Performance Incentive Plan are included in the “Stock Awards” column of the Summary Compensation Table below, although the NEOs do not receive stock directly from us, as discussed above.

In recent years, we have made few Incentive Awards, although as a result of deferrals in past years, the current NEOs generally have significant balances in their Performance Incentive Plan accounts. In 2011 and 2012, no Incentive Awards were made, and in 2013, only nominal awards were made. Other than as discussed below with regard to Mr. Wilkus, we made no Incentive Awards in 2014 and do not anticipate making any in 2015.

At a meeting on                     , the Board reviewed our existing option and incentive compensation plans and concluded that the number of shares authorized and available for grant under these existing plans following the Spin-Off would be insufficient to provide flexibility with respect to stock-based compensation for our employees and independent directors to attract, retain, motivate and further align their interest with stockholders. Additionally, because option holders are not able to participate in the Spin-Off and many option holders have thus had to exercise vested options earlier than they had to under the option grant and at values that may be lower than if held to their expiration date, the options previously granted under our existing plans have lost significant retention value. As a result, the Board has approved the American Capital, Ltd. 2016 Equity Incentive Plan, which will replace all of the foregoing plans, subject to stockholder approval. See “Proposal 5: Approval of the American Capital, Ltd. 2016 Equity Incentive Plan.”

2014 Compensation Decisions

General Decisions

As described above, the compensation for most of the NEOs in 2014 included base salary and cash short-term incentives. Except in the case of Mr. Wilkus, described below, the Company did not award equity incentive compensation, primarily because of the unavailability of stock options under our Option Plans. The Compensation Committee considered a variety of factors in arriving at the amount of short-term cash incentives awarded for 2014. The performance and efforts of our management team continue to be evident in the Company’s performance in 2014. The Company’s financial and operational highlights in 2014, in comparison to 2013, where applicable, include the following:

2014 FINANCIAL AND OPERATIONAL HIGHLIGHTS

¡    We made material progress in the development and implementation of our strategic plan to spin off a new BDC to our stockholders

¡   A 154%, or $0.94, increase in earnings per diluted share to $1.55 per diluted share

¡   Increase in our net earnings return on equity to 8.2% from 3.4%

¡   An 8% or $1.53 increase in our net asset value per share to $20.50

¡   Our fee earning assets under management increased 15% to $14.5 billion, including raising five new funds with total commitments of $2.5 billion

¡    A 226% or $2.5 billion increase in new investments to $3.6 billion

¡    A 129% or 1.6 billion increase in portfolio realizations to $2.8 billion

¡    We refinanced an existing $450 million term loan at a 0.5% reduction in cost and obtained $1.25 billion in senior secured revolving credit facilities, providing capital to generate attractive levered returns on our senior floating rate loan investments

¡    An upgrade in our S&P rating to BB

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The Compensation Committee considered these achievements by the Company to be material and believes the named executive officers deserve significant credit for their achievement. The Company’s performance in 2014 was not unmixed. The Compensation Committee noted that the Company’s Common Stock price declined by 7% for the year while the S&P 500 Index, with dividends reinvested, rose by 14% and the S&P 500 Financials Index, with dividends reinvested, rose by 15%. However, the Compensation Committee recognized that the Company’s stock performance was generally in line with other BDCs, as reflected in the Well Fargo Business Development Company Index, which declined 8% in 2014. The relatively weak performance of BDCs in 2014 may have been attributable to the removal of BDCs from broader stock market indices as a result of an SEC action. In connection with this SEC ruling, not only did the stock prices of BDCs generally decline but their trading volume did as well.

Among the other factors considered in our determination of our NEOs compensation is their service in various officer and director positions in companies with which we are affiliated, including three public companies, which had $8.6 billion in aggregate market capitalization as of March 3, 2015, and which our wholly-owned portfolio company, American Capital Asset Management, manages. Our NEOs perform such services without receiving compensation from those companies.

In addition, payment of the quarterly and year-end payments to our NEOs in 2014 was contingent on the Company’s achievement of Performance Goals set by the Compensation Committee. For the full year 2014, the Performance Goals required each NEO to satisfy four out of nine Performance Goals with respect to the Company’s performance above certain confidential levels. For the February and March period, and the second, third and fourth quarters, of 2014, the Performance Goals required each NEO to meet three of the following measurement standards above certain confidential levels: items (1), (2), (3), (4), (5), (6) and (7).

2014 NEO PERFORMANCE GOALS
(1) gross revenue (2) pre-tax net operating income (3) total amortizations, prepayments and exits of investments (4) minimum cash at period end	(5) closed new investments (6) net asset value (7) uncured loan covenant violations (8) return of capital to stockholders (9) regulatory compliance

The Compensation Committee determined that the NEOs qualified to be considered for all or a portion of their target amount under the Performance Incentive Plan for the February and March period, and the second, third and fourth quarters of 2014 and for the full year 2014.

After reviewing both individual performance and our performance, the Compensation Committee decided that it was appropriate to award each of our named executive officers 90% of their respective total target amount for 2014, except that Mr. Winn received 70% of his target amount. These payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below. The Compensation Committee had made awards in the same amount in 2013 and concluded that, while there were significant achievements in 2014, they did not warrant an increase.

As discussed above, the Compensation Committee made no long-term equity incentive compensation awards in 2014 other than to Mr. Wilkus, while such awards had been made in 2013 and in prior years. This was primarily because available stock options have largely been exhausted, and while it would have been possible to make additional incentive awards under the Performance Incentive Plan, to do so in a meaningful way would have required cash to purchase additional shares of Common Stock for contribution to the plan.

Thus, excluding the replacement equity incentive grant to Mr. Wilkus and severance benefits paid to Mr. Winn, the compensation for all of the NEOs declined materially from 2013 to 2014, continuing a trend begun the prior year when equity incentive compensation awards declined significantly from 2012 to 2013.

Effective November 20, 2014, we entered into an agreement with Mr. Winn regarding transition services to be provided prior to his separation on December 31, 2014 (the “Transition Agreement”). Under the Transition Agreement, Mr. Winn continued to receive his salary through December 31, 2014, and was scheduled to receive a base payment of $905,000, an enhanced payment of $2,000,000, a benefits payment amount of $25,052 and accrued but unused vacation. In addition, all of Mr. Winn’s unvested options were accelerated effective as of January 6, 2015 and his fourth quarter and calendar year 2014 bonus was payable prior to March 15, 2015 to the extent Mr. Winn satisfied the performance metrics described above.

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Payments under the Transition Agreement satisfy the Company’s obligations upon separation under Mr. Winn’s employment agreement, which was superseded by the Transition Agreement, except for the provisions of his employment agreement related to confidential information, non-competition and nonsolicitation.

Special Long-Term Equity Incentive Compensation Award

The Compensation Committee made one long-term equity incentive compensation award in 2014 to Mr. Wilkus. In the second quarter of 2014, we determined that certain stock options granted to Mr. Wilkus in the years 2011-2013 exceeded the limit on the number of stock options that could be granted to any individual participant with respect to particular option plans. Accordingly, the attempted grant of those excess stock options was ineffective, and the Board of Directors determined that the grants were void. The total number of such void options was 2,345,647. In addition, the Company determined that an Incentive Award granted to Mr. Wilkus under the Performance Incentive Plan in 2007 exceeded the annual cash limit under the Performance Incentive Plan by $2,586,692. This excess award had resulted in the credit of 100,750 too many notional shares of our Common Stock to Mr. Wilkus’ plan account (including the effect of dividends paid on the granted shares). Accordingly, the attempted award of that amount and the crediting of those notional shares were ineffective, and the Board of Directors determined that the award was void.

The Compensation Committee and the Board of Directors evaluated this situation and determined that it was necessary and appropriate to provide replacement equity incentive awards to Mr. Wilkus of a value generally equivalent to the void awards. Because the terms of the Option Plans precluded the award of any additional options to Mr. Wilkus, the Board of Directors determined to make the replacement awards through Incentive Awards under the Performance Incentive Plan, subject to the award limits in that plan. To determine a reasonably equivalent award to the void option awards, the value of each void option was determined as of its date of grant and converted into a number of shares of common stock based on the price of a share of our Common Stock on the date each void option was granted. This resulted in a determination that Mr. Wilkus would have been awarded the equivalent of 1,027,012 notional shares of Common Stock in his Performance Incentive Plan account if he had received an Incentive Award rather than options on the original grant date. With regard to the void Incentive Award, we adjusted the number of void notional shares originally credited to Mr. Wilkus’ PIP account for the effect of subsequent cash and stock dividends on our common stock and determined that it equaled 100,750 shares of Common Stock. Thus, we determined that a total of 1,127,760 notional shares of our Common Stock would generally provide for an adequate replacement for the void awards. However, because of the Performance Incentive Plan’s annual limit of awards to any participant of $10,000,000 and given the current market price of our Common Stock, we were limited to making a make-whole Incentive Award to Mr. Wilkus in the second quarter of 2014 equivalent to 668,896 notional shares of Common Stock. In 2015 the Compensation Committee made an additional make-whole Incentive Award to Mr. Wilkus equivalent to 458,866 notional shares of our Common Stock, which at an estimated stock price of $15 per share, would be worth $6,882,990. These make-whole awards have been structured so that they will be deductible as a compensation expense under Section 162(m) of the Code. They will vest on a schedule that mirrors the vesting schedule of the void awards. Thus, on the date of the first make-whole award, Mr. Wilkus vested in 256,454 of the notional shares added to his Performance Incentive Plan account. Unlike other awards under the Performance Incentive Plan, Mr. Wilkus’ replacement award will only be paid on the earlier of his death or separation from service (subject to a rule under Section 409A of the Code that may require a six-month delay on amounts payable based on a separation from service). Payment of his award would not be accelerated on a change of control of the Company.

The Compensation Committee and the Board of Directors believe that these awards, while significant, represent a fair resolution of these issues and are in the interests of the stockholders.

Changes in Process in 2015

As described under “—Stockholder Engagement” on page     , the Compensation Committee took stockholder feedback into account as it considered its process for analyzing and determining executive compensation for 2015. With the help of its compensation consultant, the Compensation Committee determined there should be significant revisions to the Compensation Committee’s short-term cash incentive program so as to focus more on specific measures of Company performance as well as personal performance. There are two principal steps in determining awards under the 2015 short-term cash incentive program. First, a cash incentive pool will be established and, second, the pool will be allocated among the eligible executive officers, including the NEOs. In early 2016, the Compensation Committee will set the size of the actual cash incentive pool by determining the aggregate maximum target bonus that each executive officer was eligible to earn in 2015 under his employment agreement or

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as otherwise set by the Compensation Committee (each executive officer’s “Target Amount”), and multiplying that aggregate amount by a factor determined by the Compensation Committee considering the measures and weightings below:

Category	Percent of Aggregate Target Bonus Amounts	Measures Generally Include the Following: (Internal Company metrics and/or comparative company comparisons may be considered)
Stock Performance	15%	¡ Growth of stock price plus dividends per share ¡ Improvement in stock price to book value per share
Financial Performance	35%	¡ Growth of NAV per share ¡ Earnings return on equity per share ¡ Net operating income return on equity per share ¡ Growth in revenues ¡ Growth in revenues per employee
Implementation of Strategic Plan	35%

¡   Progress toward implementing our strategic plan to spin off of a BDC to our stockholders, separating our investments from our asset management business. Such evaluation will include consideration of the diligence with which the plan is pursued, success in achieving milestones that may be established and adaptability and creativity at addressing impediments and challenges that may be encountered in the implementation process.

Other Measures	15%	¡ Growth in total assets under management, including the Company’s assets and earning assets under management at American Capital Asset Management

The Compensation Committee shall have the discretion to set a lower factor based on economic conditions affecting the Company and, at its discretion, may set a factor of up to 1.5.

Second, the Compensation Committee will allocate the cash incentive pool to executive officers with awards that can range from 0% up to a maximum of 150% of each executive officer’s Target Amount. To determine the actual cash short-term incentive award for each executive officer, the Compensation Committee will use the following framework to assess individual and relative performance the executive officer:

Category	% of Award Opportunity	Measures Generally Include
Contributions to Achieving Corporate Performance	40%	¡ Role and contributions to achieving measures used to determine the cash incentive pool
Fulfillment of Responsibilities	30%

¡   Performance of principal job responsibilities

¡   Performance in circumstances requiring adaptability and creativity and addressing impediments and challenges that may be encountered

¡    Performance at reporting to superiors and our Board and its committees

¡    Performance at implementing objectives set by superiors or Board

Management of Staff and Succession Planning	30%	¡ Management of subordinates ¡ Development and implementation of succession plans ¡ Maintenance of economically appropriate and efficient staffing levels ¡ Quality of staff development and training

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The Compensation Committee may make short-term cash incentive awards during the course of the year up to an aggregate of 37.5% of each executive officer’s Target Amount. In making such interim awards, the Compensation Committee will consider the measures and weightings above as it may deem appropriate and any such awards will be deducted from the award otherwise determined by the above formulation.

In addition, as noted above, the Board of Directors has adopted a new Cash Incentive Plan, which was approved at our 2015 Annual Meeting. The Committee may from time to time establish additional criteria under that plan for the awarding of short-term cash incentive compensation.

Other Compensation Policies and Practices

Share Ownership Guidelines

We require our named executive officers to own significant amounts of our Common Stock. Our stock ownership guidelines are designed to increase the executives’ equity ownership and to align further their interests with those of our stockholders. The guidelines require each named executive officer to own a minimum number of shares of our Common Stock based on a multiple of base salary, which is 5x for our Chairman and CEO, 3x for Presidents and Executive Vice Presidents, and 2x for other executive officers. Shares are valued at the higher of their purchase price or current trading price. Until the foregoing ownership requirements are met, each named executive officer is expected to retain one-half of all shares distributed from the Performance Incentive Plan and one-half of all shares realized upon the exercise of stock options, net of any shares sold to pay taxes and associated costs due as a result of such distribution or exercise. If a named executive officer fails to meet or show sustained progress toward meeting our stock ownership requirements, we may reduce the amount of the officer’s future equity awards. The Compensation Committee may modify these requirements in certain situations. We also believe it is highly inappropriate for any of our employees, including our named executive officers, to short our stock or engage in transactions where the person will earn a profit based on a decline of our stock price. In addition, our Board of Directors has adopted a policy prohibiting our executive officers and directors from pledging or margining any shares of our Common Stock (regardless of whether such stock is owned directly or indirectly as such terms are used in the Securities and Exchange Commission rules promulgated under the Exchange Act). The Compensation Committee may waive or modify these requirements in certain situations. The NEOs’ ownership of our Common Stock is shown in the table on page     .

Tax and Regulatory Issues

We generally endeavor to minimize the amount of our taxes and our employees’ taxes to maximize the return to our stockholders and employees, although, in order to preserve flexibility on the design of our compensation programs, we do not have a formal policy in place. For example, Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company’s chief executive officer and any other executive officer (other than the chief financial officer) required to be reported to its stockholders under the Exchange Act by reason of such executive officer being one of the four most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. Thus, awards under the Option Plans have been intended to qualify as performance-based compensation under Section 162(m), in part by including limitations under each Stock Option Plan (other than the 1997 Stock Option Plan) on the number of shares that may be granted under the respective Stock Option Plan to an individual. As described above in “—Special Long-Term Equity Incentive Compensation Award,” certain prior awards to Mr. Wilkus under the Option Plans recently discovered to have been in excess of those limits have been determined to be void. In addition, through 2011, portions of the Incentive Awards and Annual Awards under the Performance Incentive Plan for the eligible NEOs were intended to qualify as performance-based compensation under Section 162(m). However, beginning in 2012, the Performance Incentive Plan did not meet certain requirements of Section 162(m) and, thus, the compensation of certain of the NEOs has been in excess of the deduction limitation for 2012-2014.

The Cash Incentive Plan includes a series of performance criteria that the Compensation Committee may use in establishing specific targets to be attained as a condition to the payment of cash awards under the Cash Incentive Plan in accordance with the performance based compensation exception under Section 162(m). In addition, Mr. Wilkus’ equity incentive awards intended to replace void equity incentive awards have been designed to be deductible under Section 162(m).

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Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on the performance criteria set forth in the Cash Incentive Plan or such other performance measures as the Compensation Committee may determine.

Additionally, we consider the tax implications of Section 409A of the Code. Section 409A of the Code sets forth certain requirements that a plan that provides for the deferral of compensation must meet, including requirements relating to when payments under such a plan may be made, acceleration of benefits, and the timing of elections under such a plan. Failure to satisfy these requirements will generally lead to an acceleration of timing of inclusion in income of deferred compensation, as well as certain additional income taxes.

Risk Assessment and Compensation

The Compensation Committee regularly monitors the risks and rewards associated with our compensation programs. The Compensation Committee also establishes our compensation programs with the intent to align our interests with stockholders and to prevent unnecessary or excessive risk taking. We believe that our compensation policies and practices are well balanced and designed to avoid creating compensation incentives that encourage unnecessary or excessive risks that could potentially have a material adverse effect on our Company. As described in this Compensation Analysis and Discussion section, we use variable compensation for all of our named executive officers, with a focus on performance. While we have not made long-term equity incentive awards to most NEOs this year, we have typically provided a balance between short-term and long-term, cash and equity incentive compensation to ensure management focuses on the long-term impact of short-term decisions and that management’s interests are aligned with stockholders. As an additional safeguard against unnecessary or excessive risk taking, even if pre-established performance metrics are satisfied, the Compensation Committee retains the right to make downward adjustments in awards. The Compensation Committee continually assesses our executive compensation programs and has implemented additional policies and practices that we believe have further mitigated compensation driven risk. Some of these policies and practices include limits on executive bonuses, the adoption this year of a clawback policy and the adoption of executive officer stock ownership guidelines, as described above.

Clawback Policy

The Compensation Committee has instituted a “clawback” policy that will be effective for incentive payments and awards made in 2015 or later. In the event that any incentive payment or award to an executive officer was based upon achieving certain financial results and those results were subsequently the subject of a restatement of Company financial statements filed with the SEC and a lower payment would have been made to the executive officer based upon the restated financial results, the Board of Directors may require that each executive officer repay or forfeit to the Company the amount by which the executive officer’s incentive payments received during the period covered by the restated financial statements exceeded the lower payment that would have been made based on the restated financial statements.

In addition, should (i) any incentive payment to an executive officer be based upon achieving certain performance goals (other than financial results covered above) and subsequently it is determined that such metric was not achieved or was achieved at a level that would have resulted in a lower payment; (ii) the executive officer who provided the information that caused the incorrect determination of such metric being achieved or being achieved at a higher payment level provided it with knowledge that such information was inaccurate and has been terminated for cause; and (iii) a lower payment would have been made to the executive officer based upon the metric not being achieved or being achieved at a lower payment level, the Board of Directors may require that such individual executive officer repay or forfeit to the Company the amount by which any of such individual executive officer’s incentive payments attributable to the period covered by the financial goal exceeded the lower payment that would have been made based on the metric not being achieved or being achieved at the lower payment level. This policy is in addition to clawback policies that may otherwise be required by law or regulation, such as Section 304 of the Sarbanes-Oxley Act.

Perquisites and Benefits

We do not believe that it is appropriate for our named executive officers to receive special perquisites and benefits and, thus, our named executive officers do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees. Our employee benefit plans in which our NEOs participate include medical, dental, vision, disability, life and long-term care insurance, qualified transportation benefits and a 401(k) plan.

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Pension and Retirement Plans

We do not maintain any retirement, pension, defined benefits, supplemental executive retirement or similar plans in which only our named executive officers are eligible. We had previously established the American Capital, Ltd. Employee Stock Ownership Plan (the “ESOP”) as an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code, and the American Capital, Ltd. 401(k) Plan (the “401(k) Plan”) with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. We maintained the ESOP and 401(k) Plan for the benefit of our employees to enable them to share in our growth and supplement their personal savings and social security. The ESOP was merged into the 401(k) Plan and there will be no further ESOP contributions. Since 2010, we have matched 100% of an employee’s 401(k) contributions, up to the first 3% of his or her compensation, subject to statutory maximums, and currently expect to do so again in 2015. The statutory maximum matching contribution for 2014 was $7,800. The NEOs participate in the 401(k) Plan on the same basis as all of our other employees.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, although, as described above, Mr. Winn’s employment agreement has been superseded by the Transition Agreement, except for certain provisions. The agreements provide for a two-year term, which renews on a daily basis so that there will always be two years remaining until either party gives notice that the automatic renewals are to be discontinued. As described above, each agreement also sets forth a minimum base salary for the NEO and that he is entitled to participate in a performance-based target incentive payment program with a specified minimum target incentive payment amount. Also, the agreements set forth certain compensation and benefits in the event that the executive officer’s employment with the Company terminates or is terminated, as described below under “—Severance and Change of Control Payments—Employment Agreements.” The employment agreements also include covenants related to post-employment obligations of the executive officer in areas such as competition with us and obligations to maintain the confidentiality of certain information.

Conclusion

We believe that our compensation programs have been appropriately designed to continue to attract, retain and motivate our employees, including our NEOs, improve our financial performance and align the interests of our NEOs with the long-term interests of our stockholders. We believe that our overall performance since going public in 1997 is due in part to the effectiveness of our compensation programs with respect to all of our employees, including our named executive officers.

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Summary Compensation Table

The following table provides information concerning the compensation of the NEOs earned during the fiscal year ended December 31, 2014. In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. In the column “Bonus,” we disclose the amount of short-term cash incentive payments earned by the NEO during the fiscal year. We disclose the amount of the NEO’s Incentive Awards under the Performance Incentive Plan in the column “Stock Awards,” although the NEOs do not receive stock from us; rather, we make cash contributions to the Trust, which purchases shares of our Common Stock on the open market. A number of hypothetical, or notional, shares are allocated to each participant’s account. See “—Short-Term Cash Incentive Payment” on page above.

The amount of the NEO’s performance-based Target Award earned during the fiscal year under our Performance Incentive Plan is disclosed in the column “Non-Equity Incentive Plan Compensation.” The amount in the column “All Other Compensation” is comprised of our contribution to the 401(k) plan, which was capped at $7,800 in 2014, $7,650 in 2013, and $7,500 in 2012. The NEOs did not have any perquisites or other personal benefits in excess of the reporting thresholds during the fiscal year.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)		Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (5)		Total ($)
Malon Wilkus	2014	1,495,000	–	10,000,000	(4)	–	5,400,000	7,800		16,902,800
Chief Executive Officer and Chairman of the	2013	1,495,000	–	400,630		2,234,448	5,400,000	7,650		9,537,728
Board of Directors	2012	1,495,000	–	–		4,301,473	4,410,000	7,500		10,213,973
Darin R. Winn	2014	905,000	–	–		–	1,400,000	2,937,852	(6)	5,242,852
Senior Vice President & Senior	2013	905,000	–	174,185		971,488	1,800,000	7,650		3,858,323
Managing Director	2012	905,000	–	–		1,870,181	1,470,000	7,500		4,252,681
John R. Erickson	2014	1,085,000	–	–		–	2,700,000	7,800		3,792,800
President, Structured Finance and Chief	2013	1,085,000	–	226,446		1,262,967	2,700,000	7,650		5,282,063
Financial Officer	2012	1,085,000	–	–		2,431,302	2,205,000	7,500		5,728,802
Samuel A. Flax	2014	1,020,000	–	–		–	2,250,000	7,800		3,277,800
Executive Vice President, General Counsel,	2013	1,020,000	–	191,604		1,068,641	2,250,000	7,650		4,537,895
Chief Compliance Officer and Secretary	2012	1,020,000	–	–		2,057,211	1,837,500	7,500		4,922,211
Gordon J. O’Brien	2014	1,020,000	–	–		–	2,250,000	7,800		3,277,800
President, Specialty Finance and	2013	1,020,000	–	191,604		1,068,641	2,250,000	7,650		4,537,895
Operations	2012	1,020,000	–	–		2,057,211	1,837,500	7,500		4,922,211

(1)	Each NEO’s employment agreement sets forth a minimum base salary, as discussed above in “—Components of NEO Compensation and their Purposes.”

(2)	Each NEO’s employment agreement sets forth a minimum target incentive payment amount, as discussed above in “—Components of NEO Compensation and their Purposes.”

(3)	In the columns “Stock Awards” and “Option Awards,” we disclose the amount of the award(s) measured in dollars and calculated in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”), as required by SEC regulations. Amounts under the column “Stock Awards” represent the fair market value of stock awards granted in such year in accordance with ASC 718. The fair market value of a stock award is based on the fair market value of our stock on the date of grant. In 2012 there were no incentive awards granted. Amounts under the column “Option Awards” represent the fair value per share of stock option awards granted in 2014, 2013 and 2012 based on the ASC 718 that require certain assumptions that we disclose in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(4)	Mr. Wilkus’ stock award was intended to replace certain equity awards made in prior years that had been determined to be void. See “—Special Long-Term Equity Incentive Compensation Award” on page .

(5)	Except as noted, amounts shown under “All Other Compensation” represent employer matches for employee contributions to our 401(k) Plan.

(6)	Includes compensation paid under a Transition Agreement (see “—2014 Compensation Decisions” on page ) and employer matches for employee contributions to our 401(k) Plan.

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Grants of Plan-Based Awards in Fiscal Year 2014

In this table we provide information about each grant of an award made to an NEO in the most recently completed fiscal year under the Option Plans and the Performance Incentive Plan. The target amounts are the same as the maximum amounts under each of the plans. In each case, the grant date is the same date as the Compensation, Corporate Governance and Nominating Committee approval date. Amounts disclosed under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” include the performance-based portion of the Target Awards under the Performance Incentive Plan and the amounts disclosed under “Estimated Possible Payouts Under Equity Incentive Plan Awards” include the performance-based Incentive Awards under the Performance Incentive Plan. The column “All Other Option Awards” includes grants made under the Option Plans. The exercise price of option awards is the closing price of our Common Stock on the date of grant.

Amounts included in the “Grant Date Fair Value of Stock and Option Awards” column are valued in accordance with ASC 718 without reduction of any assumed forfeitures and are based on certain assumptions that we disclose in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (N/A)			All Other Stock Awards: Number of Shares or Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Malon Wilkus			5,400,000
	6/12/2014							668,896 (1)			10,000,000 (1)
John R. Erickson			2,700,000
Gordon J. O’Brien			2,250,000
Samuel A. Flax			2,250,000
Darin R. Winn			1,400,000

(1)	Mr. Wilkus’ stock award was intended to replace certain equity awards made in prior years that had been determined to be void. See “—Special Long-Term Equity Incentive Compensation Award” on page .

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Outstanding Equity Awards At Fiscal Year-end

The following table provides information about unexercised options, both exercisable and unexercisable, under the Option Plans and Incentive Awards under the Performance Incentive Plan that have not vested for each NEO outstanding as of December 31, 2014. The market value of the Incentive Awards is the market value of the NEO’s bookkeeping account under the Performance Incentive Plan calculated with a stock price of $14.61, which was the closing price of our Common Stock as of December 31, 2014.

Name	Option Awards					Stock Awards (1)
	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#) (3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares that Have Not Vested ($)
Malon Wilkus	482,020	–		16.71	7/24/2018	393,053	5,742,508
	120,506	–		16.71	7/24/2018
	746,982	–		4.81	1/7/2019
	154,281	–		2.15	4/24/2019
	154,281	–		2.51	5/26/2019
	118,760	–		2.71	6/23/2019
	116,456	–		3.10	7/22/2019
	70,353	–		2.96	8/12/2019
	191,327	–		2.77	11/11/2019
	189,210	–		3.48	2/10/2020
	188,092	–		6.45	4/29/2020
	118,080	29,520		5.19	7/22/2020
	438,576	109,646		5.19	7/22/2020
	86,508	21,627		5.19	7/22/2020
	9,491	2,373		5.19	7/22/2020
	109,452	27,364		6.51	10/21/2020
	141,385	35,347		6.51	10/21/2020
	401,816	100,457		6.51	10/21/2020
	363,501	242,334		8.47	2/1/2021
	111,752	74,502		8.47	2/1/2021
	14,238	9,494		8.47	2/1/2021
	365,712	243,812		10.19	4/28/2021

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Name	Option Awards					Stock Awards (1)
	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#) (3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares that Have Not Vested ($)
John R. Erickson	256,713	–		16.71	7/24/2018	12,520	182,922
	64,180	–		16.71	7/24/2018
	422,207	–		4.81	1/7/2019
	87,203	–		2.15	4/24/2019
	87,203	–		2.51	5/26/2019
	67,126	–		2.71	6/23/2019
	65,824	–		3.10	7/22/2019
	39,765	–		2.96	8/12/2019
	108,143	–		2.77	11/11/2019
	106,946	–		3.48	2/10/2020
	106,315	–		6.45	4/29/2020
	368,898	92,225		5.19	7/22/2020
	368,898	92,225		6.51	10/21/2020
	174,293	116,196		8.47	2/1/2021
	102,380	68,254		8.47	2/1/2021
	276,673	184,450		10.19	4/28/2021
	156,250	104,168		10.08	7/21/2021
	156,250	104,168		6.77	10/20/2021
	104,166	156,252		8.22	1/31/2022
	92,052	138,079		9.64	4/28/2022
	39,566	158,264		14.47	4/25/2023
Samuel A. Flax	204,519	–		16.71	7/24/2018	10,593	154,771
	51,132	–		16.71	7/24/2018
	357,252	–		4.81	1/7/2019
	55,696	–		3.10	7/22/2019
	33,647	–		2.96	8/12/2019
	26,504	–		2.77	11/11/2019
	90,491	–		3.48	2/10/2020
	89,957	–		6.45	4/29/2020
	312,138	78,035		5.19	7/22/2020
	312,138	78,035		6.51	10/21/2020
	234,103	156,070		8.47	2/1/2021
	234,103	156,070		10.19	4/28/2021
	132,209	88,140		10.08	7/21/2021
	132,209	88,140		6.77	10/20/2021
	88,139	132,210		8.22	1/31/2022
	77,888	116,834		9.64	4/28/2022
	33,478	133,913		14.47	4/25/2023

80    AMERICAN CAPITAL, LTD. – Proxy Statement

EXECUTIVE COMPENSATION

Name	Option Awards					Stock Awards (1)
	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#) (3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares that Have Not Vested ($)
Gordon J. O’Brien	204,519	–		16.71	7/24/2018	10,593	154,771
	51,132	–		16.71	7/24/2018
	223,528	–		4.81	1/7/2019
	89,957	–		6.45	4/29/2020
	312,138	78,035		5.19	7/22/2020
	312,138	78,035		6.51	10/21/2020
	234,103	156,070		8.47	2/1/2021
	234,103	156,070		10.19	4/28/2021
	132,209	88,140		10.08	7/21/2021
	132,209	88,140		6.77	10/20/2021
	88,139	132,210		8.22	1/31/2022
	77,888	116,834		9.64	4/28/2022
	33,478	133,913		14.47	4/25/2023
Darrin Winn	324,775	–		4.81	12/31/2015
	171,564	–		16.71	12/31/2015
	42,891	–		16.71	12/31/2015
	3,417	–		16.71	12/31/2015
	855	–		16.71	12/31/2015
	283,760	70,940		6.51	12/31/2015
	278,960	69,740		5.19	12/31/2015
	212,820	141,880		8.47	12/31/2015
	212,820	141,880		10.19	12/31/2015
	120,189	80,127		6.77	12/31/2015
	120,189	80,127		10.08	12/31/2015
	80,126	120,190		8.22	12/31/2015
	70,807	106,212		9.64	12/31/2015
	30,434	121,739		14.47	12/31/2015
	4,800	1,200		5.19	12/31/2015

(1)	We disclose the amount of the NEO’s Incentive Awards under the Performance Incentive Plan in the column “Stock Awards,” although the NEOs do not receive stock from us; rather, we make cash contributions to the Trust, which purchases shares of our Common Stock on the open market. A number of hypothetical, or notional, shares are allocated to each participant’s account. See “—Short-Term Cash Incentive Payment” on page above.

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EXECUTIVE COMPENSATION

(2)	Vesting dates of unvested option awards are as follows:

Vest Date	Malon Wilkus	John R. Erickson	Gordon J. O’Brien	Darin R. Winn	Samuel A. Flax
1/31/2015	0	52,084	44,070	40,063	44,070
2/1/2015	163,165	92,225	78,035	70,940	78,035
4/25/2015	0	39,566	33,478	30,434	33,478
4/27/2015	0	46,026	38,944	35,404	38,944
4/28/2015	121,904	92,225	78,035	70,940	78,035
7/21/2015	0	52,084	44,070	40,063	44,070
7/22/2015	163,166	92,225	78,035	70,940	78,035
10/20/2015	0	52,084	44,070	40,063	44,070
10/21/2015	163,168	92,225	78,035	70,940	78,035
1/31/2016	0	52,084	44,070	40,063	44,070
2/1/2016	163,165	92,225	78,035	70,940	78,035
4/25/2016	0	39,566	33,478	30,435	33,478
4/27/2016	0	46,026	38,945	35,404	38,945
4/28/2016	121,908	92,225	78,035	70,940	78,035
7/21/2016	0	52,084	44,070	40,064	44,070
10/20/2016	0	52,084	44,070	40,064	44,070
1/31/2017	0	52,084	44,070	40,064	44,070
4/25/2017	0	39,566	33,478	30,435	33,478
4/27/2017	0	46,027	38,945	35,404	38,945
4/25/2018	0	39,566	33,479	30,435	33,479

(3)	Vesting dates of hypothetical, or notional, shares credited to the participant’s account under the Performance Incentive Plan are as follows:

Vest Date	Malon Wilkus	John R. Erickson	Gordon J. O’Brien	Samuel A. Flax
1/31/2015	34,314
4/25/2015	25,604	3,130	2,648	2,648
4/27/2015	28,896
4/28/2015	8,964
7/21/2015	19,799
10/20/2015	21,739
1/31/2016	34,314
4/25/2016	25,604	3,130	2,648	2,648
4/27/2016	28,897
4/28/2016	8,963
7/21/2016	19,799
10/20/2016	21,739
1/31/2017	34,315
4/25/2017	25,604	3,130	2,649	2,648
4/27/2017	28,896
4/25/2018	25,606	3,130	2,648	2,649

82    AMERICAN CAPITAL, LTD. – Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises And Stock Vested

The following table provides information relating to exercises of stock options and vesting of Incentive Awards during the year ended December 31, 2014, on an aggregated basis. The amounts under the “Value Realized on Vesting” column were calculated by multiplying the number of shares acquired on vesting by the share price on the date the award vested.

Name	Option Awards		Stock Awards (1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Malon Wilkus	–	–	332,129	4,967,352
John R. Erickson	–	–	19,294	296,747
Gordon J. O’Brien	361,860	4,288,045	16,326	251,095
Samuel A. Flax	–	–	16,326	251,095
Darin R. Winn	164,042	1,829,320	14,841	228,261

(1)	Participants in the Performance Incentive Plan are generally permitted to defer the distribution of vested portions of Incentive Awards to a date up to ten years after the date of the grant. Of the amounts included in the table above, the vested awards were deferred as follows:

•

Mr. Wilkus elected to defer 5,537 shares until 2020, and an additional 297,993 shares may not be paid until the earlier of Mr. Wilkus’ death or separation from service (subject to a rule under Section 409A of the Code that may require a six-month delay on amounts payable based on a separation from service).

•	Mr. Flax elected to defer the distribution of 2,648 shares until 2023.

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EXECUTIVE COMPENSATION

Severance and Change of Control Payments

Employment Agreements

Each of the employment agreements that we have entered into with a named executive officer contains provisions for payments upon certain events as follows:

Disability

•	continuation of the officer’s base salary for one year (two years in the case of Mr. Wilkus) reduced by the amount of any long-term disability payments received by him during this period;

•

pro rated target incentive payment for the year in which the officer’s employment is terminated following a disability based on the highest target incentive payment amount that could have been earned in that year by him;

•

an additional severance payment equal to the highest target incentive payment amount that could have been earned by him during the year in which the disability termination occurred (multiplied by two in the case of Mr. Wilkus); and

•	insurance and other employee benefits during the base salary continuation period following a disability.

Termination by us other than for Misconduct or by the executive officer with Good Reason

•	continuation of base salary and insurance benefits for a specified period;

•	an additional lump sum severance payment in a specified amount ($3,000,000 for Mr. Wilkus, $1,500,000 for Mr. Erickson and $1,250,000 for Messrs. Flax and O’Brien); and

•

an additional severance payment equal to the greater of the highest target incentive payment amount that the officer could have earned during the year in which the termination occurred or the highest target incentive payment made to the officer for any of the three calendar years ending prior to the year in which the termination occurred, multiplied by 2 for Mr. Wilkus and by 1.25 for Messrs, Erickson, Flax and O’Brien.

In the case of Mr. Wilkus, the continuation period is two years, in the case of Messrs. Erickson, Flax and O’Brien, the period is 15 months. During the continuation period, the base salary will be continued at the highest rate in effect in the 24 months preceding termination.

Change of Control

A “Change of Control” is defined in each of the employment agreements as the occurrence of any of the following events: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

In the event of a termination of a named executive officer (other than Mr. Wilkus) by us other than for misconduct or by the officer for Good Reason in the two months preceding or 18 months following a Change of Control of us, including a deemed termination for misconduct by giving written notice of our intent to discontinue the daily extensions of the Term without the named executive officer’s written consent, the salary continuation period noted above would be lengthened to two years and the multiplier for the second additional severance payment would be increased from 1.25 to 2. “Good Reason” is defined in the employment agreements (other than for Mr. Wilkus) as any of the following that occurs in the two months

84    AMERICAN CAPITAL, LTD. – Proxy Statement

EXECUTIVE COMPENSATION

preceding or 18 months following a Change of Control of us: (1) a material diminution of the executive’s authority, duties or responsibilities with the Company; (2) a material breach by us of any material provision of the employment agreement; or (3) any material change in the geographic location at which the executive must perform services.

Mr. Wilkus has the right to declare that Good Reason exists if we take any of the actions above, regardless of whether a Change of Control has occurred. In addition, in the event of a Change of Control, Mr. Wilkus may terminate his employment for Good Reason within the two months preceding or 18 months following the Change of Control, regardless of whether we take any of the actions above. In the event of a termination of Mr. Wilkus by us other than for misconduct or by Mr. Wilkus with Good Reason in the two months preceding or 18 months following a Change of Control of us, the salary continuation period noted above would be lengthened to three years and the multiplier for the second additional severance payment would be increased from 2 to 3.

Death

If any NEO dies during the term of his employment agreement, his estate will be entitled to receive:

•

his target incentive payment for the year in which the death occurs, prorated through the date of death based on the highest target incentive payment amount that could have been earned in that year; and

•	a continuation of health benefits for a period equal to two months multiplied by the number of full years (up to nine) during which he was employed by us.

In addition, each of the employments agreements contains a non-competition provision that prevents the named executive officer, without the prior written consent of our Board of Directors, from being involved as an officer, employee, partner, stockholder, consultant or otherwise with (A) any person that competes with us or provides or proposes to provide services or investments to a current client of us or (B) any of our potential customers with whom we have discussed a relationship in the 12 months prior to such executive officer’s termination date. The non-competition period (the “Restricted Period”) lasts for two years from the termination date if the Company terminates the named executive officer’s employment for other than “misconduct” or disability or if the named executive officer terminates employment for “good reason” or one year if the named executive officer’s employment is otherwise terminated. Each of the employment agreements also contains a provision preventing the named executive officer from soliciting any of our employees or interfering in a similar manner with our business during the Restricted Period.

Stock Option and Stock Plans

Under the terms of the Employee Option Plans, a participant’s options vest in full upon a change of control of us. Under the Performance Incentive Plan, notwithstanding a participant’s election to defer distributions of a vested incentive payment award, the vested portion of a participant’s account(s) will generally be distributed upon the occurrence of a change of control.

The following table summarizes the estimated payments to be made under the employment agreement for each NEO at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or a change in control. Under each employment agreement, the NEO is not entitled to any amount if such NEO’s termination was for misconduct by the NEO. In accordance with SEC regulations, the following table does not include any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms or operation in favor of the named executive officer and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2014, but under the terms of the current employment agreements and that the price per share of our Common Stock is the closing market price as of December 31, 2014, or $14.61.

AMERICAN CAPITAL, LTD. – Proxy Statement    85

EXECUTIVE COMPENSATION

The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

Executive Benefits and Payments upon Termination	Termination by Company Without Cause ($)	Termination by Company or Voluntary Termination for Good Reason, each in connection with a Change in Control($)	Voluntary Termination ($)	Disability ($)	Death ($)
Malon Wilkus (4)
Severance Payment	2,990,000	4,485,000	–	–	–
Base Salary	–	–	–	2,990,000	–
Unused Accrued Vacation Time (1)	0 - 172,500	0 - 172,500	0 - 172,500	0 - 172,500	0 - 172,500
Target Incentive Payment (2)	15,000,000	21,000,000	–	18,000,000	6,000,000
Insurance Benefits (3)	33,733	50,600	–	33,733	25,300
TOTAL:	18,196,233	25,708,100	172,500	21,196,233	6,197,800
John R. Erickson
Severance Payment	1,356,250	2,170,000	–	–	–
Base Salary	–	–	–	1,085,000	–
Unused Accrued Vacation Time	0 - 104,327	0 - 104,327	0 - 104,327	0 - 104,327	0 - 104,327
Target Incentive Payment	5,282,539	7,552,062	–	6,000,000	3,000,000
Insurance Benefits	30,701	49,122	–	24,561	36,842
TOTAL:	6,773,817	9,875,511	104,327	7,213,888	3,141,169
Samuel A. Flax
Severance Payment	1,275,000	2,040,000	–	–	–
Base Salary	–	–	–	1,020,000	–
Unused Accrued Vacation Time	0 - 78,462	0 - 78,462	0 - 78,462	0 - 78,462	0 - 78,462
Target Incentive Payment	4,375,000	6,250,000	–	5,000,000	2,500,000
Insurance Benefits	30,701	49,122	–	24,561	36,842
TOTAL:	5,759,163	8,417,584	78,462	6,123,023	2,615,304
Darin R. Winn (5)
Severance Payment	2,905,000	–	–	–	–
Base Salary	–	–	–	–	–
Unused Accrued Vacation Time	73,096	–	–	–	–
Target Incentive Payment	650,000	–	–	–	–
Insurance Benefits	25,052	–	–	–	–
TOTAL:	3,653,148	–	–	–	–
Gordon J. O’Brien
Severance Payment	1,275,000	2,040,000	–	–	–
Base Salary	–	–	–	1,020,000	–
Unused Accrued Vacation Time	0 - 98,077	0 - 98,077	0 - 98,077	0 - 98,077	0 - 98,077
Target Incentive Payment	4,375,000	6,250,000	–	5,000,000	2,500,000
Insurance Benefits	30,701	49,122	–	24,561	36,842
TOTAL:	5,778,778	8,437,199	98,077	6,142,638	2,634,919

86    AMERICAN CAPITAL, LTD. – Proxy Statement

EXECUTIVE COMPENSATION

(1)	Unused accrued vacation time for each NEO is a range of minimum and maximum amounts payable, depending on the amount of vacation time accrued at the time of termination.

(2)	Amounts in the rows titled “Target Incentive Payment” have been calculated assuming no other payments have been made to the NEO as of December 31, 2014, for the current year.

(3)	Insurance Benefits are based on the December 2014 monthly payment for Health, Dental, Vision, Life and Disability coverage for each NEO.

(4)	As discussed above in “—Severance and Change of Control Payments—Employment Agreements,” Mr. Wilkus has the right under his employment agreement to declare that good reason exists regardless of whether a change of control has occurred in certain circumstances.

(5)	Effective November 20, 2014, we entered into an agreement with Mr. Winn regarding transition services to be provided prior to his separation from the Company on December 31, 2014. See “—2014 Compensation Decisions” on page .

AMERICAN CAPITAL, LTD. – Proxy Statement    87

INFORMATION REGARDING COMPANY EQUITY SECURITIES

INFORMATION REGARDING COMPANY EQUITY SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth as of                     , 20     (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of our named executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the legally outstanding shares of our Common Stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class	Dollar Range of Equity Securities Beneficially Owned (2)
Beneficial Owners of more than 5%:
Directors and Named Executive Officers:
Malon Wilkus
John R. Erickson
Samuel A. Flax
Gordon O’Brien
Brian Graff
Mary C. Baskin
Neil M. Hahl
Philip R. Harper
Stan Lundine
Kristen L. Manos
Susan Nestegard
Kenneth D. Peterson, Jr.
Alvin N. Puryear
Directors and Executive Officers as a group (13 persons)

*	Less than one percent.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NASDAQ Global Select Market and to us. Based on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year              all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied.

Repurchases of Common Stock

Subject to compliance with the 1940 Act and other applicable law, we may repurchase on the open market or in privately negotiated transactions, our outstanding shares. There is no assurance that such open market purchases will be made and such authorization may be terminated at any time.

88    AMERICAN CAPITAL, LTD. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

QUESTIONS AND ANSWERS

ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

1.	WHO IS RESPONSIBLE FOR STOCKHOLDER COMMUNICATIONS?

The Board of Directors is of the view that management is primarily responsible for all communications on behalf of American Capital with stockholders and the public at large. Thus, in addition to certain members of senior management, we employ a Senior Vice President, Finance whose primary responsibilities and those of certain members of his staff include investor and stockholder relations.

2.	HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD OF DIRECTORS?

Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to our Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s).

Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by American Capital that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit, Compliance and Valuation Committee and handled in accordance with procedures established by the Audit, Compliance and Valuation Committee with respect to such matters.

A copy of the Audit, Compliance and Valuation Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics, which is published in the Investor Relations section of our web site at www.AmericanCapital.com.

3.	HOW CAN A STOCKHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR THE 2016 ANNUAL MEETING?

Stockholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth in our Bylaws and described in the following question, and not the procedures set forth in the preceding paragraph.

4.	HOW CAN A STOCKHOLDER SUBMIT A PROPOSAL FOR THE 2016 ANNUAL MEETING?

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation, Corporate Governance and Nominating Committee and our Board of Directors. If a stockholder intends to present a proposal at the 2016 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our Proxy Statement for that meeting, the proposal must be received by our Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, on or before November 12, 2015, unless the date of the 2016 annual meeting of stockholders is changed more than 30 days from April 24, 2016.

If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our Proxy Statement and proxy card relating to such meeting. Nothing in the response to this question shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a stockholder proposal submitted outside of Rule 14a-8, including any nominations for the Board of Directors made by stockholders, to be considered at the 2016 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our Bylaws) and received by our Secretary not less than sixty and not more than ninety days in advance of an annual meeting.

Such proposals should be submitted by certified mail, return receipt requested.

AMERICAN CAPITAL, LTD. – Proxy Statement    89

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

5.	HOW CAN I OBTAIN A COPY OF THE COMPANY’S 2014 ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

Our 2014 Annual Report on Form 10-K containing audited financial statements and Quarterly Report on Form 10-Q for the period ended June 30, 2015 has been made available with this Proxy Statement (See “Financial Statements Available”). Additional copies of our 2014 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended June 30, 2015 (without exhibits, unless otherwise requested) are available in print, free of charge, to stockholders requesting a copy by writing to: American Capital, Ltd., Investor Relations, 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, or by calling (301) 951-5917. You may review our filings with the SEC by visiting the SEC’s home page on the internet at http://www.sec.gov or by visiting the Investor Relations section of our web site at www.AmericanCapital.com.

90    AMERICAN CAPITAL, LTD. – Proxy Statement

FINANCIAL STATEMENTS AVAILABLE

FINANCIAL STATEMENTS AVAILABLE

We incorporate by reference the financial statements and notes thereto in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”) and the information included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “Quarterly Report”).

UPON WRITTEN OR ORAL REQUEST, WE WILL PROVIDE TO EACH STOCKHOLDER, A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2014 AND/OR A COPY OF OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2015. WE WILL PROVIDE THESE DOCUMENTS WITHOUT CHARGE, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF THE REQUEST. PLEASE DIRECT YOUR REQUEST TO: AMERICAN CAPITAL, ATTENTION: INVESTOR RELATIONS, 2 BETHESDA METRO CENTER, 14TH FLOOR, BETHESDA, MD 20814; TELEPHONE (301) 951-5917; ELECTRONIC MAIL: IR@AMERICANCAPITAL.COM. COPIES OF THESE DOCUMENTS MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV.

AMERICAN CAPITAL, LTD. – Proxy Statement    91

OTHER MATTERS

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Special Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any adjournments or postponements thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in their discretion.

92    AMERICAN CAPITAL, LTD. – Proxy Statement

EXHIBIT I – AMERICAN CAPITAL INCOME, LTD. INFORMATION STATEMENT

EXHIBIT I

AMERICAN CAPITAL INCOME, LTD.

PRELIMINARY INFORMATION STATEMENT

AMERICAN CAPITAL, LTD. – Proxy Statement    EXHIBIT I-1

Exhibit I

Information included herein is subject to completion or amendment. A Registration Statement on Form 10 relating to these securities has been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

PRELIMINARY INFORMATION STATEMENT

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2015

American Capital Income, Ltd.

Common Stock

(par value $0.01 per share)

American Capital, Ltd. (NASDAQ: ACAS) (“American Capital”) is furnishing this Information Statement to its stockholders in connection with its planned transfer of most of its investment assets (“Transferred Assets”), outstanding borrowings and certain other liabilities to a newly-organized subsidiary, American Capital Income, Ltd. (“American Capital Income,” “ACAP,” the “Company,” “we,” “our” and “us”), and the subsequent distribution as a special dividend of all of the outstanding shares of common stock of ACAP on a pro rata basis to holders of American Capital common stock (the “Spin-Off”). Following the Spin-Off, American Capital will no longer be an investment company and will focus primarily on operating as a leading, global alternative asset manager. American Capital Income will be a non-diversified closed-end management investment company externally managed by American Capital ACAP Management, LLC (our “Manager”), which is indirectly, wholly-owned by American Capital. We also intend to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), to elect to be taxed as a regulated investment company (“RIC”), as defined in Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and to distribute annually at least 90% of our investment company taxable income to our stockholders.

Our investment objective will be to provide investors with attractive, risk-adjusted total returns over the long-term primarily through current income while also seeking to preserve our capital. We intend to achieve this objective by owning and managing a portfolio composed primarily of diversified investments in (a) first and second lien senior, unitranche and mezzanine debt and minority equity co-investments in middle-market and large-market private companies sponsored by private equity funds (“Sponsor Finance Investments”), (b) first and second lien senior floating rate loans to large-market U.S. based companies (“Senior Floating Rate Loans” or “SFRL”), (c) structured finance investments (“Structured Products”), including the equity tranches of collateralized loan obligation (“CLO”) securities and collateralized debt obligation (“CDO”) securities and (d) first and second lien senior and mezzanine debt and minority and controlling equity investments in middle-market companies with attractive franchise values that have experienced periods of excess leverage, operational and/or financial underperformance, or other special circumstances (“Special Situations Investments”). In addition to these assets, our initial portfolio will include first and second lien senior, unitranche and mezzanine debt and controlling equity in buyouts of private companies previously sponsored by American Capital (“American Capital One Stop Buyouts®”). We refer to our intended investments described in this paragraph collectively as our “Investments.” We intend to utilize leverage (limited to no more than one-to-one debt to equity) to enhance stockholder returns, and believe that, when properly financed, our investment strategy can produce attractive risk-adjusted returns.

        All of the shares of our outstanding common stock will be distributed as a special dividend to holders of American Capital common stock of record as of the close of business, Eastern Time, on         , the record date for the Spin-Off (the “record date”), on the date of distribution (the “distribution date”), which we expect to be the same date as the record date. Each such holder will receive         share of our common stock for every         shares of American Capital common stock held on the record date. No fractional shares of ACAP common stock will be issued in the special dividend. Holders of American Capital common stock that would otherwise be entitled to fractional shares as a result of the special dividend will receive the cash value thereof, which cash value will generally be taxable. For American Capital stockholders who own common stock in registered form, in most cases the transfer agent will credit their shares of our common stock to book entry accounts established to hold their American Capital common stock. Our distribution agent will mail these stockholders a statement reflecting their ACAP common stock ownership shortly after the distribution date. For stockholders who own American Capital common stock through a broker or other nominee, their shares of ACAP common stock will be credited to their accounts by the broker or other nominee. We expect that the Spin-Off will be tax-free to American Capital’s stockholders for U.S. federal income tax purposes. Immediately after the Spin-Off is completed, we will be a separate, publicly-traded company.

Approval of certain matters required for the Spin-Off is being sought from the holders of American Capital common stock at a special meeting of American Capital’s stockholders to be held at         , Eastern Time, on         at         . In connection with and prior to the special meeting, American Capital will distribute a proxy statement, which we refer to as the “American Capital Proxy Statement,” to all holders of its common stock. The American Capital Proxy Statement will contain a proxy and will describe the procedures for voting your shares of American Capital common stock and other details regarding the special meeting. As a result, this Information Statement does not contain a proxy and is not intended to constitute solicitation material under the U.S. federal securities laws.

By the time that you receive this document in completed form, certain matters required for the Spin-Off will have been approved by American Capital’s stockholders and certain other conditions to the Spin-Off will have been satisfied. However, because this document must be filed with the Securities and Exchange Commission (the “SEC”) prior to the completion of those steps, the descriptions contained in this document are written from the perspective that they have not yet occurred.

Other than voting on certain matters required for the Spin-Off as described above, you will not be asked to take any action in connection with the Spin-Off. Following stockholder approval and the satisfaction of certain other conditions for the Spin-Off, no action will be required of you to receive shares of ACAP common stock, which means that: (a) you will not be required to pay for the shares of our common stock that you receive in the Spin-Off; and (b) you do not need to surrender or exchange any of your shares of American Capital common stock in order to receive shares of our common stock, or take any other action in connection with the Spin-Off.

There is currently no trading market for our common stock. We intend to apply to have our common stock listed on The NASDAQ Global Select Market under the trading symbol “ACAP.” We expect that a limited market, commonly known as a “when-issued” trading market, for our common stock will develop on or shortly before the record date for the Spin-Off, and we expect “regular way” trading of our common stock will begin the first trading day after the completion of the Spin-Off.

In reviewing this Information Statement, you should carefully consider the matters described under “Risk Factors” on page 17 for a discussion of certain factors that should be considered by recipients of our common stock.

Our common stock has not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Information Statement. Any representation to the contrary is a criminal offense.

This Information Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this Information Statement is         .

This Information Statement is being furnished solely to provide information to American Capital stockholders who will receive shares of our common stock in the Spin-Off. It is not and is not to be construed as an inducement or encouragement to buy or sell any of our securities or any securities of American Capital. This Information Statement describes our business, our relationship with American Capital and how the Spin-Off affects American Capital and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the ACAP common stock that you will receive in the Spin-Off. You should be aware of certain risks relating to the Spin-Off, our business and ownership of our common stock, which are described under the heading “Risk Factors.”

You should not assume that the information contained in this Information Statement is accurate as of any date other than the date set forth on the cover. Changes to the information contained in this Information Statement may occur after that date, and we undertake no obligation to update the information, except in the normal course of our public disclosure obligations.

Our future portfolio company, Hard 8 Games, LLC (“Hard 8”), conducts activities that are subject to the Nevada Gaming Control Act and regulations of the Nevada Gaming Commission (“NGC”), the State Gaming Control Board (“GCB”), and the local laws, regulations and ordinances of various county and municipal regulatory authorities (collectively referred to as “the Nevada Gaming Authorities”). Beneficial holders of 5% or more of our voting securities may be required to make certain filings with the Nevada Gaming Authorities and beneficial holders of greater than 10% of our voting securities will be required to file an application, be investigated, and be found suitable by the Nevada Gaming Authorities. Certain entities considered to be institutional investors who hold our voting securities for investment purposes only may seek a waiver of this finding of suitability requirement. An applicant for licensing or a finding of suitability is required to pay all costs of the GCB investigation. Entities that fail to comply with these requirements may be guilty of a criminal offense.

i

INTRODUCTION

American Capital announced on November 5, 2014, and updated the announcement on May 6, 2015, that its Board of Directors had approved a plan to transfer most of American Capital’s existing investment assets to American Capital Income, a newly-formed subsidiary, and to distribute as a special dividend all of the outstanding shares of ACAP’s common stock to the holders of American Capital’s common stock. ACAP will elect to be regulated as a BDC under the 1940 Act, to elect to be taxed as a RIC, as defined in Subchapter M of the Code, and to distribute annually at least 90% of its investment company taxable income to its stockholders. ACAP will be externally managed by American Capital ACAP Management, LLC, which is indirectly, wholly-owned by American Capital. Following the Spin-Off, ACAP will invest primarily in U.S. companies in the middle-market (which we consider to be companies with annual sales between $10 million and $750 million) and large-market (which we consider to be companies with annual EBITDA greater than $50 million). American Capital will withdraw its election to be regulated as a BDC and will no longer be an investment company and will focus primarily on operating as a leading, global alternative asset manager.

All of the shares of our outstanding common stock will be distributed on the distribution date as a special dividend to holders of American Capital common stock of record as of the record date, which we expect to be the same date as the distribution date. Each such holder will receive              share of our common stock for every              shares of American Capital common stock held on the record date. No fractional shares of ACAP common stock will be issued in the special dividend and as a result, there will not be anyone entitled to a fractional share of ACAP common stock as a result of the Spin-Off. Holders of American Capital common stock that would otherwise be entitled to fractional shares as a result of the special dividend will receive the cash value thereof, which cash value will generally be taxable. Immediately following the Spin-Off, American Capital’s stockholders will own all of the outstanding shares of common stock of ACAP. You will not be required to make any payment, surrender or exchange your shares of American Capital common stock or take any other action to receive your shares of ACAP common stock.

Following the distribution date, we expect our common stock to be listed on The NASDAQ Global Select Market under the trading symbol “ACAP.” We anticipate that, on or prior to the record date, trading of our common stock will begin on a “when-issued” basis and will continue up to and including the distribution date. See “The Spin-Off—Trading Prior to the Distribution Date.”

Prior to the Spin-Off, you can contact American Capital with any questions. American Capital’s contact information is:

American Capital, Ltd.

Investor Relations

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Tel: (301) 951-5917

Fax: (301) 654-6714

www.AmericanCapital.com or www.ACAS.com

After the Spin-Off, you can contact us directly with any questions. Our contact information is:

American Capital Income, Ltd.

Investor Relations

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Tel: (301) 272-9978

Fax: (301) 917-3206

www.AmericanCapitalIncome.com or www.ACAP.com

ii

SUMMARY

This summary highlights information contained elsewhere in this Information Statement and may not contain all of the information that may be important to you. You should read this entire Information Statement carefully, including the risk factors and unaudited selected historical financial information of the Transferred Assets. Except where the context suggests otherwise, in this prospectus (a) “we,” “us,” “our,” “American Capital Income,” “ACAP” and “the Company” refer to American Capital Income, Ltd., a newly-formed Maryland corporation, and its future subsidiaries, (b) “our Manager” refers to American Capital ACAP Management, LLC, a newly-formed Delaware limited liability company, (c) “American Capital” refers to American Capital, Ltd., a Delaware corporation that is listed on The NASDAQ Global Select Market under the trading symbol “ACAS,” (d) the “Administrator” refers to American Capital Administration, LLC, a newly-formed Delaware limited liability company, or its assignee and (e) the “Spin-Off” refers to the pro-rata distribution of all of the outstanding shares of common stock of ACAP to holders of American Capital common stock and all other transactions required under the Distribution Agreement for the consummation of the separation of ACAP from American Capital. Unless otherwise indicated or the context otherwise requires, the information included in this Information Statement assumes the completion of the Spin-Off.

Our Company

American Capital Income is a newly-organized Maryland corporation. We will be externally managed and advised by American Capital ACAP Management, LLC, an investment adviser that will be registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). We intend to operate as a non-diversified closed-end management investment company and to elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be taxed as a RIC, as defined in Subchapter M of the Code, and to distribute annually at least 90% of our investment company taxable income to our stockholders.

Our investment objective will be to provide investors with attractive, risk-adjusted total returns over the long-term, primarily through current income while also seeking to preserve our capital. We intend to achieve this objective by owning and managing a portfolio composed primarily of diversified investments in (a) Sponsor Finance Investments, which are first and second lien senior, unitranche and mezzanine debt and minority equity co-investments in middle-market and large-market private companies sponsored by private equity funds, (b) Senior Floating Rate Loans, which are first and second lien senior floating rate loans to large-market U.S. based companies, (c) Structured Products, which are structured finance investments, including the equity tranches of CLO and CDO securities and (d) Special Situations Investments, which are first and second lien senior and mezzanine debt and minority and controlling equity investments in middle-market companies with attractive franchise values that have experienced periods of excess leverage, operational and/or financial underperformance, or other special circumstances. In addition to these assets, our initial portfolio will include first and second lien senior, unitranche and mezzanine debt and controlling equity investments originated in American Capital One Stop Buyouts®, which are buyouts of private companies previously sponsored by American Capital. We intend to utilize leverage (limited to no more than one-to-one debt to equity) to enhance stockholder returns, and believe that, when properly financed, our investment strategy can produce attractive risk-adjusted returns.

Formation Transactions

American Capital Income was organized in February 2015 as a Maryland corporation. On August 28, 2015, American Capital made an initial capital contribution to us of $1,000, and became our initial sole stockholder.

We intend to enter into a separation and distribution agreement with American Capital prior to consummation of the Spin-Off (the “Distribution Agreement”). Prior to the Spin-Off, American Capital will transfer the investment assets listed under “Portfolio Companies”, $         in outstanding borrowings, certain other liabilities and $         in cash and cash equivalents to one or more wholly-owned subsidiaries of American Capital. Immediately prior to the Spin-Off, such subsidiaries and ACAS Funding I, LLC and ACAS Funding II, LLC, which are wholly-owned financing subsidiaries of American Capital that invest in Senior Floating Rate Loans, will be transferred by American Capital to ACAP. ACAS Funding I, LLC is the borrower under a $1.25 billion secured revolving credit facility (the “$1.25 Billion Revolving Credit Facility”), and ACAS Funding II, LLC is the borrower under a $500 million revolving credit facility (the “$500 Million Revolving Credit Facility”). Under such facilities, we will have the ability to borrow, prepay and reborrow loans at any time prior to the commitment termination dates of February 6, 2017 and October 30, 2016, respectively, subject to certain terms and conditions. Any outstanding balance on the $1.25 Billion Revolving Credit Facility and the $500 Million Revolving Credit Facility as of the commitment termination date is repayable on the maturity date of March 6, 2017 and October 31, 2016, respectively. In addition, we may seek to finance certain of our assets, subject to market conditions, through other debt arrangements, including warehouse and revolving credit facilities, term loans and other asset-backed securitizations, and the additional issuance of equity securities.

In connection with the Spin-Off, American Capital will distribute to American Capital stockholders all of the outstanding shares of common stock of ACAP, after which American Capital stockholders will own 100% of the outstanding shares of common stock of ACAP.

The following charts show our current ownership and affiliate structure and anticipated ownership and affiliate structures immediately prior and immediately following the Spin-Off:

Our Manager

We will be externally managed by American Capital ACAP Management, LLC, our Manager, which will be registered as an investment adviser under the Advisers Act. Our Manager is wholly-owned by American Capital Asset Management, LLC (“ACAM”), which is in turn wholly-owned by American Capital. Following the Spin-Off, our Manager will provide us with investment management services and be responsible for administering our day-to-day investment operations, subject to the supervision and oversight of our Board of Directors. We will pay our Manager management and incentive fees pursuant to the management agreement to be entered into by us and our Manager (the “Management Agreement”), described below.

We do not have any employees. All of our officers and the members of our Manager’s investment teams and other support personnel will be employees of American Capital or one of its affiliates. Because we do not have any employees, we will also enter into an administration agreement with our Administrator (the “Administration Agreement”), pursuant to which we will have access to other employees of American Capital and its affiliates, including senior management and operations, compliance, legal, capital markets, accounting, treasury, tax, investor relations and information technology staffs, and its infrastructure, operations, business relationships and management expertise.

Malon Wilkus is Chief Executive Officer of the Company and our Manager. Our other executive officers include (a) Brian Graff, President of the Company and our Manager, (b) John R. Erickson, Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company and Executive Vice President and Treasurer of our Manager, (c) Samuel A. Flax, Executive Vice President, Chief Compliance Officer and Secretary of the Company and our Manager and (d) Gordon O’Brien, Executive Vice President of the Company and our Manager.

In addition to our executive officers, the other members of our Manager’s senior management include Ryan Brauns, Senior Vice President and Managing Director, Sponsor Finance, Mark Pelletier, Senior Vice President and Managing Director, Leveraged Finance, Myung Yi, Senior Vice President and Managing Director, Special Situations, Jeff Schumacher, Senior Vice President and Managing Director, Syndications, Thomas McHale, Senior Vice President, Finance, and Roland Cline, Senior Vice President and Managing Director. Our Manager’s senior management team has an average of         years of collective experience in underwriting, investing in, and managing Sponsor Finance Investments, Senior Floating Rate Loans, Structured Products, Special Situations Investments and American Capital One Stop Buyouts® and has managed portfolios of these assets through various credit cycles and market disruptions. As of         , 2015, our Manager’s senior management team managed approximately $         billion of investments on behalf of American Capital and its affiliates, including $         billion of Sponsor Finance Investments, $         billion of Senior Floating Rate Loans, $         billion of Structured Products, $         billion of Special Situations Investments and $         billion of American Capital One Stop Buyouts®.

Our Manager’s investment teams include the Sponsor Finance team, which will primarily manage our investments in first and second lien senior, unitranche and mezzanine debt and minority equity co-investments in middle-market and large-market private companies sponsored by private equity funds, the Leveraged Finance Group, which will primarily manage our Senior Floating Rate Loans and Structured Products, including the equity tranches of CLO securities and CDO securities, and the Special Situations team, which will primarily manage our first and second lien senior and mezzanine debt and minority and controlling equity investments in middle-market companies with attractive franchise values that have experienced periods of excess leverage, operational and/or financial underperformance, or other special circumstances. The Sponsor Finance team will be closely supported by our Administrator’s Syndications Group, which will be primarily responsible for pricing, structuring and arranging syndications of a portion of our Sponsor Finance Investments either at closing or subsequent to the closing of a senior financing transaction.

Our Administrator

Our Administrator, American Capital Administration, LLC, which is wholly-owned by ACAM, will be responsible for administering all of our business activities (except for investment activities) and will provide us with administrative services, personnel and facilities necessary for our operation pursuant to the Administration Agreement. Our Administrator or its affiliates may also provide us or our portfolio companies with various consulting services pursuant to separate agreements between the Administrator and us or the portfolio company receiving such services. We will pay our Administrator certain costs and expenses pursuant to the Administration Agreement described below. We or our portfolio companies may also pay American Capital or one of its affiliates for any consulting services that they provide.

Investment Committee

Our Manager will establish an investment committee (the “Investment Committee”), consisting of at least four members of our Manager’s senior management team, depending on asset class. The Investment Committee will review and approve generally all of our investments or investment strategies. The Investment Committee intends to meet on a regular basis as frequently as it believes is required to maintain prudent oversight of our investment activities. The Investment Committee expects to set and monitor our investment policies and guidelines and to receive notification in the event that we may operate outside of such policies or guidelines. The Investment Committee and/or our Board of Directors may change these policies or guidelines at any time without approval from our stockholders. See “Business—Investment Process.”

Investment Focus

Our investments will primarily be in Sponsor Finance Investments, Senior Floating Rate Loans, Structured Products and Special Situations Investments. In addition to these assets, our initial portfolio will include first and second lien senior, unitranche and mezzanine debt and controlling equity investments previously originated in American Capital One Stop Buyouts®. Our investment objective will be to seek to provide investors with attractive, risk-adjusted total returns over the long-term primarily through current income while also seeking to preserve our capital.

Our Strengths

We expect that we will have competitive advantages over other entities investing in sponsor finance, leveraged loan, structured finance and special situations investments in the U.S. middle-market and large-market. We expect that these advantages will assist us in seeking to provide attractive risk-adjusted returns for our stockholders. Our advantages include the following characteristics:

•	Proven and experienced senior management. Our Manager’s senior management team has an average of years of collective experience in underwriting, investing in, and managing Sponsor Finance Investments, Senior Floating Rate Loans, Structured Products, Special Situations Investments and American Capital One Stop Buyouts® and has managed portfolios of these assets through various credit cycles and market disruptions. As of , 2015, our Manager’s senior management team managed approximately $ billion of investments on behalf of American Capital and its affiliates, including $ billion of Sponsor Finance Investments, $ billion of Senior Floating Rate Loans, $ billion of Structured Products, $ billion of Special Situations Investments and $ billion of American Capital One Stop Buyouts®. We expect the extensive experience of our Manager’s senior management team in identifying and investing in middle-market and large-market U.S. companies and structured finance investments to be a competitive advantage relative to our competitors.

•	An established platform. Through our Management Agreement with our Manager and the Administration Agreement with our Administrator, we will have access not only to American Capital’s employees, including senior management, investment professionals and operations, compliance, legal, capital markets, accounting, treasury, tax, investor relations and information technology staffs, who are experienced in sourcing, structuring, analyzing, executing and monitoring a broad range of private investments, but also its infrastructure, operations, business relationships and management expertise. We expect that the American Capital investment platform will provide a competitive advantage and will assist us in delivering value to our stockholders.

•	A large capital base. We expect to have a large capital base with approximately $ billion in equity as of , which will permit us to underwrite and hold generally up to $ million and $ million, respectively, in a single Sponsor Finance Investment or Special Situations Investment and to invest up to $ million in a single Structured Products Investment. We expect that at the time of the Spin-Off we will be one of the largest BDCs, which will differentiate us in the marketplace and make us a more desirable and flexible capital provider, particularly since we will have the ability to syndicate and/or hold larger investments than many of our competitors. We also expect to be flexible with the types of investments we make and the terms associated with those investments. We believe that this approach and experience will provide us a competitive advantage in identifying attractive investment opportunities throughout economic and capital market cycles and across a company’s life cycle and capital structure so we can make investments consistent with our stated investment objective and preserve principal while seeking appropriate risk adjusted returns. Additionally, we believe that the ability to provide capital at both the senior and subordinated levels of the balance sheet provides a strong value proposition to middle-market and large-market borrowers, and our senior debt capabilities provide superior deal origination and relative value analysis capabilities compared to traditional “mezzanine only” lenders.

•	Broad syndications capability. The senior members of our Administrator’s Syndications Group have an average of years of collective experience and have underwritten and distributed $ billion in first and second lien senior, unitranche and mezzanine debt and minority equity co-investments in middle-market and large-market private companies. We believe that the syndications capability provides a competitive advantage by potentially increasing net income and earnings through syndication, increasing originated deal flow flexibility, broadening market relationships and investment opportunities and allowing us to optimize our portfolio composition.

•	A disciplined approach to portfolio management. Our Manager will manage our portfolio through a well-defined underwriting and portfolio management process that will leverage the established platform of American Capital and its affiliates. We believe this reduces the downside risk to our stockholders and provides a scalable framework for investing in the future.

•	Extensive experience investing in U.S. middle-market and large-market companies. We expect to benefit from American Capital’s historical focus on, and the extensive experience of our Manager’s senior management team in, evaluating and investing in middle-market and large-market companies. This team has an extensive network of relationships with private equity firms, investment banks, commercial banks, financial services firms, mezzanine debt funds, trade organizations, attorneys and business and financial brokers focused on middle-market and large-market companies, which will be extremely useful in sourcing prospective portfolio company investments that have the potential to generate attractive returns. They have also developed and maintain a proprietary industry-wide database of reported middle-market and large-market transactions, which will enable us to monitor the middle-market and large-market investing environment and to assess the degree to which we are covering our target markets.

Reasons for the Spin-Off

American Capital’s Board of Directors, including a majority of the directors who are not “interested persons” of American Capital, as such term is defined in the 1940 Act, has determined that the Spin-Off is in the best interests of American Capital and its stockholders, and that separating most of American Capital’s investment assets from its asset management business will provide benefits to both American Capital and ACAP that could not be achieved as a combined company, including the ability to: (a) unlock stockholder value; (b) offer greater investor choice and transparency through separate entities; (c) provide greater tax efficiency; (d) expand American Capital’s asset management business; and (e) enhance strategic alignment of compensation structures.

Unlock stockholder value. American Capital’s Board of Directors believes that, following the Spin-Off, the combined value of American Capital’s common stock and ACAP’s common stock could, over time and assuming similar market conditions, be greater than the value of American Capital’s common stock had the Spin-Off not occurred, resulting in greater long-term value to American Capital stockholders and greater flexibility for each of American Capital and ACAP to make new investments to advance their business plans. As a combined company, American Capital has no exact peers, which we believe causes the market to undervalue the combined company. With two separate public companies having distinct business models and investment characteristics, investors will have the opportunity to value each against distinct sets of peers and investment metrics. This has the potential to increase the overall valuation of the companies, thus unlocking stockholder value. The increased market value of the common stock of each company should provide additional flexibility for each company to pursue its business strategy.

Offer greater investor choice and transparency through separate entities. The Spin-Off will separate most of American Capital’s investment assets from its asset management business. American Capital’s Board of Directors believes this will increase transparency for stockholders and other constituents, such as creditors and rating agencies, regarding each company’s assets, growth profile, operating performance and profitability, facilitating the creation of a more natural and interested investor base for each company. The Spin-Off will provide investors with two individual investment options that may be more attractive to them than an investment in the combined company. The Spin-Off will allow investors to make independent decisions with respect to each of American Capital and ACAP based on, among other factors, their desired investment strategy, return profile and risk tolerance.

Provide greater tax efficiency. From the date of its initial public offering in August 1997 through October 2008, American Capital paid quarterly dividends to the holders of its common stock. Beginning with American Capital’s tax year ended September 30, 2011, American Capital’s status changed from a RIC subject to taxation under Subchapter M of the Code to a corporation subject to taxation under Subchapter C of the Code. Thus, American Capital is now subject to federal and applicable state corporate income taxes on its taxable ordinary income and capital gains and is no longer subject to the annual distribution requirements under Subchapter M of the Code. However, under Subchapter C of the Code, American Capital is able to carry forward any net operating losses (“NOLs”) historically incurred to succeeding years, which it would not be able to do if it were subject to taxation as a RIC under Subchapter M of the Code. By separating American Capital’s existing NOLs from its investment assets in the Spin-Off, American Capital will have greater tax efficiency by preserving the use of its NOLs and tax attributes while allowing ACAP to immediately have taxable income that it can distribute to stockholders. Because ACAP will generally not have NOL carryforwards, it can be expected to have taxable income, at least 90% of which it will generally be required to distribute annually to its stockholders in accordance with Subchapter M of the Code, so long as it is a RIC.

Expand American Capital’s asset management business. By separating American Capital’s asset management business from its investment business, American Capital’s assets under management will now include the ACAP assets. Also, American Capital should have the opportunity to expand more easily its operations and assets under management through the organic growth of assets under management and the acquisition of third-party asset management contracts and businesses. American Capital’s Board of Directors believes this is possible due to American Capital’s proposed structure being better aligned with the business and regulatory environment for asset managers coupled with the ability to retain earnings and issue multiple forms of capital to finance new and existing business opportunities.

Enhance strategic alignment of compensation structures. The Spin-Off is expected to enable American Capital and its affiliates to align better their recruiting, retention and equity-based incentive plans with the respective operating and stock price performances of American Capital and its managed funds, such as ACAP. After the Spin-Off, American Capital will have additional flexibility to implement different performance measurement metrics and incentive structures to compensate employees in accordance with American Capital’s and its managed funds’ respective strategic and financial plans.

Summary Risk Factors

You should consider carefully the risks highlighted below and under the section entitled “Risk Factors” beginning on page 17 together with all of the other information included in this Information Statement, in evaluating us and our common stock. If any of the risks described below actually occurs, our business, financial results, financial condition and stock price could be materially adversely affected.

•	We have no operating history as a stand-alone entity and may not be able to operate our business successfully or generate sufficient net interest income to make or sustain distributions to our stockholders.

•	There will be uncertainty as to the value of our portfolio investments.

•	We may experience fluctuations in our quarterly results.

•	We will operate in a highly competitive market for investment opportunities.

•	Our secured and unsecured borrowing arrangements impose significant limitations on us.

•	Future adverse market and economic conditions could cause harm to our operating results.

•	We may need to raise additional capital to grow because, as a RIC, we must distribute most of our income.

•	Regulations governing our operation as a BDC will affect our ability to, and the way in which we, raise additional capital. As a BDC, raising additional capital may expose us to risks, including the typical risks associated with leverage.

•	We will become subject to corporate-level income tax on all of our income if we are unable to qualify as a RIC under Subchapter M of the Code, which would have a material adverse effect on our financial performance, and we may pay corporate-level tax if certain built-in gains are triggered even if we maintain our RIC status.

•	Investments in privately held middle-market companies involve significant risks.

•	Our borrowers may default on their payments, which may have a materially negative effect on our financial performance.

•	If the Spin-Off or certain internal transactions undertaken in anticipation of the Spin-Off are determined in the future to be taxable for U.S. federal income tax purposes, we, our stockholders that are subject to U.S. federal income tax and/or American Capital could incur significant U.S. federal income tax liabilities and, in certain circumstances, we could be required to indemnify American Capital for material taxes pursuant to indemnification obligations under the Tax Matters Agreement that we will enter into with American Capital (the “Tax Matters Agreement”).

•	We may be unable to achieve some or all of the benefits that we expect to achieve from our Spin-Off from American Capital.

•	There are conflicts of interest in our relationship with our Manager and with American Capital.

•	We have no employees and are completely dependent upon our Manager and our Administrator. We may not find suitable replacements for our Manager, Administrator or their personnel if the Management Agreement or the Administration Agreement are terminated or such personnel are no longer available to us.

•	There is no existing market for our common stock, and we cannot be certain that an active trading market will develop or be sustained after the Spin-Off. Following the Spin-Off, our stock price may fluctuate significantly, particularly in the period shortly after the Spin-Off is completed.

•	Our shares may trade at a substantial discount from net asset value (“NAV”) and may continue to do so over the long term.

Management Agreement

Under the Management Agreement with our Manager, and subject to the overall supervision of our Board of Directors, our Manager will provide investment advisory services to us. Unless terminated earlier, the Management Agreement will continue in effect for a period of two years after the Spin-Off. It will remain in effect from year to year thereafter if approved annually by our Board of Directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of our directors who are not “interested persons” as defined under the 1940 Act.

Our Manager will receive a base management fee from us that is payable quarterly in arrears. The amount of the base management fee will be equal to 1.75% per annum of the average value of our gross assets, including our restricted and unrestricted cash and cash equivalents and assets purchased with borrowed funds or for which exposure is obtained through derivative agreements, each as determined under U.S. GAAP at the end of each of the two most recently completed calendar quarters or if prior to completion of two quarters since the Spin-Off, at the distribution date and the first completed calendar quarter.

Our Manager will also be entitled to receive an incentive fee, which will be divided into two parts, one based on our income and one based on our capital gains. The two components are independent of each other such that one component may be payable even if the other is not. For additional details on the incentive fee, see “Our Manager, American Capital, Management Agreement and Administration Agreement—Management Agreement—Management Fee—Incentive Fee.”

We will pay, or reimburse our Manager, for all costs and expenses incurred on our behalf, other than compensation expenses of personnel of our Manager who provide investment advisory services to us pursuant to the Management Agreement, to the extent of such services provided to us. In addition, we will pay all costs and expenses incurred in our operations and transactions that are not specifically assumed by our Manager pursuant to the Management Agreement.

The Management Agreement provides that our Manager and its affiliates and their respective directors, officers, employees, members, managers, partners, stockholders and agents are entitled to broad indemnification from us from and against any claims or liabilities to the fullest extent such indemnification is then permitted under our charter and bylaws, the 1940 Act, the Advisers Act, the laws of the State of Maryland and any other applicable law. See “Our Manager, American Capital, Management Agreement and Administration Agreement—Management Agreement.”

Administration Agreement

Under the Administration Agreement with our Administrator, our Administrator will provide or arrange for others to provide us with administrative services, personnel and facilities. We will reimburse our Administrator for the costs and expenses, including the allocable portion of its personnel costs, incurred by the Administrator in providing such administrative services, including without limitation, in providing facilities in connection with such services. In addition, our Administrator may provide us or our portfolio companies with various consulting services pursuant to separate agreements between the Administrator and us or the portfolio company receiving such consulting services. In consideration of such consulting services, we will pay, or the portfolio company receiving such services will pay, to the Administrator or its affiliates, as applicable, such compensation and reimbursement of expenses as, in the case of us and our controlled portfolio companies, may be agreed to by our Board of Directors, including a majority of our directors who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act and, in the case of portfolio companies that we do not control, mutually agreed by our Administrator or its affiliate and such portfolio companies.

The Administration Agreement provides that our Administrator and its affiliates and their respective directors, officers, employees, members, managers, partners, stockholders and agents are entitled to broad indemnification from us from and against any claims or liabilities to the fullest extent such indemnification is then permitted under our charter and bylaws, the 1940 Act, the Advisers Act, the laws of the State of Maryland and any other applicable law. See “Our Manager, American Capital, Management Agreement and Administration Agreement—Administration Agreement.”

License Agreement

Prior to the completion of the Spin-Off, we will enter into a license agreement with American Capital (the “License Agreement”), pursuant to which American Capital will grant us a non-exclusive, royalty free license to use the names “American Capital” and “American Capital Income” and the Internet addresses www.AmericanCapitalIncome.com and www.ACAP.com. See “Our Manager, American Capital, Management Agreement and Administration Agreement—American Capital License Agreement.”

Tax Matters Agreement

In connection with the Spin-Off, we and American Capital will enter into the Tax Matters Agreement to govern the parties’ respective rights, responsibilities and obligations with respect to taxes and related liabilities and tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other tax matters.

We will also make certain covenants that include restrictions on us intended to preserve the tax-free status of the special dividend and related transactions. During the time period ending two years after the date of the Spin-Off, these covenants, among other things, include specific restrictions on us and our subsidiaries, including our and our subsidiaries’ ability to (a) issue, sell or redeem our stock or securities or those of certain of our subsidiaries; (b) liquidate, merge or consolidate with another person; (c) sell or dispose of assets outside the ordinary course of business, or materially change the manner of operating our business, or take an action that would cause us (or our subsidiaries) to not be engaged in an active trade or business conducted immediately prior to the special dividend; and (d) enter into any agreement, understanding or arrangement or engage in any substantial negotiations with respect to any transaction or series of transactions which would cause us to undergo a 50% or greater change in our stock ownership by value or voting power.

We may take actions prohibited by these covenants only if the IRS has granted a favorable ruling or we obtain and provide to American Capital an opinion from U.S. tax counsel, in either case at our expense and acceptable to American Capital, in its sole and absolute discretion, to the extent that such action would not jeopardize the tax-free status of the special dividend and certain related transactions. We will generally agree to indemnify American Capital and its affiliates against any taxes and tax-related liabilities allocated to us under the Tax Matters Agreement relating to the special dividend and/or certain related transactions resulting from (a) our or any of our subsidiaries’ non-compliance with the above or other covenants in the Tax Matters Agreement, (b) any breach by us or any of our subsidiaries of certain representations and covenants made in connection with the IRS private letter ruling, opinion of PricewaterhouseCoopers LLP, or other documents relating to the Spin-Off or (c) certain acquisitions of our stock or securities or those of any of our subsidiaries. For additional details on the Tax Matters agreement, see “Certain Relationships and Related Party Transactions—Related Party Transactions—Tax Matters Agreement.”

Conflicts of Interest in Our Relationship with Our Manager, Our Management Team and American Capital

Management Agreement. We were incorporated by American Capital, the indirect owner of our Manager. While we believe that the terms of our Management Agreement, including fees payable, reflect fair market terms, they were not negotiated when our Manager and we were unaffiliated parties, and so there can be no assurances that the terms are on an arm’s-length basis. The terms may not be as favorable to us as they would be if they were negotiated with an unaffiliated party. The compensation we will pay to our Manager consists of a base management fee, which is not tied to our performance, and an incentive fee, which is tied to our performance. The base management fee is paid regardless of our performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns for our investment portfolio. This could result in reduced returns to our investors. Because our Manager’s base management fee is based on gross assets, our Manager may be incentivized to cause us to incur additional leverage. In addition, the incentive fee payable by us to our Manager may create an incentive for our Manager to make investments on our behalf that are risky or more speculative than would be the case in the absence of such a compensation arrangement.

Administration Agreement. While we believe that the terms of our Administration Agreement, including fees payable, reflect fair market terms, they were not negotiated when American Capital and we were unaffiliated parties, and so there can be no assurances that the terms are on an arm’s-length basis. The terms may not be as favorable to us as they would be if they were negotiated with an unaffiliated party.

Time Commitments of Our Management Team. Our Manager will be responsible for making all of our investment decisions. All of our and our Manager’s officers are employees of American Capital or one of its affiliates, and none of them will devote his or her time to us exclusively. We expect that our officers and other appropriate personnel of American Capital and any such affiliates will devote such portion of their time as necessary to enable us to effectively operate our business.

Restrictions on Investments and Allocation of Investment Opportunities. American Capital and its affiliates have historically sponsored or managed, and currently sponsor or manage, investment vehicles with similar or overlapping investment strategies and have put in place an allocation policy that addresses co-investment issues. We may co-invest on a concurrent basis with other affiliates of American Capital as permitted under applicable regulations and our policies and procedures.

Our Manager and its affiliates will have both subjective and objective policies and procedures in place that are intended to manage potential conflicts of interest between our Manager’s fiduciary obligations to us and similar fiduciary obligations of our Manager and its affiliates to their respective other managed funds. To the extent that we compete with entities sponsored or managed by American Capital or its affiliates for a particular investment opportunity, our Manager and its affiliates will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (a) each entity’s investment objective, investment policies, investment position and available capital, (b) our Manager’s and its affiliates’ internal conflict of interest and allocation policies, (c) the requirements of the Advisers Act and (d) certain restrictions under the 1940 Act regarding a BDC’s co-investments with affiliates. We are prohibited under the 1940 Act from knowingly participating in certain transactions with certain of our affiliates without the prior approval of our independent directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and we are generally prohibited from buying or selling any security (other than our securities) from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors and, in some cases, of the SEC. We are prohibited from buying or selling any security from or to any person who owns more than 25% of our voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC through an exemptive order (other than in certain limited situations pursuant to current regulatory guidance). The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates.

Our Manager will seek to ensure the equitable allocation of investment opportunities when we are able to invest alongside other investment vehicles sponsored or managed by American Capital and its affiliates. When we invest alongside such other vehicles, such investments will be made consistent with the allocation policy of our Manager. Under this allocation policy, our Manager will make an investment decision on our behalf with respect to the amount of any proposed investment to be made by us and each other eligible investment vehicle’s manager will make a separate investment decision on behalf of it, after considering each fund’s investment objective, investment policies, investment position, capital available for investment, regulatory requirements and other pertinent factors with respect to each fund. If sufficient securities or loan amounts are available to satisfy our and each such vehicle’s proposed investment, the opportunity will be allocated in accordance with our Manager’s pre-transaction determination. Where there is an insufficient amount of an investment opportunity to satisfy fully us and other vehicles sponsored or managed by American Capital or its affiliates, the allocation policy further provides that allocations among us and other vehicles will generally be made in a good faith manner pro rata between or among the funds. In situations in which co-investment with other entities sponsored or managed by American Capital or its affiliates is not permitted or appropriate, our Manager will need to decide whether we or such other entity or entities will proceed with the investment. Our Manager will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible investment vehicles on a basis that will be fair and equitable over time, including, for example, through rotational methods.

The allocation policy of our Manager is intended to ensure that, over time, we may generally share equitably in investment opportunities with other investment vehicles sponsored or managed by American Capital or its affiliates, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer which may be suitable for us and such other vehicles. There can be no assurance that our Manager’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all funds for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

Our Management Team. Each of our and our Manager’s officers is an employee of American Capital or one of its affiliates and none of them is required to devote his or her time to us exclusively. Each of our and our Manager’s officers has significant responsibilities to American Capital and certain of its affiliated entities or managed funds. Each of our and our Manager’s senior management team will provide services to us and may provide services to other investment vehicles that have been or may be sponsored by American Capital in the future and may have similar investment strategies. As such, conflicts may arise as employees of American Capital and any such affiliates may have conflicts between their duties to us and their duties to, and interest in, other funds or entities to which they provide services. Our policy is to resolve any such conflicts in good faith.

Regulatory Structure

As a BDC, we will be required to comply with certain regulatory requirements. For example, while we are permitted to finance investments using leverage, which may include the issuance of notes, other borrowings and shares of preferred stock, our ability to use leverage will be limited in significant respects. See “Regulation.” Any decision on our part to use leverage will depend upon our assessment of the attractiveness of available investment opportunities in relation to the costs and perceived risks of such leverage. The use of leverage to finance investments creates certain risks and potential conflicts of interest. See “Risk Factors—Risks Related to Liquidity and Capital Resources.”

Also, as a BDC, we will be generally prohibited from acquiring assets other than certain qualifying assets described in the 1940 Act unless, after giving effect to any acquisition, at least 70% of our total assets are qualifying assets. Qualifying assets generally include securities of “eligible portfolio companies,” cash and cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the rules of the 1940 Act, “eligible portfolio companies” include (a) private domestic operating companies, (b) public domestic operating companies whose securities are not listed on a national securities exchange or registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (c) public domestic operating companies having a market capitalization of less than $250 million. See “Regulation.”

We intend to elect to be treated for U.S. federal income tax purposes as a RIC under the Code. In order to be treated as a RIC, we must satisfy certain source of income, asset diversification and distribution requirements. See “Material U.S. Federal Income Tax Considerations.”

Our Manager’s senior management team will monitor and report periodically on the performance of our investment portfolio and our compliance requirements related to our intention to qualify as a BDC and RIC to our Board of Directors.

Corporate Information

Our and our Manager’s principal place of business is located at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. Our telephone number will be (301) 272-9978 and our Internet address will be www.AmericanCapitalIncome.com or www.ACAP.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this Information Statement or any other report or document we file with or furnish to the SEC.

Financial Performance of Transferred Assets

The following table presents unaudited selected historical financial performance information of the Transferred Assets as of and for the years ended December 31, 2013 and 2014 and the six months ended June 30, 2015. In addition, certain calculated expense information for management fee expense, interest expense and expense reimbursements, are included. The unaudited selected historical financial performance information of the Transferred Assets is derived from and should be read in conjunction with the historical consolidated financial statements of American Capital and accompanying notes included in American Capital’s Annual Report on Form 10-K for the year ended December 31, 2014 and American Capital’s Quarterly Report on Form 10-Q for the period ended June 30, 2015 which were filed with the SEC. The calculated management fee and expense reimbursements are derived based on the contractual terms and relationships pursuant to the Management Agreement with our Manager and the Administration Agreement with our Administrator, as applicable, described further in this Information Statement. The calculated interest expense is derived based on the leverage and terms of American Capital’s outstanding borrowings as of June 30, 2015. The financial performance information included below may not necessarily reflect ACAP’s financial condition and performance in the future.

	As of or for the Six Months Ended June 30, 2015	As of or for the Year Ended December 31,
(dollars in millions)		2014	2013
	(unaudited)	(unaudited)	(unaudited)
Income statement information of Transferred Assets:
Operating revenue by asset class:
Senior debt	$93	$98	$37
Mezzanine debt	34	37	78
Equity	36	17	45
Structured Products	52	56	52

Total operating revenue	215	208	212
Calculated management fee expense(1)	(51)	(77)	(29)
Calculated expense reimbursements(2)	(14)	(17)	(8)
Calculated interest expense(3)	(26)	(40)	(15)

Net operating income before income taxes	124	74	160

Net unrealized (depreciation) appreciation by asset class(4):
Senior debt	(8)	(56)	36
Mezzanine debt	(15)	4	51
Equity	(79)	142	(98)
Structured Products	(21)	(10)	(26)

Net unrealized (depreciation) appreciation	(123)	80	(37)

Net income before income taxes	$1	$154	$123

Balance sheet information of Transferred Assets:
Cost basis of Transferred Assets by asset class:
Senior debt	$3,709	$2,853	$494
Mezzanine debt	611	423	445
Equity	1,171	859	869
Structured Products	706	539	226

Total cost basis of Transferred Assets	$6,197	$4,674	$2,034
Fair value of Transferred Assets by asset class:
Senior debt	$3,645	$2,791	$490
Mezzanine debt	581	407	422
Equity	944	699	519
Structured Products	662	517	210

Total fair value of Transferred Assets	$5,832	$4,414	$1,641
Calculated borrowings(3)	$1,749	$1,324	$492
Other information of Transferred Assets:
Cash collections of Transferred Assets by asset class:
Senior debt	$277	$243	$223
Mezzanine debt	22	51	60
Equity	57	62	25
Structured Products	74	76	92

Total cash collections of Transferred Assets	$430	$432	$400
Weighted average accounting yield on senior debt investments(5)	5.7%	5.8%	8.3%
Weighted average accounting yield on mezzanine debt investments(5)	13.3%	8.6%	17.1%
Weighted average accounting yield on equity investments(5)	7.0%	2.0%	6.0%
Weighted average accounting yield on Structured Products investments(5)	16.6%	14.8%	24.9%
Weighted average accounting yield on Transferred Assets(5)	7.9%	6.2%	11.4%

(1)	Calculated pursuant to the terms of the Management Agreement with our Manager as described in this Information Statement.
(2)	Calculated pursuant to the terms of the Administration Agreement with our Administrator as described in this Information Statement. The calculated expense reimbursements represent an estimate of employees of American Capital and its affiliates that would have been required to provide non-investment advisory services for the Transferred Assets for the periods presented. Based on our assumptions, 0.55% of the weighted average fair value of the Transferred Assets during the period reported was used to estimate the costs associated with these employees.
(3)	Calculated based on the actual cost of debt capital and leverage of American Capital’s borrowings as of June 30, 2015 of 3.0% and 0.3x, respectively.
(4)	Excludes unrealized appreciation (depreciation) related to foreign currency translation on the cost basis of the Transferred Assets denominated in a foreign currency.
(5)	Weighted average accounting yield during the period reported is computed as (a) operating revenue of the Transferred Assets divided by (b) average cost basis of Transferred Assets during the period reported. For the six months ended June 30, 2015, accounting yields are annualized.

Summary of the Spin-Off

The following is a summary of the terms of the Spin-Off. See “The Spin-Off” for a more detailed description of the matters described below.

Distributing company	American Capital, Ltd. After the Spin-Off, American Capital will not own any shares of common stock of ACAP, except that certain trusts owned by American Capital and ACAM, which currently hold shares of American Capital common stock for grants of stock-based awards to employees, will receive shares of ACAP in connection with the Spin-Off.

Distributed company	American Capital Income, Ltd.

Primary purposes of the Spin-Off	American Capital’s Board of Directors, including a majority of the directors who are not “interested persons” of American Capital, as such term is defined in the 1940 Act, has determined that the Spin-Off is in the best interests of American Capital and its stockholders, and that separating most of American Capital’s investment assets from its asset management business will provide benefits to both American Capital and ACAP that could not be achieved as a combined company, including the ability to: (a) unlock stockholder value; (b) offer greater investor choice and transparency through separate entities; (c) provide greater tax efficiency; (d) expand American Capital’s asset management business; and (e) enhance strategic alignment of compensation structures. See “The Spin-Off—Reasons for the Spin-Off.”

Record date	Subject to American Capital stockholders approving certain matters required for the Spin-Off, record ownership will be determined as of the close of business, Eastern Time, on ..

Distribution date	We expect that shares of our common stock will be distributed by our transfer agent in its capacity as the distribution agent, on behalf of American Capital, effective at p.m., Eastern Time, on , which we expect will be the same date as the record date.

Distribution ratio	Holders of American Capital common stock will receive share of ACAP common stock for every shares of American Capital common stock held on the record date. Cash will be distributed in lieu of any fractional shares of common stock, as described below. Thus, there will not be anyone entitled to a fractional share of ACAP common stock as a result of the Spin-Off.

Securities to be distributed	All of the shares of ACAP common stock will be distributed pro rata to American Capital stockholders who hold shares of American Capital common stock as of the record date. Assuming a record date of and based on the shares of common stock of American Capital issued and legally outstanding as of such date, and applying the distribution ratio of share of ACAP common stock for every shares of common stock of American Capital, approximately of our shares of common stock will be distributed to American Capital stockholders. The number of shares of ACAP common stock that American Capital will ultimately distribute to its stockholders will (a) fluctuate depending on the number of shares of American Capital common stock actually outstanding as of the record date and (b) be reduced to the extent that cash payments are to be made in lieu of the issuance of fractional shares of ACAP common stock in the special dividend, as described below.

The Spin-Off	On the distribution date, American Capital will release all of the shares of ACAP common stock to the distribution agent to distribute to American Capital stockholders. For American Capital stockholders who own common stock in registered form, in most cases the transfer agent will credit their shares of our common stock to book entry accounts established to hold their American Capital common stock. Our distribution agent will mail these stockholders a statement reflecting their ACAP common stock ownership shortly after the distribution date. For stockholders who own American Capital common stock through a broker or other nominee, their shares of ACAP common stock will be credited to their accounts by the broker or other nominee. You will not be required to make any payment, surrender or exchange your shares of American Capital common stock or take any other action to receive your shares of ACAP common stock.

No fractional shares	No fractional shares of ACAP common stock will be issued in the special dividend, which means that there will not be anyone entitled to a fractional share of ACAP common stock as a result of the Spin-Off. Holders of American Capital common stock that would otherwise be entitled to fractional shares as a result of the special dividend will receive the cash value thereof, which cash value will generally be taxable to recipient stockholders that are subject to U.S. federal income tax as described in “The Spin-Off—Material U.S. Federal Income Tax Consequences of the Spin- Off.”

Conditions to the Spin-Off

We expect that the Spin-Off will be effective on the distribution date, provided that the following conditions, among others, have been satisfied or waived by the Board of Directors of American Capital:

(a) each of the Distribution Agreement, Management Agreement, Administration Agreement, License Agreement and Tax Matters Agreement have been duly executed and delivered by the parties thereto;

(b) American Capital common stockholders shall have approved at the special meeting certain of the matters relating to the Spin-Off set forth in the American Capital Proxy Statement;

(c) the SEC shall have declared effective our Registration Statement on Form 10, of which this Information Statement is a part, under the Exchange Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect;

(d) our common stock shall have been accepted for listing on NASDAQ, subject to official notice of issuance;

(e) American Capital shall have received a private letter ruling from the IRS substantially to the effect that (i) the business conducted by a controlled portfolio company of American Capital to be transferred to ACAP prior to the Spin-Off meets the “active trade or business” requirement in order for the Spin-Off to qualify as a tax-free reorganization under Sections 368(a) (1)(D) and 355 of the Code and (ii) the receipt of ACAP common stock in the Spin-Off by certain trusts owned by American Capital and ACAM, which hold shares of American Capital common stock for grants of stock-based awards to employees, is not being retained pursuant to a plan having as one of its principal purposes the avoidance of federal tax; and such letter ruling shall not have been revoked or modified in any material respect and the conclusions and assumptions upon which such letter ruling is based shall remain valid at the time of the Spin-Off;

(f) American Capital shall have received the opinion of PricewaterhouseCoopers LLP that the Spin-Off should qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code;

(g) all permits, registrations and consents required under the U.S. securities or blue sky laws in connection with the Spin-Off and all other material governmental approvals and other consents necessary to consummate the Spin-Off shall have been received;

(h) no order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Spin-Off shall be in effect, and no other event outside the control of American Capital shall have occurred or failed to occur that prevents the consummation of the Spin-Off; and

(i) no event or development shall have occurred or exist that, in the judgment of the Board of Directors of American Capital, in its sole discretion, makes it inadvisable to effect the Spin-Off.

The fulfillment of the above conditions will not create any obligation on behalf of American Capital to effect the Spin-Off. The board of directors of American Capital may, in its sole and absolute discretion, determine whether to waive any condition, in whole or in part. Until the Spin-Off has occurred, American Capital has the right to terminate the Spin-Off, even if all the conditions have been satisfied.

Trading market and symbol	We intend to apply to have our common stock listed on The NASDAQ Global Select Market under the trading symbol “ACAP.” We anticipate that, on or prior to the record date, trading of our common stock will begin on a “when-issued” basis and will continue up to and including the distribution date. See “The Spin-Off—Trading Prior to the Distribution Date.”

Dividend policy	Subsequent to the completion of the Spin-Off, and to the extent that we have taxable income available, we intend to distribute quarterly dividends to our stockholders, beginning with our first full quarter following completion of the Spin-Off. In order to qualify as a RIC, we must distribute annually at least 90% of our investment company taxable income to our stockholders. The amount of our dividends, if any, will be determined by our Board of Directors. Any dividends to our stockholders will be declared out of assets legally available for distribution. We anticipate that our dividends will be paid from taxable earnings, including interest and capital gains generated by our investment portfolio. However, if we do not generate sufficient taxable earnings during any fiscal year, a portion of our dividends for such year may constitute a return of capital. As a result, stockholders should not assume that all periodic dividends are paid from taxable earnings. The specific tax characteristics of our dividends will be reported to stockholders after the end of each calendar year.

Tax consequences to American Capital
stockholders of the Spin-Off

American Capital stockholders are not expected to recognize any gain or loss, or include any amount in income, for U.S. federal income tax purposes as a result of the Spin-Off, except to the extent of cash received in lieu of fractional shares. See “The Spin-Off—Material U.S. Federal Income Tax Consequences of the Spin-Off” for a more detailed description of the U.S. federal income tax consequences of the Spin-Off.

Each stockholder is urged to consult his, her or its tax advisor as to the specific tax consequences of the Spin-Off to that stockholder, including the effect of any U.S., state, local or foreign income tax consequences of the Spin-Off.

FEES AND EXPENSES

The following table is intended to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. Stockholders should understand that some of the percentages indicated in the table below are estimates and may vary. The expenses shown in the table under “estimated annual expenses” are based on estimated amounts for our first annual full year operations and assume that we have $         of average total assets during the year. The table below should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. Our leverage may vary periodically depending on market conditions, our portfolio composition and our Manager’s assessment of risks and returns. However, our total borrowings are limited so that our asset coverage ratio must exceed 200%, as defined in the 1940 Act.

Estimated Annual Expenses (as a percentage of consolidated net assets attributable to our common stock) (1)
Management fees (2)
Interest payments on borrowed funds (3)
Other expenses (4)

Total estimated annual expenses

(1)	“Consolidated net assets attributable to our common stock” equals consolidated net assets as of .
(2)	Our Manager will receive a base management fee from us that is payable quarterly in arrears. The amount of the base management fee will be equal to 1.75% per annum of the average value of our gross assets, including our cash and cash equivalents and assets purchased with borrowed funds or for which exposure is obtained through derivative agreements, each as determined under GAAP at the end of each of the two most recently completed calendar quarters or if prior to completion of two quarters since the Spin-Off, at the distribution date and the first completed calendar quarter. Our Manager will also be entitled to receive an incentive fee, which will be divided into two parts, one based on our income and one based on our capital gains. The two components are independent of each other such that one component may be payable even if the other is not. For additional details on the incentive fee, see “Our Manager, American Capital, Management Agreement and Administration Agreement—Management Agreement—Management Fee—Incentive Fee.”
(3)	Assumes borrowed amounts have the same financing terms as the $1.25 Billion Revolving Credit Facility and the $500 Million Revolving Credit Facility. Our leverage may vary periodically depending on market conditions, our portfolio composition and our Manager’s assessment of risks and returns. However, our total borrowings are limited so that our asset coverage ratio must exceed 200%, as defined in the 1940 Act, immediately after incurring such borrowings. The borrowing costs included in the table above are estimated based on actual amounts incurred by American Capital during the ended , 2015, annualized for a full year. Included in the “Interest payments on borrowed funds” are estimated deferred debt issuance costs which we will amortize over the life of the loan. For purposes of the example above, the deferred debt issuance costs are assumed to recur annually.
(4)	The “other expenses” reflect estimated amounts for the current fiscal year and include our overhead expenses, including our allocable portion of overhead and other expenses incurred by our Manager and Administrator in performing their obligations under the Management Agreement and Administration Agreement, respectively.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. These amounts are based upon payment by us of the estimated annual expenses at the levels set forth in the table above. In calculating the following expense amounts, we have assumed that our annual estimated expenses remain at levels set forth in the table above.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return

This example should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. Moreover, while the example assumes (as required by the SEC) a 5% annual return, our performance will vary and may result in a return greater or less than 5%.

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included in this Information Statement, in evaluating us and our common stock. If any of the risks described below actually occurs, our business, financial condition, results of operations and cash flows could be materially and adversely affected. Any such adverse effect may cause the trading price of our common stock to decline and as a result you could lose all or part of your investment in us. Our business may also be adversely affected by risks and uncertainties not known to us or risks that we currently believe to be immaterial.

Risks Related to Our Business and Structure

We have no operating history as a stand-alone entity

We were organized in February 2015 and will acquire our initial portfolio in connection with the Spin-Off of our common stock by American Capital. As a result, we do not have any prior operating history as a stand-alone entity and thus, are subject to many of the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and that the value of your shares could decline substantially.

There will be uncertainty regarding the value of our portfolio investments

Virtually none of our portfolio investments will be publicly traded. As required by law, we will fair value our investments in accordance with the 1940 Act and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) based on a determination made in good faith by our Board of Directors. Due to the uncertainty inherent in valuing investments that are not publicly traded, our determinations of fair value may differ materially from the values that would exist if a ready market for these investments existed. Our determinations of the fair value of our investments will have a material impact on our net earnings through the recording of unrealized appreciation or depreciation of investments as well as our assessment of income recognition. Thus, our NAV could be materially affected in the event of any changes in applicable law or accounting pronouncements governing how we currently fair value assets, or if our determinations regarding the fair value of our investments are materially different from the values that would exist if a ready market existed for these securities.

Our business will have significant capital requirements and may be adversely affected by a prolonged inability to access the capital markets or to sell assets

Our business will require a substantial amount of capital to operate. We expect to finance our operations, including the funding of new investments, through cash generated by our operating activities, the repayment of debt investments, the sale of investments, the issuance of debt by special purpose affiliates to which we have contributed loan assets, the sale of our stock and through secured and unsecured borrowings. Our ability to rely on such sources or other sources of capital will be affected by restrictions in both the 1940 Act and in any future debt agreements relating to the incurrence of additional indebtedness as well as changes in the capital markets. It will also be affected by legal, structural and other factors. There can be no assurance that we will be able to earn or access the funds necessary for our liquidity requirements.

Changes in laws or regulations governing our operations or our failure to comply with those laws or regulations may adversely affect our business

We and our future portfolio companies are subject to regulation by laws at the local, state, federal and foreign level, including with respect to securities laws, tax and accounting standards. These laws and regulations, as well as their interpretation, may be changed from time to time. Accordingly, any change in these laws or regulations or the failure to comply with these laws or regulations could have a material adverse impact on our business. Certain of these laws and regulations pertain specifically to BDCs.

We may experience fluctuations in our quarterly results

We may experience material fluctuations in our quarterly operating results due to a number of factors including, among others, variations in and the timing of the recognition of realized and unrealized gains or losses, placing and removing investments on non-accrual status, the degree to which we encounter competition in our markets, the ability to sell investments at attractive terms, the ability to fund and close suitable investments, the timing of the recognition of fee income from closing investment transactions and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

We will operate in a highly competitive market for investment opportunities

We will compete with other public and private investment funds and financing sources, including traditional financial services companies such as finance companies, commercial banks and investment banks. Some of our competitors are substantially larger and have considerably greater financial resources than we do. Competitors may have lower cost of funds and many have access to funding sources that are not available to us. In addition, certain of our competitors may have higher risk tolerances or different risk assessments, which could allow them to offer better pricing and terms to prospective portfolio companies, consider a wider variety of investments and establish more relationships and build their market shares. There is no assurance that the competitive pressures we will face will not have a material adverse effect on our business, financial condition and results of operations. In addition, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time and there can be no assurance that we will be able to identify and make investments that satisfy our investment objectives or that we will be able to meet our investment goals.

Future adverse market and economic conditions could cause harm to our operating results

Many of our portfolio companies could be adversely impacted by any future economic downturn or recession and may be unable to repay our debt investments, may be unable to be sold at a price that would allow us to recover our investment or may be unable to operate during such recession. Such portfolio company performance could have a material adverse effect on our business, financial condition and results of operations.

A change in interest rates may adversely affect our profitability

Because we will fund a portion of our investments with borrowings, our earnings are affected by the spread between the interest rate on our investments and the interest rate at which we borrow funds. We will attempt to match-fund our liabilities and assets by financing floating rate assets with floating rate liabilities and fixed rate assets with fixed rate liabilities or equity. We may enter into interest rate basis swap agreements to match the interest rate basis of a portion of our assets and liabilities, thereby locking in the spread between our asset yield and the cost of our borrowings, and to fulfill our obligations under the terms of any asset securitizations. However, such derivatives are considered economic hedges that do not qualify for hedge accounting under ASC Topic 815, Derivatives and Hedging (“ASC 815”). Therefore, payments under the hedges will be recorded in net realized (loss) gain in our audited consolidated financial statements included in financial statements.

Under any such interest rate swap agreements, we will generally pay a fixed rate and receive a floating interest rate based on LIBOR. We may enter into interest rate swaption agreements where, if exercised, we would receive a fixed rate and pay a floating rate based on LIBOR. We may also enter into interest rate cap agreements that would entitle us to receive an amount, if any, by which our interest payments on our variable rate debt exceed specified interest rates.

An increase or decrease in interest rates could reduce the spread between the rate at which we invest and the rate at which we borrow, and thus, adversely affect our profitability, if we have not appropriately match-funded our liabilities and assets or hedged against such event. Alternatively, our interest rate hedging activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio.

Also, the fair value of certain of our debt investments will be based in part on the current market yields or interest rates of similar securities. A change in interest rates could have a significant impact on our determination of the fair value of these debt investments. In addition, a change in interest rates could also have an impact on the fair value of our interest rate swap agreements that could result in the recording of unrealized appreciation or depreciation in future periods. For example, a decline, or a flattening, of the forward interest rate yield curve will typically result in the recording of unrealized depreciation of our interest rate swap agreements.

Therefore, adverse developments resulting from changes in interest rates could have a material adverse effect on our business, financial condition and results of operations.

We could face losses and potential liability if intrusions, viruses or similar disruptions to our technology jeopardize our confidential information or that of users of our technology

Although our Manager has implemented and will continue to implement security measures, our technology platform is and will continue to be vulnerable to intrusion, computer viruses or similar disruptive problems caused by transmission from unauthorized users. In addition, any misappropriation of proprietary information could expose us to a risk of loss or litigation.

Volatility in the global financial markets resulting from relapse of the Eurozone crisis, geopolitical developments in Eastern Europe, turbulence in the Chinese stock markets and global commodity markets or otherwise could have a material adverse effect on our business, financial condition and results of operations

Volatility in the global financial markets could have an adverse effect on the economic recovery in the United States and could result from a number of causes, including a relapse in the Eurozone crisis, geopolitical developments in Eastern Europe, turbulence in the Chinese stock markets and global commodity markets or otherwise. The effects of the Eurozone crisis, which began in late 2009 as part of the global economic and financial crisis, continued to impact the global financial markets through 2015. Numerous factors continued to fuel the Eurozone crisis, including continued high levels of government debt, the undercapitalization and liquidity problems of many banks in the Eurozone and relatively low levels of economic growth. These factors made it difficult or impossible for some countries in the Eurozone, including Greece, Ireland and Portugal, to repay or refinance their debt without the assistance of third parties. As a combination of austerity programs, debt write-downs and the European Central Bank’s commitment to restore financial stability to the Eurozone and the finalization of the primary European Stability Mechanism bailout fund, in 2013 and into 2014 interest rates began to fall and stock prices began to increase. Although these trends helped to stabilize the effects of the Eurozone crisis in the first half of 2014, the underlying causes of the crisis were not completely eliminated. As a result, the financial markets relapsed toward the end of 2014. In particular, Greece’s newly elected government, which campaigned against austerity measures, has been unable to reach an acceptable solution to the country’s debt crisis with the European Union, and in June 2015, Greece failed to make a scheduled debt repayment to the International Monetary Fund, falling into arrears. Following further unsuccessful negotiations between the government of Greece and the European Union to solve the Greek debt crisis, on July 5, 2015, Greek voters rejected a bailout package submitted by the European Commission, the European Central Bank and the International Monetary Fund, and on July 13, Eurozone leaders reached a provisional agreement on a third bailout program to save Greece from bankruptcy. It remains uncertain whether Greece will default on future payments. The result of continued defaults and the removal of credit support for Greek banks may cause Greece to exit the European Union, which could lead to significant economic uncertainty and abandonment of the Euro common currency, resulting in destabilization in the financial markets. Continued financial instability in Greece and in other similarly situated Eurozone countries could have a continued contagion effect on the financial markets. Stock prices in China have experienced a significant drop in the second and third quarters of 2015, resulting primarily from continued sell-off of shares trading in Chinese markets. The volatility has been followed by volatility in stock markets around the world, including in the United States, as well as increased turbulence in commodity markets, such as reductions in prices of crude oil. Although the Chinese government has already taken steps to halt the collapse, it is uncertain what effect such measures will have, if any. Continued sell-off and price drops in the Chinese stock markets may have a contagion effect across the financial markets. In addition, Russian intervention in Ukraine during 2014 significantly increased regional geopolitical tensions. In response to Russian actions, U.S. and European governments have imposed sanctions on a limited number of Russian individuals and business entities. The situation remains fluid with potential for further escalation of geopolitical tensions, increased severity of sanctions against Russian interests, and possible Russian counter-measures. Further economic sanctions could destabilize the economic environment and result in increased volatility. Should the economic recovery in the United States be adversely impacted by increased volatility in the global financial markets caused by continued contagion from the Eurozone crisis, developments in respect of the Russian sanctions, further turbulence in Chinese stock markets and global commodity markets or for any other reason, loan and asset growth and liquidity conditions at U.S. financial institutions, including us, may deteriorate.

Risks Related to Liquidity and Capital Resources

Our secured and unsecured borrowing arrangements impose significant limitations on us

Immediately prior to the Spin-Off, American Capital plans to contribute ACAS Funding I, LLC and ACAS Funding II, LLC, which are wholly-owned financing subsidiaries of American Capital, to ACAP. ACAS Funding I, LLC and ACAS Funding II, LLC are the borrowers under the $1.25 Billion Revolving Credit Facility and the $500 Million Revolving Credit Facility, respectively. As a result, we will have the ability to borrow, prepay and reborrow loans at any time prior to the commitment termination dates of February 6, 2017 and October 30, 2016, respectively, subject to certain terms and conditions. Any outstanding balance on the $1.25 Billion Revolving Credit Facility and the $500 Million Revolving Credit Facility as of the commitment termination date is repayable on the maturity date of March 6, 2017 and October 31, 2016, respectively. As of        , 2015, the amount outstanding under the $1.25 Billion Revolving Credit Facility and the $500 Million Revolving Credit Facility was $         million and $         million, respectively, which are secured by portfolio investments with fair values of $         million and $         million, respectively.

The $1.25 Billion Revolving Credit Facility and the $500 Million Revolving Credit Facility have covenants that require the borrowers to maintain a minimum NAV and in certain circumstances limit their ability to incur additional debt and liens, pay cash dividends to us, dispose of assets and make new investments and acquisitions. There can be no assurance that we will be able to maintain compliance with each of these covenants and a failure to do so could result in an event of default under the facilities.

Other events of default under the $1.25 Billion Revolving Credit Facility and the $500 Million Revolving Credit Facility include, without limitation, a payment default, an unremedied borrowing base deficiency, the liquidation or bankruptcy of us, and the failure by us to maintain 100% ownership of each borrower.

In addition, we may seek to finance certain of our assets, subject to market conditions, through other debt arrangements, including warehouse and revolving credit facilities, term loans and other asset-backed securitizations, which could impose additional limitations on us.

Our level of indebtedness could materially and adversely affect our financial position, including reducing funds available for other business purposes and reducing our operational flexibility, and we may have future capital needs and may not be able to obtain additional financing on acceptable terms

Immediately prior to the Spin-Off, American Capital plans to contribute ACAS Funding I, LLC and ACAS Funding II, LLC, which are wholly-owned financing subsidiaries of American Capital, to ACAP. ACAS Funding I, LLC and ACAS Funding II, LLC are the borrowers under the $1.25 Billion Revolving Credit Facility and the $500 Million Revolving Credit Facility, respectively. In addition, we may seek to finance certain of our assets, subject to market conditions, through other debt arrangements, including warehouse and revolving credit facilities, term loans and other asset-backed securitizations, and the additional issuance of equity securities. Any significant additional indebtedness could require a substantial portion of our cash flow to make interest and principal payments due on our indebtedness. Greater demands on our cash resources may reduce funds available to us to pay dividends, make capital expenditures and acquisitions, or carry out other aspects of our business strategy. Increased indebtedness can also limit our ability to adjust rapidly to changing market conditions, make us more vulnerable to general adverse economic and industry conditions and create competitive disadvantages for us compared to other companies with relatively lower debt levels. Increased future debt service obligations may limit our operational flexibility, including our ability to acquire assets, finance or refinance our assets, or sell assets as needed. However, as a BDC, the 1940 Act generally limits our ability to issue senior debt securities and preferred stock (collectively, “senior securities”) if our asset coverage ratio does not exceed 200% immediately after each issuance of senior securities or is improved immediately upon the issuance.

Moreover, our ability to obtain additional financing and satisfy our financial obligations under our indebtedness outstanding from time to time will depend upon the composition of our assets, our future operating performance, which is subject to then prevailing general economic and credit market conditions, including interest rate levels and the availability of credit generally, and financial, business and other factors, many of which are beyond our control. A worsening of credit market conditions could materially and adversely affect our ability to obtain financing on favorable terms, if at all.

We may be unable to obtain additional financing or financing on favorable terms or our operating cash flow may be insufficient to satisfy our financial obligations under our indebtedness outstanding from time to time (if any). Among other things, the absence of a credit rating or any credit rating downgrade could increase our financing costs and could limit our access to financing sources. If financing is not available when needed, or is available on unfavorable terms, we may be unable to complete acquisitions or otherwise take advantage of business opportunities or respond to competitive pressures, any of which could materially and adversely affect our business, financial condition and results of operations.

We may enter into interest rate swap agreements with covenants that place limitations on us

From time to time, we may enter into interest rate swap agreements to manage interest rate risk and also to fulfill our obligations under the terms of any asset securitizations. Our interest rate swap agreements may contain various events of default, including in certain cases an event of default that allows the counterparty to terminate transactions outstanding under the agreement following the occurrence of a cross default on certain of our other indebtedness. Our interest rate swap agreements may also contain an event of default that allows a counterparty to terminate transactions outstanding under the agreement if certain of our other indebtedness, as applicable, is accelerated. An event of default under certain of our interest rate swap agreements could also trigger a default under our secured debt facilities if such agreements are terminated early and would result in an aggregate amount due at such time in excess of a certain amount. Our interest rate swap agreements may also be secured by first and second priority liens (subject to certain permitted liens) on substantially all of our non-securitized assets pari passu with other facilities or by a first priority lien (subject to certain permitted liens) on any securitized assets pari passu with our securitized debt. Thus, if we violate the covenants in any of such interest rate swap agreements, it could have a material adverse effect on our business, financial condition and results of operations.

We may need to raise additional capital to grow because, as a RIC, we must distribute most of our income

We may need additional capital to fund growth in our investments. Following the Spin-Off, we will have to distribute annually at least 90% of our investment company taxable income to our stockholders to become a RIC and to maintain such tax status. As a result, any such cash earnings may not be available to fund our investments. We may borrow from financial institutions and issue additional debt and equity securities to fund our investments. If we do not obtain funds from such sources or from other sources to fund our investments, it could limit our ability to grow, which may have an adverse effect on our stock price. In addition, as a BDC, our ability to borrow or issue preferred stock may be restricted if our total assets are less than 200% of our total borrowings and preferred stock.

Regulations governing our operation as a BDC will affect our ability to, and the way in which we, raise additional capital. As a BDC, raising additional capital may expose us to risks, including the typical risks associated with leverage

As a BDC, the 1940 Act generally limits our ability to issue senior securities if our asset coverage ratio does not exceed 200% immediately after each issuance of senior securities or is improved immediately upon the issuance. Asset coverage ratio is defined in the 1940 Act as the ratio that the value of the total assets, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness. There are no assurances that we will always operate above this ratio. The resulting restrictions on issuing senior securities could have a material adverse impact on our business operations to the extent we do not maintain such asset coverage ratio.

As a BDC, the 1940 Act generally limits our ability to issue and sell our common stock at a price below our NAV per share, exclusive of any distributing commission or discount, without stockholder approval. If our common stock trades at a price below our NAV per share, there are no assurances that we can issue or sell shares of our common stock if needed to fund our business. In addition, even in certain instances where we could issue or sell shares of our common stock at a price below our NAV per share, including through any dividend reinvestment and stock purchase plan, such issuance could result in dilution in our NAV per share, which could result in a decline of our stock price.

We may fund a portion of our investments with debt securities, which would magnify the potential for loss and the risks of investing in us in the same way as our borrowings

As a result of any issuance of debt securities, we would be exposed to typical risks associated with leverage, including an increased risk of loss and an increase in expenses, which are ultimately borne by our common stockholders. Payment of interest on such debt securities may take preference over any other dividends or other payments to our common stockholders. If we issue debt securities, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. In addition, such securities may be rated by rating agencies, and in obtaining a rating for such securities, we may be required to abide by operating and investment guidelines that could further restrict our operating flexibility. Furthermore, any amounts that we use to service our indebtedness would not be available for distributions to our common stockholders.

We may in the future determine to fund a portion of our investments with preferred stock, which would magnify the potential for loss and the risks of investing in us in the same way as our borrowings

Preferred stock, which is another form of leverage, has similar risks to our common stockholders as borrowings because the dividends on any preferred stock we issue would be cumulative and it would rank “senior” to common stock in our capital structure. Payment of dividends on, and repayment of the liquidation preference of, preferred stock would typically take preference over any dividends or other payments to our common stockholders. Also, preferred stockholders are not typically subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference. Furthermore, preferred stockholders would have separate voting rights and may have rights, preferences or privileges more favorable than those of our common stockholders. Also, the issuance of preferred securities could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for our common stockholders or otherwise be in our common stockholders’ best interest.

The lack of liquidity in our privately-held securities may adversely affect our business

Most of our investments will consist of securities acquired in private transactions. Some of these securities are subject to restrictions on resale or otherwise are less liquid than public securities. The illiquidity of our investments may make it difficult for us to obtain cash equal to the value at which we record our investments upon exiting the investment.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to report accurately our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm (when undertaken, as noted below), may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Ineffective internal controls over financial reporting could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

We are required to disclose changes made in our internal control on financial reporting on a quarterly basis. However, until we file our second annual report, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting and our management will not be required to assess the effectiveness of these controls pursuant to Section 404. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

Any failure on our part to maintain our status as a BDC would reduce our operating flexibility

Our Board of Directors may determine that it is in our best interests to withdraw our BDC election, subject to the consent of the holders of a majority of our outstanding voting securities, as required under the 1940 Act. If we do not remain a BDC, we would likely be regulated as a closed-end investment company under the 1940 Act. Such regulation would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility, which could have a material adverse effect on our business, financial condition and results of operations.

We will become subject to corporate-level income tax if we are unable to qualify and maintain our qualification as a RIC under Subchapter M of the Code

Although we intend to elect to be treated as a RIC under Subchapter M of the Code for 2015 and succeeding tax years, no assurance can be given that we will be able to qualify for and maintain RIC status. To obtain and maintain RIC tax treatment under the Code, we must meet the following annual distribution, income source and asset diversification requirements:

•	The annual distribution requirement for a RIC will be satisfied if we distribute to our stockholders on an annual basis at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because we will use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. To the extent we are unable to meet such annual distribution requirements, due to restrictions in our loan and credit agreements or to the extent we are unable to obtain the necessary cash, we may not qualify for RIC tax treatment.

•	The income source requirement will be satisfied if we obtain at least 90% of our gross income for each year from dividends, interest, gains from the sale of stock or securities or similar sources.

•	The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy this requirement, at least 50% of the value of our assets must consist of cash and cash equivalents, U.S. government securities, securities of other RICs, and other acceptable securities; and no more than 25% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer or two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

In addition, once we have elected and qualified to be taxed as a RIC, our Board of Directors may determine, without stockholder approval, that it is in our best interests to take actions to cause our RIC tax status election to terminate. If we do not receive RIC tax treatment for any reason, we will become subject to corporate income tax. Such resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

Even if we qualify as a RIC, certain of our business activities will be subject to corporate level income tax, which will reduce our cash flows, and we will have potential deferred and contingent tax liabilities

Following an election to be taxed as a RIC, we will also be subject to a federal corporate level tax at the highest regular corporate rate (currently 35%) on all or a portion of the gain recognized from a sale of assets occurring within a specified period (generally, ten years) after the effective date of such election, to the extent of the built-in-gain in those assets based on the fair market value of those assets on the effective date of the RIC election in excess of our then tax basis. Gain from a sale of an asset occurring after the specified period ends will not be subject to this corporate level tax. We may choose not to sell in a taxable transaction appreciated assets that we might otherwise sell during the period in which the built-in gain tax applies in order to avoid the built-in gain tax. However, there can be no assurance that such a taxable transaction will not occur. If we sell such assets in a taxable transaction, the amount of corporate tax that we will pay will vary depending on the actual amount of net built-in gain or loss present in those assets as of the time we became a RIC. The amount of tax could be significant.

Risks Related to Our Investing and Financing Strategy

Investments in privately held middle-market companies involve significant risks

Our investments in privately held middle-market companies involve a number of significant risks, including the following:

•	these companies may have limited financial resources and may be unable to meet their obligations, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•	they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	they typically depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse effect on our portfolio company and, in turn, on us;

•	there is generally little public information about these companies. These companies and their financial information are not subject to the Exchange Act and other regulations that govern public companies, and we may be unable to uncover all material information about these companies, which may prevent us from making a fully informed investment decision and cause us to lose money on our investments;

•	they generally have less predictable operating results and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•	our executive officers, directors and our Manager may, in the ordinary course of business, be named as defendants in litigation arising from our investments in our portfolio companies;

•	changes in laws and regulations, as well as their interpretations, may adversely affect their business, financial structure or prospects; and

•	they may have difficulty accessing the capital markets to meet future capital needs.

Our borrowers may default on their payments, which may have a materially negative effect on our financial performance

Our primary business exposes us to credit risk, and the quality of our portfolio has a significant impact on our earnings. Credit risk is a component of our fair valuation of our portfolio companies. Negative credit events will lead to a decrease in the fair value of our portfolio companies and may potentially disrupt or impact the ability to pay amounts due to us thereby resulting in a decline in our earnings and NAV.

In addition, market conditions can affect consumer confidence levels, which may harm the business of our portfolio companies and result in adverse changes in payment patterns. Additionally, if interest rates rise, some of our portfolio companies may not be able to pay the escalating interest on our loans and may default. Deterioration in the credit quality of our portfolio could have a material adverse effect on our business, financial condition and results of operations. Increased delinquencies and default rates would negatively impact our results of operations.

A general economic downturn or severe tightening in the credit markets could materially impact the ability of our borrowers to repay their loans, which could have a significant negative affect on us. Numerous other factors may affect a borrower’s ability to repay its loan, including the failure to meet its business plan or a downturn in its industry. A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans or foreclosure on the secured assets. This could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the loans or debt securities that we hold. In addition, our portfolio companies may have, or may be permitted to incur, other debt that ranks senior to or equally with our securities. This means that payments on such senior-ranking securities may have to be made before we receive any payments on our subordinated loans or debt securities. Deterioration in a borrower’s financial condition and prospects may be accompanied by deterioration in any related collateral and may have a material adverse effect on our financial condition and results of operations.

There may be circumstances in which our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims

If one of our portfolio companies were to go bankrupt, even though we may have structured our interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize our debt holding as an equity investment and subordinate all or a portion of our claim to that of other creditors. In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender’s liability claim, if, among other things, we actually render significant managerial assistance.

Our portfolio companies may incur debt or issue equity securities that rank equally with, or senior to, our investments in such companies

Our portfolio companies may have, or may be permitted to incur, other debt, or issue other equity securities, that rank equally with, or senior to, our investments. By their terms, such instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt instruments would usually prohibit the portfolio companies from paying interest on or repaying our investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company typically are entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

The rights we may have with respect to the collateral securing any junior priority loans we make to our portfolio companies may also be limited pursuant to the terms of one or more intercreditor agreements (including agreements governing “first out” and “last out” structures) that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that senior obligations are outstanding, we may forfeit certain rights with respect to the collateral to the holders of the senior obligations. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of such enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if as a result our rights as junior lenders are adversely affected.

Non-accruing loans adversely affect our results of operations and financial condition and could result in further losses in the future

Non-accruing loans adversely affect net income in various ways. Upon becoming non-accruing, we will reverse prior PIK income from a non-accruing loan, if applicable, and no interest income will be recorded on non-accruing loans, thereby, in both cases, adversely affecting income and returns on assets and equity. There is no assurance that we will not experience an increase in non-accruing loans in the future, or that non-accruing loans will not result in further losses to come. Approximately $         million, or         %, of the total loans at cost that will be transferred to us by American Capital are expected to be on non-accrual status for ACAP on the date of Spin-Off.

Investments in equity securities, many of which are illiquid with no readily available market, involve a substantial degree of risk

We may purchase common and other equity securities. Although common stock has historically generated higher average total returns than fixed income securities over the long-term, common stock also has experienced significantly more volatility in those returns. The equity securities we acquire may fail to appreciate and may decline in value or become worthless and our ability to recover our investment will depend on our portfolio companies’ success. Investments in equity securities involve a number of significant risks, including:

•	any equity investment we make in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

•	to the extent that the portfolio company requires additional capital and is unable to obtain it, we may not recover our investment; and

•	in some cases, equity securities in which we invest will not pay current dividends, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of the portfolio company. Even if the portfolio company is successful, our ability to realize the value of our investment may be dependent on the occurrence of a liquidity event, such as a public offering or the sale of the portfolio company. It is likely to take a significant amount of time before a liquidity event occurs or we can otherwise sell our investment. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell them.

There are special risks associated with investing in preferred securities, including:

•	preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes before we receive such distributions;

•	preferred securities are subordinated to debt in terms of priority to income and liquidation payments, and therefore will be subject to greater credit risk than debt;

•	preferred securities may be substantially less liquid than many other securities, such as common stock or U.S. government securities; and

•	generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

Additionally, when we invest in first and second lien senior, unitranche or mezzanine debt, we may acquire warrants or other equity securities as well. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.
We may invest, to the extent permitted by law, in the equity securities of investment funds that are operating pursuant to certain exceptions to the 1940 Act and in advisers to similar investment funds and, to the extent we so invest, will bear our ratable share of any such company’s expenses, including management and performance fees. We will also remain obligated to pay the base management fee and incentive fees to our Manager with respect to the assets invested in the securities and instruments of such companies. With respect to each of these investments, each of our common stockholders will bear his or her share of the base management fee and incentive fees due to our Manager as well as indirectly bearing the management and performance fees and other expenses of any such investment funds or advisers.

Our portfolio companies may be highly leveraged with debt

The debt levels of our portfolio companies may have important adverse consequences to such companies and to us as an investor. Portfolio companies that are indebted may be subject to restrictive financial and operating covenants. The leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, their flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A company’s income and net worth will tend to increase or decrease at a greater rate than if the company did not capitalize itself in part with debt.

One of the investments to be transferred to us by American Capital will subject us to Nevada gaming regulation, which could affect our operations and changes in our ownership

Our future portfolio company, Hard 8 Games, LLC (“Hard 8”), conducts activities that are subject to the Nevada Gaming Control Act and regulations of the Nevada Gaming Commission (“NGC”), the State Gaming Control Board (“GCB”), and the local laws, regulations and ordinances of various county and municipal regulatory authorities (collectively referred to as “the Nevada Gaming Authorities”). Following completion of the Spin-Off, we will be a controlling member of Hard 8. Thus, we will be required to register with the Nevada Gaming Authorities as a publicly traded corporation and be found suitable as a member of Hard 8. Also, certain of our officers and directors will be required to be found suitable and be licensed by the Nevada Gaming Authorities. We will be required to make periodic reports to the Nevada Gaming Authorities and, in certain cases, may need to obtain the prior approval of the NGC for certain capital raising transactions.

In addition, beneficial holders of 5% or more of our voting securities may be required to make certain filings with the Nevada Gaming Authorities and beneficial holders of greater than 10% of our voting securities will be required to file an application, be investigated, and be found suitable by the Nevada Gaming Authorities. Certain entities considered to be institutional investors who hold our voting securities for investment purposes only may seek a waiver of this finding of suitability requirement. An applicant for licensing or a finding of suitability is required to pay all costs of the GCB investigation. Entities that fail to comply with these requirements may be guilty of a criminal offense. Thus, for so long as we are a controlling member of Hard 8, changes in control of ACAP through merger, consolidation, acquisition of assets or stock, management or otherwise may not occur without complying with Nevada law, including approval of the NGC. Also, persons having a material relationship or involvement with an entity proposing to acquire control of us would need to be investigated and licensed as part of the approval process relating to a change of control transaction.

Because we generally will not hold controlling interests in the issuers of our Sponsor Finance Investments, Senior Floating Rate Loans or Structured Products, we may not be in a position to exercise control over issuers or to prevent decisions by management teams at issuers that could decrease the value of our investments

We generally will not hold equity positions or controlling interests in the issuers of the Sponsor Finance Investments, Senior Floating Rate Loans or Structured Products in which we invest. As a result, we are subject to the risk that such an issuer may make business decisions with which we disagree, and that the management and/or stockholders of an issuer may take risks or otherwise act in ways that will be adverse to our interests.

Investments in non-investment grade Structured Products may be illiquid, may have a higher risk of default, and may not produce current returns

Our investments in Structured Products securities will generally be non-investment grade. Non-investment grade Structured Products tend to be illiquid, have a higher risk of default and may be more difficult to value than investment grade Structured Products. Recessions or poor economic or pricing conditions in the markets associated with Structured Products may cause higher defaults or losses than expected. Non-investment grade securities are considered speculative, and their capacity to pay principal and interest in accordance with the terms of their issue is not certain.

Our assets will include investments in Structured Products that are subordinate in right of payment to more senior securities

Our assets will include subordinated tranches of CLO and CDO securities, which are subordinated classes of securities in a structure of securities secured by a pool of loans. Accordingly, such securities are the first or among the first to bear the loss upon a restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. Thus, there will generally be only a nominal amount of equity or other debt securities junior to our positions, if any, issued in such structures. Additionally, the estimated fair values of our subordinated interests tend to be much more sensitive to changes in economic conditions than more senior securities.

Our investments in CLO securities may be riskier and less transparent to us and our stockholders than direct investments in the underlying companies

We will invest in equity tranches of CLOs. Generally, there will be less information available to us regarding the underlying investments held by such CLO vehicles than if we had invested directly in the underlying companies. As a result, our stockholders will not know the details of the underlying securities of the CLO vehicles in which we invest. Our CLO investments are subject to the risk of leverage associated with the debt issued by such CLOs and the repayment priority of senior debt holders in such CLO vehicles. The accounting and tax implications of such investments are complicated. In particular, reported revenue from the equity tranche investments of these CLO vehicles are recorded each quarter in accordance with GAAP under the effective interest rate method based on the future projected cash flows. Our current taxable earnings on these investments, however, will depend upon the ownership of the CLO equity tranche as well as for certain CLOs any election we make regarding the recognition of our taxable income. Our current taxable income will generally not be determinable until after the end of the fiscal year of each individual CLO vehicle that ends within our fiscal year and may be materially different from both the cash distributions we receive and revenue we record in accordance with GAAP. We may be required to record current taxable income based on our proportionate share of the ordinary earnings and net capital gain of the CLO vehicle or based on changes to fair value if we elect mark-to-market treatment for certain eligible CLO investments, even if such income is not distributed to us by the CLO vehicle. As a result, the reported revenue to our stockholders under GAAP from investments in these CLO vehicles may not be reflective of the taxable income we record for such investments, and the current cash flow we receive from these CLO investments may be less than the current taxable income we record from these investments that we are required to distribute to our stockholders.

CLOs typically have no significant assets other than their underlying Senior Floating Rate Loans

CLOs typically have no significant assets other than their underlying Senior Floating Rate Loans. Accordingly, payments on CLO investments are payable solely from the cash flows from such Senior Floating Rate Loans, net of all management fees and other expenses. Payments to us as a holder of CLO junior securities will be made only after payments due on the senior securities. It may adversely impact our returns if the cash flows from the Senior Floating Rate Loans are insufficient to repay our CLO investments.

There is the potential for interruption and deferral of cash flow from CLO investments

If certain minimum collateral coverage ratios and/or interest coverage ratios are not met by a CLO, then cash flows that otherwise would have been available to pay distributions to us on our CLO investments may instead be used to redeem any senior notes or to purchase additional Senior Floating Rate Loans, until the ratios again exceed the minimum required levels or any senior notes are repaid in full. This could result in a reduction in the distribution and/or principal paid to the holders of the CLO investments, which would adversely impact our returns.

Senior Floating Rate Loans that are collateral of our CLO investments are subject to prepayments and calls, increasing reinvestment risk, and the inability of a CLO collateral manager to reinvest the proceeds of the prepayment of its loan collateral may adversely affect us

The underlying Senior Floating Rate Loans of our CLO investments may be prepaid more quickly than expected, which could have an adverse impact on the value of our CLO investment. Prepayment rates are influenced by changes in interest rates and a variety of economic, geographic and other factors beyond our control, and consequently cannot be predicted with certainty. There can be no assurance that for any CLO investment, in the event that any of the Senior Floating Rate Loans of a CLO underlying such investment are prepaid, the CLO collateral manager will be able to reinvest such proceeds in new Senior Floating Rate Loans with equivalent investment returns. If the CLO collateral manager cannot reinvest in new Senior Floating Rate Loans with equivalent investment returns, the proceeds available to pay interest, principal or other distributions to the CLO securities may be adversely affected.

We may not have the ability to control the timing of a call position on our CLO investments

Our CLO investments will generally contain optional call provisions, exercisable at the discretion of the holders of the equity tranches, after the expiration of an initial period in the deal (referred to as the “non-call period”) which provide for the senior notes and the junior secured notes to be paid in full. The exercise of the call option is by the relevant percentage (usually a majority) of the holders of the equity tranche. Therefore, where we do not hold the relevant percentage, we will not be able to control the timing of the exercise of the call option. The equity tranche also generally has a call at any time based on certain tax event triggers. In any event, the call can only be exercised by the holders of the equity tranche if they can demonstrate (in accordance with the detailed provisions in the transaction) that the senior notes and junior secured notes will be paid in full if the call is exercised.

We will have limited control of the administration and amendment of Senior Floating Rate Loans owned by the CLOs in which we invest

We will not be able to enforce directly any rights or remedies in the event of a default of a Senior Floating Rate Loan held by a CLO vehicle. In addition, the terms and conditions of the Senior Floating Rate Loans underlying our CLO investments may be amended, modified or waived only by the agreement of the underlying lenders. Generally, any such agreement must include a majority or a super majority (measured by outstanding loans or commitments) or, in certain circumstances, a unanimous vote of the lenders. Consequently, the terms and conditions of the payment obligations arising from Senior Floating Rate Loans could be modified, amended or waived in a manner contrary to our preferences.

We will have limited control of the administration and amendment of any CLO in which we invest

The terms and conditions of CLOs may be amended, modified or waived only by the agreement of the underlying security holders. Generally, any such agreement must include a majority or a super majority (measured by outstanding amounts) or, in certain circumstances, a unanimous vote of the security holders. Consequently, the terms and conditions of the payment obligation arising from the CLOs in which we invest may be modified, amended or waived in a manner contrary to our preferences.

We will have no influence on management of underlying investments managed by non-affiliated third-party CLO collateral managers

We will not be responsible for and will have no influence over the asset management of the portfolios underlying the CLO investments we hold as those portfolios are managed by non-affiliated third-party CLO collateral managers. Similarly, we will not be responsible for and will have no influence over the day-to-day management, administration or any other aspect of the issuers of the individual securities. As a result, the performance and values of the portfolios underlying our CLO investments could decrease as a result of decisions made by third-party CLO collateral managers.

Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would reduce our net asset value

As a BDC, we will be required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by or under the direction of our Board of Directors. We may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to similar publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments would trade in their principal markets and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we will use the pricing indicated by the external event to corroborate our valuation. While most of our investments will not be publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). As a result, volatility in the capital markets can also adversely affect our investment valuations. Decreases in the market values or fair values of our investments will be recorded as unrealized depreciation. The effect of all of these factors on our portfolio can reduce our net asset value by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer unrealized depreciation, which could have a material adverse effect on our business, financial condition or results of operations.

We have restrictions on the type of assets we can invest in as a BDC

As a BDC, we will not be able to acquire any assets other than certain qualifying assets described in the 1940 Act, unless, at the time of and after giving effect to the acquisition, at least 70% of our total assets consist of such qualifying assets. Thus, in certain instances, we may be precluded from investing in potentially attractive investments that are not qualifying assets for purposes of the 1940 Act. In addition, there is a risk that this restriction could prevent us from making additional investments in our existing non-qualifying investments, including Structured Products, which could cause our position to be diluted or limit the access to capital of our non-qualifying investments.

The Investment Committee and/or our Board of Directors may change our investment policies, guidelines and strategies without prior notice or stockholder approval, the effects of which may be adverse

The Investment Committee and/or our Board of Directors has the authority to modify or waive our investment policies, guidelines and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our investment policies, guidelines and strategies would have on our business, NAV, operating results and the value of our stock. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose part or all of your investment.

We will have and may incur additional debt that could increase your investment risks

We and certain of our consolidated affiliates have borrowed or may borrow money or issue debt securities, which give our lenders and the holder of our debt securities fixed dollar claims on our assets or the assets of such consolidated affiliates that are senior to the claims of our stockholders and, thus, our lenders may have preference over our stockholders with respect to these assets. In particular, our consolidated affiliates may pledge assets to lenders from time to time under asset securitizations that are sold or contributed to separate affiliated statutory trusts prior to such pledge. While we may own a beneficial interest in these trusts, such assets will be the property of the respective trusts, available to satisfy the debts of the trusts, and would only become available for distribution to our stockholders to the extent specifically permitted under the agreements governing those term debt notes.

The following table is designed to illustrate the effect on returns to a holder of our common stock of the leverage created by our use of borrowing, at the weighted average interest rate of         % for the year ended         , 2015, and assuming hypothetical annual returns on our portfolio of minus 15% to plus 15%. As illustrated below, leverage generally increases the return to shareholders when the portfolio return is positive and decreases the return when the portfolio return is negative. Actual returns may be greater or less than those appearing in the table.

Assumed Return on Portfolio (Net of Expenses)(1)	(15%)	(10%)	(5%)	— %	5%	10%	15%
Corresponding Return to Stockholders(2)	( %)	( %)	( %)	( %)	%	%	%

(1)	The assumed portfolio return is required by regulation of the SEC and is not a prediction of, and does not represent, our projected or actual performance.
(2)	In order to compute the “Corresponding Return to Stockholders,” the “Assumed Return on Portfolio” is multiplied by the total value of our assets at the beginning of the period to obtain an assumed return to us. From this amount, all interest expense accrued during the period is subtracted to determine the return available to stockholders. The return available to shareholders is then divided by the total value of our net assets as of the beginning of the period to determine the “Corresponding Return to Stockholders.”

Although outstanding debt increases the potential for gain, it also increases the risk of loss of income or capital. This is the case, whether we are impacted by an increase or decrease in income or due to increases or decreases in asset values. Our ability to pay dividends is similarly impacted by outstanding debt.

The trading market or market value of our debt securities may fluctuate

If we issue debt securities, many factors may materially adversely affect the trading market for, and market value of, such debt securities including, but not limited to, the following:

•	future defaults under the securities;

•	our creditworthiness;

•	the time remaining to the maturity of these debt securities;

•	the outstanding principal amount of debt securities with terms identical to these debt securities;

•	the supply of debt securities trading in the secondary market, if any;

•	the redemption or repayment features, if any, of these debt securities;

•	the level, direction and volatility of market interest rates generally; and

•	market rates of interest that are higher or lower than rates borne by the debt securities.

There may also be a limited number of buyers when an investor decides to sell its debt securities. This too may materially adversely affect the market value of the debt securities or the trading market for the debt securities.

Our investments in foreign companies may involve significant risks in addition to the risks inherent in U.S. investments

Certain of our investments may be in foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although most of our investments will be U.S. dollar denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us.

Risks Related to the Spin-Off

If the Spin-Off or certain internal transactions undertaken in anticipation of the Spin-Off are determined in the future to be taxable for U.S. federal income tax purposes, we, our stockholders that are subject to U.S. federal income tax and/or American Capital could incur significant U.S. federal income tax liabilities

American Capital has requested a private letter ruling from the IRS regarding the U.S. federal income tax consequences of the Spin-Off to American Capital stockholders substantially to the effect that, for U.S. federal income tax purposes, (a) the business conducted by a controlled portfolio company of American Capital to be transferred to ACAP prior to the Spin-Off meets the “active trade or business” requirement in order for the Spin-Off to qualify as a tax-free reorganization under Sections 368(a) (1)(D) and 355 of the Code and (b) the receipt of ACAP common stock in the Spin-Off by certain trusts owned by American Capital and ACAM, which hold shares of American Capital common stock for grants of stock-based awards to employees, is not being retained pursuant to a plan having as one of its principal purposes the avoidance of federal tax. In addition to obtaining the private letter ruling, American Capital expects to receive an opinion from PricewaterhouseCoopers LLP that the Spin-Off should qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code. The private letter ruling and the opinion will rely on certain facts and assumptions and certain representations and undertakings from us and American Capital regarding the past and future conduct of our respective businesses and other matters. Notwithstanding the private letter ruling and the opinion, the IRS could determine on audit that the Spin-Off or the internal transactions should be treated as taxable transactions if it determines that any of these facts, assumptions, representations or undertakings is not correct or has been violated, or that the Spin-Off or the internal transactions should be taxable for other reasons. If the Spin-Off ultimately is determined to be taxable, the Spin-Off could be treated as a taxable dividend or capital gain to you for U.S. federal income tax purposes, and you could incur significant U.S. federal income tax liabilities. In addition, American Capital would recognize gain in an amount equal to the excess of the fair market value of shares of our common stock distributed to American Capital stockholders on the distribution date over American Capital’s tax basis in such shares, but such gain, if recognized, would be expected to be significantly offset by capital loss carryforwards, net operating loss carryforwards or other attributes and so should not result in significant current U.S. federal income tax but could result in a significant reduction in tax attributes recorded as part of American Capital’s deferred tax asset. However, we or American Capital could incur significant U.S. federal income tax liabilities if it is ultimately determined that certain internal transactions undertaken in anticipation of the Spin-Off are taxable.

Certain future events that may or may not be within the control of American Capital or our Company, including sales and repurchases of our or American Capital’s stock for cash or other property (other than certain stock-for-stock acquisitions and other permitted transactions), certain asset dispositions by us or American Capital following the special dividend and the generation by American Capital of earnings and profits, may cause the special dividend to fail to qualify for tax-free treatment, and in such event the special dividend would be taxable to both American Capital and holders of American Capital common stock. The analysis and determination in respect of whether a sale or exchange of our or American Capital’s stock after the special dividend could cause the special dividend to be treated as a “device” for the distribution of earnings and profits or a recovery of basis and thus a taxable transaction for U.S. federal income tax purposes to both American Capital and the holders of American Capital common stock is complex and dependent upon the facts and circumstances. In addition, there may be no controlling authority directly on point, and any such sale or exchange may not be within the control of American Capital or our Company.

Even if the special dividend otherwise qualifies under Sections 355 and 368(a)(1)(D) of the Code, the special dividend could result in a significant U.S. federal income tax liability to American Capital (but not to holders of American Capital common stock) under Section 355(e) of the Code if one or more persons acquire a 50% or greater interest (measured by vote or value) in the stock of American Capital or in our stock as part of a plan or series of related transactions that includes the special dividend. Current tax law generally creates a presumption that any acquisition of stock of American Capital or our stock within two years before or after the special dividend is part of a plan that includes the special dividend, although the parties may be able to rebut that presumption. The process of determining whether an acquisition is part of a plan under these rules is complex, inherently factual and subject to an analysis of the facts and circumstances of a particular case. Notwithstanding the private letter ruling from the IRS or the tax opinion we expect to receive from PricewaterhouseCoopers LLP, American Capital or we could incur significant U.S. federal income tax liabilities attributable to the special dividend upon such a prohibited change in American Capital or our ownership.

Pursuant to the Tax Matters Agreement that we will enter into with American Capital in connection with the special dividend, we generally will be required to indemnify American Capital and its subsidiaries for taxes and losses resulting from the failure of the Spin-off to qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code, as applicable, to the extent such failure to qualify is attributable to certain actions, events or transactions relating to our stock, assets or business, a breach of representations or covenants made by us in the Tax Matters Agreement or in the materials submitted by us in connection with the IRS ruling or in connection with the PricewaterhouseCoopers LLP opinion. Our indemnification obligations to American

Capital, its subsidiaries and certain related persons will not be limited in amount or subject to any cap. If we are required to indemnify American Capital, its subsidiaries or such related persons under the circumstances set forth in the Tax Matters Agreement, we may be subject to substantial liabilities, which could materially adversely affect our financial position.

Legislative or other actions affecting spin-offs or RICs could have a negative effect on us

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury (the “Treasury”). Changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect our investors or us. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect the tax treatment of the Spin-Off or our ability to qualify as a RIC or the U.S. federal income tax consequences to our investors and us of such qualification.

On September 14, 2015, the IRS promulgated Rev. Proc. 2015-43 and Notice 2015-59, each addressing certain issues relating to spin-offs, including (a) where the “active trade or business” a spun-off corporation (or distributing corporation) relies on to meet the “active trade or business” test is small relative to the overall size of the corporation or (b) where the spun-off corporation (or the distributing corporation) plans to make an election to be treated as a RIC under Subchapter M of the Code. In such cases, the IRS will no longer grant private letter rulings for requests submitted after the date of the Rev. Proc. and Notice. It is unclear whether this new guidance will impact our ability to receive the requested rulings. In addition, the IRS has expressed concern with such transactions and have questioned whether such transactions may present evidence of a “device” for the distribution of earnings and profits, whether such transactions lack an adequate business purpose, or whether such transactions violate other Section 355 requirements. Accordingly, no assurance can be given that future regulatory or administrative guidance will not adversely affect (a) the qualification of the Spin-Off as a tax-free transaction under Section 355 of the Code or (b) our ability to elect to be treated and to qualify each year as a RIC. Moreover, in reaching certain of its conclusions, PricewaterhouseCoopers LLP’s opinion assumes that we will not have current or accumulated earnings and profits as of the end of the year in which the Spin-Off occurs, and no assurance can be given that this assumption will prove true. If any of the facts, representations, assumptions, or undertakings described or made in connection with the PricewaterhouseCoopers LLP opinion are not correct or are incomplete, our ability to rely on the opinion could be jeopardized. It is uncertain whether any future legislation, regulatory or administrative guidance affecting us and entities desiring to elect RIC status, will be enacted and whether any such legislation will apply to us because of its proposed effective date or otherwise.

We may be unable to achieve some or all of the benefits that we expect to achieve from our Spin-Off from American Capital

As a standalone, publicly traded company, we believe that our business will benefit from, among other things, an enhanced ability to pursue our business strategy. However, by separating from American Capital, we may be more susceptible to market fluctuations and other adverse events than we would have been were we still a part of American Capital. In addition, we may not be able to achieve some or all of the benefits that we expect to achieve as a standalone company in the time we expect, if at all.

Our unaudited selected historical financial information of the Transferred Assets will not be representative of our results as a stand-alone company

Certain of the unaudited selected historical financial information we have included in this Information Statement is financial information for American Capital’s investments assets that will be transferred to us as part of the Spin-Off. As a result, such financial information does not necessarily reflect what our financial position, results of operations or cash flows would have been had we operated as a separate company during the periods presented.

We will incur significant costs as a result of being a publicly traded company

As a publicly-traded company, we will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act, and other rules implemented by the SEC and the listing standards of the NASDAQ Stock Market. Upon filing our second annual report, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, which will increase costs associated with our periodic reporting requirements.

We might not be able to engage in desirable strategic transactions and equity issuances following the Spin-Off because of restrictions relating to U.S. federal income tax requirements for tax-free distributions

Our ability to engage in significant equity transactions could be limited or restricted pursuant to the Tax Matters Agreement after the Spin-Off in order to preserve, for U.S. federal income tax purposes, the tax-free nature of the Spin-Off by American Capital. Even if the Spin-Off otherwise qualifies for tax-free treatment under Section 355 of the Code, it may result in corporate-level taxable gain to American Capital under Section 355(e) of the Code if 50% or more, by vote or value, of our shares of common stock or American Capital’s shares of common stock are acquired or issued as part of a plan or series of related transactions that includes the Spin-Off. Any acquisitions or issuances of our common stock or American Capital’s common stock within two years after the Spin-Off are generally presumed to be part of such a plan, although we or American Capital may be able to rebut that presumption. These restrictions may limit our ability to pursue strategic transactions or engage in new business or other transactions that may maximize the value of our business.

The American Capital Board of Directors has reserved the right, in its sole discretion, to amend, modify or abandon the Spin-Off at any time prior to the distribution date

Until the Spin-Off has occurred, American Capital’s Board of Directors will have the sole and absolute discretion to amend, modify or abandon the Spin-Off and the related transactions, even if all the conditions to the Spin-Off have been satisfied. If American Capital’s Board of Directors determines to cancel the Spin-Off, American Capital stockholders will not receive any distribution of ACAP common stock and American Capital will be under no obligation whatsoever to its stockholders to distribute such shares. See “The Spin-Off—Spin-Off Conditions and Termination.”

The Spin-Off could give rise to disputes or other unfavorable effects, which could materially and adversely affect our business, financial position or results of operations

The Spin-Off may lead to increased operating and other expenses, of both a non-recurring and a recurring nature, and to changes to certain operations, which expenses or changes could arise pursuant to arrangements made between American Capital and us or could trigger contractual rights of, and obligations to, third parties. Disputes with third parties could also arise out of these transactions, and we could experience unfavorable reactions to the Spin-Off from American Capital employees, lenders, ratings agencies, regulators or other interested parties. These increased expenses, changes to operations, disputes with third parties, or other effects could materially and adversely affect our business, financial position or results of operations. In addition, following the completion of the Spin-Off, disputes with American Capital could arise in connection with the Distribution Agreement, the Management Agreement, the Administration Agreement, the License Agreement, the Tax Matters Agreement or other agreements.

Our agreements with American Capital may not reflect terms that would have resulted from arm’s-length negotiations among unaffiliated third parties

The agreements related to our spin-off from American Capital, including the Distribution Agreement and Tax Matters Agreement, were negotiated in the context of our spin-off from American Capital while we were still part of American Capital and, accordingly, may not reflect terms that would have resulted from arm’s-length negotiations among unaffiliated third parties. The terms of the agreements we negotiated in the context of the Spin-Off related to, among other things, allocation of assets, liabilities, rights, indemnifications and other obligations between American Capital and us. See “Certain Relationships and Related Party Transactions.”

Our directors and officers may have certain interests in the Spin-Off

Our directors will receive compensation for their service on our Board of Directors. See “Management—Director Compensation.” Certain of our officers are also officers and/or employees of American Capital, our Manager and/or ACAM and thus have an indirect interest in the management fees to be paid to our Manager under the Management Agreement and the costs and expenses to be paid to our Administrator under the Administration Agreement. See “Our Manager, American Capital, Management Agreement and Administration Agreement.” In addition, certain of our directors and officers own common stock, or options for common stock, of American Capital and thus, will receive the special dividend of ACAP common stock as a result of the Spin-Off (assuming in the case of stock options that such options were exercised prior to the record date for the special dividend).

Risks Related to Our Relationship with Our Manager and American Capital

There are conflicts of interest in our relationship with our Manager and American Capital

Because we have no employees, our Manager is responsible for making all of our investment decisions. All of our and our Manager’s officers are employees of American Capital or one of its affiliates and these persons do not devote their time exclusively to us. Our Manager’s Investment Committee is expected to consist of at least four members of our Manager’s senior management team, depending on asset class, each of whom has significant responsibilities to American Capital and certain of its affiliated entities or managed funds. In addition, because certain of our and our Manager’s officers are also responsible for providing services to American Capital and/or certain of its affiliated entities or managed funds, they may not devote sufficient time to the management of our business operations. In addition, there are no restrictions on American Capital that would prevent American Capital from sponsoring another investment vehicle that competes with us. Accordingly, American Capital or one or more of its affiliates may also compete with us for investments.

Although our Manager and its affiliates have policies in place to seek to mitigate the effects of conflicts of interest, these policies will not eliminate the conflicts of interest that our and our Manager’s officers and the employees of American Capital and certain of its affiliates will face in making investment decisions on behalf of American Capital, any other American Capital-sponsored investment vehicles and us. Further, we do not have any agreement or understanding with American Capital that would give us any priority over American Capital, any of its affiliates, or any such American Capital-sponsored investment vehicle in opportunities to invest in Sponsor Finance Investments, Senior Floating Rate Loans, Structured Products, Special Situations Investments or any other investments we may make. Accordingly, we may compete for access to the benefits that we expect from our relationship with our Manager and American Capital.

Our Management Agreement and Administration Agreement were not negotiated on an arm’s-length basis and the terms, including fees payable, may not be as favorable to us as if they were negotiated with unaffiliated third parties

Our Management Agreement with our Manager and our Administration Agreement with our Administrator were negotiated between related parties, and we did not have the benefit of arm’s-length negotiations of the type normally conducted with an unaffiliated third party. While we believe that the terms of the Management Agreement and the Administration Agreement, including fees payable, reflect fair market terms, there can be no assurances that the terms are arm’s length. The terms may not be as favorable to us as they would be if they were negotiated with an unrelated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement or the Administration Agreement because of our desire to maintain our ongoing relationship with our Manager and Administrator.

We are completely dependent upon our Manager and certain personnel of our Administrator who provide services to us through the Management Agreement and the Administration Agreement and we may not find suitable replacements for our Manager, the Administrator and these personnel if the Management Agreement or the Administration Agreement are terminated or such personnel are no longer available to us

Because we have no employees or separate facilities, we are completely dependent on our Manager and our Administrator to conduct our operations pursuant to the Management Agreement and Administration Agreement, respectively. Neither the Management Agreement nor the Administration Agreement requires our Manager or Administrator to dedicate specific personnel to our operations. They also do not require any specific personnel of our Manager or Administrator to dedicate a specific amount of time to our business. We believe that the successful implementation of our investment and financing strategies depends upon the experience of certain of our Administrator’s personnel and our Manager’s officers. However, none of these individuals’ continued service is guaranteed. Furthermore, if the Management Agreement or the Administration Agreement is terminated or these individuals leave American Capital, we may be unable to execute our business plan. Additionally, we may be negatively impacted by events or factors that negatively impact American Capital’s business, financial condition or results of operations.

Our Manager and our Administrator can resign upon not more than 60 days’ notice, and we may not be able to find suitable replacements within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of

Our Manager has the right under the Management Agreement, and our Administrator has the right under the Administration Agreement, to resign at any time upon not more than 60 days’ written notice, whether we have found a replacement or not. If our Manager or our Administrator resigns, we may not be able to find a new manager or administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our Manager or our Administrator and their affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Our Manager’s base management fee is based on the amount of our total assets and is payable regardless of our performance, and our Manager’s incentive fees may create incentives for it to make certain kinds of investments

Our Manager is entitled to receive a base management fee from us that is based on the amount of our total assets, including our cash and cash equivalents and assets purchased with borrowed funds or for which exposure is obtained through derivative agreements, payable quarterly in arrears. The amount of the base management fee will be equal to 1.75% per annum of the average value of our gross assets, including our cash and cash equivalents and assets purchased with borrowed funds or for which exposure is obtained through derivative agreements. Accordingly, any new investments funded with the cash proceeds received from the issuances of equity or debt will result in an increase in our total assets and therefore an increase in the management fee payable to our Manager, which could result in a conflict of interest between our Manager and our stockholders with respect to the timing and terms of our equity and debt issuances. While our stockholders will bear the risk of our future equity issuances reducing the price of our common stock and diluting the value of their stock holdings in us and will bear the risk of additional leverage from future debt issuances, the compensation payable to our Manager will increase as a result of future issuances of our equity and debt securities. Our Manager’s entitlement to substantial nonperformance-based compensation may reduce its incentive to devote sufficient time and effort to seeking investments that provide attractive risk-adjusted returns for our investment portfolio and to increase our leverage. This in turn could harm both our ability to make distributions to our stockholders and the market price of our common stock.

In addition, the incentive fee payable by us to our Manager may create an incentive for our Manager to make investments on our behalf that are risky or more speculative than would be the case in the absence of such a compensation arrangement and also to incur leverage. Our Manager will receive the incentive fee based, in part, upon capital gains on our investments. As a result, our Manager may have an incentive to invest more in companies whose securities are likely to yield capital gains, as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns.

The incentive fee payable by us to our Manager may also create an incentive for our Manager to invest on our behalf in instruments that have a deferred interest feature. Under these investments, we will accrue the interest over the life of the investment but will not receive the cash income from the investment until the end of the term. Our net investment income used to calculate the income portion of our incentive fee, however, includes accrued interest. Thus, a portion of this incentive fee is based on income that we have not yet received in cash. This risk could be increased because our Manager is not obligated to reimburse us for any incentive fees received even if we subsequently incur losses or never receive in cash the accrued income (including accrued income with respect to original issue discount, PIK interest and zero coupon securities).

Our Manager’s liability is limited under the Management Agreement, and we have agreed to indemnify our Manager against certain liabilities. Our Administrator’s liability is limited under the Administration Agreement, and we have agreed to indemnify our Administrator against certain liabilities.

The Management Agreement provides that our Manager and its affiliates and their respective directors, officers, employees, members, managers, partners, stockholders and agents shall not be liable to us or our subsidiaries or our and our subsidiaries’ respective directors, officers, employees, members, managers, partners or stockholders for any action taken or omitted to be taken by our Manager in connection with the performance of any of its duties or obligations under the Management Agreement or otherwise as a manager or investment adviser, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services. The Management Agreement also provides that our Manager and its affiliates and their respective directors, officers, employees, members, managers, partners, stockholders and agents are entitled to indemnification from us from and against any claims or liabilities (including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Management Agreement) to the fullest extent such indemnification is then permitted under our charter, the 1940 Act, the Advisers Act, the laws of the State of Maryland and any other applicable law.

The Administration Agreement provides that our Administrator and its affiliates and their respective directors, officers, employees, members, managers, partners, stockholders and agents shall not be liable to us or our subsidiaries or our and our subsidiaries’ respective directors, officers, employees, members, managers, partners or stockholders for any action taken or omitted to be taken by our Administrator in connection with the performance of any of its duties or obligations under the Administration Agreement or otherwise as an administrator. The Administration Agreement also provides that our Administrator and its affiliates and their respective directors, officers, employees, members, managers, partners, stockholders and agents are entitled to indemnification from us from and against any claims or liabilities (including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Administration Agreement) to the fullest extent such indemnification is then permitted under our charter, the 1940 Act, the Advisers Act, the laws of the State of Maryland and any other applicable law.

Our results are dependent upon the efforts of our Manager

Our Manager’s success, which will be largely determinative of our own success, will depend on many factors, including the availability of attractive risk-adjusted investment opportunities that satisfy our targeted investment strategies and then identifying and consummating them on favorable terms, the level and volatility of interest rates and conditions in the financial markets and the economy, as to which no assurances can be given. In addition, our Manager may face substantial competition for attractive investment opportunities. Our Manager may not be able to successfully cause us to make investments with attractive risk-adjusted returns.

We may not replicate the historical results achieved by American Capital

Our initial investment portfolio will consist of assets transferred to us by American Capital prior to the Spin-Off. We cannot assure you that we will replicate the historical results achieved by American Capital with respect to these assets and our future investments, and we caution you that our investment returns could be substantially lower than the returns achieved by them in prior periods. Additionally, all or a portion of the prior results may have been achieved in particular market conditions that may never be repeated. Moreover, current or future market volatility and regulatory uncertainty may have an adverse impact on our future performance.

Our ability to enter into transactions with our affiliates will be restricted

We will be prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of our independent directors and, in some cases, the SEC. An affiliate under the 1940 Act includes, among others, any person that owns, directly or indirectly, 5% or more of our outstanding voting securities. We generally will be prohibited from buying or selling any securities (other than our securities) or other investments from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors and, in some cases, the SEC. These restrictions will limit our ability to transact business with our officers or directors or their affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security (other than any security of which we are the issuer) or other investments from or to any portfolio company of a fund managed by an affiliate of American Capital without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us. We can offer no assurance that we will seek or be able to obtain such SEC approval. See “Certain Relationships and Related Party Transactions.”

Risks Related to Our Common Stock

There is no existing market for our common stock, and we cannot be certain that an active trading market will develop or be sustained after the Spin-Off. Following the Spin-Off, our stock price may fluctuate significantly, particularly in the period shortly after the Spin-Off is completed

There is currently no trading market for our common stock. We intend to apply to have our common stock listed on The NASDAQ Global Select Market under the trading symbol “ACAP.” We expect that a limited market, commonly known as a “when-issued” trading market, for our common stock will develop on or shortly before the record date for the Spin-Off, and we expect “regular way” trading of our common stock will begin the first trading day after the completion of the Spin-Off. However, there can be no assurance that an active trading market for our common stock will develop as a result of the Spin-Off or be sustained in the future. The lack of an active market may make it more difficult for you to sell our common stock and could lead to the share price for our common stock being depressed or more volatile.

We have not set an initial price for our common stock. The price will be established by the market. We cannot predict the prices at which our common stock may trade after the Spin-Off. Indeed, the combined market prices of our common stock and American Capital common stock after the Spin-Off may not equal or exceed the market value of American Capital common stock immediately prior to the announcement of the planned Spin-Off or immediately prior to the Spin-Off.

The market price and marketability of shares of our common stock may from time to time be significantly affected by numerous factors, including many over which we have no control and that may not be directly related to us. These factors include the following:

•	price and volume fluctuations in the stock market from time to time, which are often unrelated to the operating performance of particular companies;

•	significant volatility in the market price and trading volume of securities of BDCs, financial service companies, asset managers or other companies in our sector, which is not necessarily related to the operating performance of particular companies;

•	changes in laws, regulatory policies, tax guidelines or financial accounting standards, particularly with respect to BDCs or RICs;

•	not qualifying as a RIC, or the loss of RIC status;

•	changes in our earnings or variations in operating results;

•	any shortfall in revenue or net income or any increase in losses from levels expected by securities analysts and the market in general;

•	decreases in our NAV per share;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Fluctuations in the trading price of our common stock may adversely affect the liquidity of the trading market for our common stock and, in the event that we seek to raise capital through future equity financings, our ability to raise such equity capital.

Substantial sales of shares of our common stock may occur in connection with the Spin-Off, which could cause our stock price to decline

The shares of our common stock that American Capital will distribute to its stockholders in the Spin-Off generally may be sold immediately in the public market. Although we have no actual knowledge of any plan or intention on the part of any significant stockholder to sell shares of our common stock following the Spin-Off, it is likely that some of American Capital’s stockholders will sell shares of our common stock received in the Spin-Off if, for reasons such as our business profile or market capitalization as a standalone company, or that we do not fit their investment objectives. The sales of significant amounts of our common stock or the perception in the market that this will occur may result in the lowering of the market price of our common stock.

There is a risk that our stockholders may not receive distributions or that our distributions may not grow over time, and a portion of our distributions may be a return of capital

We intend to make distributions on a quarterly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a BDC, we may be limited in our ability to make distributions.

Our shares may trade at a substantial discount from NAV and may continue to do so over the long term

Shares of closed-end investment companies have frequently traded at a market price that is less than the NAV that is attributable to those shares. The possibility that our shares of common stock will trade at a substantial discount from NAV over the long term is separate and distinct from the risk that our NAV will decrease. We cannot predict whether shares of our common stock will trade above, at or below our NAV. If our common stock trades below its NAV, we will generally not be able to issue additional shares or sell our common stock at its market price without first obtaining the approval for such issuance from our stockholders and our independent directors. If additional funds are not available to us, we could be forced to curtail or cease our lending and investment activities, and our NAV could decrease and our level of distributions could be impacted.

Future equity issuances may be on terms adverse to stockholder interests

We may issue equity capital at prices below our NAV per share with stockholder approval. As of the date of this filing, we do not have such authorization; however, we may seek such approval in the future or we may elect to conduct a rights offering, which would not require stockholder approval under the 1940 Act. If we issue any shares of common stock below our NAV per share, the interests of our existing stockholders may be diluted. Any such dilution could include a reduction in our NAV per share as a result of the issuance of shares at a price below the NAV per share and a decrease in a stockholder’s interest in our earnings and assets and voting interest.

Our common stock may be difficult to resell

Investors may not be able to resell shares of our common stock at or above their purchase prices due to a number of factors, including:

•	actual or anticipated fluctuation in our operating results;

•	volatility in our common stock price;

•	changes in expectations as to our future financial performance or changes in financial estimates of securities analysts; and

•	departures of key personnel.

Certain provisions in our charter and bylaws could discourage a change of control that our stockholders may favor, which could also adversely affect the market price of our common stock

Provisions in our charter and bylaws may make it more difficult and expensive for a third party to acquire control of us, even if a change of control would be beneficial to our stockholders, including provisions of our charter classifying our Board of Directors into three classes serving staggered three-year terms and authorizing our Board of Directors to amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. In addition, our charter authorizes our Board of Directors to issue up to 50,000,000 shares of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of unissued classes or series of preferred stock, each without any vote or action by our stockholders. We could issue a class or series of preferred stock to impede the completion of a merger, tender offer or other takeover attempt. See “Description of Capital Stock.” These and other provisions in our charter and bylaws may impede takeover attempts, or other transactions, that may be in the best interests of our stockholders and, in particular, our common stockholders. In addition, the market price of our common stock could be adversely affected to the extent that provisions of our charter and bylaws discourage potential takeover attempts, or other transactions, that our stockholders may favor.

Certain provisions of Maryland law may limit the ability of a third party to acquire control of our company

Certain provisions of the Maryland General Corporation Law (the “MGCL”) may have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Subject to certain limitations, provisions of the MGCL prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock or an affiliate or associate of ours who beneficially owned 10% or more of the voting power of our then outstanding stock during the two-year period immediately prior to the date in question) or an affiliate of the interested stockholder for five years after the most recent date on which the stockholder became an interested stockholder. After the five-year period, business combinations between us and an interested stockholder or an affiliate of the interested stockholder must generally either provide a minimum price to our stockholders (as defined in the MGCL) in the form of cash or other consideration in the same form as previously paid by the interested stockholder or be recommended by our Board of Directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares of voting stock and at least two-thirds of the votes entitled to be cast by stockholders other than the interested stockholder and its affiliates and associates. These provisions of the MGCL relating to business combinations do not apply, however, to business combinations that are approved or exempted by our Board of Directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board of Directors will, by resolution, exempt business combinations between us and American Capital and its affiliates, and between us and any other person, provided that in the latter case the business combination is first approved by our Board of Directors (including a majority of our directors who are not affiliates or associates of such person). However, our Board of Directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

The “control share” provisions of the MGCL provide that holders of “control shares” of a Maryland corporation (defined as shares which, when aggregated with other shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquiror of control shares, our officers and our employees who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future. However, so long as we are a BDC, we will amend our bylaws to be subject to the control share acquisition statute only if our Board of Directors determines that it would be in our best interests based on our determination that our being subject to the control share acquisition statute does not conflict with the 1940 Act.

Additionally, Title 3, Subtitle 8 of the MGCL permits our Board of Directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to elect to be subject to certain provisions relating to corporate governance that may have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium to the market price of our common stock or otherwise be in our stockholders’ best interests. Upon the Spin-Off, we will already be subject to some of these provisions, either by provisions of our charter and bylaws unrelated to Subtitle 8 or by reason of an election in our charter to be subject to certain provisions of Subtitle 8.

For more information, please see “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws.”

Our Board of Directors has the power to cause us to issue additional shares of our stock without stockholder approval

Following the Spin-Off, our Board of Directors may approve the issuance of additional shares of common stock and also shares of preferred stock up to the maximum aggregate number of shares of stock that are currently authorized but unissued under our charter. In addition, our Board of Directors may, without stockholder approval, amend our charter to increase such aggregate number, or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our Board of Directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. See “Description of Capital Stock—Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock.”

QUESTIONS AND ANSWERS ABOUT THE COMPANY AND THE SPIN-OFF

Set forth below are commonly asked questions and answers about the Spin-Off and the transactions contemplated thereby. You should read the section entitled “The Spin-Off” of this Information Statement for a more detailed description of the matters described below.

Q:	What is the Spin-Off?

A:	The Spin-Off is the final step in the separation of ACAP from American Capital, which will be accomplished through a series of transactions that will result in American Capital stockholders (a) retaining their proportionate ownership interest in American Capital, which will primarily own assets relating to its asset management business, and (b) owning a pro rata distribution of the shares of common stock of ACAP, which will own most of the investment assets of American Capital.

Q:	What is ACAP?

A:	We are a newly-organized Maryland corporation and a wholly-owned subsidiary of American Capital. As part of the Spin-Off, American Capital will transfer to us most of American Capital’s existing investment assets. Following the Spin-Off, we will be a separate, publicly-traded company that is externally managed and advised by American Capital ACAP Management, LLC, which is indirectly, wholly-owned by American Capital. We intend to operate as a non-diversified closed-end management investment company and to elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be taxed as a RIC, as defined in Subchapter M of the Code, and to distribute annually at least 90% of our investment company taxable income to our stockholders.

Q:	What are the reasons for the Spin-Off?

A:	American Capital’s Board of Directors, including a majority of the directors who are not “interested persons” of American Capital, as such term is defined in the 1940 Act, has determined that the Spin-Off is in the best interests of American Capital and its stockholders because it will provide the following key benefits: (a) with two separate public companies having distinct business models and investment characteristics, investors will have the opportunity to value each against distinct sets of peers and investment metrics. This has the potential to increase the overall valuation of the companies, thus unlocking stockholder value; (b) separating the businesses should allow increased transparency for stockholders and other constituents, such as creditors and rating agencies, regarding each company’s assets, growth profile, operating performance and profitability; (c) immediately after the Spin-Off, only American Capital, and not ACAP, will have NOL carryforwards. As a RIC, ACAP will generally not be able to have NOL carryforwards. Limiting the applicability of NOL carryforwards to American Capital’s asset management business should allow more efficient use of tax attributes such as NOLs; (d) because ACAP will generally not have NOL carryforwards, it can be expected to have taxable income, at least 90% of which it will generally be required to distribute annually to its stockholders in accordance with Subchapter M of the Code, so long as it is a RIC; (e) by separating American Capital’s asset management business from its investment business, American Capital’s assets under management will now include the ACAP assets. Also, American Capital should have the opportunity to expand more easily its operations and assets under management through the organic growth of assets under management and the acquisition of third-party asset management contracts and businesses; and (f) it will enable American Capital and its affiliates to align better their recruiting, retention and equity-based incentive plans with the respective operating and stock price performance of American Capital and its managed funds, such as ACAP, and provide them with additional flexibility to implement performance measurement metrics and incentive structures. See “The Spin-Off—Reasons for the Spin-Off.”

Q:	Why is the separation of ACAP structured as a spin-off?

A:	American Capital believes that a tax-free distribution of our shares of common stock, except for any cash received in lieu of fractional shares of ACAP common stock in the special dividend, for U.S. federal income tax purposes is the most efficient way to separate American Capital’s investment assets from its asset management platform and that it will benefit both American Capital and us and create long-term value for American Capital and our stockholders. American Capital also believes the reasons for the Spin-Off cannot be achieved through an alternative nontaxable transaction that does not involve a tax-free distribution that is neither impractical nor unduly expensive.

Q:	What is being distributed in the Spin-Off?

A:	We estimate that approximately shares of our common stock will be distributed to American Capital stockholders in the Spin-Off, based on the number of shares of American Capital common stock outstanding on . The actual number of our shares that are distributed will be determined based on the number of shares of American Capital common stock outstanding as of the record date for the Spin-Off. The shares of our common stock to be distributed by American Capital will constitute all of the issued and outstanding shares of our common stock immediately prior to the Spin-Off. For more information on the shares being distributed in the Spin-Off, see “Description of Capital Stock—Common Stock.”

Q:	What is the record date for the Spin-Off?

A:	Subject to American Capital stockholders approving certain matters required for the Spin-Off and the Board of Directors of American Capital making a declaration to distribute the shares of our common stock to its stockholders, record ownership will be determined as of the close of business, Eastern Time, on , which we refer to as the record date.

Q:	When will the Spin-Off occur?

A:	We expect that shares of our common stock will be distributed by our transfer agent in its capacity as the distribution agent, on behalf of American Capital, effective at p.m., Eastern Time, on , which we refer to as the distribution date and which we expect will be the same date as the record date.

Q:	What are the main conditions to the Spin-Off?

A:	The distribution of ACAP common stock is subject to the satisfaction or waiver of a number of conditions, including approval by American Capital stockholders of certain matters required for the Spin-Off, that the SEC shall have declared effective our Registration Statement on Form 10, of which this Information Statement is a part, that our common stock shall have been accepted for listing on NASDAQ, subject to official notice of issuance, that a private letter ruling shall have been obtained and shall be in full force and effect at the time of the Spin-Off and that we have received a tax opinion from PricewaterhouseCoopers LLP. See “The Spin-Off—Spin-Off Conditions and Termination” for a description of these and other conditions.

Q:	Can American Capital decide to cancel the Spin-Off?

A:	Yes. The Spin-Off is subject to the satisfaction or waiver of certain conditions. The board of directors of American Capital may, in its sole and absolute discretion, determine whether to waive any condition, in whole or in part. Until the Spin-Off has occurred, American Capital has the right to terminate the transaction, even if all of the conditions have been satisfied.

Q:	What will happen to the listing of American Capital common stock?

A:	Nothing. Shares of American Capital common stock will continue to be traded on The NASDAQ Global Select Market under the trading symbol “ACAS.”

Q:	Will the Spin-Off affect the trading price of my shares of American Capital common stock?

A:	Yes. We expect the trading price of American Capital common stock immediately following the Spin-Off to be lower than immediately prior to the Spin-Off because the trading price will no longer reflect the value of most of American Capital’s investment assets, which are being conveyed to ACAP. However, American Capital plans to undertake a reverse stock split immediately following the Spin-Off so that each American Capital stockholder will own share of American Capital common stock for every shares previously owned, which will reduce the number of outstanding shares of common stock of American Capital and thus, may increase its trading price. For a more detailed description of the reverse stock split, please see the American Capital Proxy Statement. Furthermore, until the market has fully analyzed the value of American Capital without its investment assets, the price of American Capital common stock may fluctuate.

In addition, it is also anticipated that shortly before the record date and continuing up to and including the distribution date, which we expect also to be the record date, there will be two markets in American Capital common stock: a “regular-way” market and an “ex-distribution” market. Shares of American Capital common stock that trade on the regular way market will trade with an entitlement to shares of ACAP common stock distributed pursuant to the Spin-Off. Shares that trade on the ex-distribution market will trade without an entitlement to shares of ACAP common stock distributed pursuant to the Spin-Off. See “The Spin Off—Trading Prior to the Distribution Date.”

Q:	What do I have to do to participate in the Spin-Off?

A:	Approval of certain matters required for the Spin-Off is being sought from the holders of American Capital common stock at a special meeting of American Capital stockholders. In connection with the special meeting, the American Capital Proxy Statement is being distributed to American Capital’s stockholders. The American Capital Proxy Statement contains a proxy, the procedures for voting your shares of American Capital common stock and other details regarding the special meeting being called to approve certain matters required for the Spin-Off. As a result, this Information Statement does not contain a proxy. Other than voting on certain matters required for the Spin-Off, you will not be asked to take any action in connection with the Spin-Off. Following stockholder approval and the satisfaction of certain other conditions for the Spin-Off, no action will be required of American Capital stockholders to receive shares of ACAP common stock, which means that (a) you will not be required to pay for the shares of ACAP common stock that you receive in the Spin-Off, and (b) you do not need to surrender or exchange any shares of American Capital common stock in order to receive shares of ACAP common stock or to take any other action in connection with the Spin-Off.

Q:	What if I want to sell my shares of American Capital common stock or my shares of ACAP common stock?

A:	You should consult with your financial advisors, such as your stockbroker, bank or tax advisor. Neither American Capital nor ACAP makes any recommendations on the purchase, retention or sale of American Capital common stock or the shares of ACAP common stock to be distributed in the Spin-Off.

If you decide to sell any shares before the Spin-Off, you should make sure your stockbroker, bank or other nominee understands whether you want to sell your shares of American Capital common stock or the shares of ACAP common stock you will receive in the Spin-Off. If you sell your shares of American Capital common stock in the “regular-way” market up to and including the distribution date, you will be selling your right to receive shares of ACAP common stock in the Spin-Off. If you own shares of American Capital common stock at the close of business, Eastern Time, on the record date and sell those shares on the “ex-distribution” market up to and including the distribution date, you will still receive the shares of ACAP common stock that you would be entitled to receive in respect of the shares of American Capital common stock you owned as of the close of business, Eastern Time, on the record date. See “The Spin-Off—Trading Prior to the Distribution Date.”

Q:	How will American Capital distribute shares of ACAP common stock?

A:	Holders of American Capital common stock as of the record date will receive shares of ACAP common stock in book-entry form. Specifically, American Capital’s transfer agent will aggregate fractional shares of ACAP common stock into whole shares, sell the whole shares in the open market at prevailing market prices, net of brokerage fees and other costs, and distribute the aggregate net cash proceeds of the sales pro rata, based on the fractional share such holder would otherwise be entitled to receive, to each holder of American Capital stock who otherwise would have been entitled to receive a fractional share as a result of the special dividend. See “The Spin-Off—Manner of Effecting the Spin-Off.”

Q:	How will fractional shares be treated in the Spin-Off?

A:	No fractional shares of ACAP common stock will be issued in the special dividend, which means that there will not be anyone entitled to a fractional share of ACAP common stock as a result of the Spin-Off. Holders of American Capital common stock who would otherwise be entitled to fractional shares as a result of the special dividend will receive the cash value thereof. See “The Spin-Off—Manner of Effecting the Spin-Off.”

Q:	What are the U.S. federal income tax consequences to me of the Spin-Off?

A:

American Capital has requested a private letter ruling from the IRS to the effect that, for U.S. federal income tax purposes, (a) the business conducted by a controlled portfolio company of American Capital to be transferred to ACAP prior to the Spin-Off meets the “active trade or business” requirement in order for the Spin-Off to qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code and (b) the receipt of ACAP common stock in the Spin-Off by certain trusts owned by American Capital and ACAM, which hold shares of American Capital common stock for grants of stock-based awards to employees, is not being retained pursuant to a plan having as one of its principal purposes the avoidance of federal tax. In addition to requesting the private letter ruling, American Capital expects to receive prior to the special meeting approving certain matters required for the Spin-Off an opinion from PricewaterhouseCoopers LLP that the Spin-Off should qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code. The private letter ruling and the opinion will rely on certain facts and assumptions and certain representations and undertakings, provided by us and American Capital regarding the past and future conduct of our respective businesses and other matters. The private letter ruling and opinion are conditions to effecting the Spin-Off.

Assuming that the Spin-Off qualifies under Section 355 of the Code, for U.S. federal income tax purposes no gain or loss should be recognized by an American Capital stockholder who is subject to U.S. federal income tax, and no amount should be included in the income of a stockholder who is subject to U.S. federal income tax, upon the receipt of our common stock pursuant to the Spin-Off. An American Capital stockholder who is subject to U.S. federal income tax generally will recognize gain or loss with respect to any cash received in lieu of a fractional share in the special dividend. See “The Spin-Off—Material U.S. Federal Income Tax Consequences of the Spin-Off” and “Risk Factors—Risks Related to the Spin-Off—If the Spin-Off or certain internal transactions undertaken in anticipation of the Spin-Off are determined in the future to be taxable for U.S. federal income tax purposes, we, our stockholders that are subject to U.S. federal income tax and/or American Capital could incur significant U.S. federal income tax liabilities” for more information regarding the potential tax consequences to you of the Spin-Off.

Each American Capital stockholder is urged to consult his, her or its tax advisor as to the specific tax consequences of the Spin-Off to that stockholder, including the effect of any state, local or non-U.S. tax laws and of changes in applicable tax laws.

Q:	How will I determine the tax basis I will have in the shares of ACAP common stock I receive in the Spin-Off?

A:	Generally, for U.S. federal income tax purposes, your aggregate basis in the stock you hold in American Capital and the new shares of ACAP common stock received in the Spin-Off (including any fractional share interests in ACAP for which cash is received in connection with the special dividend) will equal the aggregate basis of American Capital common stock held by you immediately before the Spin-Off. This aggregate basis will be allocated among your American Capital common stock and the ACAP common stock (including any fractional share interests for which cash is received) in proportion to the relative fair market value of each immediately following the Spin-Off. See the section entitled “The Spin-Off—Material U.S. Federal Income Tax Consequences of the Spin-Off” included elsewhere in this Information Statement for more information.

You should consult your tax advisor about how this allocation will work in your situation (including a situation where you have purchased shares of American Capital common stock at different times or for different amounts) and regarding any particular consequences of the Spin-Off to you, including the application of state, local and non-U.S. tax laws.

Q:	Does ACAP intend to pay cash dividends?

A:	Subsequent to the completion of the Spin-Off, and to the extent that we have taxable income available, we intend to distribute quarterly dividends to our stockholders, beginning with our first full quarter following completion of the Spin-Off. We intend to elect and to qualify each year to be taxed as a RIC under Subchapter M of the Code. In order to qualify as a RIC, we must distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of the assets legally available for distribution. The amount of our dividends, if any, will be determined by our Board of Directors.

Q:	How will ACAP common stock trade?

A:	Currently, there is no public market for our common stock. We intend to list our common stock on The NASDAQ Global Select Market under the trading symbol “ACAP.”

We anticipate that trading will commence on a “when-issued” basis on or shortly prior to the record date and before the distribution date. When-issued trading in the context of a spin-off refers to a transaction effected on or before the distribution date and made conditionally because the securities of the spun-off entity have not yet been distributed. When-issued trades generally settle within four trading days of the distribution date. On the first trading day following the distribution date, any when-issued trading in respect of our common stock will end and “regular-way” trading will begin. Regular-way trading refers to trading after the security has been distributed and typically involves a trade that settles on the third full trading day following the date of the sale transaction. See “The Spin-Off—Trading Prior to the Distribution Date.” We cannot predict the trading prices for our common stock before or after the distribution date.

Q:	Do I have appraisal rights?

A:	No. Holders of American Capital common stock are not entitled to appraisal rights in connection with the Spin-Off.

Q:	Who is the transfer agent for ACAP common stock?

A:	Computershare Trust Company, N.A. will serve as the transfer agent for ACAP common stock.

Q:	Are there risks associated with owning ACAP common stock?

A:	Our business is subject to both general and specific risks and uncertainties relating to our business. Our business is also subject to risks relating to the Spin-Off. Following the Spin-Off, we will also be subject to risks relating to being an independent, publicly-traded company. Accordingly, you should read carefully the information set forth in the section entitled “Risk Factors” beginning on page 17 of this Information Statement.

Q:	Where can I get more information?

A:	Prior to the Spin-Off, you can contact American Capital with any questions. American Capital’s contact information is:

American Capital, Ltd.

Investor Relations

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Tel: (301) 951-5917

Fax: (301) 654-6714

www.AmericanCapital.com or www.ACAS.com

After the Spin-Off, you can contact us directly with any questions. Our contact information is:

American Capital Income, Ltd.

Investor Relations

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Tel: (301) 272-9978

Fax: (301) 917-3206

www.AmericanCapitalIncome.com or www.ACAP.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Information Statement, and other statements that we may make, may contain forward-looking statements with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “potential,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may,” although not all forward-looking statements include these words.

In addition to factors previously identified elsewhere in this Information Statement, including the “Risk Factors” section of this Information Statement, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (a) changes in the economic conditions in which we will operate negatively impacting our financial resources; (b) certain of our competitors will have greater financial resources than us, reducing the number of suitable investment opportunities offered to us or reducing the yield necessary to consummate the investment; (c) there will be uncertainty regarding the value of our privately-held securities that require our good faith estimate of fair value, and a change in estimate could affect our NAV; (d) our investments in securities of privately-held companies may be illiquid, which could affect our ability to realize the investment; (e) our portfolio companies could default on their loans or provide no returns on our investments, which could affect our operating results; (f) we may require external financing to fund our business, which may not always be available; (g) our ability to retain our Manager and Administrator; (h) an economic downturn or recession could impair our portfolio companies and therefore harm our operating results; (i) our future borrowing arrangements may impose certain restrictions; (j) changes in interest rates may affect our cost of capital and NOI; (k) we cannot incur additional indebtedness unless immediately after a debt issuance we maintain an asset coverage of at least 200%, or equal to or greater than our asset coverage prior to such issuance, which may affect returns to our stockholders; (l) our common stock price may be volatile; and (m) general business and economic conditions and other risk factors described in our reports filed from time to time with the SEC.

We caution you that forward-looking statements are not guarantees. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we file with the SEC in the future, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

The forward-looking statements and projections contained in this Information Statement or in periodic reports we file under the Exchange Act are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

THE SPIN-OFF

General

American Capital announced on November 5, 2014, and updated the announcement on May 6, 2015, that its Board of Directors had approved a plan to transfer most of American Capital’s existing investment assets to ACAP, a newly-formed subsidiary, and to distribute as a special dividend all of the outstanding shares of ACAP’s common stock to the holders of American Capital’s common stock (the “Spin-Off”). ACAP will elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), to elect to be taxed as a regulated investment company (“RIC”), as defined in Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and to distribute annually at least 90% of its investment company taxable income to its stockholders. ACAP will be externally managed by American Capital ACAP Management, LLC (our “Manager”), which is indirectly, wholly-owned by American Capital. Following the Spin-Off, ACAP will invest primarily in U.S. companies in the middle-market (which we consider to be companies with annual sales between $10 million and $750 million) and large-market (which we consider to be companies with annual EBITDA greater than $50 million). American Capital will withdraw its election to be regulated as a BDC and will no longer be an investment company and will focus primarily on operating as a leading, global alternative asset manager.

All of the shares of our outstanding common stock will be distributed as a special dividend to holders of American Capital common stock of record as of the close of business, Eastern Time, on         (the “record date”), on the date of distribution for the Spin-Off (the “distribution date”), which we expect to be the same date as the record date. Each such holder will receive          share of our common stock for every        shares of American Capital common stock held on the record date. No fractional shares of ACAP common stock will be issued in the special dividend. Thus, there will not be anyone entitled to a fractional share of ACAP common stock as a result of the Spin-Off. Holders of American Capital common stock that would otherwise be entitled to fractional shares as a result of the special dividend will receive the cash value thereof, which cash value will generally be taxable. Immediately following the Spin-Off, American Capital’s stockholders will own all of our outstanding shares of common stock. You will not be required to make any payment, surrender or exchange your shares of American Capital common stock or take any other action to receive your shares of ACAP common stock.

Following the distribution date, we expect our common stock to be listed on The NASDAQ Global Select Market under the trading symbol “ACAP.” We anticipate that, on or prior to the record date, trading of our common stock will begin on a “when-issued” basis and will continue up to and including the distribution date. See “—Trading Prior to the Distribution Date.”

The distribution of shares of our common stock as described in this Information Statement is subject to the satisfaction of certain conditions. For a more detailed description of these conditions, see “—Spin-Off Conditions and Termination.”

Reasons for the Spin-Off

American Capital’s Board of Directors, including a majority of the directors who are not “interested persons” of American Capital, as such term is defined in the 1940 Act, has determined that the Spin-Off is in the best interests of American Capital and its stockholders, and that separating most of American Capital’s investment assets from its asset management business will provide benefits to both American Capital and ACAP that could not be achieved as a combined company, including the ability to: (a) unlock stockholder value; (b) offer greater investor choice and transparency through separate entities; (c) provide greater tax efficiency; (d) expand American Capital’s asset management business; and (e) enhance strategic alignment of compensation structures.

Unlock stockholder value. American Capital’s Board of Directors believes that, following the Spin-Off, the combined value of American Capital’s common stock and ACAP’s common stock could, over time and assuming similar market conditions, be greater than the value of American Capital’s common stock had the Spin-Off not occurred, resulting in greater long-term value to American Capital stockholders and greater flexibility for each of American Capital and ACAP to make new investments to advance their business plans. As a combined company, American Capital has no exact peers, which we believe causes the market to undervalue the combined company. With two separate public companies having distinct business models and investment characteristics, investors will have the opportunity to value each against distinct sets of peers and investment metrics. This has the potential to increase the overall valuation of the companies, thus unlocking stockholder value. The increased market value of the common stock of each company should provide additional flexibility for each company to pursue its business strategy.

Offer greater investor choice and transparency through separate entities. The Spin-Off will separate most of American Capital’s investment assets from its asset management business. American Capital’s Board of Directors believes this will increase transparency for stockholders and other constituents, such as creditors and rating agencies, regarding each company’s assets, growth profile, operating performance and profitability, facilitating the creation of a more natural and interested investor base for each company. The Spin-Off will provide investors with two individual investment options that may be more attractive to them than an investment in the combined company. The Spin-Off will allow investors to make independent decisions with respect to each of American Capital and ACAP based on, among other factors, their desired investment strategy, return profile and risk tolerance.

Provide greater tax efficiency. From the date of its initial public offering in August 1997 through October 2008, American Capital paid quarterly dividends to the holders of its common stock. Beginning with American Capital’s tax year ended September 30, 2011, American Capital’s status changed from a RIC subject to taxation under Subchapter M of the Code to a corporation subject to taxation under Subchapter C of the Code. Thus, American Capital is now subject to federal and applicable state corporate income taxes on its taxable ordinary income and capital gains and is no longer subject to the annual distribution requirements under Subchapter M of the Code. However, under Subchapter C of the Code, American Capital is able to carry forward any NOLs historically incurred to succeeding years, which it would not be able to do if it were subject to taxation as a RIC under Subchapter M of the Code. By separating American Capital’s existing NOLs from its investment assets in the Spin-Off, American Capital will have greater tax efficiency by preserving the use of its NOLs and tax attributes while allowing ACAP to immediately have taxable income that it can distribute to stockholders. Because ACAP will generally not have NOL carryforwards, it can be expected to have taxable income, at least 90% of which it will generally be required to distribute annually to its stockholders in accordance with Subchapter M of the Code, so long as it is a RIC.

Expand American Capital’s asset management business. By separating American Capital’s asset management business from its investment business, American Capital’s assets under management will now include the ACAP assets. Also, American Capital should have the opportunity to expand more easily its operations and assets under management through the organic growth of assets under management and the acquisition of third-party asset management contracts and businesses. American Capital’s Board of Directors believes this is possible due to American Capital’s proposed structure being better aligned with the business and regulatory environment for asset managers coupled with the ability to retain earnings and issue multiple forms of capital to finance new and existing business opportunities.

Enhance strategic alignment of compensation structures. The Spin-Off is expected to enable American Capital and its affiliates to align better their recruiting, retention and equity-based incentive plans with the respective operating and stock price performances of American Capital and its managed funds, such as ACAP. After the Spin-Off, American Capital will have additional flexibility to implement different performance measurement metrics and incentive structures to compensate employees in accordance with American Capital’s and its managed funds’ respective strategic and financial plans.

Interests of ACAP Directors and Officers in the Spin-Off

Our directors will receive compensation for their service on our Board of Directors. See “Management—Director Compensation.” Certain of our officers are also officers and/or employees of American Capital, our Manager and/or ACAM and thus have an indirect interest in the management fees to be paid to our Manager under the Management Agreement and the costs and expenses to be paid to our Administrator under the Administration Agreement. See “Our Manager, American Capital, Management Agreement and Administration Agreement.” In addition, certain of our directors and officers own common stock, or options for common stock, of American Capital and thus, will receive the special dividend of ACAP common stock as a result of the Spin-Off (assuming in the case of stock options that such options were exercised prior to the record date for the special dividend). Our directors and officers have no other interests in the Spin-Off.

Manner of Effecting the Spin-Off

Every        shares of common stock of American Capital outstanding as of the close of business, Eastern Time, on the record date will entitle its holder to receive        share of ACAP common stock on the distribution date, which we expect will be the same date as the record date. No fractional shares of ACAP common stock will be issued in the special dividend. Holders of American Capital common stock that would otherwise be entitled to fractional shares of ACAP common stock as a result of the special dividend will receive the cash value thereof. Specifically, American Capital’s transfer agent will aggregate fractional shares of ACAP common stock into whole shares, sell the whole shares in the open market at prevailing market prices, net of brokerage fees and other costs, and distribute the aggregate net cash proceeds of the sales pro rata, based on the fractional share such holder would otherwise be entitled to receive, to each holder of American Capital stock who otherwise would have been entitled to receive a fractional share as a result of the special dividend.

The aggregate net cash proceeds of these sales generally will be taxable for U.S. federal income tax purposes. See “—Material U.S. Federal Income Tax Consequences of the Spin-Off” for an explanation of the tax consequences of the Spin-Off. If you physically hold certificates of American Capital common stock and are the registered holder, you will receive a check from the transfer agent in an amount equal to your pro rata share of the aggregate net cash proceeds of the sales. We estimate that it will take approximately five to seven business days from the distribution date for the transfer agent to complete the distributions of the aggregate net cash proceeds. If you hold your shares of American Capital common stock through a bank or brokerage firm, your bank or brokerage firm will receive, on your behalf, your pro rata share of the aggregate net cash proceeds of the sales and will electronically credit your account for your share of such proceeds. Stockholders should consult their bank or broker for further detail.

American Capital expects to distribute shares of our common stock on         , the planned distribution date, which is the same date as the record date. Computershare Trust Company, N.A. will serve as transfer agent and registrar for our common stock.

If you own shares of American Capital common stock that were outstanding as of the close of business, Eastern Time, on the record date, the shares of our common stock that you are entitled to receive in the Spin-Off will be issued electronically, as of the distribution date, to you or to your bank or brokerage firm on your behalf by way of direct registration in book-entry form. Registration in book-entry form refers to a method of recording stock ownership when no physical stock certificates are issued to stockholders, as is the case in this Spin-Off. If you sell shares of common stock of American Capital in the “regular-way” market up to and including the distribution date, you will be selling your right to receive shares of our common stock in the Spin-Off.

Commencing on or shortly after the distribution date, if you hold physical stock certificates that represent your shares of common stock of American Capital and you are the registered holder of the American Capital stock represented by those certificates, the distribution agent will mail to you an account statement that indicates the number of our shares of common stock that have been registered in book-entry form in your name.

Most American Capital stockholders hold their shares of common stock of American Capital through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the shares in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your shares of American Capital common stock through a bank or brokerage firm, your bank or brokerage firm will credit your account for the shares of our common stock that you are entitled to receive in the Spin-Off. If you have any questions concerning the mechanics of having shares held in “street name,” we encourage you to contact your bank or brokerage firm.

Results of the Spin-Off

After our Spin-Off from American Capital, we will be a separate, publicly-traded company and will be externally managed by American Capital ACAP Management, LLC, which is indirectly, wholly-owned by American Capital. Immediately following the Spin-Off, we expect to have approximately        stockholders of record (which excludes beneficial owners whose shares are held by bank or brokerage firms in “street name”), based on the number of registered holders of American Capital common stock on        , and approximately        shares of outstanding common stock. The actual number of shares of our common stock to be distributed will be determined on the record date on the basis of all outstanding shares of American Capital common stock entitled to receive dividends as of the record date.

In connection with the Spin-Off, American Capital will also undertake a reverse stock split, which will affect the number of outstanding shares of common stock of American Capital following the special dividend of ACAP common stock. For a more detailed description of the reverse stock split, please see the American Capital Proxy Statement.

We intend to elect to be regulated as a BDC under the 1940 Act. As a BDC, we will be required to comply with certain regulatory requirements. See “Regulation.” In addition, we intend to elect to be treated for U.S. federal income tax purposes as a RIC under the Code. In order to be treated as a RIC, we must satisfy certain source of income, asset diversification and distribution requirements. See “Material U.S. Federal Income Tax Considerations.”

Shortly before the Spin-Off, we will enter into the Distribution Agreement to effect the Spin-Off and the Management Agreement, Administration Agreement, License Agreement and Tax Matters Agreement and other agreements with American Capital to provide a framework for our relationship with American Capital and its affiliates after the Spin-Off. These agreements will govern the relationships among American Capital, our Manager and us subsequent to the completion of the Spin-Off and provide for the allocation between American Capital and us of American Capital’s assets, liabilities and obligations attributable to periods prior to our Spin-Off from American Capital. For a more detailed description of these agreements, see “Our Manager, American Capital, Management Agreement and Administration Agreement” and “Certain Relationships and Related Party Transactions.”

After the Spin-Off, American Capital will not own any shares of common stock of ACAP, except that certain trusts owned by American Capital and ACAM, which currently hold shares of American Capital common stock for grants of stock-based awards to employees, will receive shares of ACAP in connection with the Spin-Off.

Material U.S. Federal Income Tax Consequences of the Spin-Off

The following is a summary of the material U.S. federal income tax consequences to American Capital and to the holders of American Capital common stock in connection with the Spin-Off. This summary is based on the Code, the Treasury Regulations promulgated thereunder and judicial and administrative interpretations thereof, in each case as in effect and available as of the date of this Information Statement and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

This summary is limited to holders of American Capital common stock that are U.S. Holders, as defined immediately below. A U.S. Holder is a beneficial owner of American Capital common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (b) in the case of a trust that was treated as a U.S. trust under the law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

This summary also does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	banks, financial institutions or insurance companies;

•	persons who acquired American Capital common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	stockholders who own, or are deemed to own, at least 10% or more, by voting power or value, of American Capital equity;

•	holders owning American Capital common stock as part of a position in a straddle or as part of a hedging, conversion or other risk reduction transaction for U.S. federal income tax purposes;

•	certain former citizens or long-term residents of the United States;

•	holders who are subject to the alternative minimum tax; or

•	persons that own American Capital common stock through partnerships or other pass-through entities.

This summary does not address the U.S. federal income tax consequences to American Capital stockholders who do not hold American Capital common stock as a capital asset. Moreover, this summary does not address any state, local or non-U.S. tax consequences or any estate, gift or other non-income tax consequences.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE SPECIAL DIVIDEND.

American Capital has requested a private letter ruling from the IRS to the effect that, for U.S. federal income tax purposes, (a) the business conducted by a controlled portfolio company of American Capital to be transferred to ACAP prior to the Spin-Off meets the “active trade or business” requirement in order for the Spin-Off to qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code and (b) the receipt of ACAP common stock in the Spin-Off by certain trusts owned by American Capital and ACAM, which hold shares of American Capital common stock for grants of stock-based awards to employees, is not being retained pursuant to a plan having as one of its principal purposes the avoidance of federal tax.

In addition to requesting the private letter ruling, American Capital expects to receive prior to the special meeting approving certain matters required for the Spin-Off, an opinion from PricewaterhouseCoopers LLP that the Spin-Off should qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code. The receipt by American Capital of the private letter ruling from the IRS (including that such ruling shall be in full force and effect at the time of the Spin-Off) and the opinion from PricewaterhouseCoopers LLP are conditions to effecting the Spin-Off.

Assuming the Spin-Off qualifies under Section 355 of the Code, for U.S. federal income tax purposes:

•	no gain or loss will be recognized by American Capital as a result of the Spin-Off;

•	no gain or loss will be recognized by, or be includible in the income of, a holder of American Capital common stock, solely as a result of the receipt of our common stock in the Spin-Off;

•	the aggregate tax basis of the American Capital common stock and shares of our common stock in the hands of American Capital’s stockholders immediately after the Spin-Off will be the same as the aggregate tax basis of the American Capital common stock held by the holder immediately before the Spin-Off, allocated among the American Capital common stock and shares of our common stock, including any fractional share interest for which cash is received, in proportion to their relative fair market values on the date of the Spin-Off;

•	the holding period of shares of our common stock received by American Capital’s stockholders will include the holding period of their shares of American Capital common stock, provided that such shares of American Capital common stock are held as a capital asset on the date of the Spin-Off; and

•	an American Capital stockholder who receives cash in lieu of a fractional share of ACAP common stock in the special dividend will be treated as having sold such fractional share for cash and generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and such stockholder’s adjusted tax basis in the fractional share. That gain or loss will be a long-term capital gain or loss if the stockholder’s holding period for its American Capital common stock exceeds one year.

Although the private letter ruling, if received, generally will be binding on the IRS, it will be based on certain facts and assumptions, and certain representations and undertakings, from us and American Capital that certain conditions that are necessary to obtain tax-free treatment under the Code have been satisfied. Furthermore, the IRS will not rule on whether a distribution satisfies certain requirements necessary to obtain tax-free treatment under the Code. Rather, the private letter ruling will be based on representations by American Capital and us that these conditions have been or will be satisfied, and any inaccuracy in such representations could invalidate the ruling. The opinion that American Capital expects to receive from PricewaterhouseCoopers LLP will address all of the requirements necessary for the Spin-Off to qualify under Section 355 of the Code, including those on which the IRS will not rule, and will be based on certain facts and assumptions, and certain representations and undertakings, provided by us and American Capital. If any of these facts, representations, assumptions or undertakings is not correct or has been violated, the private letter ruling could be revoked retroactively or modified by the IRS, and the ability to rely on the opinion could be jeopardized. We are not aware of any facts or circumstances, however, that would cause these facts, representations or assumptions to be untrue or incomplete, or that would cause any of these undertakings to fail to be complied with, in any material respect.

If, notwithstanding the conclusions included in the private letter ruling and the opinion, it is ultimately determined that the Spin-Off does not qualify as tax-free for U.S. federal income tax purposes, then American Capital would recognize gain in an amount equal to the excess, if any, of the fair market value of our common stock distributed to American Capital stockholders on the date of the Spin-Off over American Capital’s tax basis in such shares.

In addition, if the Spin-Off were not to qualify as tax-free for U.S. federal income tax purposes, each American Capital stockholder who is subject to U.S. federal income tax and who receives shares of our common stock in the Spin-Off could be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares. You could be taxed on the full value of the shares of our common stock that you receive, which generally would be treated first as a taxable dividend to the extent of American Capital’s earnings and profits, then as a non-taxable return of capital to the extent of each stockholder’s tax basis in his, her or its shares of American Capital common stock, and thereafter as capital gain with respect to any remaining value.

Certain future events that may or may not be within the control of American Capital or us, including sales and repurchases of our or American Capital’s stock for cash or other property (other than certain stock-for-stock acquisitions and other permitted transactions), certain asset dispositions by us or American Capital following the special dividend and the generation by American Capital of earnings and profits, may cause the special dividend to fail to qualify for tax-free treatment, and in such event the special dividend would be taxable to both American Capital and holders of American Capital common stock. The analysis and determination in respect of whether a sale or exchange of our or American Capital’s stock after the special dividend could cause the special dividend to be treated as a “device” for the distribution of earnings and profits or a recovery of basis and thus a taxable transaction for U.S. federal income tax purposes to both American Capital and the holders of American Capital common stock is complex and dependent upon the facts and circumstances. In addition, there may be no controlling authority directly on point, and any such sale or exchange may not be within the control of American Capital or our Company. If the special dividend was taxable to both American Capital and holders of American Capital common stock, in general, each U.S. Holder receiving shares of our common stock in the special dividend would be treated as receiving a taxable distribution in an amount equal to the fair market value of our common stock, on the distribution date that was distributed to the U.S. Holder. Such distribution generally would be treated as a taxable dividend to the extent of the U.S. Holder’s pro rata share of American Capital’s current and accumulated earnings and profits, then as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its American Capital common stock and thereafter generally as capital gain.

Even if the Spin-Off otherwise qualifies for tax-free treatment under Section 355 of the Code, it may result in corporate-level gain to American Capital and certain of its affiliates under Section 355(e) of the Code if 50% or more, by vote or value, of our common stock or American Capital’s common stock are acquired or issued as part of a plan or series of related transactions that includes the Spin-Off. For this purpose, any acquisitions or issuances of American Capital’s common stock within two years before the Spin-Off and any acquisitions or issuances of our common stock or American Capital’s common stock within two years after the Spin-Off generally are presumed to be part of such a plan, although we or American Capital may be able to rebut that presumption. We are not aware of any acquisitions or issuances of American Capital’s common stock within the two years before the date of the Spin-Off (up through the date of this Information Statement) that would be considered to occur as part of a plan or series of related transactions that includes the Spin-Off. If an acquisition or issuance of our common stock or American Capital’s common stock triggers the application of Section 355(e) of the Code, American Capital would recognize taxable gain as described above, but such gain, if recognized, would be expected to be significantly offset by capital loss carryforwards, net operating loss carryforwards or other attributes and so should not result in significant current U.S. federal income tax but could result in a significant reduction in tax attributes recorded as part of American Capital’s deferred tax asset. However, certain of our subsidiaries or affiliates or subsidiaries or affiliates of American Capital could incur significant U.S. federal income tax liabilities as a result of the application of Section 355(e) of the Code.

If, notwithstanding the conclusions included in the private letter ruling, it is ultimately determined that certain internal transactions undertaken in anticipation of the Spin-Off do not qualify for favorable treatment under the Code, we or American Capital could incur significant tax liabilities.

American Capital’s stockholders that have acquired different blocks of American Capital common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate adjusted basis among, and their holding period of, shares of our common stock distributed with respect to such blocks of American Capital common stock.

Treasury Regulations require holders of American Capital common stock who receive our common stock in the special dividend who, immediately prior to the special dividend, own (i) at least 5% of the total outstanding stock of American Capital, or (ii) securities of American Capital with an aggregate tax basis of $1,000,000 or more, to attach a statement setting forth certain information related to the special dividend to their U.S. federal income tax returns for the year in which the special dividend occurs.

Listing and Trading of Our Common Stock

As of the date of this Information Statement, we are a wholly-owned subsidiary of American Capital. Accordingly, there is currently no public market for our common stock, although a “when-issued” market in our common stock may develop prior to the Spin-Off. See “—Trading Prior to the Distribution Date” below for an explanation of a “when-issued” market. We intend to list our shares of common stock on The NASDAQ Global Select Market under the trading symbol “ACAP.” Following the Spin-Off, shares of American Capital common stock will continue to trade on The NASDAQ Global Select Market under the trading symbol “ACAS.”

Neither we nor American Capital can assure you as to the trading price of American Capital common stock or our common stock after the Spin-Off, or as to whether the combined trading prices of our common stock and American Capital common stock after the Spin-Off will be less than, equal to or greater than the trading price of American Capital common stock prior to the Spin-Off. The trading price of our common stock may fluctuate significantly following the Spin-Off. See “Risk Factors—Risks Related to Our Common Stock” for more detail.

The shares of our common stock distributed to American Capital stockholders will be freely transferable, except for shares received by individuals who are our affiliates. Individuals who may be considered our affiliates after the Spin-Off include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for U.S. federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates will be permitted to sell their shares of ACAP common stock only pursuant to an effective registration statement under the Securities Act, or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act or Rule 144 thereunder.

Trading Prior to the Distribution Date

It is anticipated that shortly before the record date and continuing up to and including the distribution date, there will be a “when-issued” market in our common stock. When-issued trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The when-issued trading market will be a market for ACAP common stock that will be distributed to American Capital stockholders on the distribution date. If you own shares of American Capital common stock as of the close of business, Eastern Time, on the record date, you will be entitled to shares of ACAP common stock distributed pursuant to the Spin-Off. You may trade this entitlement to shares of ACAP common stock, without the shares of American Capital common stock that you own, on the when-issued market. On the first trading day following the distribution date, we expect when-issued trading with respect to our common stock will end and regular-way trading will begin.

Following the distribution date, we expect our common stock to be listed on The NASDAQ Global Select Market under the trading symbol “ACAP.” We will announce our when-issued trading symbol when and if it becomes available.

It is also anticipated that shortly before the record date and continuing up to and including the distribution date, there will be two markets in American Capital common stock: a “regular-way” market and an “ex-distribution” market. Shares of American Capital common stock that trade on the regular way market will trade with an entitlement to shares of ACAP common stock distributed pursuant to the Spin-Off. Shares that trade on the ex-distribution market will trade without an entitlement to shares of ACAP common stock distributed pursuant to the Spin-Off. Therefore, if you sell American Capital common stock in the regular-way market up to and including the distribution date, you will be selling your right to receive shares of ACAP common stock in the Spin-Off. However, if you own American Capital common stock as of the close of business, Eastern Time, on the record date and sell those shares on the ex-distribution market up to and including the distribution date, you will still receive the shares of ACAP common stock that you would otherwise be entitled to receive pursuant to your ownership of American Capital common stock because you owned these shares as of the close of business, Eastern Time, on the record date.

Spin-Off Conditions and Termination

We expect that the Spin-Off will be effective on the distribution date, provided that the following conditions, among others, have been satisfied or waived by the Board of Directors of American Capital:

•	each of the Distribution Agreement, Management Agreement, Administration Agreement, License Agreement and Tax Matters Agreement have been duly executed and delivered by the parties thereto;

•	American Capital common stockholders shall have approved at the special meeting certain of the matters relating to the Spin-Off set forth in the American Capital Proxy Statement;

•	the SEC shall have declared effective our Registration Statement on Form 10, of which this Information Statement is a part, under the Exchange Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect;

•	our common stock shall have been accepted for listing on NASDAQ, subject to official notice of issuance;

•	American Capital shall have received a private letter ruling from the IRS substantially to the effect that (a) the business conducted by a controlled portfolio company of American Capital to be transferred to ACAP prior to the Spin-Off meets the “active trade or business” requirement in order for the Spin-Off to qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code and (b) the receipt of ACAP common stock in the Spin-Off by certain trusts owned by American Capital and ACAM, which hold shares of American Capital common stock for grants of stock-based awards to employees, is not being retained pursuant to a plan having as one of its principal purposes the avoidance of federal tax; and such letter ruling shall not have been revoked or modified in any material respect and the conclusions and assumptions upon which such letter ruling is based shall remain valid at the time of the Spin-Off;

•	American Capital shall have received the opinion of PricewaterhouseCoopers LLP that the Spin-Off should qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code;

•	all permits, registrations and consents required under the U.S. securities or blue sky laws in connection with the Spin-Off and all other material governmental approvals and other consents necessary to consummate the Spin-Off shall have been received;

•	no order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Spin-Off shall be in effect, and no other event outside the control of American Capital shall have occurred or failed to occur that prevents the consummation of the Spin-Off; and

•	no event or development shall have occurred or exist that, in the judgment of the Board of Directors of American Capital, in its sole discretion, makes it inadvisable to effect the Spin-Off.

The fulfillment of the above conditions will not create any obligation on behalf of American Capital to effect the Spin-Off. The Board of Directors of American Capital may, in its sole and absolute discretion, determine whether to waive any condition, in whole or in part. Until the Spin-Off has occurred, American Capital has the right to terminate the Spin-Off, even if all the conditions have been satisfied.

Reason for Furnishing this Information Statement

This Information Statement is being furnished solely to provide information to American Capital stockholders who will receive shares of our common stock in the Spin-Off. It is not to be construed as an inducement or encouragement to buy or sell any of our securities or any securities of American Capital, nor is it to be construed as a solicitation of proxies in respect of the proposed Spin-Off or any other matter. A separate American Capital Proxy Statement will be distributed to American Capital stockholders in connection with the special meeting scheduled for        . We believe that the information contained in this Information Statement is accurate as of the date set forth on the cover. Changes to the information contained in this Information Statement may occur after that date, and neither we nor American Capital undertakes any obligation to update the information except in the normal course of our respective public disclosure obligations.

DIVIDEND POLICY

Subsequent to the completion of the Spin-Off, and to the extent that we have taxable income available, we intend to distribute quarterly dividends to our stockholders, beginning with our first full quarter following completion of the Spin-Off. The amount of our dividends, if any, will be determined by our Board of Directors. Any dividends to our stockholders will be declared out of assets legally available for distribution. We anticipate that our dividends will be paid from taxable earnings, including interest and capital gains generated by our investment portfolio. However, if we do not generate sufficient taxable earnings during any fiscal year, a portion of our dividends for such year may constitute a return of capital. As a result, stockholders should not assume that all periodic dividends are paid from taxable earnings. The specific tax characteristics of our dividends will be reported to stockholders after the end of each calendar year.

We intend to elect to be treated and to qualify each year to be taxed as a RIC under Subchapter M of the Code. In order to qualify as a RIC, we must distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of the assets legally available for distribution. In addition, although we currently intend to distribute realized net capital gains (i.e., net long-term capital gains in excess of short-term capital losses), if any, at least annually, out of the assets legally available for such distributions, we may in the future decide to retain such capital gains for investment.

We may not be able to achieve operating results that will allow us to make dividends and distributions at a specific level or to increase the amount of these dividends and distributions from time to time. In addition, we may be limited in our ability to make dividends and distributions due to the asset coverage test for borrowings when applicable to us as a BDC under the 1940 Act and due to provisions in future credit facilities or other financing alternatives. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of our RIC status. We cannot assure stockholders that they will receive any dividends and distributions or dividends and distributions at a particular level.

FINANCIAL PERFORMANCE OF TRANSFERRED ASSETS

The following table presents unaudited selected historical financial performance information of the Transferred Assets as of and for the years ended December 31, 2013 and 2014 and the six months ended June 30, 2015. In addition, certain calculated expense information for management fee expense, interest expense and expense reimbursements are included. The unaudited selected historical financial performance information of the Transferred Assets is derived from and should be read in conjunction with the historical consolidated financial statements of American Capital and accompanying notes included in American Capital’s Annual Report on Form 10-K for the year ended December 31, 2014 and American Capital’s Quarterly Report on Form 10-Q for the period ended June 30, 2015 which were filed with the SEC. The calculated management fee and expense reimbursements are derived based on the contractual terms and relationships pursuant to the Management Agreement with our Manager and the Administration Agreement with our Administrator, as applicable, described further in this Information Statement. The calculated interest expense is derived based on the leverage and terms of American Capital’s outstanding borrowings as of June 30, 2015. The financial performance information included below may not necessarily reflect ACAP’s financial condition and performance in the future.

	As of or for the Six Months Ended June 30, 2015	As of or for the Year Ended December 31,
(dollars in millions)		2014	2013
	(unaudited)	(unaudited)	(unaudited)
Income statement information of Transferred Assets:
Operating revenue by asset class:
Senior debt	$93	$98	$37
Mezzanine debt	34	37	78
Equity	36	17	45
Structured Products	52	56	52

Total operating revenue	215	208	212
Calculated management fee expense(1)	(51)	(77)	(29)
Calculated expense reimbursements(2)	(14)	(17)	(8)
Calculated interest expense(3)	(26)	(40)	(15)

Net operating income before income taxes	124	74	160

Net unrealized (depreciation) appreciation by asset class(4):
Senior debt	(8)	(56)	36
Mezzanine debt	(15)	4	51
Equity	(79)	142	(98)
Structured Products	(21)	(10)	(26)

Net unrealized (depreciation) appreciation	(123)	80	(37)

Net income before income taxes	$1	$154	$123

Balance sheet information of Transferred Assets:
Cost basis of Transferred Assets by asset class:
Senior debt	$3,709	$2,853	$494
Mezzanine debt	611	423	445
Equity	1,171	859	869
Structured Products	706	539	226

Total cost basis of Transferred Assets	$6,197	$4,674	$2,034
Fair value of Transferred Assets by asset class:
Senior debt	$3,645	$2,791	$490
Mezzanine debt	581	407	422
Equity	944	699	519
Structured Products	662	517	210

Total fair value of Transferred Assets	$5,832	$4,414	$1,641
Calculated borrowings(3)	$1,749	$1,324	$492
Other information of Transferred Assets:
Cash collections of Transferred Assets by asset class:
Senior debt	$277	$243	$223
Mezzanine debt	22	51	60
Equity	57	62	25
Structured Products	74	76	92

Total cash collections of Transferred Assets	$430	$432	$400
Weighted average accounting yield on senior debt investments(5)	5.7%	5.8%	8.3%
Weighted average accounting yield on mezzanine debt investments(5)	13.3%	8.6%	17.1%
Weighted average accounting yield on equity investments(5)	7.0%	2.0%	6.0%
Weighted average accounting yield on Structured Products investments(5)	16.6%	14.8%	24.9%
Weighted average accounting yield on Transferred Assets(5)	7.9%	6.2%	11.4%

(1)	Calculated pursuant to the terms of the Management Agreement with our Manager as described in this Information Statement.

(2)	Calculated pursuant to the terms of the Administration Agreement with our Administrator as described in this Information Statement. The calculated expense reimbursements represent an estimate of employees of American Capital and its affiliates that would have been required to provide non-investment advisory services for the Transferred Assets for the periods presented. Based on our assumptions, 0.55% of the weighted average fair value of the Transferred Assets during the period reported was used to estimate the costs associated with these employees.
(3)	Calculated based on the actual cost of debt capital and leverage of American Capital’s borrowings as of June 30, 2015 of 3.0% and 0.3x, respectively.
(4)	Excludes unrealized appreciation (depreciation) related to foreign currency translation on the cost basis of the Transferred Assets denominated in a foreign currency.
(5)	Weighted average accounting yield during the period reported is computed as (a) operating revenue of the Transferred Assets divided by (b) average cost basis of Transferred Assets during the period reported. For the six months ended June 30, 2015, accounting yields are annualized.

BUSINESS

General

We are a newly-organized Maryland corporation. We intend to operate as a non-diversified closed-end management investment company and to elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated and to qualify each year to be to be taxed as a RIC, as defined in Subchapter M of the Code, and to distribute annually at least 90% of our investment company taxable income to our stockholders. Following the Spin-Off, we will invest primarily in U.S. companies in the middle-market (which we consider to be companies with annual sales between $10 million and $750 million) and large-market (which we consider to be companies with annual EBITDA greater than $50 million).

Our investment objective will be to provide investors with attractive, risk-adjusted total returns over the long-term primarily through current income while also seeking to preserve our capital. We intend to achieve this objective by owning and managing a portfolio composed primarily of diversified investments in (a) first and second lien senior, unitranche and mezzanine debt and minority equity co-investments in middle-market and large-market private companies sponsored by private equity funds (“Sponsor Finance Investments”), (b) first and second lien senior floating rate loans to large-market U.S. based companies (“Senior Floating Rate Loans” or “SFRL”), (c) structured finance investments (“Structured Products”), including the equity tranches of collateralized loan obligation (“CLO”) securities and collateralized debt obligation (“CDO”) securities and (d) first and second lien senior and mezzanine debt and minority and controlling equity investments in middle-market companies with attractive franchise values that have experienced periods of excess leverage, operational and/or financial underperformance, or other special circumstances (“Special Situations Investments”). In addition to these assets, our initial portfolio will include first and second lien senior, unitranche and mezzanine debt and controlling equity in buyouts of private companies previously sponsored by American Capital (“American Capital One Stop Buyouts®”). We refer to our intended investments described in this paragraph collectively as our “Investments.” We intend to utilize leverage (limited to no more than one-to-one debt to equity) to enhance stockholder returns, and believe that, when properly financed, our investment strategy can produce attractive risk-adjusted returns.

Our Manager

We will be externally managed by our Manager, which will be registered as an investment adviser under the Advisers Act. Our Manager is wholly-owned by ACAM, which is in turn wholly-owned by American Capital.

We do not have any employees. All of our officers and the members of our Manager’s investment teams and other support personnel will be employees of American Capital or one of its affiliates. Because we do not have any employees, we will enter into an Administration Agreement with American Capital or one of its affiliates, pursuant to which we will have access to its other employees, including senior management and operations, compliance, legal, capital markets, accounting, treasury, tax, investor relations and information technology staffs, and its infrastructure, operations, business relationships and management expertise.

Malon Wilkus is Chief Executive Officer of the Company and our Manager. Our other executive officers include (a) Brian Graff, President of the Company and our Manager, (b) John R. Erickson, Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company and Executive Vice President and Treasurer of our Manager, (c) Samuel A. Flax, Executive Vice President, Chief Compliance Officer and Secretary of the Company and our Manager and (d) Gordon O’Brien, Executive Vice President of the Company and our Manager.

In addition to our executive officers, the other members of our Manager’s senior management include Ryan Brauns, Senior Vice President and Managing Director, Sponsor Finance, Mark Pelletier, Senior Vice President and Managing Director, Leveraged Finance, Myung Yi, Senior Vice President and Managing Director, Special Situations, Jeff Schumacher, Senior Vice President and Managing Director, Syndications, Thomas McHale, Senior Vice President, Finance, and Roland Cline, Senior Vice President and Managing Director. Our Manager’s senior management team has an average of years of collective experience in underwriting, investing in, and managing Sponsor Finance Investments, Senior Floating Rate Loans, Structured Products, Special Situations Investments and American Capital One Stop Buyouts® and has managed portfolios of these assets through various credit cycles and market disruptions. As of , 2015, our Manager’s senior management team managed approximately $ billion of investments on behalf of American Capital and its affiliates, including $ billion of Sponsor Finance Investments, $ billion of Senior Floating Rate Loans, $ billion of Structured Products, $ billion of Special Situations Investments and $ billion of American Capital One Stop Buyouts®.

Our Manager’s investment teams will originate, review and screen our investment opportunities, conduct business, management and operations due diligence, prepare investment committee reports and models, make recommendations to our Manager’s Investment Committee, execute investments, represent us on the boards of directors of portfolio companies, assist in monitoring and valuing of investments and manage exiting of investments. The investment teams include: the Sponsor Finance team, which will primarily manage our investments in senior, unitranche, second lien and mezzanine debt of middle-market and large-market private companies sponsored by private equity funds, the Leveraged Finance Group, which will primarily manage our Senior Floating Rate Loans and Structured Products, including the equity tranches of CLO securities and CDO securities, and the Special Situations team, which will primarily manage our first and second lien senior and mezzanine debt and minority and controlling equity investments in middle-market companies with attractive franchise values that have experienced periods of excess leverage, operational and/or financial underperformance, or other special circumstances. The Sponsor Finance team will be closely supported by our Administrator’s Syndications Group, which will be primarily responsible for pricing, structuring and arranging syndications of a portion of our Sponsor Finance Investments either at closing or subsequent to the closing of a senior financing transaction. They perform a variety of functions relating to the marketing and completing of such transactions as well as interacting and originating loans from other lenders and investment banks.

Our Administrator

Our Administrator, American Capital Administration, LLC, will be responsible for administering all of our business activities (except for investment activities) and providing us with administrative services, personnel and facilities necessary for our operation pursuant to the Administration Agreement to be entered into by us and our Administrator. In addition, our Administrator may provide us or our portfolio companies with various consulting services pursuant to separate agreements between the Administrator and us or the portfolio company receiving such consulting services. In consideration of such consulting services, we will pay, or the portfolio company receiving such services will pay, to the Administrator or its affiliates, as applicable, such compensation and reimbursement of expenses as, in the case of us and our controlled portfolio companies, may be agreed to by our Board of Directors, including a majority of our directors who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act and, in the case of portfolio companies that we do not control, mutually agreed by our Administrator or its affiliate and such portfolio companies.

Investment Focus

Our investments will primarily be in Sponsor Finance Investments, Senior Floating Rate Loans, Structured Products and Special Situations Investments. In addition to these assets, our initial portfolio will include first and second lien senior, unitranche and mezzanine debt and controlling equity investments previously originated in American Capital One Stop Buyouts®. Our investment objective will be to seek to provide investors with attractive, risk-adjusted total returns over the long-term primarily through current income while also seeking to preserve our capital.

Portfolio Composition

Prior to the Spin-Off, American Capital plans to transfer most of its investment assets to one or more wholly-owned subsidiaries of American Capital. Immediately prior to the Spin-Off, such subsidiaries will be contributed by American Capital to ACAP.

The investments that will be transferred to ACAP will consist of portfolio companies, which totaled $         billion and $         billion at fair value and cost basis, respectively, as of         , 2015. The ten largest investments as of         , 2015 had a fair value and cost basis of $         billion and $         billion, respectively, or         % of total assets at fair value, and are as follows (in millions):

Company	Industry	Cost Basis	Fair Value

Total		$—	$—

As of June 30, 2015, the weighted average effective interest rate and amounts invested in the debt investments expected to be transferred to us are below (dollars in millions):

		Weighted Average
	Cost Basis	Effective Interest Rate
First Lien Senior Debt	$2,924	4.8%
Second Lien Senior Debt	785	9.5%
Mezzanine Debt	611	11.7%

Total Debt Investments	$4,320	6.6%

Our investments will primarily be in portfolio companies located in the United States. We will have a diversified investment portfolio and will not concentrate in any one or two industry sectors. We will use the Global Industry Classification Standards (“GICS®”) for classifying the industry groupings of our portfolio companies. The GICS® was developed by MSCI Inc., an independent provider of global indexes and benchmark-related products and services, and Standard & Poor’s (“S&P”), an independent international financial data and investment services company and provider of global equity indexes. The following chart shows our anticipated portfolio composition by industry grouping at fair value as a percentage of total investments as of , 2015. Our anticipated investments in CLO and CDO securities and derivative agreements are excluded from the table below.

Sponsor Finance Investments

The majority of the investments to be acquired in our Sponsor Finance Investment portfolio consist of loans originated to assist in the funding of change of control buyouts, refinancings or recapitalizations of privately-held middle and large-market companies sponsored by other private equity firms. We expect to originate or acquire loans in such transactions as well as other loans to companies for growth, financing, recapitalization or other purposes. We will generally invest between $         million and $         million in a single Sponsor Finance Investment transaction. We will also typically make investments in companies that have a minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $10 million.

Our senior loans may consist of first and second lien secured revolving credit facilities, first and second lien secured term loans and unitranche loans. Our mezzanine loans may consist of secured and unsecured loans. Our loans will typically mature in five to eight years and require quarterly interest payments at fixed rates or variable rates generally based on London Interbank Offered Rate (“LIBOR”), plus a margin. Certain of our loans will permit a portion of the interest to be paid-in-kind by adding it to the outstanding loan balance and paid at maturity.

We expect our initial Sponsor Finance Investment portfolio to consist of          companies. As of         , 2015, such portfolio had a cost basis and fair value of $         million and $         million, respectively, with an average investment size of $         million at fair value. As of         , 2015, such portfolio consisted of $         million and $         million of debt and equity investments at fair value, respectively. As of         , 2015, the weighted average effective interest rate on the debt investments in this portfolio was         %, which includes the impact of non-accruing loans, and the fully-diluted weighted average ownership interest in the equity investments in this portfolio was         %.

Senior Floating Rate Loans

Our Senior Floating Rate Loans portfolio will be composed primarily of diversified investments in first lien floating rate loans to large-market U.S. based companies. Our Senior Floating Rate Loans portfolio may also include second lien floating rate loans. Senior Floating Rate Loans are typically collateralized by a company’s assets and structured with first lien or second lien priority on collateral, providing for greater security and potential recovery in the event of default compared to other subordinated fixed-income products. Senior Floating Rate Loans generally have a stated term of three to seven years and typically pay interest based on a floating rate calculated as a spread over a market index, primarily LIBOR, and generally have a minimum market index floor. Senior Floating Rate Loans are also typically traded among investors in an active secondary market. We will generally own less than 10% of any single loan issue.

We expect our initial Senior Floating Rate Loans portfolio to consist of         companies. As of         , 2015, such portfolio had a cost basis and fair value of $         million and $         million, respectively, with an average investment size of $         million at fair value. As of         , 2015, the weighted average effective interest rate on the debt investments in this portfolio was         %. As of         , 2015, approximately         % of such Senior Floating Rate Loans portfolio, at fair value, was composed of loans with a facility rating by the S&P of at least “B” or higher. None of the investments in such Senior Floating Rate Loan portfolio were in default or on non-accrual as of         , 2015.

Structured Products Investments

Our Structured Products investments will consist of investments in CLO and CDO securities. Our Structured Products investments will generally be in non-investment grade securities. We will invest in Structured Products with the intention of holding them until maturity. Our investments in CLO securities will generally be secured by diverse pools of commercial corporate loans. Our Structured Products portfolio will consist of investments which are generally secured by diverse pools of bonds of other securitizations including commercial loans. Certain of these commercial CLO investments may be in a joint venture portfolio company. We will generally invest between $         million and $         million in a single Structured Products Investment transaction.

As of         , 2015, such portfolio had a cost basis and fair value of $         million and $         million, respectively, with an average investment size of $         million at fair value. As of         , 2015, the weighted average effective interest rate on Structured Products investments in this portfolio was         %.

Special Situations Investments

Our Special Situations Investment portfolio will include investments throughout the capital structure in both debt financings and minority and controlling equity investments in middle-market companies with attractive franchise values that have experienced periods of excess leverage, operational and/or financial underperformance, or other special circumstances, and seek a flexible capital solution to reposition the business for growth. We expect that our Special Situations Investments will be composed primarily of first and second lien senior and mezzanine debt and minority and controlling equity investments. We will generally invest between $         million and $         million in a single Special Situations Investment transaction and will typically make investments in companies that have revenue greater than $20 million.

We expect our initial Special Situations Investment portfolio to consist of companies. As of         , 2015, such portfolio had a cost basis and fair value of $         million and $         million, respectively, with an average investment size of $         million at fair value. As of         , 2015, such portfolio consisted of $         million and $         million of debt and equity investments at fair value, respectively. As of         , 2015, the weighted average effective interest rate on the debt investments in this portfolio was         %, which includes the impact of non-accruing loans, and the fully-diluted weighted average ownership interest in the equity investments in this portfolio was         %.

One-Stop Buyout Investments

As part of our initial portfolio, we will also hold first and second lien senior, unitranche and mezzanine debt and controlling equity in buyouts of private companies previously sponsored by American Capital in a change of control transaction. A change in control transaction could be the result of a corporate divestiture, a sale by a private equity firm, a sale by a family-owned closely held business, going private transactions or ownership transitions.

As of         , 2015, there were companies in the American Capital One Stop Buyouts® portfolio to be transferred to us, with a cost basis and fair value of $         million and $         million, respectively, and an average investment size of $         million at fair value. As of         , 2015, the American Capital One Stop Buyouts® portfolio consisted of $         million of equity investments at fair value and the fully-diluted weighted average ownership interest in this portfolio was         %.

Managerial Assistance

As a BDC, we will be required by law to make significant managerial assistance available to our eligible portfolio companies. Such assistance may include providing guidance and counsel concerning the management, operations and business objectives and policies of the portfolio company to its management and board of directors, including participating on the company’s board of directors. Through the Administration Agreement, we will have access to an operations team with significant turnaround and management experience that will be available to assist our investment professionals in providing intensive operational and managerial assistance to our portfolio companies. Although we will make such assistance available, our portfolio companies are not legally required to engage us for such services. Providing assistance to the companies that will be included in our investment portfolio serves as an opportunity for us to maximize their value.

Our Strengths

We expect that we will have competitive advantages over other entities investing in sponsor finance, leveraged loan, structured finance and special situations investments in the U.S. middle-market and large-market. We expect that these advantages will assist us in seeking to provide attractive risk-adjusted returns for our stockholders. Our advantages include the following characteristics:

Proven and Experienced Senior Management

Our senior management is led by Malon Wilkus, who is the Chief Executive Officer of the Company and our Manager. Our other executive officers include (a) Brian Graff, President of the Company and our Manager, (b) John R. Erickson, Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company and Executive Vice President and Treasurer of our Manager, (c) Samuel A. Flax, Executive Vice President, Chief Compliance Officer and Secretary of the Company and our Manager and (d) Gordon O’Brien, Executive Vice President of the Company and our Manager.

In addition to our executive officers, the other members of our Manager’s senior management include Ryan Brauns, Senior Vice President and Managing Director, Sponsor Finance, Mark Pelletier, Senior Vice President and Managing Director, Leveraged Finance, Myung Yi, Senior Vice President and Managing Director, Special Situations, Jeff Schumacher, Senior Vice President and Managing Director, Syndications, Thomas McHale, Senior Vice President, Finance, and Roland Cline, Senior Vice President and Managing Director. Our Manager’s senior management team has an average of         years of collective experience in underwriting, investing in, and managing Sponsor Finance Investments, Senior Floating Rate Loans, Structured Products, Special Situations Investments and American Capital One Stop Buyouts® and has managed portfolios of these assets through various credit cycles and market disruptions. As of         , 2015, our Manager’s senior management team managed approximately $         billion of investments on behalf of American Capital and its affiliates, including $         billion of Sponsor Finance Investments, $         billion of Senior Floating Rate Loans, $         billion of Structured Products, $         billion of Special Situations Investments and $         billion of American Capital One Stop Buyouts®.

We expect the extensive experience of our Manager’s senior management team in identifying and investing in middle-market and large-market U.S. companies and structured finance investments to be a competitive advantage relative to our competitors.

Established Platform

Through our Management Agreement with our Manager and the Administration Agreement with our Administrator, we will have access not only to American Capital’s employees, including senior management, investment professionals and operations, compliance, legal, capital markets, accounting, treasury, tax, investor relations and information technology staffs, who are experienced in sourcing, structuring, analyzing, executing and monitoring a broad range of private investments, but also its infrastructure, operations, business relationships and management expertise. We expect that the American Capital investment platform will provide a competitive advantage and will assist us in delivering value to our stockholders.

Large Capital Base

We expect to have a large capital base with approximately $         billion in equity as of         , which will permit us to underwrite and hold generally up to $         million and $         million, respectively, in a single Sponsor Finance Investment or Special Situations Investment and to invest up to $         million in a single Structured Products Investment. We expect that at the time of the Spin-Off, we will be one of the largest BDCs, which will differentiate us in the marketplace and make us a more desirable and flexible capital provider, particularly since we will have the ability to syndicate and/or hold larger investments than many of our competitors. We also expect to be flexible with the types of investments we make and the terms associated with those investments. We believe that this approach and experience will provide us a competitive advantage in identifying attractive investment opportunities throughout economic and capital market cycles and across a company’s life cycle and capital structure so we can make investments consistent with our stated investment objective and preserve principal while seeking appropriate risk adjusted returns. Additionally, we believe that the ability to provide capital at both the senior and subordinated levels of the balance sheet provides a strong value proposition to middle-market and large-market borrowers, and our senior debt capabilities provide superior deal origination and relative value analysis capabilities compared to traditional “mezzanine only” lenders.

Broad Syndications Capability

The senior members of our Administrator’s Syndications Group have an average of         years of collective experience and have underwritten and distributed $         billion in first and second lien senior, unitranche and mezzanine debt and minority equity co-investments in middle-market and large-market private companies. We believe that the syndications capability provides a competitive advantage by potentially increasing net income and earnings through syndication, increasing originated deal flow flexibility, broadening market relationships and investment opportunities and allowing us to optimize our portfolio composition.

Disciplined Approach to Portfolio Management

Our Manager will manage our portfolio through a well-defined underwriting and portfolio management process that will leverage the established platform of American Capital and its affiliates. We believe this reduces the downside risk to our stockholders and provides a scalable framework for investing in the future.

Extensive Experience Investing in Middle-Market and Large-Market U.S. Companies

We expect to benefit from American Capital’s historical focus on, and the extensive experience of our Manager’s senior management team in, evaluating and investing in middle-market and large-market companies. This team has an extensive network of relationships with private equity firms, investment banks, commercial banks, financial services firms, mezzanine debt funds, trade organizations, attorneys and business and financial brokers focused on middle-market and large-market companies, which will be extremely useful in sourcing prospective portfolio company investments that have the potential to generate attractive returns. They have also developed and maintain a proprietary industry-wide database of reported middle-market and large-market transactions, which will enable us to monitor the middle-market and large-market investing environment and to assess the degree to which we are covering our target markets.

Lending and Investment Decision Criteria

We expect to take a qualitative and quantitative approach to sourcing, valuing and selecting investment opportunities. Our approach is grounded in fundamental analysis coupled with an active portfolio management strategy. We expect to review certain criteria in order to make investment decisions. The list below represents a general overview of the criteria we will use in making lending and investment decisions in our investment portfolio. We do not expect to require all criteria to be favorable in order for us to make an investment. Our underwriting approach will culminate in the development of an investment thesis for each investment. Add-on investments for growth, acquisitions or recapitalizations will be based on the same general criteria. Add-on investments in distressed situations will be based on the same general criteria, but are also evaluated on the potential to preserve prior investments.

Operating History. We will generally target companies with significant market share in their products or services relative to their competitors. We will consider factors such as customer concentration, consistency of historical performance relative to peers and during recessionary periods, competitive environment, defensibility of market position, strength of coverage ratios, enterprise value and ability to sustain margins. We will also seek to diversify our portfolio across industries and issuers. In addition, our Sponsor Finance and Special Situations investment teams will generally focus on middle-market and large-market companies that have been in business over 10 years and have an attractive operating history, including generating positive cash flow, or have attractive franchise values that have experienced periods of excess leverage, operational and/or financial underperformance, or other special circumstances. For Structured Products, we will also underwrite the manager as appropriate.

Growth. We will consider a target company’s ability to increase its cash flow. Anticipated growth is a key factor in determining the ability of the company to repay its debt and the value ascribed to any equity interests acquired by us.

Liquidation Value of Assets. Although we will not operate as a traditional asset-based lender, liquidation value of the assets collateralizing our loans will be a factor in many credit decisions. Emphasis is placed both on tangible assets such as accounts receivable, inventory, plant, property and equipment as well as intangible assets such as brand recognition, market reputation, customer lists, networks, databases and recurring revenue streams.

Experienced Management Team. We consider the quality and depth of senior management to be extremely important to the long-term performance of most companies. Therefore, we consider it important that senior management be experienced and properly incentivized through meaningful ownership interest in the company.

Exit Strategy. Almost all of our anticipated Sponsor Finance Investments and Special Situations Investments consist of securities acquired directly from their issuers in private transactions. These securities are rarely traded in public markets, thus limiting their liquidity. Therefore, we consider it important that a prospective portfolio company have a number of methods by which our financing can be repaid and our equity or debt investment sold or redeemed. These methods would typically include the sale or refinancing of the business, the ability to generate sufficient cash flow to repurchase our equity securities and repay our loans or the ability to conduct an initial public offering.

Institutional Approach to Investing

Through the Management Agreement with our Manager and the Administration Agreement with American Capital, we will have access to an institution with a leading capability to originate, underwrite, finance, syndicate, monitor and exit investments that generate attractive returns. We will also have access to an extensive support structure from our Administrator that provides in-house due diligence, operational, legal and human resources support to our Manager’s investment professionals and, when engaged for such purposes, to our portfolio companies.

Investment Teams: Our Manager’s investment teams originate, review and screen investment opportunities, conduct business, management and operations due diligence, prepare investment committee reports and models, make recommendations to the Investment Committee, execute investments, represent us on the boards of directors of portfolio companies, assist in monitoring and valuing of investments and manage exiting of investments. The investment teams are organized so that each team focuses on a specific investment strategy and work cooperatively to share expertise. The investment teams include:

•	Sponsor Finance: A 10-person team that makes first and second lien senior, unitranche and mezzanine debt investments and minority equity co-investments in middle-market and large-market private companies sponsored by private equity funds. In addition, they may make first and second lien senior, unitranche and mezzanine debt and equity investments in publicly-held middle-market companies.

•	Leveraged Finance: A 23-person team that has responsibility for our investments in Senior Floating Rate Loans and Structured Products, including the equity tranches of CLOs and CDOs.

•	Special Situations: A 6-person team that makes first and second lien senior and mezzanine debt and minority and controlling equity investments in middle-market companies with attractive franchise values that have experienced periods of excess leverage, operational and/or financial underperformance, or other special circumstances.

The following are our Administrator’s key functional teams:

Syndications Group: The Sponsor Finance team will be closely supported by our Administrator’s Syndications Group, which is a 5-person team responsible for arranging syndications of all or part of the first and second lien senior, unitranche and mezzanine debt of our middle-market and large-market portfolio companies either at closing or subsequent to the closing of a senior financing transaction. They perform a variety of functions relating to the marketing and completing of such transactions as well as interacting and originating loans from other lenders and investment banks.

Operations Team: A 22-person team with expertise in manufacturing services, consumer products, financial services, energy services, supply chain management, outsourcing and technology, which will primarily support our Special Situations Investments and the investments originated in One-Stop Buyouts that we plan to acquire in our initial portfolio. The Operations Team will conduct operational due diligence on such prospective portfolio companies and report and make recommendations to the Investment Committee. The team will also assist such portfolio companies post close with operational improvement, including providing hands-on assistance to reduce costs, systemize sales and marketing, develop and align business plans, grow the business and strengthen management talent at the portfolio company.

Investment Committee Support Team: A 2-person team that assists the Investment Committee in establishing procedures and controls, establishing due diligence protocol and working with our Manager’s investment teams to establish due diligence plans for each prospective investment, developing standard investment committee reports and models, organizing investment committee meetings, monitoring and reporting investment committee results and tracking subsequent developments.

Financial Advisory and Consulting Team (“FACT”): A 25-person team of valuation and audit professionals. FACT is responsible for providing pre- and post-investment financial due diligence, portfolio monitoring and quarterly valuations of portfolio company investments. FACT assists our Manager’s Sponsor Finance Team and Special Situations Team in conducting extensive financial, accounting and information technology due diligence of each target investment company, which includes a review of the portfolio company’s historical and prospective financial information, and identifying and confirming pro-forma financial adjustments. FACT also monitors the portfolio investments by gathering, inputting into an automated database, analyzing and regularly reviewing monthly financial information and other materials to assess financial performance as well as to ensure compliance with loan covenants. Also, FACT, with the assistance of our Manager’s investment teams and subject to the oversight of the Audit, Compliance and Valuation Committee, prepares a quarterly valuation of each portfolio company investment.

Capital Markets, Finance and Treasury Team: A 33-person team that is responsible for raising equity and debt capital, investor relations, financial budgeting and forecasting and daily liquidity and cash management. Through its debt capital raising activities, the team is responsible for structuring, selling and administering on-balance sheet term debt securitizations of debt investments, secured and unsecured bonds and various other revolving facilities and term debt facilities for us and our funds under management. Through its equity capital raising activities, the team is responsible for structuring and selling equity for us and our public and private funds. The team is also responsible for monitoring and reporting on capital market conditions and researching, developing and raising private and public capital for new third-party funds for our asset management business. The team is also responsible for arranging syndications of all or part of the equity of our portfolio companies either at closing or subsequent to the closing of an equity financing transaction.

Accounting, Tax and Reporting Team: A 63-person team that is responsible for the accounting of our financial results, including financial reporting and communications to our stockholders, partners and regulatory bodies. Among its tasks are preparing financial statements, investment accounting, analysis of investment performance, loan servicing, billing, accounts receivable and payable, tax compliance, external audit coordination and developing and monitoring our internal controls.

Legal and Compliance Team: A 22-person team that provides legal services with respect to corporate, capital raising and portfolio company investment matters, is involved in regular reporting and special communications with our stockholders and regulatory bodies and manages the outside law firms that provide transactional, litigation and regulatory services to us. In addition, as required by the SEC, we have appointed a Chief Compliance Officer, who is responsible for administering our Code of Ethics and Conduct (“Code of Ethics”) and our legal compliance activities.

Internal Audit Team: An 8-person team that reports directly to the Audit, Compliance and Valuation Committee of our Board of Directors. The team tests our internal controls over financial reporting to assist management’s assessment of the effectiveness of our internal controls over financial reporting under the Sarbanes-Oxley Act of 2002.

Human Resources Team: A 9-person team that assists in recruiting and hiring as well as reviewing, establishing and administering compensation programs and benefit plans for employees of American Capital and its affiliates. In addition, the team is available to our Manager’s investment teams and our Administrator’s Operations Team to assist with executive management and other human resources issues at portfolio companies.

Information Technology Team: A 33-person team that assists all departments in researching, developing, implementing and maintaining communication and technological resources for our multi-office operations, including highly specialized systems for the input, processing and reporting of data.

Investment Process

Investment Sourcing and Screening: We will have a multi-disciplined approach to reach diverse channels of deal sources. Our Manager’s investment teams target a referral network composed of private equity firms, investment bankers, senior lenders, mezzanine debt funds, trade organizations, commercial bankers, attorneys and business and financial brokers. Our Manager has developed and maintains a proprietary industry-wide database of reported middle-market and large-market transactions, which enables us to monitor and evaluate the middle-market and large-market investing environment. This database will be used to help us assess the degree to which we are covering our target markets and to track terms and pricing. Our Manager’s financial professionals will review financing memorandums and private placement memorandums sourced from this referral network in search of potential financing opportunities. Our Manager’s investment teams will undertake a preliminary evaluation and analysis of potential investment opportunities to determine whether or not they meet our criteria based upon the limited information received in these early stages of the investment process. For investment opportunities that pass an initial screening process, our Manager’s investment teams will prepare an initial investment thesis and analysis that is presented to the Investment Committee for approval to proceed further.

Credit Analysis/Due Diligence: Prior to making an investment, our Manager’s investment professionals will conduct a thorough due diligence review of each target company that passes the initial screening process to evaluate the creditworthiness and potential returns from investing in such company. This typically will include a review of the target company’s historical and prospective financial information, identifying and confirming pro-forma financial adjustments, review of the adequacy of the target company’s operations and systems, research on the target company’s products, services and industry to identify the key risks and opportunities of the target’s business, a detailed analysis of industry dynamics, competitive position, regulatory, tax and legal matters, financial sponsor due diligence, including portfolio company and lender reference checks, if necessary, on-site visits, if deemed necessary, background checks and potential interviews to further evaluate management and other key personnel, a review of management’s experience and track record and a review by legal and accounting professionals, environmental or other industry consultants, if necessary.

Investment Approval: Upon completion of our due diligence, our Manager’s investment teams, and our Administrator’s FACT, Operations Team and Legal and Compliance Team, if applicable, and any consulting firms that we have engaged, will prepare and present a report containing a summary of the investment, its risks and mitigants and any due diligence findings for review by the Investment Committee. Our Manager will establish an Investment Committee, consisting of at least four members of our Manager’s senior management team, depending on asset class. The Investment Committee will review and approve generally all of our investments or investment strategies.

The Investment Committee intends to meet on a regular basis as frequently as it believes is required to maintain prudent oversight of our investment activities. The Investment Committee expects to set and monitor our investment policies and guidelines and to receive notification in the event that we may operate outside of such policies or guidelines. The Investment Committee and/ or our Board of Directors may change these policies or guidelines at any time without approval from our stockholders.

Documentation and Negotiations: Documentation for the legal agreements for a transaction will be completed either by our Administrator’s in-house legal team or through the retention of outside legal counsel in conjunction with our Manager’s investment teams. We will maintain custody of our investment securities and the original related investment documentation in custodial accounts with qualified banks and members of national securities exchanges in accordance with applicable regulatory and financing requirements.

Investment Funding: Prior to the release of any funding for investments, our Administrator’s treasury department will prepare a summary of the investment terms, the funding amounts approved by the Investment Committee and wiring instructions. Our Administrator’s treasury department will perform various procedures to confirm any wiring instructions. A senior executive officer must approve this summary of terms and funding amounts prior to the disbursement of the funds.

Portfolio Monitoring: In addition to the due diligence at the time of the original investment decision, we will seek to preserve and enhance the performance of our portfolio companies under management through our active management strategy. We will employ robust portfolio and risk management processes, which include monitoring market conditions as well as the performance of our investments. As a BDC, we will be required by law to make significant managerial assistance available to our eligible portfolio companies. Such assistance may include providing guidance and counsel concerning the management, operations and business objectives and policies of the portfolio company to the portfolio company’s management and board of directors, including participating on the company’s board of directors. Although we will make such assistance available, our portfolio companies are not legally required to engage us for such services. Our Manager’s respective investment teams and, with respect to our Sponsor Finance Investments, Special Situations Investments and American Capital One Stop Buyouts®, our Administrator’s FACT, will regularly review each portfolio company’s monthly financial statements to assess performance and trends and evaluate industry and economic issues that may affect the portfolio company.

Investment Exits: We will regularly evaluate each investment to determine the appropriate time to exit an investment. For investments that we control, we generally expect to sell portfolio companies through an auction process, following the engagement of an investment bank. For performing investments that we do not control, we expect that the exit will typically occur when the sponsor or other party in control of the portfolio company decides to recapitalize or sell the business. We may also sell non-control debt investments though they are typically illiquid. For both control and non-control investments, our debt investments will typically be paid in full and any equity investment we own will realize a value consistent with the value realized by the controlling parties.

Portfolio Valuation

FACT, with the assistance of our Manager’s investment teams and subject to the oversight of the Audit, Compliance and Valuation Committee, will prepare a quarterly valuation of each of our portfolio company investments. Our Board of Directors will approve our portfolio valuations as required by the 1940 Act.

Competition

We will compete with mezzanine debt funds, financing sources, finance companies, commercial banks, investment banks, non-equity based investment funds and other capital providers. In the case of our Special Situations business, we may also compete with strategic acquirers, private equity or special opportunities investors. Some of our competitors are substantially larger and have considerably greater financial resources than we do. Competitors may have a lower cost of funds and many have access to funding sources that are not available to us. In addition, certain of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships and build their market shares.

Financing Strategy

Our primary sources of liquidity will be our investment portfolio, cash and cash equivalents and the available capacity under the $1.25 Billion Revolving Credit Facility and $500 Million Revolving Credit Facility, described below. In addition, we may seek to finance certain of our assets, subject to market conditions, through other debt arrangements, including warehouse and revolving credit facilities, term loans and other asset-backed securitizations, and the additional issuance of equity securities.

As a BDC, we are permitted to issue senior debt securities and preferred stock (collectively, “Senior Securities”) in any amounts as long as immediately after such issuance our asset coverage is at least 200%, or equal to or greater than our asset coverage prior to such issuance, after taking into account the payment of debt with proceeds from such issuance. Asset coverage is defined as the ratio of the value of the total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness. However, if our asset coverage is below 200%, we may also borrow amounts up to 5% of our total assets for temporary purposes even if that would cause our asset coverage ratio to further decline. In addition, as a BDC, we are generally not able to issue and sell our common stock at a price below our NAV per share, exclusive of any distributing commission or discount, except (a) with the prior approval of a majority of our stockholders, (b) in connection with a rights offering to our existing stockholders, or (c) under such other circumstances as the SEC may permit.

Immediately following the Spin-Off, we expect to have $         million of cash and cash equivalents, $         million of restricted cash and cash equivalents, $         million of outstanding indebtedness and $         million of available capacity under new credit facilities. We believe that we will generate sufficient cash flow through the receipt of interest, dividend and fee payments from our investment portfolio, as well as cash proceeds from the realization of select portfolio investments, to allow us to service our debt, pay our operating costs and expenses, fund capital to our portfolio companies and originate new investments.

$1.25 Billion Revolving Credit Facility. On June 27, 2014, ACAS Funding I, LLC, a wholly-owned financing subsidiary of American Capital which will be contributed by American Capital to us prior to the Spin-Off, obtained a $750 million secured revolving credit facility provided by Bank of America, N.A. On March 6, 2015, the commitments to the existing $750 million secured revolving credit facility were increased by $500 million to $1.25 billion (the “$1.25 Billion Revolving Credit Facility”). In addition to the increase, the maturity date of the facility was extended to March 6, 2017. The facility bears interest at a rate per annum equal to LIBOR plus 1.60%.

We may borrow, prepay and reborrow loans under the $1.25 Billion Revolving Credit Facility at any time prior to February 6, 2017, subject to certain terms and conditions. Any outstanding balance on the $1.25 Billion Revolving Credit Facility as of the commitment termination date is repayable on the maturity date.

We are required to pay a fee in an amount equal to 1.60% on the average daily unused amount of lender commitments up to $375 million and 0.75% on undrawn amounts up to $750 million. Beginning on September 6, 2015, we are now required to pay a fee in an amount equal to 1.60% on the average daily unused amount of lender commitments up to $750 million and 0.75% on the lesser of $500 million and the average unused daily unused amount during the period. All fees are payable quarterly.

As of         , we had $         outstanding under the $1.25 Billion Revolving Credit Facility.

$500 Million Revolving Credit Facility. On October 30, 2014, ACAS Funding II, LLC, a wholly-owned financing subsidiary of American Capital which will be contributed by American Capital to us prior to the Spin-Off, obtained a $500 million secured revolving credit facility (the “$500 Million Revolving Credit Facility”), provided by Deutsche Bank AG. The $500 Million Revolving Credit Facility, which matures on October 31, 2016, bears interest at a rate per annum equal to LIBOR plus 1.60%.

We may borrow, prepay and reborrow loans under the $500 Million Revolving Credit Facility at any time prior to October 30, 2016, the commitment termination date, subject to certain terms and conditions. Any outstanding balance on the $500 Million Revolving Credit Facility as of the commitment termination date is repayable on the maturity date. We are required to pay an annual fee in an amount equal to 0.015% on the $500 Million Revolving Credit Facility.

As of         , we had $         outstanding under the $500 Million Revolving Credit Facility.

Corporate Information

Our and our Manager’s principal place of business is located at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. Our telephone number will be (301) 272-9978 and our Internet address will be www.AmericanCapitalIncome.com or www.ACAP.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this Information Statement or any other report or document we file with or furnish to the SEC.

Employees

We do not have any employees. We will be managed by our Manager pursuant to the Management Agreement between our Manager and us. Personnel of American Capital or its affiliates will provide services to us pursuant to the Administration Agreement.

Properties

We do not own any real estate or other physical properties materially important to our operation. Our and our Manager’s executive offices are located at 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814 and such offices are provided by American Capital in accordance with the terms of the Administration Agreement.

Legal Proceedings

We and our Manager are not currently subject to any legal proceedings.

PORTFOLIO COMPANIES

The following table sets forth certain information as of June 30, 2015 (dollars in millions), regarding each portfolio company that we expect American Capital to transfer to us in connection with the Spin-Off. Prior to the Spin-Off, all such debt and equity investments still owned by American Capital at that time will have been transferred to us.

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
2 TRANSAM LLC 8114 North Lawndale Avenue Skokie, IL 60076	Real Estate	Senior Debt		$5.6	$5.6	$5.6
1011778 B.C. Unlimited Liability Company 5505 Blue Lagoon Drive Miami, FL 33126	Hotels, Restaurants & Leisure	Senior Debt		17.9	17.8	17.9
24 Hour Fitness Worldwide, Inc. 12647 Alcosta Boulevard Suite 500 San Ramon, CA 94583	Hotels, Restaurants & Leisure	Senior Debt		7.6	7.6	7.2
A Voce CLO, Ltd. c/o Appleby Trust (Cayman) Ltd. Clifton House, 75 Fort Street PO Box 1350 Grand Cayman KY1-1108 CAYMAN ISLANDS		Subordinated Notes		10.5	8.3	8.3
ACAS Wachovia Investments, L.P. 2 Bethesda Metro Center 14th Floor Bethesda, MD 20814	Diversified Financial Services	Partnership Interest	90%		2.0	0.6
Accellent Inc. 100 Fordham Road Wilmington, MA 01887	Health Care Equipment & Supplies	Senior Debt		17.4	17.3	17.3
Acosta Holdco, Inc. 6600 Corporate Center Parkway Jacksonville, FL 32216	Media	Senior Debt		26.9	27.0	26.9
Aderant North America, Inc. 500 North Ridge Rd. Suite 800 Atlanta, GA 30350	Software	Senior Debt		27.6	27.5	27.9
Advantage Sales & Marketing Inc. 18100 Von Karman Avenue Suite #1000 Irvine, CA 92612	Professional Services	Senior Debt		26.8	26.8	26.8
Affinia Group Inc. 1101 Technology Drive Ann Arbor, MI 48108	Auto Components	Senior Debt		7.6	7.6	7.6
Air Medical Group Holdings, Inc. 209 State Highway 121 Bypass, Suite 21 Lewisville, TX 75067	Health Care Providers & Services	Senior Debt		4.0	4.0	4.0
Akorn, Inc.	Pharmaceuticals	Senior Debt		5.0	5.0	5.0
1925 West Field Court
Suite 300
Lake Forest, IL 60045
Albertson’s LLC	Food & Staples Retailing	Senior Debt		2.0	2.0	2.0
157 South Howard Street
Spokane, WA 99201
AlixPartners, LLP	Diversified Financial	Senior Debt		18.9	18.9	18.9
2000 Town Center	Services
Suite 2400
Southfield, MI 48074
Alliance Laundry Systems LLC	Machinery	Senior Debt		9.8	9.8	9.8
221 Shepard Street
Ripon, WI 54971
Alliant Holdings I, LLC	Insurance	Senior Debt		2.2	2.2	2.2
1301 Dove Street
Suite 200
Newport Beach, CA 92660
Allison Transmission, Inc.	Auto Components	Senior Debt		5.0	5.0	5.0
One Allison Way
Indianapolis, IN 46222-3271
American Airlines, Inc.	Airlines	Senior Debt		9.9	9.9	9.9
4333 Amon Carter Boulevard
Fort Worth, TX 76155
American Driveline Systems, Inc.	Diversified Consumer	Mezzanine Debt		45.1	45.1	45.1
201 Gibraltar Road	Services	Redeemable Preferred Stock	7,121,150		83.5	20.2
Suite #150		Common Stock	289,215		18.2	—
Horsham, PA 19044		Common Stock Warrants	233,603		9.9	—

					156.7	65.3

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
American Renal Holdings Inc.	Health Care Providers &	Senior Debt		7.5	7.5	7.5
66 Cherry Hill Drive	Services
Beverly, MA 01915-1072
American Tire Distributors, Inc.	Distributors	Senior Debt		5.0	4.9	5.0
1551 Wewatta Street
Denver, CO 80202
AmSurg Corp.	Health Care Providers &	Senior Debt		16.9	16.9	16.9
1A Burton Hills Boulevard	Services
Nashville, TN 37215
AmWINS Group, LLC	Insurance	Senior Debt		54.8	53.7	55.3
4725 Piedmont Row Drive, Suite 600
Charlotte, NC 28210
Anchor Glass Container Corporation	Containers & Packaging	Senior Debt		19.6	19.6	19.6
401 East Jackson Street Suite 2800
Tampa, FL 33602
Apidos CLO XIV		Income Notes		8.1	6.8	6.8
c/o MaplesFS Limited
P. O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Apidos CLO XIX		Subordinated Notes		10.5	8.8	8.8
c/o Appleby Trust (Cayman) Ltd.
Clifton House
75 Fort Street, PO Box 1350
Grand Cayman KY1-1108
CAYMAN ISLANDS
Apidos CLO XVIII, Ltd.		Subordinated Notes		39.4	35.4	32.4
c/o MaplesFS Limited
P. O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Apidos CLO XXI		Subordinated Notes		12.4	10.8	10.8
c/o MaplesFS Limited,
P.O. Box 1093,
Boundary Hall, Cricket Square,
Grand Cayman KY1-1102,
CAYMAN ISLANDS
Applied Systems, Inc.	Software	Senior Debt		8.9	8.9	8.9
200 Applied Parkway
University Park, IL 60484
Aquilex LLC	Commercial Services &	Senior Debt		2.0	2.0	1.9
3344 Peachtree Road NE	Supplies
Suite 2100
Atlanta, GA 30326
Aramark Corporation	Commercial Services &	Senior Debt		14.7	14.6	14.7
1101 Market Street	Supplies
Philadelphia, PA 19107
Ardent Medical Services, Inc.	Health Care Providers &	Senior Debt		0.3	0.3	0.3
One Burton Hills Boulevard	Services
Suite 250
Nashville, TN 37215
Ares European III B.V.	Diversified Financial	Subordinated Notes		5.4	2.6	3.2
Herengracht 450	Services
1017 CA Amsterdam
THE NETHERLANDS
Ares IIIR/IVR CLO Ltd.		Subordinated Notes		20.0	10.6	6.8
1999 Avenue of the Stars
Suite 900
Los Angeles, CA 90067
Ares XXIX CLO Ltd.		Subordinated Notes		7.3	6.3	6.0
c/o Appleby Trust (Cayman) Ltd.
P.O. Box 1350
Clifton House, 75 Fort Street
Grand Cayman KY1-1108
CAYMAN ISLANDS
ARG IH Corporation	Hotels, Restaurants &	Senior Debt		6.8	6.8	6.8
1115 Perimeter Center West	Leisure
Atlanta, GA 30338
Aristocrat Leisure Limited	Hotels, Restaurants &	Senior Debt		6.9	6.8	6.9
Pinnacle Office Park 85 Epping Road	Leisure
North Ryde NSW 2113
AUSTRALIA
ASAP Industries Holdings, LLC	Energy Equipment &	Mezzanine Debt		20.7	19.5	15.1
908 Blimp Road	Services
Houma, LA 70363		Membership Units	106,911		30.3	—

					49.8	15.1

Ascend Learning, LLC	Diversified Consumer	Senior Debt		2.4	2.4	2.4
Five Wall Street	Services
Burlington, MA 01803

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
Ascensus, Inc.	Commercial Services & Supplies	Senior Debt		5.7	5.8	5.7
200 Dryden Road
Dresher, PA 19025
Asurion, LLC	Commercial Services & Supplies	Senior Debt		7.3	7.4	7.4
648 Grassmere Park
Suite 300
Nashville, TN 37211
Atlantic Power Limited Partnership	Independence Power &	Senior Debt		4.1	4.1	4.1
200 University Avenue	Renewable Electricity Producers
Suite 1301
Toronto, Ontario M5H 4H1
CANADA
Avery Point II CLO, Limited		Subordinated Notes		2.6	2.1	2.1
c/o MaplesFS Limited
P. O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Axalta Coating Systems Dutch Holding B	Chemicals	Senior Debt		5.0	5.0	5.0
B.V.
Nikkelstraat 17, Breda 4823 AE
THE NETHERLANDS
AZ Chem US Inc.	Chemicals	Senior Debt		4.2	4.3	4.2
4600 Touchton Road East
Suite 1200
Jacksonville, FL 32246
B/E Aerospace, Inc.	Aerospace &	Senior Debt		6.0	6.0	6.0
1400 Corporate Center Way	Defense
Wellington, FL 33414-2105
Babson CLO Ltd. 2006-II		Income Notes		15.0	9.0	8.9
201 South College Street
Suite 2400
Charlotte, NC 28244
Babson CLO Ltd. 2013-II		Income Notes		5.0	4.2	4.2
c/o MaplesFS Limited,
P.O. Box 1093,
Boundary Hall, Cricket Square,
Grand Cayman KY1-1102,
CAYMAN ISLANDS
Babson CLO Ltd. 2014-II		Subordinated Notes		25.0	22.0	21.1
P.O. Box 1093
Queensgate House
Grand Cayman KY1-1102
CAYMAN ISLANDS
Babson CLO Ltd. 2014-III		Subordinated Notes		3.8	3.3	3.3
c/o MaplesFS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
CAYMAN ISLANDS
Babson CLO Ltd. 2015-I		Subordinated Notes		12.5	11.3	11.0
Intertrust SPV (Cayman) Limited,
190 Elgin Avenue, George Town,
Grand Cayman KY1-9005,
CAYMAN ISLANDS
BarBri, Inc.	Diversified	Senior Debt		9.3	9.3	8.7
9400 North Central Expressway	Consumer Services
Suite 613
Dallas, TX 75231
Bass Pro Group, LLC	Specialty Retail	Senior Debt		8.0	8.0	8.0
2500 East Kearney Street
Springfield, MO 65898
Bellotto Holdings Limited	Household Durables	Redeemable Preferred Stock	7,300,610	2.2	38.5	40.4
Colwick Business Park Private Road No. 2
Colwick, Nottingham NG4 2JR
UNITED KINGDOM		Common Stock	2,697,010		101.2	100.8

					139.7	141.2

Bensussen Deutsch & Associates, LLC	Distributors	Senior Debt		45.8	43.6	46.7
15525 Woodinville-Redmond Rd. NE
Woodinville, WA 98072		Common Stock	1,224,089		2.2	8.6

					45.8	55.3

Berlin Packaging L.L.C.	Containers &	Senior Debt		9.4	9.4	9.5
401 East Jackson Street	Packaging
Suite 2800
Tampa, FL 33602

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
Betony CLO, Ltd.		Subordinated Notes		2.5	2.2	2.2
c/o MaplesFS Limited
P.O. Box 1093,
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
CAYMAN ISLANDS
BeyondTrust Software, Inc.	Software	Senior Debt		32.1	32.1	32.1
5090 40th St. Suite 400
Phoenix, AZ 85018
BJ’s Wholesale Club, Inc.	Food & Staples	Senior Debt		6.9	6.9	6.9
25 Research Drive	Retailing
Westborough, MA 01581
Blackboard Inc.	Software	Senior Debt		4.9	5.0	4.9
650 Massachusetts Avenue, NW
Washington, DC 20001
Blue Coat Holdings, Inc.	Communications	Senior Debt		7.0	7.0	7.0
420 North Mary Avenue	Equipment
Sunnyvale, CA 94085
Blue Hill CLO, Ltd.		Subordinated Notes		10.6	18.5	16.8
c/o Appleby Trust (Cayman) Ltd.
Clifton House, 75 Fort Street
PO Box 1350
Grand Cayman KY1-1108
CAYMAN ISLANDS
Boulder Brands, Inc.	Food Products	Senior Debt		6.3	6.3	6.2
1600 Pearl Street
Suite 300
Boulder, CO 80302
Boyd Gaming Corporation	Hotels, Restaurants	Senior Debt		6.2	6.2	6.2
3883 Howard Hughes Parkway	& Leisure
Ninth Floor
Las Vegas, NV 89169
BRG Sports, Inc.	Leisure Products	Redeemable Preferred Stock	2,009		2.5	3.0
669 Sugar Lane
Elyria, OH 44035		Common Units	6,569,721		0.7	—

					3.2	3.0

Burlington Coat Factory Warehouse	Specialty Retail	Senior Debt		10.6	10.6	10.6
Corporation
1830 Route 130 North
Burlington, NJ 08016
BWay Intermediate Company, Inc.	Containers & Packaging	Senior Debt		4.0	3.9	4.0
8607 Roberts Drive Suite 250
Atlanta, GA 30350
CAMP International Holding Company	Transportation Infrastructure	Senior Debt		22.7	22.7	22.8
60 Wall Street Front 1
New York, NY 10005
Capital Automotive L.P.	Real Estate	Senior Debt		16.3	16.3	16.3
c/o DRA Advisors LLC
220 East 42nd Street
27th Floor
New York, NY 10017
Capital Safety North America Holdings Inc.	Commercial	Senior Debt		9.3	9.2	9.3
3833 Sala Way Vermillion Street	Services &
Red Wing, MN 55066	Supplies
Capsugel Holdings US, Inc.	Pharmaceuticals	Senior Debt		29.4	29.3	29.4
412 Mt. Kemble Avenue
Suite 200C
Morristown, NJ 07960
Carecore National, LLC	Health Care	Senior Debt		4.9	5.0	5.0
400 Buckwalter Place Boulevard	Providers &
Beaufort, SC 29910	Services
Carlyle Global Market Strategies CLO		Subordinated Notes		14.6	12.4	12.3
2014-4, Ltd.c/o Intertrust SPV (Cayman) Limited
190 Elgin Avenue, George Town
Grand Cayman KY1-9005
CAYMAN ISLANDS
Carros Finance Luxembourg S.A.R.L.	Machinery	Senior Debt		8.9	9.0	9.0
2, Avenue Charles de Gaulle
Luxembourg, 1653
Luxembourg
Catalent Pharma Solutions, Inc.	Pharmaceuticals	Senior Debt		15.4	15.4	15.4
14 Schoolhouse Road
Somerset, NJ 08873
CCM Merger, Inc.	Hotels, Restaurants	Senior Debt		4.6	4.6	4.6
2901 Grand River Avenue	& Leisure
Detroit, MI 48201

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
CEC Entertainment, Inc.	Hotels, Restaurants	Senior Debt		12.4	12.2	12.1
4441 West Airport Freeway	& Leisure
Irving, TX 75062
Cent CDO 12 Limited		Income Notes		26.4	11.1	31.6
100 N. Sepulveda Blvd
Suite 650
El Segundo, CA 90245
Cent CDO 17 Limited		Subordinated Notes		15.0	11.0	11.0
225 Franklin Street
Boston, MA 02110
Cent CLO 18 Limited		Subordinated Notes		3.8	2.9	3.0
c/o Maples FS Limited
P.O. Box 1093,
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Cent CLO 19 Limited		Subordinated Notes		11.3	9.1	8.8
c/o Maples FS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Cent CLO 22 Limited		Subordinated Notes		45.4	40.7	37.1
c/o MaplesFS Limited
P.O. Box 1093
Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Centurion CDO 8 Limited		Subordinated Notes		5.0	0.2	—
100 N. Sepulveda Blvd
Suite 650
El Segundo, CA 90245
Cequel Communications, LLC	Media	Senior Debt		30.9	30.8	30.9
12444 Powerscort Drive
St. Louis, MO 63131
CGSC of Delaware Holdings Corporation	Insurance	Senior Debt		2.0	2.0	1.7
52 Leadenhall Street
London
EC3A 2EB
UNITED KINGDOM
Checkout Holding Corp.	Media	Senior Debt		5.0	5.0	4.4
200 Carillon Parkway
St. Petersburg, FL 33716
CHS/Community Health Systems, Inc.	Health Care	Senior Debt		17.0	17.0	17.0
4000 Meridian Boulevard	Providers & Services
Franklin, TN 37067
CityCenter Holdings, LLC	Hotels, Restaurants	Senior Debt		24.5	24.5	24.6
4882 Frank Sinatra Drive	& Leisure
Las Vegas, NV 89158
ClubCorp Club Operations, Inc.	Hotels, Restaurants	Senior Debt		3.0	3.0	3.0
3030 LBJ Freeway,	& Leisure
Suite 600
Dallas, TX 75234
CML Pharmaceuticals, LLC	Life Sciences Tools	Senior Debt		96.4	95.5	98.4
2320 Scientific Park Drive	& Services	Mezzanine Debt		136.9	135.8	136.9
Wilmington, NC 28405		Redeemable Preferred Stock	84,936		61.0	57.2

					292.3	292.5

CoLTs 2005-1 Ltd.		Preference Shares	360		1.7	0.1
Walkers SPV Limited
P.O. Box 908GT
Walker House, Mary Street
George Town, Grand Cayman
CAYMAN ISLANDS
CoLTs 2005-2 Ltd.		Preference Shares	34,170,000		11.3	0.6
Walkers SPV Limited
P.O. Box 908GT
Walker House, Mary Street
George Town, Grand Cayman
CAYMAN ISLANDS
Columbo TopCo Limited	Commercial Services	Redeemable Preferred Stock	34,179,330	23.5	79.0	64.5
130 Jermyn Street St James’s, 2nd Floor	& Supplies
London, Greater London
SW1Y 4UR
UNITED KINGDOM		Common Stock	757,743		1.2	—

					80.2	64.5

Commscope, Inc.	Communications	Senior Debt
1100 Commscope Place SE	Equipment			1.5	1.5	1.5
Hickory, NC 28603

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
Compusearch Software Systems, Inc.	Software	Senior Debt		51.0	51.0	51.0
21251 Ridgetop Circle
Suite 100
Dulles, VA 20166
Compuware Corporation	Software	Senior Debt		2.0	1.9	1.9
1 Campus Martius
Detroit, MI 48226
Connolly, LLC	Professional Services	Senior Debt		4.6	4.6	4.6
50 Danbury Road
Wilton, CT 06897
Consolidated Communications, Inc.	Diversified	Senior Debt		4.9	5.0	4.9
121 South 17th Street	Telecommunication
Mattoon, IL 61938	Services
ConvaTec Inc.	Health Care Equipment &	Senior Debt		1.0	1.0	1.0
211 American Avenue	Supplies
Greensboro, NC 27409
Convergint Technologies, LLC	Commercial Services & Supplies	Senior Debt		94.0	94.0	94.0
One Commerce Drive
Schaumburg, IL 60173
Cordatus CLO II plc	Diversified Financial Services	Subordinated Notes		5.4	1.7	5.7
5 Harbourmaster Place, IFSC
Dublin 1
IRELAND
Core Financial Holdings, LLC	Diversified Financial Services	Common Units	88,385,036		44.0	0.1
8080 North Central Expressway
Suite 800
Dallas, TX 75206
CPG International Inc.	Building Products	Senior Debt		7.4	7.4	7.4
801 Corey Street
Scranton, PA 18505
CPI Buyer, LLC	Trading Companies & Distributors	Senior Debt		27.0	26.7	26.7
300 N. LaSalle Street
Chicago, IL 60654
CPI International Inc.	Electronic Equipment, Instruments	Senior Debt		10.4	10.4	10.4
607 Hansen Way	& Components
Palo Alto, CA 94304
CREST Exeter Street Solar 2004-1		Preferred Securities	3,500,000		3.2	—
C/O Walkers SPV Limited, Walker House
P.O. Box 908 GT, Mary Street
George Town, Grand Cayman
CAYMAN ISLANDS
Crossroads Equity Holdings LLC	Real Estate	Senior Debt		3.2	3.2	3.2
1005-1075 North Academy Boulevard
Colorado Springs, CO 80909
CT Technologies Intermediate Holdings,	Health Care Technology	Senior Debt		4.5	4.4	4.5
Inc.
875 North Michigan Avenue
Chicago, IL 60601
DAE Aviation Holdings, Inc.	Aerospace & Defense	Senior Debt		3.2	3.2	3.2
1524 West 14th Street
Tempe, AZ 85281
Datapipe, Inc.	IT Services	Senior Debt		29.5	29.1	28.9
10 Exchange Place
12th Floor
Jersey City, NJ 07302
Del Monte Foods, Inc.	Food Products	Senior Debt		4.9	4.9	4.7
One Maritime Plaza
San Francisco, CA 94111
Dell International LLC	Technology Hardware, Storage &	Senior Debt		22.1	22.2	22.2
One Dell Way	Peripherals
Round Rock, TX 78682
Delsey Holding S.A.S.	Textiles, Apparel & Luxury Goods	Senior Debt		96.2	96.2	92.5
215 Avenue des Nations
BP 62019 Tremblay en FRANCE
95970 Roissy CDG Cedex
FRANCE		Mezzanine Debt		13.9	13.9	9.0

					110.1	101.5

Deltek, Inc.	Software	Senior Debt		7.9	7.9	7.9
2291 Wood Oak Drive
Herndon, VA 20171-2823
Denver II Hospitality, LLC	Real Estate	Senior		12.0	12.0	12.0
190 E. Stacy Road
Suite 1720
Allen, TX 75002
Devix Topco	Containers & Packaging	Senior Debt		2.0	2.0	2.0
20 Avenue de la Gare
38290 La Verpilliere
FRANCE

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
Dialysis Newco, Inc.	Health Care Providers & Services	Senior Debt		11.9	11.9	11.9
424 Church Street
Suite 1900
Nashville, TN 37219
DiversiTech Corporation	Building Products	Senior Debt		9.5	9.4	9.4
6650 Sugarloaf Parkway #100
Duluth, GA 30097
Dole Food Company, Inc.	Food Products	Senior Debt		14.8	14.8	14.8
One Dole Drive
Westlake Village, CA 91362
Dollar Tree, Inc.	Multiline Retail	Senior Debt		12.2	12.3	12.2
500 Volvo Pkwy
Chesapeake, VA 23320
DPX Holdings B.V.	Life Sciences Tools & Services	Senior Debt		6.9	6.9	6.9
Patheon 4721 Emperor Blvd., Suite 200
Durham, NC 27703-8580
Drew Marine Group Inc.	Chemicals	Senior Debt		4.9	4.9	4.9
100 South Jefferson Road
Whippany, NJ 07981
Dryden 30 Senior Loan Fund		Subordinated Notes		3.9	2.9	2.9
c/o MaplesFS Limited
P.O. Box 1093, Boundary Hall
Cricket Square
Grand Cayman, KY1-1102
CAYMAN ISLANDS
Dryden 31 Senior Loan Fund		Subordinated Notes		2.3	1.9	1.6
c/o MaplesFS Limited
PO Box 1093, Boundary Hall
Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Dryden XXVIII Senior Loan Fund		Subordinated Notes		7.0	5.5	5.5
Gateway Center 3
Newark, NJ 07102
DTZ U.S. Borrower, LLC	Real Estate	Senior Debt		2.0	2.0	2.0
77 W. Wacker Drive 18th Floor
Chicago, IL 60601
Duff & Phelps Corporation	Capital Markets	Senior Debt		13.3	13.4	13.4
55 East 52nd Street
31st Floor
New York, NY 10055
DynCorp International Inc.	Aerospace & Defense	Senior Debt		1.0	1.0	1.0
3190 Fairview Park Drive
Suite 700
Falls Church, VA 22042
Dynegy Inc.	Independent Power & Renewable	Senior Debt		2.0	2.0	2.0
601 Travis, Suite 1400	Electricity Producers
Houston, TX 77002
Dyno Holding Corp.	Auto Components	Senior Debt		35.2	35.2	35.2
2191 Mendenhall Drive		Mezzanine Debt		21.5	16.5	16.7
Ste. 105
North Las Vegas, NV 89081		Common Stock	4,852,686		50.6	—

					102.3	51.9

Eaton Vance CDO X plc	Diversified Financial Services	Secured Subordinated Notes		22.6	12.5	12.9
255 State Street
Boston, MA 02109
ECA Medical Instruments	Health Care Equipment &	Senior Debt		8.5	8.5	8.5
1107 Tourmaline Drive	Supplies	Mezzanine Debt		18.4	18.4	18.4
Newbury Park, CA 91320		Common Stock	1,000		14.9	2.9

					41.8	29.8

Eco Services Operations LLC	Chemicals	Senior Debt		2.0	2.0	2.0
100 Great Meadows Road, Suite 202
Wethersfield, CT 06109
EFS Cogen Holdings I LLC	Independent Power & Renewable	Senior Debt		13.7	13.7	13.7
277 Park Avenue #45	Electricity Producers
New York, NY 10172
Electrical Components International, Inc.	Electrical Equipment	Senior Debt		3.0	3.0	3.0
One City Place Drive
Suite 450
Creve Coeur, MO 63141
Electronic Warfare Associates, Inc.	IT Services	Senior Debt		21.7	21.0	21.0
13873 Park Center Road		Common Stock Warrants	863,887		0.8	0.8

Herndon, VA 20171					21.8	21.8

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
eLynx Holdings, Inc.	IT Services	Convertible Preferred Stock	11,728		26.9	23.7
7870 East Kemper Road		Redeemable Preferred Stock	30,162		9.0	—
Suite 200
Cincinnati, OH 45249		Common Stock	16,087		1.1	—
		Common Stock Warrants	1,002,678		5.5	—

					42.5	23.7

Emdeon Inc.	Health Care Technology	Senior Debt		13.9	13.9	13.9
3055 Lebanon Pike
Suite 1000
Nashville, TN 37214
Emerald Expositions Holding, Inc.	Media	Senior Debt		4.6	4.6	4.6
31910 Del Obispo
Suite 200
San Juan Capistrano, CA 92675
Energy Transfer Equity, L.P.	Oil, Gas & Consumable Fuels	Senior Debt		5.6	5.6	5.6
3738 Oak Lawn Ave.
Dallas, TX 75219
Entravision Communications Corporation -	Media	Senior Debt		1.9	1.9	1.8
2425 Olympic Boulevard
Suite 6000
West Santa Monica, CA 90404
Euro-Galaxy II CLO B.V.	Diversified Financial Services	Income Notes		2.8	2.5	2.6
Frederik Roeskestraat 123 1HG
1076 EE Amsterdam
THE NETHERLANDS		Subordinated Notes		6.0	2.7	4.0

					5.2	6.6

Evergreen Acqco 1 LP	Multiline Retail	Senior Debt		1.4	1.4	1.3
11400 SE
6th Street
Suite 200
Bellevue,WA 98004
EWT Holdings III Corp.	Machinery	Senior Debt		4.9	5.0	4.9
4800 North Point Parkway
Suite 250
Alpharetta, GA 30022
Exchange South Owner, LLC	Real Estate	Senior Debt		6.9	6.9	6.9
680 Fifth Avenue
19th Floor
New York, NY 10019
EXPL Pipeline Holdings LLC	Oil, Gas & Consumable Fuels	Senior Debt		44.9	44.5	44.8
2 Bethesda Metro Center
14th Floor
Bethesda, MD 20814		Common Membership Units	100,000		60.6	39.0

					105.1	83.8

Fairmount Minerals, Ltd.	Metals & Mining	Senior Debt		4.9	5.0	4.7
11833 Ravenna Road
Chardon, OH 44024
FAMS Acquisition, Inc.	Diversified Financial Services	Mezzanine Debt		38.3	38.3	36.2
1967 Lakeside Parkway
Suite 402
Tucker, GA 30084
FCA US LLC	Automobiles	Senior Debt		11.9	11.9	11.9
P.O. Box 21-8004
Auburn Hills, MI 48321-8004
Ferro Corporation	Chemicals	Senior Debt		6.0	5.9	6.0
6060 Parkland Boulevard
Mayfield Heights, OH 44124
Filtration Group Corporation	Industrial Conglomerates	Senior Debt		5.6	5.6	5.6
500 West Madison
Suite 3890
Chicago, IL 60661
Financière H S.A.S.	Health Care Equipment &	Mezzanine Debt		14.7	14.7	14.3
12 rue de Presbourg	Supplies
Paris, Ile-de-FRANCE 75116
FRANCE		Convertible Preferred Stock	930,558		53.0	22.0

					67.7	36.3

Financière Newglass S.A.S.	Building Products	Convertible Preferred Stock	15,000,000		17.0	12.6
ZI. du Bois Chabot BP55 Cedex
Saint Laurent sur Sèvre
Pays de la Loire 85292
FRANCE
Financière OFIC S.A.S.	Building Products	Warrants	3,047,200		—	4.1
35 rue Baudin Cedex
Levallois, Ile-de-FRANCE 92593
FRANCE
Financière Tarmac S.A.S.	Commercial Services & Supplies	Senior Debt		4.2	3.5	4.2
9 Rue Edmond Michelet		Mezzanine Debt		47.4	36.0	32.3
Neuilly Plaisance, Ile-de-FRANCE 93360		Convertible Preferred Stock	8,665,001		9.6	—
FRANCE		Redeemable Preferred Stock		3.4	7.4	—

					56.5	36.5

First Data Corporation	IT Services	Senior Debt		37.4	37.4	37.4
5565 Glenridge Connector, NE
Suite 2000
Atlanta, GA 30342

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
Fitness International, LLC	Hotels, Restaurants & Leisure	Senior Debt		3.6	3.6	3.5
6400 Irvine Boulevard
Irvine, CA 92620
Flagship CLO V		Deferrable Notes		1.7	1.5	1.6
Maples Finance Limited
PO Box 1093GT, Queensgate House
South Church Street, Grand Cayman
CAYMAN ISLANDS		Subordinated Securities	15,000		7.1	2.3

					8.6	3.9

Flexera Software LLC	Software	Senior Debt		10.1	10.2	10.1
300 Park Boulevard
Suite 500
Itasca, IL 60143
Fly Funding II S.à r.l.	Trading Companies & Distributors	Senior Debt		4.4	4.5	4.4
West Pier
Dun Laoghaire
Co Dublin
IRELAND
Flying Fortress Inc.	Capital Markets	Senior Debt		5.3	5.3	5.3
10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
FMG Resources (August 2006) Pty LTD	Metals & Mining	Senior Debt		4.9	4.9	4.4
Level 2/87 Adelaide Terrance
East Perth, Western AUSTRALIA 6004
AUSTRALIA
Foamex Innovations, Inc.	Household Durables	Common Stock	2,708		—	0.6
1400 N. Providence Road
Suite 2000
Media, PA 19063		Common Stock Warrants	7,067		—	0.2

					—	0.8

Fosbel Holding, Inc.	Commercial Services & Supplies	Mezzanine Debt		11.7	9.5	—
20600 Sheldon Road
Brook Park, OH 44142
FPI Holding Corp	Food Products	Senior Debt		0.4	0.4	—
38773 Road 48
Dinuba, CA 93618
FullBeauty Brands, Inc.	Internet & Catalog Retail	Senior Debt		8.4	8.4	8.4
463 Fashion Avenue
New York, NY 10018
Galaxy III CLO, Ltd		Subordinated Notes		4.0	0.2	—
1 Sun America Center
37th Floor
Los Angeles, CA 90067
Galaxy XVI CLO, Ltd.		Subordinated Notes		2.3	1.9	1.7
P.O. Box 1093 GT
Queensgate House
South Church Street
George Town, Grand Cayman
CAYMAN ISLANDS
Gates Global LLC	Machinery	Senior Debt		18.0	17.9	17.8
1551 Wewatta Street
Denver, CO 80202
Generic Drug Holdings, Inc.	Pharmaceuticals	Senior Debt		3.5	3.5	3.5
31778 Enterprise Drive
Livonia, MI 48150
Global Tel*Link Corporation	Diversified Telecommunication	Senior Debt		6.2	6.2	6.1
17011 Beach Boulevard	Services
Suite 900
Huntington Beach, CA 92647
GoldenTree Loan Opportunities IX, Limited		Subordinated Notes		40.8	39.2	39.2
c/o MaplesFS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Queensgate House
Grand Cayman, KY1 1102
CAYMAN ISLANDS
GoldenTree Loan Opportunities VII,		Subordinated Notes		35.3	33.7	33.7
Limited
300 Park Avenue,
New York, NY 10022
Greeneden U.S. Holdings II, LLC	Software	Senior Debt		18.9	18.7	18.8
2001 Junipero Serra Boulevard
Daly City, CA 94014
Grosvenor Capital Management Holdings,	Capital Markets	Senior Debt		13.3	13.3	13.3
LLLP
900 North Michigan Avenue
Suite 1100
Chicago, IL 60611
Group Montana, Inc.	Textiles, Apparel & Luxury Goods	Senior Debt		6.1	6.1	6.1
#1 Sterling Lane		Convertible Preferred Stock	4,000		5.3	4.6
PO Box 839
Columbus, MT 59019		Common Stock	100%		12.6	—

					24.0	10.7

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
Guggenheim Partners Investment	Capital Markets	Senior Debt		4.9	4.9	5.0
Management Holdings, LLC
150 East 42nd Street, 8th Floor
New York, NY 10017
H. J. Heinz Company	Food Products	Senior Debt		37.2	37.2	37.2
1 PPG Place
Suite 3100
Pittsburgh, PA 15222
Halcyon Loan Advisors Funding 2014-1 Ltd.		Subordinated Notes		1.3	1.1	1.1
PO Box 1093
Boundary Hall
Grand Cayman KY1-1102
CAYMAN ISLANDS
Halcyon Loan Advisors Funding 2015-2, Ltd.		Subordinated Notes		21.7	18.7	18.7
c/o MaplesFS Limited
PO Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Halex Holdings, Inc.	Construction Materials	Senior Debt		15.8	15.7	15.8
4200 Santa Ana Street		Common Stock	51,853		9.3	4.1

Ontario, CA 91761					25.0	19.9

HALT Medical, Inc.	Health Care Equipment &	Senior Debt		85.7	57.8	24.8
101 E. Vineyard Avenue	Supplies
Suite 201
Livermore, CA 94551
Hampton Rubber Company	Energy Equipment & Services	Senior Debt		4.0	4.0	3.6
1669 W. Pembroke Avenue
Hampton, VA 23661
Harbor Freight Tools USA, Inc.	Specialty Retail	Senior Debt		24.9	25.0	25.0
3491 Mission Oaks Boulevard
Camarillo, CA 93012
Hard 8 Games, LLC	Hotels, Restaurants & Leisure	Convertible Senior Debt		22.3	22.3	22.3
161 Worchester Road
Suite 606		Membership Unit	1		19.0	11.8

Framingham, MA 01701					41.3	34.1

Hearthside Group Holdings, LLC	Food Products	Senior Debt		12.4	12.4	12.4
3250 Lacey Road
Suite 200
Downers Grove, IL 60515
Hemisphere Media Holdings, LLC	Media	Senior Debt		0.9	0.9	0.9
2000 Ponce de Leon Boulevard
Coral Gables, FL 33134
Herbert Park B.V.		Subordinated Notes		24.4	26.6	21.6
Herikerbergweg 238
Luna Arena
1101 CM Amsterdam Zuidoost
THE NETHERLANDS
HFOTCO LLC	Oil, Gas & Consumable Fuels	Senior Debt		1.0	1.0	1.0
1201 South Sheldon Road
Houston, TX 77015
Highbridge Loan Management 2013-2, Ltd.		Subordinated Notes		27.0	21.5	22.3
PO Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
CAYMAN ISLANDS
Holding Saint Augustine S.A.S.	Air Freight & Logistics	Senior Debt		4.5	4.5	4.5
Tour d’Asnières – Hall C 4 avenue Laurent		Convertible Preferred Stock	1,982,668		13.7	—

Cély
Asnières-sur-Seine, Ile-de-FRANCE 92600					18.2	4.5

FRANCE
Houghton Mifflin Harcourt Company	Diversified Consumer Services	Senior Debt		2.9	2.9	2.9
222 Berkeley Street
Boston, MA 02116
Hub International Limited	Insurance	Senior Debt		23.4	23.2	23.2
55 East Jackson Boulevard
14th Floor
Chicago, IL 60604
Hudson Products Holdings Inc.	Energy Equipment & Services	Senior Debt		7.1	7.1	7.0
9660 Grunwald Road
Beasley, TX 77417
Huntsman International LLC	Chemicals	Senior Debt		7.0	7.0	7.0
500 S Huntsman Way
Salt Lake City, UT 84108
Hyland Software, Inc.	Software	Senior Debt		21.0	21.0	21.0
28500 Clemens Road
Westlake, OH 44145

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
Immucor, Inc.	Health Care Equipment &	Senior Debt		7.9	7.9	7.9
3130 Gateway Drive	Supplies
PO Box 5625
Norcross, GA 30091
IMS Health Incorporated	Health Care Technology	Senior Debt		5.4	5.3	5.4
83 Wooster Heights Road
Danbury, CT 06810
Indra Holdings Corp. 9655 International Boulevard Cincinnati, OH 45246	Textiles, Apparel & Luxury Goods	Senior Debt		4.1	4.1	4.0
Ineos US Finance LLC	Chemicals	Senior Debt		8.0	8.0	8.0
3 Avenue des Uttins
1180 Rolle
Switzerland
Infinity Acquisition, LLC	Software	Senior Debt		5.0	4.9	4.9
1359 Broadway, 2nd Floor
New York, NY 10018
Informatica Corporation	Software	Senior Debt		12.0	12.0	12.0
2100 Seaport Boulevard
Redwood City, CA 94063
Information Resources, Inc.	Professional Services	Senior Debt		12.9	12.9	12.9
150 N. Clinton St.
Chicago, IL 60661
Inmar, Inc.	Commercial Services & Supplies	Senior Debt		24.9	24.7	24.5
2601 Pilgrim Court
Winston Salem, NC 27106
Intelsat Jackson Holdings S.A. 4, rue Albert Borschette L-1246 Luxembourg LUXEMBOURG	Diversified Telecommunication Services	Senior Debt		5.0	5.0	5.0
Interactive Data Corporation	Media	Senior Debt		13.4	13.4	13.5
32 Crosby Drive
Bedford, MA 01730
Ion Media Networks, Inc.	Media	Senior Debt		7.9	8.0	8.0
601 Clearwater Park Road
West Palm Beach, FL 33401
Iotum Global Holdings, Inc. 1205 St. Clair Avenue, W Suite 106 Toronto, ON M6E 1B5 CANADA	Diversified Telecommunication Services	Senior Debt		1.9	1.9	1.9
iParadigms, LLC	Internet Software & Services	Senior Debt		39.5	39.3	39.5
1111 Broadway 3rd Floor
Oakland, CA 94607
IS Holdings I, Inc.	Software	Common Stock	2,000,000		5.2	13.7
17911 Von Karman Avenue
Irvine, CA 92614
J. Crew Group, Inc.	Specialty Retail	Senior Debt		7.4	7.4	6.4
770 Broadway
New York, NY 10003
J.C. Penney Corporation, Inc.	Multiline Retail	Senior Debt		2.0	2.0	2.0
6501 Legacy Drive
Mail Code 1304
Plano, TX 75024
Jazz Acquisition, Inc.	Aerospace & Defense	Senior Debt		30.0	29.8	29.2
c/o Warburg Pincus
450 Lexington Avenue
New York, NY 10017
Key Safety Systems, Inc.	Auto Components	Senior Debt		7.2	7.2	7.2
7000 Nineteen Mile Road
Sterling Heights, MI 48314
Kindred Healthcare, Inc.	Health Care Providers & Services	Senior Debt		14.3	14.3	14.4
680 South Fourth Street
Louisville, KY 40202
La Frontera Generation, LLC	Independent Power & Renewable	Senior Debt		13.6	13.7	13.6
700 Universal Boulevard	Electricity Producers
Juno Beach, FL 33408
La Quinta Intermediate Holdings L.L.C.	Hotels, Restaurants & Leisure	Senior Debt		6.3	6.3	6.3
909 Hidden Ridge
Suite 600
Irving, TX 75038
Landmark Aviation FBO Canada, Inc.	Aerospace & Defense	Senior Debt		0.3	0.3	0.3
1500 CityWest Blvd.
Suite 600
Houston, TX 77042
Landslide Holdings, Inc.	Software	Senior Debt		16.3	16.3	16.0
698 West 10000
South Suite 500
South Jordan, UT 84905

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
Legendre Holding 31 S.A.		Senior Debt		9.1	9.1	8.7
18 rue Jacqueline Auriol Quartier Villaroy
B.P. 40119 Guyancourt Cedex
Paris, Ile-de-FRANCE 78041
FRANCE
Leonardo Acquisition Corp.	Internet & Catalog Retail	Senior Debt		12.3	12.3	12.3
66 Wadsworth Park Dr
#300
Draper, UT 84020
Lenox Park C-F Owner, LLC	Real Estate	Senior Debt		17.0	17.0	17.0
680 Fifth Avenue
19th Floor
New York, NY 10019
Level 3 Financing, Inc. 1025 Eldorado Boulevard Broomfield, CO 80021	Diversified Telecommunication Services	Senior Debt		7.0	7.0	7.0
Libbey Glass Inc.	Household Durables	Senior Debt		4.5	4.4	4.5
300 Madison Avenue
Toledo, OH 43604
Liberty Cablevision of Puerto Rico LLC	Media	Senior Debt		5.0	5.0	5.0
Urb. Industrial Tres Monjitas 1 Calle
Camuñas
San Juan, PR 00918-1485
Life Time Fitness, Inc.	Hotels, Restaurants & Leisure	Senior Debt		6.0	6.0	6.0
2902 Corporate Place
Chanhassen, MN 55317
LightPoint CLO IV, LTD		Income Notes		6.7	3.6	—
200 W. Monroe St.
Suite 1330
Chicago, IL 60606
LightPoint CLO VII, Ltd.		Subordinated Notes		9.0	2.8	2.0
200 W. Monroe St.
Suite 1330
Chicago, IL 60606
Limerock CLO III, Ltd.		Subordinated Notes		12.5	10.6	9.9
c/o Appleby Trust (Cayman) Ltd.
Clifton House, 75 Fort Street
PO Box 1350
Grand Cayman KY1-1108
CAYMAN ISLANDS
LLSC Holdings Corporation 3500 Holly Lane North Suite 10 Plymouth, MN 55447	Personal Products	Convertible Preferred Stock	9,000		10.9	17.6
LM U.S. Member LLC	Aerospace & Defense	Senior Debt		7.6	7.6	7.6
1500 CityWest Blvd.
Suite 600
Houston, TX 77042
LTG Acquisition, Inc.	Communications Equipment	Senior Debt		46.0	46.0	44.4
900 Klein Road		Common Stock	5,000		5.0	5.0

Plano, TX 75074					51.0	49.4

Madison Park Funding XI, Ltd.		Subordinated Notes		8.0	7.4	7.4
c/o Appleby Trust (Cayman) Ltd. Clifton
House,
75 Fort Street P.O. Box 1350
Grand Cayman KY1-1108,
CAYMAN ISLANDS
Madison Park Funding XII, Ltd.		Subordinated Notes		10.0	9.4	9.4
c/o Appleby Trust (Cayman) Ltd. Clifton
House,
75 Fort Street P.O. Box 1350
Grand Cayman KY1-1108,
CAYMAN ISLANDS
Madison Park Funding XVI, Ltd.		Subordinated Notes		11.0	10.8	10.8
c/o Appleby Trust (Cayman) Ltd.
Clifton House, 75 Fort Street
PO Box 1350
Grand Cayman KY1-1108
CAYMAN ISLANDS
Magnetite VIII, Limited		Subordinated Notes		6.7	6.1	5.8
c/o Intertrust SPV (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005
CAYMAN ISLANDS
Magnetite XIV, Limited		Subordinated Notes		21.0	20.0	20.0
c/o MaplesFS Limited
PO Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
Mayport CLO Ltd.		Income Notes		14.0	9.5	3.0
840 Newport Center Drive
Newport Beach, CA 92660
MCC Iowa LLC	Media	Senior Debt		14.2	14.2	14.2
100 Crystal Run Road
Middletown, NY 10941
McJunkin Red Man Corporation	Trading Companies & Distributors	Senior Debt		3.4	3.4	3.3
2 Houston Center
909 Fannin Street, Suite 3100
Houston, TX 77010
Mediacom Illinois, LLC	Media	Senior Debt		7.4	7.4	7.4
100 Crystal Run Road
Middleton, NY 10941
Michaels Stores, Inc.	Specialty Retail	Senior Debt		29.6	29.6	29.5
8000 Bent Branch Drive
Irving, TX 75063
Midas Intermediate Holdco II, LLC	Diversified Consumer Services	Senior Debt		5.5	5.5	5.5
808 South Central Expressway
Richardson, TX 75080
Miles 33 Limited Miles House Easthampstead Road Bracknell, Berkshire RG12 1NJ UNITED KINGDOM	Software	Senior Debt Mezzanine Debt Redeemable Preferred Stock		8.0 17.3 78.1	8.0 14.4 30.6	8.0 14.4 —

					53.0	22.4

Millennium Health, LLC	Health Care Providers & Services	Senior Debt		7.8	7.8	3.3
16981 Via Tazon
San Diego, CA 92127
Minerals Technologies Inc.	Chemicals	Senior Debt		2.1	2.1	2.1
622 Third Avenue 38th Fl
New York, NY 10017
Mirror Bidco Corp.	Machinery	Senior Debt		8.4	8.5	8.4
666 Fifth Avenue
36th Floor
New York, NY 10103
Mitchell International, Inc.	Software	Senior Debt		16.2	16.2	16.2
9889 Willow Creek Road
San Diego, CA 92131
Moneygram International, Inc.	IT Services	Senior Debt		3.0	3.0	2.9
2828 N. Harwood Street
17th Floor
Dallas, TX 75201
MPG Holdco I Inc.	Auto Components	Senior Debt		6.4	6.4	6.4
47659 Halyard Drive
Plymouth, MI 48170
MPH Acquisition Holdings LLC	Health Care Providers & Services	Senior Debt		26.6	26.4	26.4
115 Fifth Avenue
New York, NY 10003
MW Acquisition Corporation	Health Care Providers & Services	Mezzanine Debt		24.1	24.1	24.1
1655 N Tegner Street		Redeemable Preferred Stock	2,485		2.5	2.5
Wickenburg, AZ 85390		Convertible Preferred Stock	88,084		41.2	45.8

					67.8	72.4

M-IV Lake Center LLC	Real Estate	Senior Debt		7.0	7.0	7.0
4601 College Boulevard
Suite 350
Leawood, KS 66211
National Financial Partners Corp.	Insurance	Senior Debt		10.4	10.4	10.4
340 Madison Avenue
20th Floor
New York, NY 10173
NECCO Holdings, Inc.	Food Products	Senior Debt		18	11.7	5.2
135 American Legion Highway		Common Stock	860,189		0.1	—

Revere, MA 02151					11.8	5.2

NECCO Realty Investments, LLC	Real Estate	Senior Debt		71.1	32.8	24.9
135 American Legion Highway		Common Membership Units	7,450		4.9	—

Revere, MA 02151					37.7	24.9

Neuberger Berman CLO XV, Ltd.		Subordinated Notes		2.8	2.2	2.2
c/o Intertrust SPV (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005
CAYMAN ISLANDS
New Albertson’s, Inc.	Food & Staples Retailing	Senior Debt		4.0	3.9	4.0
157 South Howard Street
Spokane, WA 99201
Novelis Inc.	Metals & Mining	Senior Debt		4.1	4.0	4.0
3560 Lenox Road,
Suite 2000
Atlanta, GA 30326

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
Numericable U.S. LLC	Media	Senior Debt		7.0	7.0	7.0
Tour Ariane
5 place de la Pyramide
92088 La Defense Cedex
FRANCE
NVA Holdings, Inc.	Health Care Providers & Services	Senior Debt		10.4	10.4	10.4
29229 Canwood Street
Suite 100
Agoura Hills, CA 91301
NYLIM Flatiron CLO 2006-1 LTD.		Subordinated Securities	10,000		4.0	3.6
Walkers SPV Limited
Walker House
PO Box 908GT, Mary Street
George Town, Grand Cayman
CAYMAN ISLANDS
Och-Ziff VIII, Ltd.		Subordinated Notes		16.0	13.4	13.4
388 Greenwich Street, 14th Floor
New York, NY 10013
Octagon Investment Partners XIV, Ltd.		Subordinated Notes		4.5	3.1	3.2
c/o MaplesFS Limited
PO Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Octagon Investment Partners XIX, Ltd.		Subordinated Notes		25.0	20.3	20.9
c/o Appleby Trust (Cayman) Ltd.
Clifton House
75 Fort Street, PO Box 1350
Grand Cayman KY1-1108
CAYMAN ISLANDS
Octagon Investment Partners XX, Ltd.		Subordinated Notes		2.5	2.3	2.3
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Octagon Investment Partners XXII, Ltd.		Subordinated Notes		8.4	7.4	7.1
c/o MaplesFS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
Octagon Loan Funding, Ltd.		Subordinated Notes		4.0	3.3	3.3
c/o MaplesFS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
CAYMAN ISLANDS
OHA Credit Partners VIII, Ltd.		Subordinated Notes		5.0	4.2	4.2
c/o MaplesFS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
CAYMAN ISLANDS
OHA Credit Partners XI, Ltd.		Subordinated Notes		25.0	25.0	25.0
190 Elgin Avenue George Town
Grand Cayman, CJ KY1-9005
CAYMAN ISLANDS
On Assignment, Inc.	Professional Services	Senior Debt		1.2	1.2	1.2
26745 Malbu Hills Road
Calabasa, CA 91301
OnCourse Learning Corporation	Diversified Consumer Services	Senior Debt		19.9	19.7	19.7
N19W24075 Riverwood Drive,
Suite 200
Waukesha, WI 53188
Onex Carestream Finance LP	Health Care Equipment &	Senior Debt		13.3	13.4	13.4
150 Verona Street	Supplies
Rochester, NY 14608
Opal Acquisition, Inc.	Health Care Providers & Services	Senior Debt		9.9	9.9	9.8
841 Prudential Drive
Suite 1700
Jacksonville, FL 32207
Orchard Brands Corporation	Internet & Catalog Retail	Common Stock	87,838		55.1	91.7
30 Tozer Road
Beverly, MA 01915
Ortho-Clinical Diagnostics S.A.	Health Care Providers & Services	Senior Debt		12.2	12.3	12.0
100 Indigo Creek Drive
Rochester, NY 14626
OSG Bulk Ships, Inc.	Oil, Gas & Consumable Fuels	Senior Debt		2.8	2.8	2.8
1301 Avenue of the Americas
New York, NY 10019

Company	Industry	Investments	# of Shares/ Units Owned	Principal	Cost	Fair Value
P2 Lower Acquisition, LLC	Health Care Providers & Services	Senior Debt		1.8	1.8	1.8
250 Progressive Way
Westerville, OH 43082
Par Pharmaceutical Companies, Inc.	Pharmaceuticals	Senior Debt		18.5	18.5	18.6
300 Tice Boulevard
Woodcliff Lake, NJ 07677
Parkeon S.A.S.	Electronic Equipment, Instruments	Senior Debt		4.2	3.9	2.8
100 Avenue de Suffren	& Components	Redeemable Preferred Stock	5,234,743		0.5	2.3
Paris, Ile-de-FRANCE 75015 FRANCE

					4.4	5.1

Parts Holding Coörperatief U.A.	Distributors	Membership Entitlements	741,684		6.4	7.7
Schiphol Boulevard 329
Luchthaven Schiphol,
Noord-Holland, 1118 BJ
THE NETHERLANDS
Party City Holdings Inc.	Specialty Retail	Senior Debt		19.5	19.4	19.5
80 Grasslands Road
Elmsford, NY 10523
Peabody Energy Corporation	Oil, Gas & Consumable Fuels	Senior Debt		8.4	8.4	7.1
701 Market Street
St. Louis, MO 63101
Penn Engineering & Manufacturing Corp.	Building Products	Senior Debt		11.5	11.5	11.5
5190 Old Easton Road
Danboro, PA 18916
Performance Food Group, Inc.	Food & Staples Retailing	Senior Debt		4.0	4.0	4.0
12500 West Creek Parkway
Richmond, VA 23238
Petroleum GEO-Services ASA	Energy Equipment & Services	Senior Debt		4.9	4.9	4.5
Lilleakerveien 4C
P.O. Box 251 Lilleaker
0216 Oslo
NORWAY
PetSmart, Inc.	Specialty Retail	Senior Debt		5.8	5.8	5.8
19601 North 27th Avenue
Phoenix, AZ 85027
Pharmaceutical Product Development, Inc.	Life Sciences Tools & Services	Senior Debt		40.2	40.3	40.2
929 North Front Street
Wilmington, NC 28401
Pharmedium Healthcare Corporation	Pharmaceuticals	Senior Debt		8.2	8.2	8.2
Two Conway Park
150 North Field Drive, Suite 350
Lake Forest, IL 60045
PHC Sharp Holdings, Inc.	Commercial Services & Supplies	Senior Debt		1.4	1.4	1.4
2968 Randolph Ave.		Mezzanine Debt		40.9	26.4	26.7
Costa Mesa, CA 92626		Common Stock	631,049		4.2	—

					32.0	28.1

Phillips-Medisize Corporation	Health Care Equipment &	Senior Debt		6.0	6.0	6.0
1201 Hanley Road	Supplies
Hudson, WI 54016
Photonis Technologies SAS	Aerospace & Defense	Senior Debt		19.9	19.7	19.7
18 avenue de Pythagore, Domaine de Pelus
Axis Business Park, Bat. 5 E
Merignac 33700
FRANCE
Pilot Travel Centers LLC	Specialty Retail	Senior Debt		23.9	24.0	24.1
5508 Lonas Drive
Knoxville, TN 37909
Pinnacle Foods Finance LLC	Food Products	Senior Debt		14.3	14.2	14.3
399 Jefferson Road
Parsippany, NJ 07054
Planet Fitness Holdings, LLC	Hotels, Restaurants & Leisure	Senior Debt		5.3	5.3	5.3
26 Fox Run Road
Newington, NH 03801
PODS, LLC	Road & Rail	Senior Debt		6.0	6.1	6.0
13535 Feather Sound Dr. #100
Clearwater, FL 33762
Post Holdings, Inc.	Food Products	Senior Debt		12.9	12.9	12.9
2503 South Hanley Road
St. Louis, MO 63144
PQ Corporation	Chemicals	Senior Debt		4.0	3.9	4.0
300 Lindenwood Drive
Valleybrooke Corporate Center
Malvern, PA 19355
Primrose Holding Corporation	Diversified Consumer Services	Common Stock	7,227		3.4	9.2
3660 Cedarcrest Road
Acworth, GA 30101

			# of
			Shares/
			Units			Fair
Company	Industry	Investments	Owned	Principal	Cost	Value
Quikrete Holdings, Inc.	Construction Materials	Senior Debt		25.0	24.9	25.0
3490 Piedmont Road NE
One Securities Centre, Suite 1300
Atlanta, GA 30305
Quintiles Transnational Corp.	Life Sciences Tools &	Senior Debt		2.0	2.0	2.0
4820 Emperor Boulevard	Services
Durham, NC 27703
Ranpak Corp.	Containers & Packaging	Senior Debt		25.5	25.5	25.6
7990 Auburn Road
P.O. Box 8004
Concord Township, OH 44077
RCHP, Inc.	Health Care Providers	Senior Debt		2.0	2.0	2.0
103 Continental Place	& Services
Suite 200
Brentwood, TN 37027
RD Holdco Inc.	Household Durables	Senior Debt		16.9	14.9	16.6
4701 Old Shepard Place		Common Stock	458,596		23.6	7.4
Plano, TX 75093		Common Stock Warrants	56,372		2.9	0.9

					41.4	24.9

Rebellion Media Group Corp.	Internet Software &	Senior Debt		19.1	12.8	6.3
503 Imperial Road	Services
Guelph, ON N1H 6T9
CANADA
Renaissance Learning, Inc.	Software	Senior Debt		9.9	9.9	9.8
P.O. Box 8036
Wisconsin Rapids, WI 54495
Riverbed Technology, Inc.	Communications Equipment	Senior Debt		13.0	13.1	13.1
680 Folsom St.
San Francisco, CA 94107
Road Infrastructure Investment, LLC	Chemicals	Senior Debt		12.3	12.3	12.2
115 Todd Ct.
Thomasville, NC 27360
Roark - Money Mailer, LLC	Media	Common Membership Units	6.0%		0.7	1.4
14271 Corporate Drive
Garden Grove, CA 92843
RPI Finance Trust	Pharmaceuticals	Senior Debt		4.0	4.0	4.0
110 East 59th Street, 33rd Floor
New York, NY 10022
Sabre GLBL Inc.	Software	Senior Debt		7.4	7.4	7.4
3150 Sabre Drive
South Lake, TX 76092
Sage Products Holdings III, LLC	Health Care Equipment &	Senior Debt		22.6	22.7	22.9
3909 Three Oaks Road	Supplies
Cary, IL 60013
Sapphire Valley CDO I, Ltd.		Subordinated Notes		14.0	15.4	11.1
201 South College Street
Suite 2400
Charlotte, NC 28244
Scanner Holdings Corporation	Technology Hardware, Storage &	Mezzanine Debt		23.3	23.1	23.3
2750 Crestwood Boulevard	Peripherals	Convertible Preferred Stock	66,424,135		10.0	15.8
Birmingham, AL 35210		Common Stock	167,387		0.1	—

					33.2	39.1

Schaeffler AG	Auto Components	Senior Debt		10.2	10.2	10.2
Industriestrasse 1-3
Herzogenaurach, 91074
Germany
Scientific Games International, Inc.	Hotels, Restaurants & Leisure	Senior Debt		4.0	3.9	4.0
1500 Bluegrass Lakes Parkway
Alpharetta, GA 30004
Sears Roebuck Acceptance Corp.	Multiline Retail	Senior Debt		5.0	5.0	4.9
3711 Kennett Pike
Greenville, DE 19807-2155
Securus Technologies Holdings, Inc.	Diversified Telecommunication	Senior Debt		7.9	7.9	7.7
14651 Dallas Parkway	Services
Suite 600
Dallas, TX 75254-8815
Sedgwick Claims Management Services, Inc.	Insurance	Senior Debt		25.8	25.5	25.5
1100 Ridgeway Loop Road
Suite 200
Memphis, TN 38120
SEHAC Holding Corporation	Diversified Consumer Services	Convertible Preferred Stock	14,850		14.8	132.7
3820 American Drive Ste 200 Plano, TX 75075		Common Stock	150		0.2	1.3

					15.0	134.0

			# of
			Shares/
			Units			Fair
Company	Industry	Investments	Owned	Principal	Cost	Value
Seminole Hard Rock Entertainment, Inc.	Hotels, Restaurants & Leisure	Senior Debt		5.9	5.9	5.9
6100 Old Park Lane
Orlando, FL 32835
Serta Simmons Holdings, LLC	Household Durables	Senior Debt		20.1	20.1	20.1
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
Ship Luxco 3 S.a r.l.	IT Services	Senior Debt		5.0	5.0	5.0
Rue Beck 2-4 Luxembourg
Luxembourg
Sinclair Television Group, Inc.	Media	Senior Debt		4.0	4.0	4.0
10706 Beaver Dam Road
Hunt Valley, MD 21030-2207
Six Flags Theme Parks, Inc.	Hotels, Restaurants & Leisure	Senior Debt		1.0	1.0	1.0
924 Avenue J East
Grand Prairie, TX 75050
Soil Safe Acquisition Corp.	Professional Services	Senior Debt		34.9	34.9	35.0
6700 Alexander Bell Drive, Suite 300		Mezzanine Debt		69.6	69.5	69.6
Columbia, MD 21046		Common Stock	810		9.0	23.7

					113.4	128.3

Southcross Energy Partners, L.P.	Oil, Gas & Consumable Fuels	Senior Debt		1.0	1.0	1.0
1700 Pacific Avenue
Suite 2900
Dallas, TX 75201
Southwire Company, LLC	Electrical Equipment	Senior Debt		20.2	20.1	20.1
One Southwire Drive
Carrollton, GA 30119
Spectrum Brands, Inc.	Household Products	Senior Debt		1.5	1.5	1.5
3001 Deming Way
Middleton, WI 53562-1431
Sparta Systems, Inc.	IT Services	Senior Debt		24.8	24.6	24.9
2000 Waterview Drive,		Convertible Preferred Stock	743		0.8	0.8
Suite 300
Hamilton, NJ 08691		Common Stock	308,224		—	0.4

					25.4	26.1

Spin Holdco Inc.	Diversified Consumer Services	Senior Debt		15.4	15.3	15.3
303 Sunnyside Boulevard
Suite 70
Plainview, NY 11803
SS&C European Holdings S.a.r.L	Software	Senior Debt		0.6	0.5	0.6
80 Lamberton Road
Windsor, CT 06095
SS&C Technologies, Inc.	Software	Senior Debt		2.4	2.4	2.5
80 Lamberton Road
Windsor, CT 06095
Standard Aero Limited	Aerospace & Defense	Senior Debt		1.3	1.3	1.3
6710 N. Scottsdale Rd., Suite 250
Scottsdale, AZ 85253
Star West Generation LLC 2929 Allen Parkway Suite 2280 Houston, TX 77019	Independent Power & Renewable Electricity Producers	Senior Debt		1.9	1.9	1.9
Station Casinos LLC	Hotels, Restaurants & Leisure	Senior Debt		16.4	16.4	16.4
1505 South Pavilion Center Drive
Las Vegas, NV 89135
Steinway Musical Instruments, Inc.	Leisure Products	Senior Debt		4.9	4.9	4.9
800 South Street
Suite 305
Waltham, MA 02453
STS Operating, Inc.	Trading Companies & Distributors	Senior Debt		2.0	2.0	2.0
2301 Windsor Court
Addison, IL 60101
Summit Materials Companies I, LLC	Construction Materials	Senior Debt		3.0	3.0	3.0
1550 Wynkoop Street, 3rd Floor
Denver, CO 80202
SunGard Data Systems Inc.	IT Services	Senior Debt		17.5	17.5	17.5
680 East Swedesford Road
Wayne, PA 19087
Swift Transportation Co., LLC	Road & Rail	Senior Debt		4.0	4.0	4.0
2200 South 75th Avenue
Phoenix, AZ 85043
Syniverse Holdings, Inc. 8125 Highwoods Palm Way Tampa, FL 33647	Wireless Telecommunication Services	Senior Debt		15.0	14.9	14.2

			# of
			Shares/
			Units			Fair
Company	Industry	Investments	Owned	Principal	Cost	Value
Systems Maintenance Services Holding, Inc.	IT Services	Senior Debt		33.0	32.8	32.8
10420 Harris Oaks Boulevard
Suite C
Charlotte, NC 28269
Teasdale Foods, Inc.	Food & Staples Retailing	Senior Debt		31.5	31.5	31.5
901 Packers Street
P.O. Box 814
Atwater,CA 95301
Tectum Holdings, Inc.	Auto Components	Senior Debt		41.5	40.9	41.9
5400 S. State Road Ann Arbor, MI 48108		Convertible Preferred Stock	25,000		2.5	3.3

					43.4	45.2

The Brickman Group Ltd. LLC	Commercial Services & Supplies	Senior Debt		17.9	17.8	17.8
18227D Flower Hill Way
Gaithersburg, MD 20879
The Goodyear Tire & Rubber Company	Auto Components	Senior Debt		6.3	6.3	6.3
200 Innovation Way
Akron, OH 44316
The Hertz Corporation	Road & Rail	Senior Debt		15.0	14.9	14.9
999 Vanderbilt Beach Rd #501
Naples, FL 34108
The Hillman Group, Inc.	Machinery	Senior Debt		10.9	10.9	10.9
10590 Hamilton Avenue
Cincinnati, OH 45231
The Men’s Wearhouse, Inc.	Specialty Retail	Senior Debt		6.3	6.3	6.3
6100 Stevenson Blvd.
Fremont, CA 94538
The Neiman Marcus Group Inc.	Multiline Retail	Senior Debt		18.4	18.3	18.3
1618 Main Street
One Marcus Square
Dallas, TX 75201
The Servicemaster Company, LLC	Diversified Consumer Services	Senior Debt		6.5	6.4	6.5
860 Ridge Lake Boulevard
Memphis, TN 38120
THL Credit Wind River 2013-1 CLO Ltd.		Subordinated Notes		14.0	11.1	11.1
c/o MaplesFS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
CAYMAN ISLANDS
THL Credit Wind River 2014-1 CLO Ltd.		Subordinated Notes		16.0	13.6	13.2
c/o Maples FS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman KY1-1102
CAYMAN ISLANDS
TI Group Automotive Systems, L.L.C.	Auto Components	Senior Debt		3.8	3.7	3.7
1272 Doris Road
Auburn Hills, MI 48326
TNS, Inc.	IT Services	Senior Debt		3.6	3.6	3.6
11480 Commerce Park Drive
Suite 600
Reston, VA 20191
TPF II, LLC 14302 FNB Parkway Omaha, NE 68154	Independent Power & Renewable Electricity Producers	Senior Debt		2.0	2.0	2.0
Trans Union LLC	Professional Services	Senior Debt		32.8	32.6	32.5
555 West Adams Street
Chicago, IL 60661
TransDigm Inc.	Aerospace & Defense	Senior Debt		19.5	19.4	19.4
The Tower at Erieview
1301 East 9th St., Suite 3000
Cleveland, OH 44114
Travelport Finance (Luxembourg) S.à r.l.	Internet Software & Services	Senior Debt		4.0	3.9	4.0
2-4, rue Eugène Ruppert
Luxembourg L-2453
Luxembourg
Tribune Media Company	Media	Senior Debt		4.1	4.1	4.1
435 N Michigan Ave
Chicago, IL 60611
TWCC Holding Corp.	Media	Senior Debt		9.6	9.5	9.2
300 Interstate North Parkway SE
Atlanta, GA 30339
Tyche Holdings, LLC	IT Services	Senior Debt		38.4	38.3	38.6
515 Sw 1st Avenue
Fort Lauderdale, FL 33301

			# of
			Shares/
			Units			Fair
Company	Industry	Investments	Owned	Principal	Cost	Value
Tyden Cayman Holdings Corp.	Electronic Equipment, Instruments	Convertible Preferred Stock	46,276		0.1	0.2
Walkers SPV Limited, Walker House PO Box 908GT, Mary Street George Town, Grand Cayman CAYMAN ISLANDS	& Components	Common Stock	5,521,203		5.5	3.0

					5.6	3.2

U.S. Renal Care, Inc.	Health Care Providers & Services	Senior Debt		21.2	21.3	21.2
2400 Dallas Parkway
Suite 350
Plano, TX 75093
United Air Lines, Inc.	Airlines	Senior Debt		7.9	7.9	8.0
233 South Wacker Drive
Chicago, IL 60606
Univision Communications Inc.	Media	Senior Debt		21.4	21.3	21.2
605 Third Avenue, 12th Floor
New York, NY 10158
US Foods, Inc.	Food & Staples Retailing	Senior Debt		14.9	15.0	15.0
9399 West Higgins Road
Suite 500
Rosemont, IL 60018
USI, Inc.	Insurance	Senior Debt		13.4	13.4	13.4
555 Pleasantville Road
Briarcliff Manor, NY 10004
USIC Holdings, Inc.	Construction & Engineering	Senior Debt		14.7	14.5	14.6
11111 Santa Monica Boulevard
Los Angeles, CA 90025
Valeant Pharmaceuticals International, Inc.	Pharmaceuticals	Senior Debt		14.7	14.7	14.6
2150 St. Elzéar Boulevard West
Laval, QB H7L 4A8
CANADA
Vencore, Inc.	Aerospace & Defense	Senior Debt		4.0	3.9	4.0
720 Vandenburg Road
King of Prussia, PA 19406
Virgin Media Investment Holdings Limited	Media	Senior Debt		5.0	5.0	5.0
12300 Liberty Boulevard
Englewood, CO 80112
Vitesse CLO, Ltd.		Preferred Securities	20,000,000		12.0	—
200 Park Avenue
Suite 2200
New York, NY 10166
Voya CLO 2014-2, Ltd.		Subordinated Notes		17.5	14.8	14.2
State Street Bank&Trust Co.
200 Clarendon Street
Boston, MA 02116
Voya CLO 2014-4, Ltd.		Subordinated Notes		26.7	24.7	23.5
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
CAYMAN ISLANDS
W3 Co.	Health Care Equipment & Supplies	Senior Debt		11.3	11.2	9.1
11111 Wilcrest Green Drive
Suite 300
Houston, TX 77042
Wall Street Systems Delaware, Inc.	Software	Senior Debt		4.3	4.3	4.4
1345 Avenue of the Americas, 49th Floor
New York, NY 10105
Warner Power, LLC	Electrical Equipment	Mezzanine Debt		10.4	5.7	3.1
40 Depot Street		Redeemable Preferred	6,512,002		3.0	—
Warner, NH 03278		Membership Units
		Common Membership Units	47,000		1.9	—

					10.6	3.1

Waste Industries USA Inc.	Commercial Services & Supplies	Senior Debt		3.0	3.0	3.0
3301 Benson Drive, Suite 601
Raleigh, NC 27609
Wastequip, LLC	Machinery	Senior Debt		4.9	5.0	4.9
6525 Morrison Boulevard
Suite 300
Charlotte, NC 28211
WaveDivision Holdings, LLC	Media	Senior Debt		8.4	8.4	8.4
401 Kirkland Parkplace
Suite 500
Kirkland, WA 98033
Wesco Aircraft Hardware Corp.	Aerospace & Defense	Senior Debt		4.7	4.7	4.6
27727 Avenue Scott
Valencia, CA 91355
William Morris Endeavor Entertainment,	Media	Senior Debt		4.0	4.0	4.0
LLC
9601 Wilshire Boulevard
Beverly Hills, CA 90210

			# of
			Shares/
			Units			Fair
Company	Industry	Investments	Owned	Principal	Cost	Value
Wilsonart LLC	Building Products	Senior Debt		10.4	10.4	10.3
2400 Wilson Place
Temple, TX 76503
WIS Holding Company, Inc.	Commercial Services & Supplies	Convertible Preferred Stock	1,206,598		121.7	136.2
9625 Sky Park Court Suite 100 San Diego, CA 92123		Common Stock	301,650		16.0	—

					137.7	136.2

WP CPP Holdings, LLC	Aerospace & Defense	Senior Debt		31.7	31.6	31.8
4200 W. Valley Boulevard
Ponoma, CA 91766
WRH, Inc.	Life Sciences Tools & Services	Mezzanine Debt		100.0	99.7	95.3
1407 George Rd.
Ashland, OH 44805-9281
XO Communications, LLC 13865 Sunrise Valley Drive Herndon, VA 20171	Diversified Telecommunication Services	Senior Debt		18.1	18.1	18.1
Yankee Cable Acquisition, LLC	Media	Senior Debt		13.0	13.1	13.1
c/o ABRY Partners VI, L.P.
111 Huntington Avenue
Boston, MA 02199
Yonkers Racing Corporation	Hotels, Restaurants & Leisure	Senior Debt		4.7	4.7	4.5
810 Yonkers Avenue
Yonkers, NY 10704
Zayo Group LLC	Diversified Telecommunication	Senior Debt		15.9	15.9	15.8
1805 29th Street	Services
Suite 2050
Boulder, CO 80301
Ziggo B.V. Atoomweg 100 3542 AB Utrecht THE NETHERLANDS	Media	Senior Debt		10.0	9.9	9.9

Total					$6,197.3	$5,831.7

As a BDC, we will be required by law to make significant managerial assistance available to our eligible portfolio companies. Such assistance may include providing guidance and counsel concerning the management, operations and business objectives and policies of the portfolio company to its management and board of directors, including participating on the portfolio company’s board of directors. Although we will make such assistance available, our portfolio companies are not legally required to engage us for such services. Our Administrator has an operations team with significant turnaround and management experience and expertise in manufacturing services, consumer products, supply chain management, outsourcing and other services that will assist our investment professionals in providing intensive operational and managerial assistance to our portfolio companies. As of June 30, 2015, American Capital had board seats at 31 companies in the investment portfolio that will be transferred to us in connection with the Spin-Off and had board observation rights at certain other companies. We expect such board seats and observation rights to be transferred to us in connection with the transfer of the related assets. Providing assistance to the companies in our investment portfolio serves as an opportunity for us to maximize their value.

DETERMINATION OF NET ASSET VALUE

The NAV per share of our outstanding common stock will be determined quarterly, as soon as practicable after and as of the end of each calendar quarter, by dividing the value of total assets minus liabilities by the total number of shares of common stock outstanding at the date as of which the determination is made.

In calculating the value of our total assets, securities that are traded in the over-the-counter market or on a stock exchange will be valued at the prevailing bid price on the valuation date, unless the investment is subject to a restriction that requires a discount from such price, which will be determined by our Board of Directors. All other investments will be valued at fair market value as determined in good faith by our Board of Directors. In making such determination, our Board of Directors will value loans and non-convertible debt securities for which there exists no public trading market at cost plus amortized original issue discount, if any, unless adverse factors lead to a determination of a lesser value. In valuing convertible debt securities, equity or other types of securities for which there exists no public trading market, our Board of Directors will determine fair market value on the basis of collateral, the issuer’s ability to make payments, its earnings and other pertinent factors.

A substantial portion of our assets will consist of securities carried at fair market values determined by our Board of Directors. Determination of fair market values involves subjective judgment not susceptible to substantiation.

MANAGEMENT

Our business and affairs are managed under the direction of our Board of Directors. As of , 2015, our Board of Directors consists of one director, Mr. Ira Wagner. Prior to the Spin-Off, we expect American Capital, as our sole stockholder, to elect the remaining members of our Board of Directors. We expect a majority of our Board of Directors to be determined not to be “interested persons” of us, our Manager or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as our “independent directors.” Our Board of Directors elects our officers, who serve at the discretion of our Board of Directors.

Pursuant to our charter and amended and restated bylaws (our “bylaws”), upon completion of the Spin-Off, our directors will be divided into three classes. Directors will be elected for staggered terms of three years each, with the term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.

Directors and Executive Officers

Set forth below are the names and ages of our sole director and executive officers and their respective positions as of , 2015. The address for each person is c/o American Capital Income, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814.

Name(1)	Age	Position
Interested Director:
Ira Wagner		Chair of the Board
Executive Officers:
Malon Wilkus		Chief Executive Officer
Brian Graff		President
John R. Erickson		Chief Financial Officer, Executive Vice President and Assistant Secretary
Samuel A. Flax		Executive Vice President, Chief Compliance Officer and Secretary
Gordon O’Brien		Executive Vice President

(1)	For directors, year first elected as director is shown.

Interested Director

Mr. Wagner is a general business consultant. From August 2008 to March 2015, Mr. Wagner was the President, European Private Finance of American Capital. Previously, he served as Executive Vice President and Chief Operating Officer of American Capital from 2001 to 2008. Mr. Wagner also serves on the boards of directors of European Capital Limited, a consolidated subsidiary of American Capital, and its manager, European Capital Financial Services Limited, and certain of their affiliates. Mr. Wagner’s expertise in investing in the middle-market, broad experience with the day-to-day management and operations of similar investment companies and significant background in the financial services industry, strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Executive Officers

Mr. Wilkus has served as our Chief Executive Officer and as Chief Executive Officer of our Manager since August 2015. Mr. Wilkus founded American Capital in 1986 and has served as its Chief Executive Officer and Chairman of the Board of Directors since that time, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of its board of directors. He also served as President of American Capital from 2001 to 2008 and from 1986 to 1999. In addition, Mr. Wilkus is the President of American Capital Asset Management, LLC, the wholly-owned asset management company of American Capital and the owner of our Manager. He has also served on the board of directors of over a dozen middle-market companies in various industries. He is also Chief Executive Officer and Chair of the Board of Directors of American Capital Agency Corp. (NASDAQ: AGNC), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Senior Floating, Ltd. (NASDAQ: ACSF).

Mr. Graff has served as our President and as President of our Manager since August 2015. Mr. Graff joined American Capital in 2001 and served as a Senior Vice President and Senior Managing Director from 2008 through 2014. In January 2015, Mr. Graff was appointed President, Private Finance of American Capital.

Mr. Erickson has served as our Chief Financial Officer, Executive Vice President and Assistant Secretary and as Executive Vice President and Treasurer of our Manager since August 2015. Mr. Erickson has served as the President, Structured Finance of American Capital since 2008 and as its Chief Financial Officer since 1998. In addition, Mr. Erickson is the Executive Vice President and Treasurer of American Capital Asset Management, LLC, the wholly-owned asset management company of American Capital and the owner of our Manager. He is also Chief Financial Officer, Executive Vice President and a member of the Board of Directors of American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Agency Corp. (NASDAQ: AGNC). Mr. Erickson is also the Chief Financial Officer, Executive Vice President and Assistant Secretary of American Capital Senior Floating, Ltd. (NASDAQ: ACSF).

Mr. Flax has served as our Executive Vice President, Chief Compliance Officer and Secretary and as the Executive Vice President, Chief Compliance Officer and Secretary of our Manager since August 2015. In addition, he has served as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of American Capital since 2005. Mr. Flax is also Executive Vice President and Secretary of American Capital Asset Management, LLC, the wholly-owned asset management company of American Capital and the owner of our Manager. From 1990 to 2005, he was a partner in the Washington, D.C. law firm of Arnold & Porter LLP, where he served as principal external counsel to American Capital. He is also Executive Vice President, Secretary and a member of the Board of Directors of American Capital Agency Corp. (NASDAQ: AGNC) and American Capital Mortgage Investment Corp. (NASDAQ: MTGE). In addition, he is Executive Vice President, Chief Compliance Officer and Secretary of American Capital Senior Floating, Ltd. (NASDAQ: ACSF).

Mr. O’Brien has served as our Executive Vice President and as Executive Vice President of our Manager since August 2015. In addition, Mr. O’Brien has served as the President, Specialty Finance and Operations of American Capital since 2008. From 2001 to 2008 he served as a Senior Vice President and Managing Director of American Capital. Prior to his election as a Senior Vice President, he served as a Vice President of American Capital in 2001. From 1998 to 2001, he was a Principal of American Capital.

Board Leadership Structure

Our Board of Directors consists of one director, Mr. Wagner. Prior to the Spin-Off, our Board of Directors is expected to consist of members, of whom (which constitutes a majority) are not “interested persons” of us, our Manager or their respective affiliates, as defined in Section 2(a)(19) of the 1940 Act, and are “independent,” as defined in Rule 5605(a)(2) of The NASDAQ Global Select Market’s marketplace rules (the “NASDAQ rules”). Similarly, only Mr. Wagner and are “interested persons” of ACAP under the 1940 Act.

We do not anticipate combining the positions of Chair and Chief Executive Officer. Our Board of Directors believes that it is in the best interests of our investors for Mr. Wagner to chair the Board of Directors because of his expertise in investing in the middle-market, broad experience with the day-to-day management and operation of investment funds with a similar investment focus and significant background in the financial services industry, as described above. Although the Chair is an “interested person” of ACAP under the 1940 Act, we recognize the importance of strong independent leadership on the Board. We believe that our Board’s independent oversight will be substantial.

It is expected to be our Board’s policy, as a matter of good corporate governance, to have a majority of our directors who are not “interested persons” meet regularly without persons who are members of management or employee directors present to facilitate the Board’s effective independent oversight of management. These directors will periodically designate a director who is “independent,” as defined in the NASDAQ rules and the 1940 Act, to serve as the “lead independent director” and preside at these meetings. Our disinterested directors will meet during our Board’s quarterly in-person meetings and may hold additional meetings at the request of the lead independent director or another disinterested director. The designation of a lead independent director is expected to generally be for a three-year term or until his or her successor is elected, and a lead independent director may be re-appointed at the end of a term. If the lead independent director is unavailable for a meeting, his or her immediate predecessor will serve as lead independent director for such meeting. We expect to be appointed our lead independent director prior to the Spin-Off.

Our Board’s Audit, Compliance and Valuation Committee and its Compensation, Corporate Governance and Nominating Committee are each expected to be composed entirely of independent directors. These independent committees of our Board will have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties.

Corporate Governance

Our Board of Directors is expected to develop corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of our business. The governance practices will be memorialized in corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of management. These guidelines, in conjunction with our charter, bylaws and committee charters of the Audit, Compliance and Valuation Committee and the Compensation, Corporate Governance and Nominating Committee, will form the framework for our governance. All of these documents will be available in the Investor Relations section of our web site at www.AmericanCapitalIncome.com or www.ACAP.com.

Committees of the Board of Directors

We expect our Board of Directors to establish three standing committees, the primary functions of which are described below. Our Board of Directors may from time to time establish other committees.

Executive Committee

This committee will have the authority to exercise all powers of our Board of Directors except for actions that must be taken by our full Board of Directors under the Maryland General Corporation Law or the 1940 Act. Members of the Executive Committee are expected to be , with Mr. Wagner serving as Chair.

Audit, Compliance and Valuation Committee

This committee will assist the Board of Directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

In addition, the Audit, Compliance and Valuation Committee will review and provide a recommendation to the Board of Directors with regard to its approval of the valuations of our investments presented by management. In such review, the committee will discuss the proposed valuations with our independent auditors and other relevant consultants. The Audit, Compliance and Valuation Committee will also be responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees. The committee’s meetings will include, whenever appropriate, executive sessions with each of our independent external auditors and our Administrator’s internal auditors, without the presence of management. The Audit, Compliance and Valuation Committee is expected to be composed of , with serving as Chair. Each member of the proposed committee is expected to be determined by our Board of Directors to be independent, as defined in Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ rules and Rule 10A-3 of the Exchange Act. Our Board of Directors is expected to determine that , the Chair of the Audit, Compliance and Valuation Committee, is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Securities Act.

Compensation, Corporate Governance and Nominating Committee

This committee’s principal functions will be to:

•	evaluate the performance of our Manager and Administrator;

•	review the compensation and fees payable to our Manager under the Management Agreement;

•	review the fees payable to our Administrator under the Administration Agreement;

•	recommend to the Board of Directors whether to renew or terminate the Management Agreement;

•	recommend to the Board of Directors whether to renew or terminate the Administration Agreement;

•	evaluate and make recommendations to the Board of Directors concerning the compensation and fees payable to the members of the Board of Directors;

•	review and assist with the development of our executive succession plans;

•	review our Manager’s executive succession plans; and

•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings (although it is intended that we will have no executive compensation expenses).

The Compensation, Corporate Governance and Nominating Committee will also serve as the Board of Director’s standing nominating committee and as such will perform the following functions:

•	identifying, recruiting and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors by our common stockholders at the annual meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving the general operation of the Board of Directors, its committees and our corporate governance;

•	recommending to the Board of Directors nominees for each committee of the Board of Directors; and

•	annually facilitating the assessment of the Board of Directors’ and committees’ performance as a whole and of the individual directors and reports thereon to the Board of Directors.

The Compensation, Corporate Governance and Nominating Committee is expected to be composed of , with serving as Chair. Each member of the proposed committee is expected to be determined by our Board of Directors to be independent, as defined in Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ rules.

Board and Committee Meetings

Under our Bylaws and Maryland law, the Board of Directors is permitted to take actions at regular or special meetings and by written consent. The Board of Directors will generally hold regular quarterly meetings and meet on other occasions as necessary. As noted above, the independent directors will also meet separately in executive sessions to discuss various matters, including our performance and the performance of our Manager and Administrator.

Each of the Audit, Compliance and Valuation Committee and the Compensation, Corporate Governance and Nominating Committee will schedule regular meetings to coincide with the quarterly in-person meetings of the Board of Directors and also meet at the request of senior management or at such other times as it determines. Our Secretary, in consultation with the chair of the committee, will set agendas for the meetings. Each committee will report regularly to the Board of Directors on its activities at the next regularly scheduled Board meeting following their committee meetings and when appropriate. Although we do not have a policy on director attendance at our annual meetings, directors are encouraged to attend the annual meeting.

Risk Oversight

One of the roles of our Board of Directors is being responsible for the general oversight of the Company, including the performance of our executive officers, our Manager and Administrator and the Company’s risk management processes, to assure that the long-term interests of our stockholders are being served. In performing its risk oversight function, the Board, directly or through its standing committees, will regularly review our material strategic, operational, financial, legal, compensation and compliance risks with our Manager and senior management. In particular, the Board will receive updates at each regular meeting on the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing us.

The Board of Directors also recognizes the importance of effective executive leadership to our success and will be actively engaged in overseeing the operational risks related to succession planning. The Board of Directors will routinely discuss our Manager’s staffing of critical roles, and potential replacements for key personnel will be given exposure to the Board of Directors during meetings and other events. In addition, the Board of Directors will be regularly updated on American Capital’s strategies for recruiting, developing and retaining outstanding personnel at American Capital, our Manager and its affiliates, as applicable.

The Board is expected to delegate certain risk management oversight responsibility to its committees as follows:

Regulatory Compliance Risk: The Board, both directly and through the Audit, Compliance and Valuation Committee, will receive regular reports from our Administrator’s legal, accounting and internal audit representatives on regulatory matters, including the Company’s compliance with the BDC qualification and leverage requirements under the 1940 Act, compliance with our Code of Ethics and our Manager’s compliance with the Investment Advisers Act of 1940.

Financial and Accounting Risk: The Audit, Compliance and Valuation Committee will oversee the Company’s management of its financial, accounting, internal controls and liquidity risks through regular meetings with our Chief Financial Officer, senior representatives of our Administrator’s accounting, tax, auditing and legal departments and representatives of the Company’s independent public accountant.

Litigation Risk: The Compensation, Corporate Governance and Nominating Committee will monitor the Company’s litigation, if any.

Compensation and Benefit Plan Risk: The Compensation, Corporate Governance and Nominating Committee will consider the extent to which our director compensation and any benefit plan programs that we may adopt may create risk for the Company.

Governance Risk: The Compensation, Corporate Governance and Nominating Committee will oversee risks related to Board organization, membership and structure and corporate governance.

Director Nomination Process

Nominations for election to the Board of Directors may be made by the Compensation, Corporate Governance and Nominating Committee of the Board of Directors, or by any common stockholder entitled to vote for the election of directors. Candidates recommended by common stockholders will be evaluated by the Compensation, Corporate Governance and Nominating Committee under the same criteria that are applied to other candidates.

Board Membership Criteria

Although we have not adopted a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation, Corporate Governance and Nominating Committee will endeavor to identify, recruit and nominate candidates based on the following eligibility and experience criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender and age. Although the committee will not have formal objective criteria for determining the amount of diversity needed on the Board of Directors, it is one of the factors the committee will consider in its evaluation. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee will determine whether the incumbent director is willing to stand for re-election. If so, the committee will evaluate his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with our business.

Director Compensation

We have not paid any cash compensation to any of the members of our Board of Directors since our organization. We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for equity-based awards, pension benefits or the deferral of compensation. Any member of our Board of Directors who is an employee of our Manager, American Capital or their affiliates will not receive any compensation from us for serving on our Board of Directors.

Each such non-employee director will be paid a retainer for service on the Board of Directors at an annual rate of $125,000, payable quarterly in advance. In addition, the Chair of our Board of Directors and the Chair of our Audit, Compliance and Valuation Committee will be paid a retainer at an annual rate of $30,000, the Chair of our Compensation, Corporate Governance and Nominating Committee will be paid an annual retainer of $20,000, and our lead independent director will be paid an annual retainer of $30,000, each payable quarterly in advance. In addition, each non-employee member of the Audit, Compliance and Valuation Committee, Compensation, Corporate Governance and Nominating Committee and Executive Committee will receive an additional annual retainer of $15,000, payable quarterly in advance. Directors will be reimbursed for travel expenses incurred in connection with Board and committee meetings and Board-related functions.

Executive Compensation

We have not paid, and we do not intend to pay, any compensation to any of our officers and we do not currently intend to adopt any policies with respect thereto. American Capital and our Manager will determine the levels of base salary and cash incentive compensation, if any, that may be earned by our officers, each of whom is an employee of American Capital or one of its affiliates, based on the time required for the performance of the duties of our Manager under the Management Agreement and such other factors as American Capital and our Manager may determine to be appropriate. American Capital and our Manager will also determine whether and to what extent our officers will be provided with pension, long-term or deferred compensation and other employee benefits plans and programs. Compensation paid to our officers will be paid by American Capital or our Manager.

The fees and expenses that we pay our Manager under the Management Agreement and our Administrator under the Administration Agreement will, through the distributions of our Manager’s and Administrator’s income to its member and, in turn, to American Capital, be one of the sources of funds that American Capital and our Manager will use to compensate our officers.

Code of Ethics and Conduct

We expect our Board of Directors to establish a Code of Ethics, which will apply to our officers and directors and the officers and employees of our Manager, American Capital and its affiliates who provide services to us. Our Code of Ethics will be available in the Investor Relations section of our website at www.AmericanCapitalIncome.com or www.ACAP.com. Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

Any waiver of our Code of Ethics for our executive officers or directors may be made only by our Audit, Compliance and Valuation Committee, and will be promptly disclosed as required by law or stock exchange regulations.

Compensation Committee Interlocks and Insider Participation

We have not paid, and do not intend to pay, any of our executive officers any compensation. Rather, we will pay our Manager management and incentive fees pursuant to the Management Agreement, the terms of which are described in “Our Manager, American Capital, Management Agreement and Administration Agreement—Management Agreement.” Any amendments to the Management Agreement that would change the terms of our Manager’s compensation would have to be approved by the Compensation, Corporate Governance and Nominating Committee of our Board of Directors, which consists solely of our independent directors. None of our executive officers is a member of the Compensation, Corporate Governance and Nominating Committee of our Board of Directors. No member of the Compensation, Corporate Governance and Nominating Committee of our Board of Directors is an executive officer or a member of the board of directors (or bodies performing similar functions) of American Capital or any of its affiliates, including our Manager and us.

PORTFOLIO MANAGEMENT

The management of our investment portfolio is the responsibility of our Manager, American Capital ACAP Management, LLC. Our Manager’s executive officers and other members of its senior management, depending on asset class, will review and approve generally all of our investments or investment strategies. We consider our Manager’s Chief Executive Officer, President and Executive Vice Presidents to be our portfolio managers. For their biographies, see “Management—Directors and Executive Officers—Executive Officers.” Our portfolio managers are not employed by us and do not receive any direct compensation from us for serving in such capacity. Our portfolio managers receive compensation from an affiliate of our Manager that takes into account their roles as officers of our Manager, certain of its affiliates and us. Such compensation includes a combination of base salary, short-term cash incentive and long-term equity-based incentive compensation, in addition to benefits of the same type as are provided to other employees.

As of             , our portfolio managers also managed investments on behalf of the following entities (amounts in thousands):

OUR MANAGER, AMERICAN CAPITAL, MANAGEMENT AGREEMENT

AND ADMINISTRATION AGREEMENT

Our Manager

Upon completion of the Spin-Off, we will be externally managed and advised by our Manager, American Capital ACAP Management, LLC, pursuant to the terms of a Management Agreement. Our Manager will provide us investment management services and be responsible for administering our day-to-day investment operations, subject to the supervision and oversight of our Board of Directors. Our Manager is indirectly, wholly-owned by American Capital. All of our officers are employees of American Capital or one of its affiliates. We do not have any employees. Our Administrator, American Capital Administration, LLC, will be responsible for administering all of our business activities (except for investment activities) and providing us with administrative services, personnel and facilities necessary for our operation pursuant to the Administration Agreement to be entered into by us and our Administrator. Our Administrator may also provide us or our portfolio companies with various consulting services as approved by our Board of Directors from time to time. We will not pay any such personnel any compensation. Rather, we will pay our Manager management and incentive fees pursuant to the Management Agreement and our Administrator certain costs and expenses pursuant to the Administration Agreement. We or our portfolio companies may also pay American Capital or one of its affiliates for any consulting services that they provide.

Officers of our Manager

Set forth below are the names and ages of certain officers of our Manager and their respective positions as of         , 2015. The address for each officer is c/o American Capital ACAP Management, LLC, 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814.

Name	Age	Position
Malon Wilkus		Chief Executive Officer
Brian Graff		President
John R. Erickson		Executive Vice President and Treasurer
Samuel A. Flax		Executive Vice President, Chief Compliance Officer and Secretary
Gordon O’Brien		Executive Vice President
Tom McHale		Senior Vice President, Finance
Roland Cline		Senior Vice President and Managing Director
Ryan Brauns		Senior Vice President and Managing Director, Sponsor Finance
Mark Pelletier		Senior Vice President and Managing Director, Leveraged Finance
Jeff Schumacher		Senior Vice President and Managing Director, Syndications
Myung Yi		Senior Vice President and Managing Director, Special Situations

Biographical information for each of Messrs. Wilkus, Graff, Erickson, Flax and O’Brien is set forth in the section entitled “Management—Directors and Executive Officers—Executive Officers.” Biographical information for each of Messrs. McHale, Cline, Brauns, Pelletier, Schumacher and Yi is set forth below.

Mr. McHale is a Senior Vice President, Finance of our Manager. Mr. McHale is also a Senior Vice President of American Capital Asset Management, LLC, the wholly-owned asset management company of American Capital and the owner of our Manager. In addition, Mr. McHale has served as the Senior Vice President, Finance of American Capital since May 2006. He served as Vice President, Finance and Investor Relations and Assistant Secretary of American Capital from 2002 to May 2006.

Mr. Cline is a Senior Vice President and Managing Director of our Manager. Mr. Cline joined American Capital in 1988 and is a Senior Vice President and Managing Director of American Capital.

Mr. Brauns is a Senior Vice President and Managing Director, Sponsor Finance of our Manager. Mr. Brauns joined American Capital in 2007 and is a Senior Vice President and Managing Director of American Capital, with primary responsibility for Sponsor Finance investments.

Mr. Pelletier is a Senior Vice President and Managing Director, Leveraged Finance of our Manager. Mr. Pelletier joined American Capital in 2005 and is President and Chief Investment Officer of American Capital Senior Floating, Ltd. (NASDAQ:

ACSF) and President of the manager of ACSF and American Capital CLO Management, LLC, the manager of several American Capital CLOs.

Mr. Schumacher is a Senior Vice President and Managing Director, Syndications of our Manager. Mr. Schumacher joined American Capital in 2005 and is a Senior Vice President, Group Head of Syndications and Managing Director of American Capital.

Mr. Yi is a Senior Vice President and Managing Director, Special Situations of our Manager. Mr. Yi joined in American Capital in 2000 and is a Senior Vice President and Managing Director, Special Situations of American Capital.

American Capital, Ltd.

Following the Spin-Off, American Capital, Ltd. (NASDAQ: ACAS) will focus primarily on operating as a leading, global alternative asset manager with approximately $ billion of fee earning assets under management and $ billion of total assets under management by affiliated managers, including investments in middle-market private debt and equity, leveraged finance, real estate, energy and structured products. American Capital’s asset management business will continue to be conducted through American Capital Asset Management, LLC (“ACAM”), a wholly-owned investment adviser registered under the Advisers Act, and ACAM’s subsidiaries. Upon completion of the Spin-Off, American Capital expects to be managing four publicly traded permanent capital vehicles (ACAP, American Capital Senior Floating, Ltd. (NASDAQ: ACSF), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Agency Corp. (NASDAQ: AGNC)) and 14 private funds with investments in the United States, Europe, Africa and Asia. It will also have a broad and scalable asset management platform, with approximately 90 investment professionals in eight offices in the United States, Europe and Asia. American Capital will seek to deliver industry leading performance to its stockholders by using its extensive investment and asset management experience and utilizing its capital and other resources to grow organically by increasing the size of existing funds, raising new funds to manage across a variety of asset classes, capital structures and fund strategies, and acquiring other asset management contracts or businesses.

On August 28, 2015, American Capital made an initial capital contribution to us of $1,000, and became our initial sole stockholder

Management Agreement

Management Services

Pursuant to the Management Agreement to be entered into between us and our Manager, our Manager will oversee our investment activities and provide investment advisory services in conformity with our investment policies and guidelines. Our Manager at all times will be subject to the supervision and direction of our Board of Directors, the terms and conditions of the Management Agreement and such further limitations or parameters as may be imposed from time to time by our Board of Directors. Our Manager is generally responsible for the investment and reinvestment of our assets. Our Manager is responsible for and will perform the following services and activities relating to our investments as may be appropriate:

•	determine the composition and allocation of our investment portfolio and the nature and timing of any changes therein;

•	advise us with respect to the periodic review of our investments and make recommendations with respect thereto;

•	advise us with respect to selecting, purchasing, monitoring, hedging and disposing of our investments;

•	invest and re-invest any of our or our subsidiaries’ monies and securities (including in short-term investments);

•	make recommendations to our Board of Directors concerning the payment of dividends or distributions to our stockholders;

•	monitor and report periodically on the performance of our investment portfolio to our Board of Directors; and

•	vote any securities held by us, including proxies solicited by an issuer of such securities.

Our Manager will have the power and authority on our behalf to effectuate its investment decisions for us and our subsidiaries, including the execution and delivery of all documents relating to investments and the placing of orders for purchase or sale transactions on our and our portfolio companies’ behalf. If it is necessary for our Manager to make investments on our behalf through a special purpose vehicle, our Manager will have authority to create or arrange for the creation of such special purpose vehicle and to make investments through such special purpose vehicle in accordance with the 1940 Act.

Subject to the requirements of the 1940 Act (including any approval by the vote of holders of a majority of our outstanding voting securities required under Section 15(a) of the 1940 Act), our Manager is authorized (but not required) to enter into one or more sub-advisory agreements with other investment advisers pursuant to which our Manager may obtain the services of such sub-advisor(s) to assist our Manager in providing the investment advisory services required to be provided by it under the Management Agreement. Specifically, our Manager may retain a sub-advisor to recommend specific securities or other investments based upon our investment objectives, policies and restrictions, and work, along with our Manager, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on our and our portfolio companies behalf, subject in all cases to the oversight and any required approval of our Manager and our Board of Directors. Any sub-advisory agreement entered into by our Manager will be in accordance with the requirements of the 1940 Act and other applicable federal and state laws. Our Manager, and not us, will be responsible for any compensation payable to any sub-advisor.

Management Fee

We will pay our Manager the base management fee and the incentive fee as set forth in the Management Agreement. We will make any payments due under the Management Agreement to our Manager (or to its designees as it may otherwise direct).

Base Management Fee. The amount of the base management fee will be equal to 1.75% per annum of the average value of our gross assets, including our restricted and unrestricted cash and cash equivalents and assets purchased with borrowed funds or for which exposure is obtained through derivative agreements, each as determined under U.S. GAAP at the end of each of the two most recently completed calendar quarters or if prior to completion of two quarters since the Spin-Off, at the distribution date and the first completed calendar quarter. The base management fee is payable quarterly in arrears, and the base management fee for any partial quarter will be prorated based on the number of days in such quarter.

Incentive Fee. The incentive fee will be divided into two parts, one based on our income and one based on our capital gains. The two components are independent of each other such that one component may be payable even if the other is not. The incentive fees for any partial period will be appropriately prorated.

Incentive Fee Based on Income. Beginning with the calendar quarter that commences on the distribution date, the incentive fee based on income will be determined and paid quarterly in arrears at the end of each calendar quarter by reference to our aggregate net investment income, as adjusted as described below, from the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since the distribution date). We refer to such period as the “Trailing Twelve Quarters.” Our Manager will be entitled to receive the incentive fee based on income if our Ordinary Income (as defined below) exceeds a quarterly “hurdle rate” of 2.0% as described below. For this purpose, the hurdle is computed by reference to our NAV and will not take into account changes in the market price of our common stock. The hurdle amount for the incentive fee based on income will be determined on a quarterly basis, and will equal 2.0% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The hurdle amount is calculated after making appropriate adjustments for subscriptions (which shall include all issuances by us of shares of our common stock, including issuances pursuant to our dividend reinvestment plan, if any) and distributions that occurred during the relevant Trailing Twelve Quarters. For the portion of the incentive fee based on income, we will pay our Manager a quarterly incentive fee based on the amount by which (a) aggregate net investment income (“Ordinary Income”) in respect of the relevant Trailing Twelve Quarters exceeds (b) the hurdle amount for such Trailing Twelve Quarters. The amount of the excess of (a) over (b) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.” For the avoidance of doubt, Ordinary Income is net of all fees and expenses, including the base management fee but excluding any incentive fee.

The incentive fee based on income for each quarter is determined as follows:

•	No incentive fee based on income is payable to our Manager for any calendar quarter for which there is no Excess Income Amount determined with reference to the Trailing Twelve Quarterly period;

•	100% of the Ordinary Income, if any, that exceeds the hurdle amount, but is less than or equal to an amount, which we refer to as the “Catch-up Amount,” determined as the sum of 2.5% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters is included in the calculation of the incentive fee based on income; and

•	20% of the Ordinary Income for the Trailing Twelve Quarters that exceeds the Catch-up Amount is included in the calculation of the incentive fee based on income.

The amount of the incentive fee based on income that will be paid to our Manager for a particular quarter will equal the excess of the incentive fee so calculated minus the aggregate incentive fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters but not in excess of the Incentive Fee Cap (as defined below).

The incentive fee based on income that is paid to our Manager for a particular quarter is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap for any quarter is an amount equal to (a) 20% of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters minus (b) the aggregate incentive fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.

“Cumulative Net Return” means (a) the Ordinary Income in respect of the relevant Trailing Twelve Quarters minus (b) any Net Capital Loss, if any, in respect of the relevant Trailing Twelve Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, we will pay no incentive fee based on income to our Manager for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the incentive fee based on income that is payable to our Manager for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, we will pay an incentive fee based on income to our Manager equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the incentive fee based on income that is payable to our Manager for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, we will pay an incentive fee based on income to our Manager equal to the incentive fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (a) aggregate capital losses, whether realized or unrealized, in such period and (b) aggregate capital gains, whether realized or unrealized, in such period.

Incentive Fee Based on Capital Gains. Our Manager will also be entitled to a quarterly incentive fee based on capital gains, equal to (a) 20% of the difference, if positive, of the sum of our aggregate realized capital gains, if any, computed net of our aggregate realized capital losses, if any, and our aggregate unrealized capital depreciation, for the calendar quarter then ending and the preceding nineteen calendar quarters, or, if shorter, the number of quarters that have occurred since the distribution date (such period is referred to as the Trailing Twenty Quarters) as described below minus (b) the aggregate amount of incentive fees based on capital gains previously paid to our Manager over the Trailing Twenty Quarters. For the avoidance of doubt, unrealized capital gains are excluded from the calculation in clause (a) above. Realized capital gains, realized capital losses and unrealized capital depreciation will be determined by reference to and correspond to realized gains, realized losses and unrealized depreciation as determined under U.S. GAAP. However, in accordance with U.S. GAAP, we will accrue, but not pay, a portion of the incentive fee based on capital gains with respect to net unrealized appreciation. In calculating the accrual for the incentive fee based on capital gains, we consider the cumulative aggregate unrealized capital appreciation in the calculation, since an incentive fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Management Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then we will record a capital gains incentive fee equal to 20% of such amount, minus the aggregate amount of incentive fees based on capital gains paid in the Trailing Twenty Quarters or since the Spin-Off and the incentive fee based on capital gains accrual as of the end of the prior period. If such amount is negative, the incentive fee based on capital gains accrual will be reduced to zero. There can be no assurance that such unrealized capital appreciation will be realized in the future.

Example of Calculation of the Incentive Fee Based on Income.

The following is a graphical representation of the calculation of the Quarterly Incentive Fee Based on Income:

Percentage of Ordinary Income comprising the Quarterly Incentive Fee Based on Income (1)(2)

(1)	Expressed as an annualized rate of return on the value of net assets as of the beginning of each of the quarters included in the Trailing Twelve Quarters
(2)	The Incentive Fee is determined on a quarterly basis but has been annualized for purposes of the above diagram. The diagram also does not reflect the Incentive Fee Cap.

Assumptions (1):

Quarter 1

Net Asset Value at the start of Quarter 1 = $100.0 million

Quarter 1 Ordinary Income = $5.0 million

Quarter 1 Net Capital Gain = $1.0 million

Quarter 1 Hurdle Amount = $2.0 million (calculated based on an annualized 8.00% rate)

Quarter 1 Catch-Up Amount = $2.5 million (calculated based on an annualized 10.00% rate)

In Quarter 1, the Ordinary Income of $5.0 million exceeds the Hurdle Amount of $2.0 million and the Catch-Up Amount of $2.5 million. There are no Net Capital Losses. As a result, a Quarterly Incentive Fee Based on Income of $1.0 million is payable to our Manager for Quarter 1.

Calculation:

(100% of $500,000) + (20% of $2,500,000) = $1,000,000

Quarter 2

Net Asset Value at the start of Quarter 2 = $100.0 million

Quarter 2 Ordinary Income = $1.5 million

Quarter 2 Net Capital Gain = $1.0 million

Quarter 2 Hurdle Amount = $2.0 million (calculated based on an annualized 8.00% rate)

Quarter 2 Catch-Up Amount = $2.5 million (calculated based on an annualized 10.00% rate)

In Quarter 2, the Quarter 2 Ordinary Income of $1.5 million does not exceed the Quarter 2 Hurdle Amount of $2.0 million, but the aggregate Ordinary Income for the Trailing Twelve Quarters of $6.5 million exceeds the aggregate Hurdle Amount for the Trailing Twelve Quarters of $4.0 million and the aggregate Catch-Up Amount for the Trailing Twelve Quarters of $5.0 million. There are no Net Capital Losses. As a result, a Quarterly Incentive Fee Based on Income of $300,000 is payable to our Manager for Quarter 2.

Calculation:

(100% of $1,000,000) + (20% of 1,500,000) minus $1,000,000 paid in Quarter 1 = $300,000

Quarter 3

Net Asset Value at the start of Quarter 3 = $100.0 million

Quarter 3 Ordinary Income = $2.0 million

Quarter 3 Net Capital Loss = ($4.0) million

Quarter 3 Hurdle Amount = $2.0 million (calculated based on an annualized 8.00% rate)

Quarter 3 Catch-Up Amount = $2.5 million (calculated based on an annualized 10.00% rate)

In Quarter 3, the aggregate Ordinary Income of the Trailing Twelve Quarters of $8.5 million exceeds the aggregate Hurdle Amount for the Trailing Twelve Quarters of $6.0 million and the aggregate Catch-Up Amount for the Trailing Twelve Quarters of $7.5 million. However, there is an aggregate Net Capital Loss of ($2.0) million for the Trailing Twelve Quarters. As a result, the Incentive Fee Cap would apply. The Incentive Fee Cap equals $0 and therefore no Quarterly Incentive Fee Based on Income is payable to our Manager for Quarter 3.

Calculation:

Incentive Fee Cap = 20% x ($8.5 million minus $2.0 million) minus $1.3 million paid in Quarters 1 and 2 = $0

Quarter 4

Net Asset Value at the start of Quarter 4 = $100.0 million

Quarter 4 Ordinary Income = $4.0 million

Quarter 4 Net Capital Gain = $0.0 million

Quarter 4 Hurdle Amount = $2.0 million (calculated based on an annualized 8.00% rate)

Quarter 4 Catch-Up Amount = $2.5 million (calculated based on an annualized 10.00% rate)

In Quarter 4, the aggregate Ordinary Income of the Trailing Twelve Quarters of $12.5 million exceeds the aggregate Hurdle Amount for the Trailing Twelve Quarters of $8.0 million and the aggregate Catch-Up Amount for the Trailing Twelve Quarters of $10.0 million. The calculation of the Quarterly Incentive Fee Based on Income payable to our Manager would be $1.2 million, prior to the application of the Incentive Fee Cap.

Calculation of the Quarterly Incentive Fee Based on Income (prior to the application of the Incentive Fee Cap): (100% of $2.0 million) + (20% of $2.5 million) minus $1.3 million paid in Quarters 1 and 2) = $1.2 million

However, there is an aggregate Net Capital Loss of ($2.0) million for the Trailing Twelve Quarters. As a result, the Incentive Fee Cap would apply.

Calculation of Incentive Fee Cap:

20% x ($12.5 million minus $2.0 million) minus $1.3 million paid during the Trailing Twelve Quarters = $800,000

Because the Incentive Fee Cap is positive but less than the Quarterly Incentive Fee Based on Income of $1.2 million calculated prior to applying the Incentive Fee Cap, a Quarterly Incentive Fee Based on Income of $800,000 is payable to our Manager for Quarter 4.

Examples of Calculation of Incentive Fee Based on Capital Gains.

Assumptions:

•	Quarter 1: $50 million investment made in Company A (“Investment A”), $60 million investment made in Company B (“Investment B”) and $80 million investment made in Company C (“Investment C”)

•	Quarter 2: Investment A sold for $60 million, fair value of Investment B determined to be $75 million and fair value of Investment C determined to be $72 million

•	Quarter 3: Investment B sold for $80 million and fair value of Investment C determined to be $75 million

•	Quarter 4: Fair value of Investment B determined to be $85 million

Calculation of Incentive Fee Based on Capital Gains:

The Incentive Fee Based on Capital Gains, if any, would be:

•	Quarter 1: None

•	Quarter 2: $400,000

The Incentive Fee Based on Capital Gains payable to our Manager equals 20% of the Company’s realized capital gains for the preceding Trailing Twenty Quarters, calculated as of the end of each calendar quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis for the preceding five years, less the aggregate amount of any Incentive Fee Based on Capital Gains previously paid to our Manager over the preceding Trailing Twenty Quarters. The aggregate unrealized capital depreciation of the Company shall be calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable calculation date and (b) the accreted or amortized cost basis of such investment.

Therefore, using the assumptions above, the Incentive Fee Based on Capital Gains is calculated as:

•	Quarter 2: $400,000, which is calculated as follows:

20% x ($10.0 million - $8.0 million) minus $0 = $400,000

•	Quarter 3: $4.6 million, which is calculated as follows:

20% x ($30.0 million - $5.0 million) minus $400,000 = $4.6 million

•	Quarter 4: $1.0 million, which is calculated as follows:

20% x ($30.0 million - $0.0 million) minus $5.0 million = $1.0 million

Payment of Our Expenses

We do not have any employees and do not pay our officers any compensation. We will pay, or reimburse our Manager, for all costs and expenses incurred on our behalf, other than compensation expenses of personnel of our Manager who provide investment advisory services to us pursuant to the Management Agreement, to the extent of such services provided to us. The costs and expenses required to be paid by us include, but are not limited to:

•	costs incurred in connection with formation and capital raising activities;

•	transaction costs incident to the acquisition, disposition, financing, hedging and ownership of our investments;

•	fees and expenses incurred by our Manager or its affiliates or payable to third parties relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including without limitation professional fees and expenses of consultants and experts);

•	legal and other expenses incurred in contracting with our Manager, its affiliates and third parties;

•	expenses incurred by our Administrator or its affiliates and expenses payable to third parties for providing legal, auditing, accounting, tax, consulting, investor relations, syndication, brokerage services and valuation services;

•	costs associated with calculating our net asset value, including the fees and expenses incurred by our Administrator, its affiliates or payable to third parties that provide valuation services to us;

•	the compensation and expenses of our directors who are not officers or employees of our Manager or any of its affiliates;

•	the costs associated with our establishment and maintenance of any indebtedness (including commitment fees, syndication fees, accounting fees, legal fees, closing costs, rating agency fees and similar expenses);

•	expenses related to the payment of dividends;

•	costs incurred by our officers and directors and personnel of our Manager or its affiliates for travel on our behalf;

•	expenses relating to complying with the continuous reporting and other requirements of the SEC and other regulatory and governmental bodies;

•	planning and administrative costs and filing fees associated with taxes, licenses and regulatory compliance applicable to us;

•	insurance costs and insurance administration costs incurred by us or on our behalf;

•	transfer agent, custodial, trustee, third party loan and exchange listing fees incurred by us and administration of these matters on our behalf;

•	the costs of preparing, printing and distributing notices, proxy statements and reports to our stockholders;

•	the costs of establishing and maintaining our websites;

•	all costs of organizing, modifying or dissolving ACAP or any subsidiary and costs in preparation of entering into or exiting any business activity;

•	fees and expenses incurred by us in connection with membership in investment company organizations;

•	the costs associated with any computer software, hardware or information technology services that are used by us or our Manager or its affiliates on behalf of us;

•	the costs and expenses incurred with respect to market information systems and publications, research publications and materials used by us, including costs incurred in administering these matters;

•	settlement, clearing, trustee, prime brokerage and custodial fees and expenses relating to us;

•	the costs of maintaining and administering compliance with all federal, state and local rules and regulations or any other regulatory agency (incurred by us or on our behalf);

•	costs incurred by us, our Manager, its affiliates or any third party in connection with any claim, litigation, arbitration, mediation, investigation, information request, exam, discovery, document production or dispute in connection with our business or the provision of services thereto and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business;

•	costs incurred in connection with arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•	rent (including disaster recovery facility costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates, including the administration of these, as required for our operations and our portfolio companies;

•	the cost, including personnel costs, of communicating, meeting and responding to our stockholders; and

•	the cost of any other service requested by us, excepting only those expenses that are specifically the responsibility of our Manager pursuant to Section 2(a) of the Management Agreement.

Certain services provided to us or expenses incurred on our behalf as described above, including personnel costs, will be subject to allocation among us, our Manager, our Manager’s affiliates, our portfolio companies, other funds under management by our Manager and their portfolio companies and other entities. Such allocation by our Manager will be based on reasonable assumptions, and the assumptions will be reviewed and inspected by our Board of Directors on an annual basis. In some cases, allocation of personnel costs will include employees that provide investment advisory services to us to the extent they are providing other non-investment advisory services to us.

Indemnification

The Management Agreement provides that our Manager and its affiliates and their respective directors, officers, employees, members, managers, partners and stockholders are entitled to broad indemnification from us from and against any claims or liabilities (including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Management Agreement) to the fullest extent such indemnification is then permitted under our charter and bylaws, the 1940 Act, the Advisers Act, the laws of the State of Maryland and any other applicable law.

Duration and Termination

Our Management Agreement with our Manager will have an initial term that expires two years after the Spin-Off. Unless terminated earlier, the Management Agreement will remain in effect from year-to-year thereafter if approved annually by the Board of Directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by the majority of our directors who are not “interested persons” as defined under the 1940 Act. The Management Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by our Manager. The Management Agreement may also be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by (i) holders of a majority of our outstanding voting securities, (ii) our Board of Directors or (iii) our Manager. See “Risk Factors—Risks Related to Our Relationship with Our Manager and American Capital.”

Administration Agreement

Administration Services and Compensation

Our Administrator, American Capital Administration, LLC, will provide us with or arrange for and oversee the performance by third parties (“Third Party Service Providers”) of services necessary to administer and operate our business (other than investment advisory services provided pursuant to the Management Agreement) pursuant to an Administration Agreement. Under the Administration Agreement, our Administrator will:

•	provide us with office facilities and equipment necessary to run our business;

•

provide or arrange for the provision of services as may be deemed necessary or desirable for our operation, including, but not limited to, custodian, depository, transfer agent, dividend disbursing, stockholder servicing, accounting, legal, advisory (other than investment advisory), underwriting, broker, dealer, trustee, prime brokerage, corporate fiduciary, insurance, banking, valuation and due diligence services;

•	oversee and review calculations of fees paid to Third-Party Service Providers and arrange for payment of those and our other expenses;

•	determination and publication of our net asset value in accordance with our policy as adopted from time to time by its Board of Directors;

•	preparation and filing of our federal, state and local income tax returns and any other required tax returns;

•	prepare for review and approval by our officers of our financial information for our annual and quarterly reports, proxy statements and other communications required or otherwise to be sent to our stockholders or filed with the SEC or otherwise deemed necessary or desirable and to prepare, and arrange for the printing and dissemination of, such reports and communications to stockholders;

•	prepare for review by our officers such reports, forms and other documents as may be required to be filed under the federal securities laws or with other federal or state regulators and authorities;

•	prepare reports relating to our business, finances and affairs as may be mutually agreed upon and not otherwise appropriately prepared by our custodian, counsel or auditors;

•	prepare such information and reports as may be required by any stock exchange or exchanges on which our stock is listed for trading;

•	consult with our officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing our accounting policies and monitor financial and stockholder accounting services;

•	review implementation of any share purchase programs authorized by our Board of Directors;

•	determine the amounts available for distribution as dividends and distributions to be paid by us to our stockholders; prepare and arrange for the printing of dividend notices to stockholders; and provide our dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distribution and to implement our dividend reinvestment plan, if any;

•	prepare such information and reports as may be required by any banks from which we borrow funds;

•	provide such assistance to our Third Party Service Providers as generally may be required to properly carry on our business and operations;

•	assist in the preparation and filing of Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act and Section 30 (f) of the 1940 Act for our officers and directors, such filings to be based on information provided by those persons;

•	respond to or consult with our counsel to address or respond to any claim, litigation, arbitration, mediation, investigation, information request, exam, discovery, document production or dispute in connection with our business or the provision of services thereto;

•	respond to or refer to our officers or transfer agent, stockholder (including any potential stockholder) inquiries relating to us;

•	establish and maintain our websites;

•	provide and maintain the offices of our Chief Financial Officer and the Chief Compliance Officer and their respective staffs;

•	arrange marketing materials, advertising, industry group activities (including conference participation and industry group memberships and sponsorships) and other promotional efforts designed to promote our business; and

•	supervise any other aspects of our administration as may be agreed to with us.

We will reimburse our Administrator for the costs and expenses, including the allocable portion of its personnel costs, incurred by the Administrator in providing such administrative services, including without limitation, in providing facilities in connection with such services.

In addition, our Administrator or its affiliates may provide us or our portfolio companies with various consulting services as approved by our Board of Directors from time to time and to be set forth in a separate agreement between the Administrator and the portfolio company receiving such consulting services, including without limitation:

•	identifying, interviewing, vetting and negotiating employment contracts with portfolio company directors, officers and employees in connection with hiring and retaining key personnel of a portfolio company;

•	assisting a portfolio company with improving its information technology systems;

•	assisting a portfolio company with marketing initiatives;

•	consulting with a portfolio company in connection with the negotiation of material agreements with suppliers, service providers and others;

•	providing legal, accounting, tax, financial, operational or other advice and services to our portfolio companies;

•	providing due diligence services in connection with investments being considered by us to the extent such services would otherwise be performed by a Third Party Service Provider, including without limitation, accounting, tax, financial, operational, legal or other due diligence services;

•	acting as a placement agent, or otherwise providing loan syndication services, to us and our portfolio companies;

•	providing interim officer and other operations consulting services, including in the areas of corporate finance, process improvement, sourcing, marketing, and executive coaching; and

•	providing any other service not otherwise expressly set forth in the Administration Agreement for which our Board of Directors and, if applicable, a portfolio company, determine to retain the Administrator in lieu of a Third Party Service Provider.

In consideration of such consulting services, we will pay, or the portfolio company receiving such services will pay, to the Administrator or its affiliates, as applicable, such compensation and reimbursement of expenses as, in the case of us and our controlled portfolio companies, may be agreed to by our Board of Directors, including a majority of our directors who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act and, in the case of portfolio companies that we do not control, mutually agreed by our Administrator or its affiliate and such portfolio companies.

Our Administrator is authorized to enter into one or more sub-administration agreements with other service providers pursuant to which our Administrator may obtain the services of other service providers in fulfilling its responsibilities under the Administration Agreement. Any such sub-administration agreements will be in accordance with the requirements of the 1940 Act and other applicable federal and state law and will contain a provision requiring the sub-administrator to comply with certain sections of the Administration Agreement as if it were our Administrator.

Payment of Our Expenses

We will pay all costs and expenses incurred in our operations and transactions that are not specifically assumed by our Administrator pursuant to the Administration Agreement. Without limiting the generality of the foregoing, the following costs and expenses of ours or our subsidiaries (including the allocable portion of the personnel costs of our Administrator and its affiliates for providing such services) shall be paid by us or our subsidiaries to the Administrator:

•	costs incurred in connection with formation, organization, offering and capital raising activities;

•	transaction costs incident to the acquisition, disposition, financing, hedging and ownership of our investments;

•	costs, including fees and expenses incurred by the Administrator or its affiliates or payable to third parties relating to, or associated with, monitoring, researching and performing due diligence on investments and prospective investments (including without limitation professional fees and expenses of consultants and experts);

•	legal and other expenses incurred in contracting with the Administrator, its affiliates and third parties;

•	expenses incurred by the Administrator or its affiliates and expenses payable to third parties for providing legal, auditing, accounting, tax, consulting, investor relations, syndication and brokerage services;

•	costs, including the fees and expenses incurred by the Administrator or its affiliates or payable to third parties related to calculating our net asset value;

•	the compensation and expenses of our directors who are not officers or employees of the Administrator or any of its affiliates;

•	the costs associated with our establishment and maintenance of any indebtedness (including commitment fees, syndication fees, accounting fees, legal fees, closing costs, rating agency fees and similar expenses);

•	expenses related to the payment of dividends;

•	costs incurred by our officers and directors and personnel of the Administrator or its affiliates for travel on our behalf;

•	costs incurred in preparing reports we request relating to our operations and assets;

•	expenses relating to complying with the continuous reporting and other requirements of the SEC and other regulatory and governmental bodies;

•	tax and license planning, administration and filing fees applicable to us, including external fees for tax and regulatory compliance;

•	insurance costs and insurance administration costs incurred by us or on our behalf;

•	transfer agent, custodial, trustee, third party loan and exchange listing fees incurred by us and administration of these matters on our behalf;

•	the costs of preparing, printing and distributing notices, proxy statements and reports to our stockholders;

•	the costs of establishing and maintaining our website;

•	all costs of organizing, modifying or dissolving us or any subsidiary and costs in preparation of entering into or exiting any business activity;

•	fees and expenses incurred by us in connection with membership in investment company organizations;

•	the costs associated with any computer software, hardware or information technology services that are used by us or the Administrator or its affiliates on our behalf;

•	the costs and expenses incurred with respect to market information systems and publications, research publications and materials used by us, including costs incurred in administering these matters;

•	settlement, clearing, trustee, prime brokerage and custodial fees and expenses relating to us;

•	the costs of maintaining and administering compliance with all federal, state and local rules and regulations or any other regulatory agency (incurred by us or on our behalf);

•	costs incurred by us, our Administrator, its affiliates or any third party in connection with any claim, litigation, arbitration, mediation, investigation, information request, exam, discovery, document production or dispute in connection with our business or the provision of services thereto and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business;

•	costs incurred in connection with arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships and sponsorships) and other promotional efforts designed to promote our business;

•	rent (including disaster recovery facility costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Administrator and its affiliates, including the administration of these, as required for our and our portfolio companies’ operations;

•	the cost, including personnel costs, of communicating, meeting and responding to our stockholders;

•	all other expenses incurred by us or the Administrator in connection with administering our business, including payments under the Administration Agreement based upon our allocable portion of the Administrator’s overhead, including the allocable portion of the offices of our Chief Financial Officer and Chief Compliance Officer and their respective staffs, in performing its obligations under the Administration Agreement; and

•	the cost of any other service requested by us and provided by our Administrator.

Indemnification

The Administration Agreement provides that our Administrator and its affiliates and their respective directors, officers, employees, members, managers, partners, stockholders and agents are entitled to broad indemnification from us from and against any claims or liabilities (including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Administration Agreement) to the fullest extent such indemnification is then permitted under our charter and bylaws, the 1940 Act, the Advisers Act, the laws of the State of Maryland and any other applicable law.

Duration and Termination

Our Administration Agreement with our Administrator will have an initial term that expires two years after the Spin-Off. Unless terminated earlier, the Administration Agreement will remain in effect from year-to-year thereafter if approved annually by the Board of Directors and by the majority of our directors who are not “interested persons” as defined under the 1940 Act. The Administration Agreement may also be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by our Board of Directors or the Administrator. The Administration Agreement may not be assigned by either party, except that the Administrator may assign the Administration Agreement to a party controlling, controlled by or under common control with it. See “Risk Factors—Risks Related to Our Relationship with Our Manager and American Capital.”

American Capital License Agreement

We plan to enter into the License Agreement with American Capital pursuant to which American Capital will grant us a non-exclusive, royalty free license to use the names “American Capital” and “American Capital Income” and the Internet addresses www.AmericanCapitalIncome.com and www.ACAP.com. Other than with respect to this license, we will have no legal right to use such names or website. In the event the Management Agreement is terminated, we would be required to change our Internet address and name to eliminate the use of “American Capital” and “American Capital Income.”

Conflicts of Interest in Our Relationship with Our Manager, Our Management Team and American Capital

Management Agreement. We were incorporated by American Capital, the indirect owner of our Manager. While we believe that the terms of our Management Agreement, including fees payable, reflect fair market terms, they were not negotiated when our Manager and we were unaffiliated parties, and so there can be no assurances that the terms are on an arm’s-length basis. The terms may not be as favorable to us as they would be if they were negotiated with an unaffiliated party. The compensation we will pay to our Manager consists of a base management fee, which is not tied to our performance, and an incentive fee, which is tied to our performance. The base management fee is paid regardless of our performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns for our investment portfolio. This could result in reduced returns to our investors. Because our Manager’s base management fee is based on gross assets, our Manager may be incentivized to cause us to incur additional leverage. In addition, the incentive fee payable by us to our Manager may create an incentive for our Manager to make investments on our behalf that are risky or more speculative than would be the case in the absence of such a compensation arrangement.

Administration Agreement. While we believe that the terms of our Administration Agreement, including fees payable, reflect fair market terms, they were not negotiated when American Capital and we were unaffiliated parties, and so there can be no assurances that the terms are on an arm’s-length basis. The terms may not be as favorable to us as they would be if they were negotiated with an unaffiliated party.

Time Commitments of Our Management Team. Our Manager will be responsible for making all of our investment decisions. All of our and our Manager’s officers are employees of American Capital or one of its affiliates, and none of them will devote his or her time to us exclusively. We expect that our officers and other appropriate personnel of American Capital and any such affiliates will devote such portion of their time as necessary to enable us to effectively operate our business.

Restrictions on Investments and Allocation of Investment Opportunities. American Capital and its affiliates have historically sponsored or managed, and currently sponsor or manage, investment vehicles with similar or overlapping investment strategies and have put in place an allocation policy that addresses co-investment issues. We may co-invest on a concurrent basis with other affiliates of American Capital as permitted under applicable regulations and our policies and procedures.

Our Manager and its affiliates have both subjective and objective policies and procedures in place that are intended to manage potential conflicts of interest between our Manager’s fiduciary obligations to us and similar fiduciary obligations of our Manager and its affiliates to their respective other managed funds. To the extent that we compete with entities sponsored or managed by American Capital or its affiliates for a particular investment opportunity, our Manager and its affiliates will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (a) each entity’s investment objective, investment policies, investment position and available capital, (b) our Manager’s and its affiliates’ internal conflict of interest and allocation policies, (c) the requirements of the Advisers Act, and (d) certain restrictions under the 1940 Act regarding a BDC’s co-investments with affiliates. We are prohibited under the 1940 Act from knowingly participating in certain transactions with certain of our affiliates without the prior approval of our independent directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and we are generally prohibited from buying or selling any security (other than our securities) from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors and, in some cases, of the SEC. We are prohibited from buying or selling any security from or to any person who owns more than 25% of our voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC through an exemptive order (other than in certain limited situations pursuant to current regulatory guidance). The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates.

Our Manager will seek to ensure the equitable allocation of investment opportunities when we are able to invest alongside other investment vehicles sponsored or managed by American Capital and its affiliates. When we invest alongside such other vehicles, such investments are made consistent with the allocation policy of our Manager. Under this allocation policy, our Manager will make an investment decision on our behalf with respect to the amount of any proposed investment to be made by us and each other eligible investment vehicle’s manager will make a separate investment decision on behalf of it, after considering each fund’s investment objective, investment policies, investment position, capital available for investment, regulatory requirements and other pertinent factors with respect to each fund. If sufficient securities or loan amounts are available to satisfy our and each such vehicle’s proposed investment, the opportunity will be allocated in accordance with our Manager’s pre-transaction determination. Where there is an insufficient amount of an investment opportunity to satisfy fully us and other vehicles sponsored or managed by American Capital or its affiliates, the allocation policy further provides that allocations among us and other vehicles will generally be made in a good faith manner pro rata between or among the funds. In situations in which co-investment with other entities sponsored or managed by American Capital or its affiliates is not permitted or appropriate, our Manager will need to decide whether we or such other entity or entities will proceed with the investment. Our Manager will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible investment vehicles on a basis that will be fair and equitable over time, including, for example, through rotational methods.

The allocation policy of our Manager is intended to ensure that, over time, we may generally share equitably in investment opportunities with other investment vehicles sponsored or managed by American Capital or its affiliates, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer which may be suitable for us and such other vehicles. There can be no assurance that our Manager’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all funds for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

Our Management Team. Each of our and our Manager’s officers is an employee of American Capital or one of its affiliates and none of them is required to devote his or her time to us exclusively. Each of our and our Manager’s officers has significant responsibilities to American Capital and certain of its various portfolio companies, affiliated entities or managed funds. Each of our and our Manager’s senior management team will provide services to us and may provide services to American Capital or other investment vehicles that have been or may be sponsored by American Capital in the future and may have similar investment strategies. As such, conflicts may arise as employees of American Capital and any such affiliates may have conflicts between their duties to us and their duties to, and interest in, other funds or entities to which they provide services. Our policy is to resolve any such conflicts in good faith.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

As of the date of this Information Statement, all of the outstanding shares of our common stock are beneficially owned by American Capital. After the Spin-Off, American Capital will not own any shares of common stock of ACAP, except that certain trusts owned by American Capital and ACAM, which currently hold shares of American Capital common stock for grants of stock-based awards to employees, will receive shares of ACAP in connection with the Spin-Off.

The following table sets forth the number and percentage of outstanding American Capital common stock beneficially owned as of         by (a) each of our directors and executive officers; (b) all of our directors and executive officers as a group; and (c) each person known to us to own, of record or beneficially, 5% or more of the outstanding shares of American Capital common stock. The table also sets forth the number and percentage of shares of our common stock each of these persons is expected to receive in the Spin-Off, assuming that there are no changes in these persons’ holdings of American Capital common stock after and giving effect to a distribution ratio of         share of our common stock for every         shares of common stock of American Capital, with no fractional shares.

Beneficial ownership is determined in accordance with the federal securities laws and includes voting or investment power with respect to the securities and has been determined in accordance with Rule 13d-3 of the Exchange Act. Percentage of ownership is based on         shares of American Capital common stock outstanding as of         .

Name and Address of Beneficial Owner	Number of American Capital Shares Beneficially Owned	Percent of Class	Number of ACAP Shares to be Received in the Spin-Off	Percent of Class
Beneficial Owners of more than 5%:
Directors and Executive Officers:
Ira Wagner
Malon Wilkus
Brian Graff
John R. Erickson
Samuel A. Flax
Gordon O’Brien

Directors and Executive Officers as a group (persons)

*	Less than one percent.

Upon the completion of the Spin-Off, the following table sets out the dollar range of our equity securities beneficially owned by each of our directors. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities of ACAP to be Beneficially Owned
Interested Directors
Ira Wagner

Disinterested Directors

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policies

We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors, and employees and any person controlling or under common control with us (including American Capital), or our affiliates, subject to certain exceptions. In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we will seek Board of Directors and/or committee review and approval or exemptive relief for such transactions, as appropriate.

Our Board of Directors has also adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Compensation, Corporate Governance and Nominating Committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

In addition, our Code of Ethics, which has been approved by our Board of Directors and will be provided to all our directors, officers and the persons who provide services to us pursuant to the Management Agreement or Administration Agreement, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the Company. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our Chief Compliance Officer. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his provision of services to us. Our chief executive officer, chief financial officer, our principal accounting officer and certain other persons who may be designated by our Board of Directors or its Audit, Compliance and Valuation Committee, whom we collectively refer to as our financial executives, must consult with our Chief Compliance Officer with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit, Compliance and Valuation Committee.

Related Party Transactions

Management Agreement

American Capital is currently our sole stockholder. In connection with the Spin-Off, we and our Manager will enter into a Management Agreement, pursuant to which our Manager will provide us investment management services and be responsible for our day-to-day investment operations, subject to the supervision and oversight of our Board of Directors. For a description of the Management Agreement, see “Our Manager, American Capital, Management Agreement and Administration Agreement—Management Agreement.”

Administration Agreement

In connection with the Spin-Off, we will also enter into an Administration Agreement with our Administrator, pursuant to which it will provide or arrange for others to provide us with administrative services, personnel and facilities and may provide us or our portfolio companies with various consulting services. For a description of the Administration Agreement, see “Our Manager, American Capital, Management Agreement and Administration Agreement—Administration Agreement.”

Distribution Agreement

We intend to enter into a separation and distribution agreement with American Capital prior to consummation of the Spin-Off (the “Distribution Agreement”). In general, we will not make any representations or warranties regarding the transactions contemplated by the Distribution Agreement or the business, assets, liabilities, condition or prospects of us or American Capital. Except as expressly set forth in the Distribution Agreement or in any ancillary agreement, all assets will be transferred on an “as is, where is” basis.

Distribution. On the distribution date, each American Capital stockholder will receive         shares of our common stock for         share of common stock of American Capital held as of the record date. No fractional share of ACAP common stock will be issued in the special dividend, which means that there will not be anyone entitled to a fractional share of ACAP common stock as a result of the Spin-Off. Holders of American Capital common stock that would otherwise be entitled to fractional shares as a result of the special dividend will receive the cash value thereof.

Transfer of Assets. The Distribution Agreement will provide for the transfer to ACAP, prior to the distribution date, of one or more wholly-owned subsidiaries of American Capital, including ACAS Funding I, LLC and ACAS Funding II, LLC, and the investments listed under “Portfolio Companies.”

Transfer of Indebtedness. The Distribution Agreement will provide for the transfer to ACAP, prior to the distribution date, of ACAS Funding I, LLC and ACAS Funding II, LLC, which are wholly-owned financing subsidiaries of American Capital that invest in Senior Floating Rate Loans. ACAS Funding I, LLC is the borrower under the $1.25 Billion Revolving Credit Facility and ACAS Funding II, LLC is the borrower under the $500 Million Revolving Credit Facility. Under such facilities, we will have the ability to borrow, prepay and reborrow loans at any time prior to the commitment termination dates of February 6, 2017 and October 30, 2016, respectively, subject to certain terms and conditions. Any outstanding balance on the $1.25 Billion Revolving Credit Facility and the $500 Million Revolving Credit Facility as of the commitment termination date is repayable on the maturity date of March 6, 2017 and October 31, 2016, respectively.

Transfer of Cash. The Distribution Agreement will provide for the transfer, immediately prior to the Spin-Off, of $         in cash and cash equivalents from American Capital to us, as determined by the American Capital Board of Directors.

Assumption of Liabilities. The Distribution Agreement will provide for the assumption by ACAP, prior to the distribution date, of certain liabilities of American Capital.

Conditions. The Distribution Agreement will also provide that several conditions must be satisfied or waived by American Capital in its sole and absolute discretion before the Spin-Off can occur. For further information about these conditions, see “The Spin-Off—Spin-Off Conditions and Termination.”
Release of Claims. We will agree to broad releases pursuant to which we will release American Capital and its affiliates, successors and assigns from, and indemnify and hold harmless all such persons against and from, any claims against any of them that arise out of or relate to the management of our business, certain events that took place prior to the Spin-Off, the terms of the Distribution Agreement and the other agreements being entered into in connection with the Spin-Off and any other decision made or action taken relating to us. The releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Spin-Off, including, but not limited to, the Management Agreement and the Administration Agreement and the surviving terms of the Distribution Agreement and Tax Matters Agreement.

Indemnification. We and American Capital will agree to indemnify each other and each of our respective affiliates and representatives, and each of the heirs, executors, successors and assigns of such representatives against certain liabilities in connection with our respective businesses and any breach by such company of the Distribution Agreement.

Access to Information; Confidentiality. We and American Capital will allow each other and our respective representatives reasonable access to all records in our or their possession relating to the business and affairs of the other party, including for audit, accounting, litigation, income taxes, financial reporting and regulatory compliance purposes. Subject to limited exceptions, we and American Capital and our representatives are required to hold confidential all information in our or their possession concerning the other party.

Third-Party Beneficiaries. We and American Capital will agree that each party identified as an indemnitee in the Distribution Agreement who is not a party to the agreement is an intended third-party beneficiary of the indemnification provisions.

Further Assurances. We and American Capital will agree to take all actions reasonably necessary or desirable to consummate and make effective the transactions contemplated by the Distribution Agreement and the ancillary agreements related thereto, including using commercially reasonable efforts to promptly obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required for consummation of such transactions.

Termination. The Distribution Agreement will provide that it may be terminated by American Capital at any time prior to the Spin-Off in the sole discretion of American Capital without the approval of us or the stockholders of American Capital. In the event of such termination, neither we nor American Capital will have any liability of any kind to the other party.

License Agreement

Prior to the completion of the Spin-Off, we will enter into the License Agreement with American Capital, pursuant to which American Capital will grant us a non-exclusive, royalty free license to use the names “American Capital” and “American Capital Income” and the Internet addresses www.AmericanCapitalIncome.com and www.ACAP.com. See “Our Manager, American Capital, Management Agreement and Administration Agreement—American Capital License Agreement.”

Tax Matters Agreement

In connection with the Spin-Off, we and American Capital will enter into the Tax Matters Agreement to govern the parties’ respective rights, responsibilities and obligations with respect to taxes and related liabilities and tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other tax matters.

References in this summary to the “ACAP group” mean, with respect to any tax year (or portion thereof), us and each of our subsidiaries; and references to the “American Capital group” mean, with respect to any tax year (or portion thereof), American Capital and its subsidiaries, other than any person that is a member of the ACAP group, during such tax year (or portion thereof).

Certain of American Capital’s subsidiaries that will be contributed to ACAP currently join with American Capital in the filing of a consolidated return for U.S. federal income tax purposes and also join with American Capital in the filing of certain consolidated, combined, and unitary returns for state, local, and foreign tax purposes. However, generally for tax periods beginning after the Spin-Off, ACAP and the members of the ACAP group will not join with American Capital in the filing of federal, state, local or foreign consolidated, combined or unitary tax returns.

Under the Tax Matters Agreement, except as described below, (a) American Capital is responsible for all taxes attributable to the members of the American Capital group for pre-distribution periods and (b) we are responsible for all taxes attributable to the members of the ACAP group for pre-distribution periods. In addition, we will be responsible for all taxes attributable to members of the ACAP group for all post-distribution periods.

American Capital will be responsible for preparing and filing (a) any tax returns which include one or more members of the American Capital group, including any such consolidated, combined, unitary or other tax return for a pre-distribution period that includes one or more members of the ACAP group and (b) income tax returns that include only one or more members of the ACAP group for tax years that begin before the distribution date. We are generally responsible for preparing and filing any tax returns that include only one or more members of the ACAP group for tax years that begin on or after the distribution date. The Tax Matters Agreement will further provide for the preparation and filing of other tax returns. All tax returns will be required to be filed by the parties in a manner consistent with the PricewaterhouseCoopers LLP opinion and the IRS private letter ruling obtained in connection with the special dividend.

Each of American Capital and ACAP will generally have exclusive authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which it is responsible for preparing and filing, and the other company will assist and cooperate with the other party during the course of those proceedings. The Tax Matters Agreement will further provide for the retention of records that may affect the tax liabilities of the parties to the agreement, and cooperation between American Capital and ACAP with respect to tax matters.

We will be restricted by certain covenants related to the tax treatment of the special dividend and related transactions. These restrictive covenants will require that no member of the ACAP group will take, or fail to take, any action if such action, or failure to act (a) would be inconsistent with or prohibit the Spin-Off and certain restructuring transactions related to the Spin-Off from qualifying as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code to American Capital, its subsidiaries and the American Capital stockholders (except with respect to the receipt of cash in lieu of fractional shares of ACAP stock); or (b) would be inconsistent with, or cause to be untrue, any representation, statement, information or covenant made in connection with the IRS private letter ruling, the PricewaterhouseCoopers LLP opinion, or the Tax Matters Agreement relating to the qualification of the Spin-Off as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code. Further, each party will be restricted from taking any position for tax purposes that is inconsistent with the PricewaterhouseCoopers LLP opinion or the IRS private letter ruling obtained in connection with the Spin-Off.

We will also make certain covenants that include restrictions on us intended to preserve the tax-free status of the special dividend and related transactions. During the time period ending two years after the distribution date, these covenants, among other things, include specific restrictions on us and our subsidiaries, including our and our subsidiaries’ ability to:

•	issue, sell or redeem our stock or securities or those of certain of our subsidiaries (including securities convertible into our stock but excluding certain share issuances pursuant to compensatory arrangements and certain redemptions consistent with guidance issued by the IRS);

•	liquidate, merge or consolidate with another person;

•	sell or dispose of assets outside the ordinary course of business, or materially change the manner of operating our business, or take an action that would cause us (or our subsidiaries) to not be engaged in an active trade or business conducted immediately prior to the Spin-Off; and

•	enter into any agreement, understanding or arrangement or engage in any substantial negotiations with respect to any transaction or series of transactions which would cause us to undergo a 50% or greater change in our stock ownership by value or voting power.

We may take actions prohibited by these covenants only if the IRS has granted a favorable ruling or we obtain and provide to American Capital an opinion from U.S. tax counsel, in either case at our expense and acceptable to American Capital in its sole and absolute discretion, to the extent that such action would not jeopardize the tax-free status of the special dividend and certain related transactions.

We will generally agree to indemnify American Capital and its affiliates against any taxes and tax-related liabilities allocated to us under the Tax Matters Agreement relating to the special dividend and/or certain related transactions resulting from (a) our or any member of the ACAP group’s non-compliance with the above or other covenants in the Tax Matters Agreement, (b) any breach by us or any member of the ACAP group of certain representations and covenants made in connection with the IRS private letter ruling, the PricewaterhouseCoopers LLP opinion, or documents relating to the Spin-Off or (c) certain acquisitions of our stock or securities or those of any member of the ACAP group. This indemnification applies even if American Capital has permitted us to take an action that would otherwise have been prohibited under the tax-related covenants described above and/or we have obtained a legal opinion or private letter ruling from the IRS regarding the transaction.

Notwithstanding the Tax Matters Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods prior to the special dividend in which we (or our subsidiaries) have been included in American Capital’s consolidated group or another company’s consolidated group, we (or our subsidiaries) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, we would generally be entitled to be indemnified by American Capital for tax liabilities allocated to American Capital under the Tax Matters Agreement.

We have not entered into any other transactions in which any other director or officer or stockholder of ours or our Manager has any material interest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to the ownership of our shares of our common stock and does not purport to be a complete description of the income tax considerations applicable to such an investment. The discussion is based upon the Code, Treasury Regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis, which could affect the continuing validity of this discussion. Except as discussed herein with respect to certain aspects of the Spin-Off, we have not sought and will not seek any ruling from the IRS This summary assumes that the investors hold our common stock as capital assets (within the meaning of the Code). This summary does not discuss all aspects of U.S. federal income taxation relevant to holders of our common stock in light of their particular circumstances, or to certain types of holders subject to special treatment under U.S. federal income tax laws, including foreign taxpayers (except as discussed below), stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to use the mark-to-market method of accounting for securities holdings, financial institutions, qualified plans and individual retirement accounts. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax laws. For a summary of the material U.S. federal income tax considerations applicable to the Spin-Off, see “The Spin-Off—Material U.S. Federal Income Tax Consequences of the Spin-Off.”

For purposes of this discussion, a “U.S. stockholder” means a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons (within the meaning of the Code) have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. stockholder” means a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of shares of our common stock that is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold shares of our common stock should consult its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares of common stock will depend on the facts of his, her or its particular situation. We urge investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty, and the effect of any possible changes in the tax laws.

Election to Be Taxed as a RIC

We intend to elect to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements, as described below. In addition, to be relieved of U.S. federal income taxes on income and gains distributed to our stockholders, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

Taxation as a RIC

If we qualify as a RIC and meet the Annual Distribution Requirement, then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gains, defined as net long-term capital gains in excess of net short-term capital losses, we distribute to stockholders. We will be subject to U.S. federal income tax at regular corporate rates on any investment company taxable income or net capital gain not distributed (or deemed distributed) to our stockholders.

In addition, we will be subject to a nondeductible U.S. federal excise tax of 4% on our undistributed income unless for each calendar year we distribute (including through “deemed distributions” as described below) an amount equal to or greater than the sum of (a) 98% of our “ordinary income” (generally, our taxable income excluding net short-term and long-term capital gains or losses for the calendar year), (b) 98.2% of our “capital gain net income” (including both net short-term and long-term capital gains) realized for the 12-month period ending October 31 of such calendar year, and (c) any income realized, but not distributed, in the preceding years. For this purpose, however, any ordinary income or capital gain net income retained by us that is subject to corporate income tax for the tax year ending in the calendar year will be considered to have been distributed by year end.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things: (a) elect to be treated as a RIC; (b) meet the Annual Distribution Requirement; (c) qualify to be regulated as a BDC under the 1940 Act at all times during each taxable year; (d) derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to securities loans, gains from the sale of stock or other securities, other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income) (the “90% Income Test”); and (e) diversify our holdings so that at the end of each quarter of the taxable year (i) at least 50% of the value of our assets consists of cash and cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”), and (ii) no more than 25% of the value of our assets are invested in securities, other than U.S. government securities or securities of other RICs, of one issuer or two or more issuers that are controlled (as determined under applicable tax rules) by us and that are engaged in the same or similar or related trades or businesses or issuers that are “qualified publicly traded partnerships” (the “Diversification Tests”).

Our income for tax purposes, which determines the required distributions, generally differs from our income as measured by GAAP due to temporary and permanent timing differences in the recognition of income and expenses, returns of capital, and net unrealized appreciation or depreciation of investments.

We may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in our income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute OID or other income required to be included in taxable income prior to receipt of cash. In addition, we may be required to accrue for U.S. federal income tax purposes amounts attributable to our investment in CLOs that may differ from the distributions received in respect of such investments.

Because any OID or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the Annual Distribution Requirement. We may have to sell some of our investments at times and/or at prices we do not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

We may in the future purchase a residual or subordinated interest in a CLO that is treated for U.S. federal income tax purposes as a passive foreign investment company (“PFIC”), a foreign corporation that receives at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or holds at least 50% of its total assets in investments producing such passive income. If we purchase shares in a foreign corporation that is treated as a PFIC, we may be subject to U.S. federal income tax on our allocable share of a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if our allocable share of such income is distributed as a taxable dividend to the PFIC’s stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we elect to treat a PFIC as a qualified electing fund (“QEF”) under the Code, in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us by the QEF. Alternatively, we can elect mark-to-market treatment for a PFIC; in that case, we will recognize as ordinary income our allocable share of any increase in the value of such shares, and as ordinary loss our allocable share of any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and proceeds from dispositions of PFIC shares during that year, and such income will be taken into account for purposes of the Annual Distribution Requirement and the 4% U.S. federal excise tax.

We may in the future purchase a residual or subordinated interest in a CLO that is treated for U.S. federal income tax purposes as a controlled foreign corporation (“CFC”). In addition, we may purchase or acquire through other means an equity interest in an operating company that is considered a CFC. If we hold more than 10% of the shares in a foreign corporation that is treated as a CFC, we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. This deemed distribution of the CFC’s income for its tax year is referred to as subpart F income. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Stockholders. A “U.S. Stockholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares of a corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and such income will be taken into account for purposes of the Annual Distribution Requirement and the 4% U.S. federal excise tax.

Legislation enacted in 2010 (commonly referred to as FATCA) currently imposes a withholding tax of 30% on payments of U.S. source interest and dividends, or gross proceeds from the disposition of an instrument that produces U.S. source interest or dividends paid after December 31, 2016, to certain non-U.S. entities, including non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its United States account holders and its United States owners. The CLOs in which we invest may be treated as non-U.S. financial entities for this purpose, and therefore would be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which we invest fails to properly comply with these reporting requirements, it could reduce the amounts available to distribute to equity and junior debt class holders in such CLO, which could materially and adversely affect our operating results and cash flows.

Although the Code generally provides that income inclusions from a QEF and subpart F income will be “good income” for purposes of the 90% Income Test to the extent it is distributed to a RIC in the year it is included in the RIC’s income, the Code does not specifically provide whether income inclusions from a QEF and subpart F income for which no distribution is received during the RIC’s taxable year would be “good income” for the 90% Income Test. The IRS has issued a series of private rulings in which it has concluded that all income inclusions from a QEF and subpart F income included in a RIC’s income would constitute “good income” for purposes of the 90% Income Test. Such rulings are not binding on the IRS except with respect to the taxpayers to whom such rulings were issued. Accordingly, although we believe that the income inclusions from a QEF and subpart F income of a CLO that we are required to include in our taxable income would be “good income” for purposes of the 90% Income Test, no guaranty can be made that the IRS would not assert that such income would not be “good income” for purposes of the 90% Income Test. If such income were not considered “good income” for purposes of the 90% Income Test, we may not qualify as a RIC.

Our investments in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders will generally not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by us.

Any gain or loss attributable to fluctuations in exchange rates between the time we accrue income, expenses, or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities is generally treated as ordinary income or loss. Similarly, gain or loss on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

If we do not satisfy the Annual Distribution Requirement or otherwise do not qualify as a RIC in any taxable year, and certain relief provisions are not available, we will be subject to tax in such year on all of our taxable income, regardless of whether we make any distributions to our stockholders. In that case, all of such income will be subject to corporate-level U.S. federal income tax, reducing the amount available to be distributed to our stockholders. See “—Failure to Qualify as a RIC.”

As a RIC, we will not be allowed to carry forward or carry back a net operating loss for purposes of computing our investment company taxable income in other taxable years. We generally are permitted to carry forward for an indefinite period any capital losses not used to offset capital gains. However, future transactions that we engage in may cause our ability to use any capital loss carryforwards, and unrealized depreciation once realized, to be limited under certain provisions of the Code.

Some of the income and fees that we may recognize may not satisfy the 90% Income Test to qualify as a RIC. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy such income test, we may be required to recognize such income and fees directly or indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

Under the 1940 Act, if a BDC has any senior debt securities outstanding that were publicly issued, the BDC must make provision to prohibit the declaration of any dividend (except a dividend payable in the stock of the BDC) if its asset coverage is below 200% at the time of the distribution after deducting the amount of such dividend. If we are unable to make sufficient distributions to satisfy the Annual Distribution Requirement, we may not qualify as RIC.

Following an election to be taxed as a RIC, we will also be subject to a federal corporate level tax at the highest regular corporate rate (currently 35%) on all or a portion of the gain recognized from a sale of assets occurring within a specified period (generally, ten years) after the effective date of such election, to the extent of the built-in-gain in those assets based on the fair market value of those assets on the effective date of the RIC election in excess of our then tax basis. Gain from the sale of an asset occurring after the specified period ends will not be subject to this corporate level tax. Any recognized built-in gain will retain its character as ordinary income or capital gain and will be taken into account in determining our distribution requirement for the year such gain is recognized. As a result, we may choose not to sell in a taxable transaction appreciated assets that we might otherwise sell during the period in which the built-in gain tax applies in order to avoid the built-in gain tax. However, if we do sell such assets in a taxable transaction, the amount of corporate tax that we will pay will vary depending on the actual amount of net built-in gain or loss present in those assets as of the time we became a RIC. The amount of any resulting corporate level tax could be significant.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (a) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (b) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (c) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (d) cause us to recognize income or gain without a corresponding receipt of cash, (e) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (f) adversely alter the characterization of certain complex financial transactions, and (g) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Failure to Qualify as a RIC

If we do not satisfy the 90% Income Test for any taxable year or the Diversification Tests at the end of each quarter of such taxable year, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code apply (which, among other things may require us to pay certain corporate-level U.S. federal taxes or to dispose of certain assets).

If we were unable to qualify for treatment as a RIC, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as dividend income to the extent of our current and accumulated earnings and profits. Such dividend income would be taxable as a qualified dividend eligible for preferential U.S. federal tax rates in the case of U.S. stockholders, as discussed below, provided that the shares have been held for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain.

If we do not qualify as a RIC for two or more taxable years, in order to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next ten years.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders

Whether an investment in shares of our common stock is appropriate for a U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a U.S. stockholder may have adverse tax consequences. The following summary generally describes certain federal income tax consequences of an investment in shares of our common stock by taxable U.S. stockholders and not by U.S. stockholders that are generally exempt from U.S. federal income taxation. U.S. stockholders should consult their own tax advisors before making an investment in our common stock.

Our distributions generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to non-corporate stockholders are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for a preferential U.S. federal tax rate of either 15% or 20% (depending on whether the stockholder’s income exceeds certain threshold amounts). In this regard, however, it is anticipated that distributions paid by us will generally not be attributable to such dividends and, therefore, generally will not qualify for the preferential U.S. federal tax rates. Distributions of our net capital gain (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Long-term capital gain of an individual U.S. stockholder is generally taxed at preferential rates. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. U.S. Stockholders receiving dividends or distributions in the form of additional shares of our common stock should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount.

If we retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution,” then, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their allocable share of the U.S. federal corporate income tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their common stock. Since we expect to pay U.S. federal corporate income tax on any retained capital gains at our regular U.S. federal corporate income tax rate, and since that rate is currently in excess of the maximum U.S. federal income tax rate currently payable by individuals on long-term capital gains, the amount of U.S. federal corporate income tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the U.S. federal income tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder who is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

Under IRS rulings, dividends and other taxable distributions which are reinvested by a participant under the dividend reinvestment and stock purchase plan in original issue common stock purchased from us will be treated, for federal income tax purposes, as having been received by the participant in the form of a taxable stock distribution rather than as a cash dividend. A participant whose dividends are reinvested under the dividend reinvestment and stock purchase plan in this manner will therefore be treated as having received a distribution equal to the fair market value, on the date such purchases are made, of the shares of common stock acquired through such reinvestment.

For purposes of determining (a) whether the Annual Distribution Requirement is satisfied for any year and (b) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares of our common stock will generally include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.

A U.S. stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of their shares of our common stock. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held their shares of common stock for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of the common stock acquired will be increased to reflect the disallowed loss.

In general, individual U.S. stockholders currently are subject to a preferential U.S. federal income tax rates on their net capital gain for a taxable year. Such rates are lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the same rate that is applied to ordinary income. The deductibility of capital losses is subject to limitations under the Code.

A U.S. individual stockholder with income in excess of certain thresholds and certain estates or trusts that do not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (a) the U.S. stockholder’s “net investment income” for the relevant taxable year (or, in the case of an estate or trust, the “undistributed net investment income”) and (b) the excess of the U.S. stockholder’s modified gross income for the taxable year over certain thresholds. A U.S. stockholder’s net investment income will generally include its gross dividend income and its net gains from the disposition of shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. stockholders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in shares of our common stock.

We may be required to withhold U.S. federal income tax, or backup withholding, currently at a rate of 28% from all taxable distributions to any non-corporate U.S. stockholder (a) who does not furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding, or (b) with respect to whom the IRS notifies us that such stockholder has not properly reported certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.

If a U.S. stockholder recognizes a loss with respect to shares of our common stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder generally must file with the IRS a disclosure statement on Form 8886. Direct stockholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, stockholders of a RIC are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisors to determine the applicability of these regulations in light of their specific circumstances.

We will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts required to be included in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain, including any amounts of ordinary income eligible for treatment as qualifying dividends. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

Taxation of Non-U.S. Stockholders

Whether an investment in the shares of our common stock is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares of our common stock by a Non-U.S. stockholder may have adverse tax consequences as compared to a direct investment in the assets in which we will invest. Non-U.S. stockholders should consult their tax advisors before investing in our common stock.

If the distributions are “effectively connected” with a U.S. trade or business of the Non-U.S. stockholder, or, if an income tax treaty applies, attributable to a permanent establishment in the United States, in which case the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons, we will not be required to withhold U.S. federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Distributions of our “investment company taxable income” to Non-U.S. stockholders that are not “effectively connected” with a U.S. trade or business carried on by the Non-U.S. stockholder, will generally be subject to withholding of U.S. federal income tax at a rate of 30% (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits. Under a provision applicable for taxable years beginning before January 1, 2014, properly designated dividends received by a Non-U.S. stockholder are generally exempt from U.S. federal withholding tax when they (a) were paid in respect of our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% stockholder, reduced by expenses that are allocable to such income), or (b) were paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for such taxable year). This provision is currently not in effect for tax years beginning January 1, 2014 or later. Though Congress has in the past, we emphasize that there is no assurance that it will take any action to extend such legislation. Under this provision and depending on the circumstances, we may designate all, some or none of our potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a Non-U.S. stockholder must comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or IRS Form W8-BEN-E or an acceptable substitute or successor form). In the case of shares held through an intermediary, the intermediary could withhold even if we designate the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. stockholders should contact their intermediaries with respect to the application of these rules to their accounts.

Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder or, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States or, in the case of an individual Non-U.S. stockholder, the stockholder is present in the United States for 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, an investment in the shares of our common stock may not be appropriate for a Non-U.S. stockholder.

Effective January 1, 2014, we will be required to withhold U.S. federal income tax at a rate of 30% on payments of U.S.-source dividends (which include dividends on our common stock) and, effective January 1, 2019, on the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends made to certain non-U.S. entities that do not comply with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Stockholders may be requested to provide additional information to us or our dividend paying agent to determine whether withholding is required.

A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Prospective Non-U.S. stockholders should consult their tax advisors concerning the tax consequences to them of an investment in shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock and related provisions of our charter and bylaws. The following summary description of our stock does not purport to be complete and is qualified in its entirety by reference to the MGCL and our charter and bylaws. We encourage you to read carefully this entire Information Statement, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. The forms of our charter and bylaws, which will be adopted prior to completion of the Spin-Off, are filed as exhibits to the Registration Statement of which this Information Statement is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 600,000,000 shares of common stock and 50,000,000 shares of preferred stock, both having par value $0.01 per share. Our charter authorizes our Board of Directors to amend our charter, with the approval of a majority of the entire Board of Directors and without stockholder approval, to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of stock of any class or series. As of , 2015, 100 shares of our common stock were issued and outstanding. Set forth below is a chart describing the classes of our authorized securities under our charter:

Title of Class	Shares Authorized	Amount Outstanding as of , 2015
Common Stock, par value $ 0.01 per share	600,000,000	100
Preferred Stock, par value $ 0.01 per share	50,000,000	—

Upon completion of the Spin-Off, shares of our common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

Common Stock

The issued and outstanding shares of our common stock are fully paid and non-assessable. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock, holders of outstanding shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our Board of Directors and declared by us, and the holders of outstanding shares of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

Except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, and directors are elected by a plurality of the votes cast in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Shares of our common stock will have equal dividend, liquidation and other rights.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that the following matters require the approval of stockholders entitled to cast at least 80% of the votes entitled to be cast: (a) certain charter amendments; (b) any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company; (c) any proposal for our liquidation or dissolution; (d) any proposal regarding a merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of our assets that the Maryland General Corporation Law requires to be approved by our stockholders; or (e) any transaction between us and a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Exchange Act), and any person controlling, controlled by or under common control with any such person or member of such group, that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally. However, if such amendment or proposal is approved by a majority of our continuing directors (as defined below) (in addition to approval by our Board of Directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter, provided that with respect to any transaction referred to in (e) above, if such transaction is approved by the continuing directors, by a vote of at least two-thirds of such continuing directors, no stockholder approval of such transaction is required unless the Maryland General Corporation Law or another provision of our charter or bylaws otherwise requires such approval. The “continuing directors” are defined in our charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the board of directors or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

Our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. Because our operating assets may be held by our wholly-owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify Unissued Shares of Our Stock

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of our common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, dividends or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, our Board of Directors is required by Maryland law and by our charter to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our Board of Directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Therefore, our Board of Directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that we are authorized to issue.

We believe that the power of our Board of Directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Although our Board of Directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

Following the Spin-Off, the transfer agent and registrar for our shares of common stock will be Computershare Trust Company, N.A. The principal business address of Computershare Trust Company, N.A. is P.O. Box 30170, College Station, TX 77842.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and our charter and bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the MGCL, our charter and our bylaws. The forms of our charter and bylaws, which will be adopted prior to completion of the Spin-Off, are filed as exhibits to the Registration Statement of which this Information Statement is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our Board of Directors but may never be less than the minimum number required by the MGCL, and our bylaws provide that the number of our directors may not be more than 15. Subject to the terms of any class or series of preferred stock, vacancies on our Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Upon completion of the Spin-Off, our Board of Directors will be divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies. There is no cumulative voting in the election of directors, and directors are elected by a plurality of the votes cast in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board of Directors to fill vacancies on our Board of Directors, precludes stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Acquisition Act discussed below (if applicable), as permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our Board of Directors determines that such rights will apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors.

Pursuant to the statute, our Board of Directors will by resolution exempt business combinations between us and American Capital and its affiliates, and between us and any other person, provided that in the latter case the business combination is first approved by our Board of Directors (including a majority of our directors who are not interested persons as defined in the 1940 Act). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above, and, as a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that our Board of Directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors other than the person who has made or proposes to make the control share acquisition, an officer of the corporation or an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision could be amended or eliminated at any time in the future by our Board of Directors. However, so long as we are a BDC, we will amend our bylaws to be subject to the control share acquisition statute only if our Board of Directors determines that it would be in our best interests based on our determination that our being subject to the control share acquisition statute does not conflict with the 1940 Act.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, at such time as we are able to make a Subtitle 8 election, vacancies on our Board of Directors may be filled only by the remaining directors, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already will (a) have a classified Board, (b) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from our Board of Directors, which may also only be for cause, (c) vest in the board the exclusive power to fix the number of directorships and (d) require, unless called by our Chair of the Board, our chief executive officer, or our Board of Directors, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business is held annually on a date and at the time and place set by our Board of Directors. The Chair of our Board of Directors, our chief executive officer, or our Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our Secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our Secretary is required to prepare and deliver the notice of the special meeting.

Corporate Opportunities

Our charter provides that if any director or officer of ACAP who is also a director, officer, employee or agent of American Capital or its affiliates acquires knowledge of a potential business opportunity, ACAP renounces any potential interest or expectation in, or right to be offered or participation in, such opportunity, and the director may exploit the opportunity or offer it to others, unless the director first became aware of it solely as a direct result of his or her capacity as a director or officer of ACAP, ACAP is financially able and not prohibited from undertaking the opportunity, it is in the line of business and of practical advantage to ACAP, and ACAP has an interest or reasonable expectancy in the opportunity.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our Board of Directors or (c) by any stockholder who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors may be made only (a) by or at the direction of our Board of Directors or (b) provided that the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

Indemnification and Limitation of Liability of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•	a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company. These provisions on indemnification and limitation of liability are subject to the limitations of the 1940 Act that prohibit us from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

Forum Selection Clause

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or agents to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or agents arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or agents that is governed by the internal affairs doctrine shall be, in each case, the Circuit Court for Montgomery County, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended, these provisions of the MGCL could have similar anti-takeover effects.

REGULATION

Business Development Company Requirements

We are an externally managed, non-diversified closed-end management investment company that intends to elect to be regulated as a BDC under the 1940 Act and to elect to be treated as a RIC under the Code. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisors), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors of a BDC be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities.

We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we may, for the purpose of public resale, be deemed an “underwriter” as that term is defined in the Securities Act. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies, except that we may enter into hedging transactions to manage the risks associated with interest rate currency fluctuations. However, we may purchase or otherwise receive warrants to purchase the common stock of our portfolio companies in connection with acquisition financing or other investments. Similarly, in connection with an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances. We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, we generally cannot acquire more than 3% of the total outstanding voting stock of any registered investment company, invest more than 5% of the value of our total assets in the securities of one investment company or invest, in the aggregate, more than 10% of the value of our total assets in the securities of more than one investment company. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our stockholders to additional expenses. None of these policies is fundamental and may be changed without stockholder approval.

Qualifying Assets

As a BDC, we may not acquire any asset other than certain qualifying assets described in the 1940 Act, unless, at the time the acquisition is made, the value of such qualifying assets represent at least 70% of the value of our total assets. The principal categories of qualifying assets relevant to our business include the following:

•	securities purchased in transactions not involving any public offering from:

(a) an issuer that (i) is organized and has its principal place of business in the United States, (ii) is neither an investment company other than a wholly-owned small business investment company nor an entity that would be an investment company but for certain statutory exemptions, and (iii) does not have any class of securities listed on a national securities exchange with a market capitalization in excess of $250 million; or

(b) an issuer that satisfies the criteria set forth in clauses (a) (i) and (ii) above but not clause (a)(iii), so long as, at the time of purchase, we own at least 50% of (i) the greatest amount of equity securities of the issuer, including securities convertible into such securities and (ii) the greatest amount of certain debt securities of such issuer, held by us at any point in time during the period when such issuer was an eligible portfolio company, except that options, warrants, and similar securities which have by their terms expired and debt securities which have been converted, or repaid or prepaid in the ordinary course of business or incident to a public offering of securities of such issuer, shall not be considered to have been held by us, and we are one of the 20 largest holders of record of such issuer’s outstanding voting securities;

•	securities of an issuer described in clauses (a)(i) and (ii) above with respect to which we control (alone or together as a part of a group), we in fact exercise a controlling influence over such issuer’s management or policies and a person affiliated with us is on the issuer’s board of directors;

•	securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and

•	cash, cash items, U.S. government securities, or high quality debt securities maturing in one year or less from the time of investment.

To include certain securities above as qualifying assets for the purpose of the 70% test, a BDC must either control the issuer of the securities or offer to make significant managerial assistance available to the issuer of those securities, such as providing significant guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company or making loans to a portfolio company. We intend to offer to make significant managerial assistance available to each of our eligible portfolio companies.

Under the 1940 Act, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC without consent of the holders of a majority of our outstanding voting securities. We do not intend to make any substantial change in our structure or in the nature of our business.

Temporary Investments

Pending investment in other types of qualifying assets described in the 1940 Act, we may invest our funds in cash items, government securities, agency paper or high quality debt securities maturing in one year or less from the time of investment in such high quality debt investments. We refer to such assets and cash herein as temporary investments.

Leverage

The 1940 Act permits us, as a BDC, to issue senior securities in amounts such that our asset coverage is at least 200% after each issuance of senior securities. Asset coverage is defined in the 1940 Act as the ratio which the value of the total assets, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness. Such indebtedness may also be incurred for the purpose of effecting share repurchases. As a result, we are exposed to the risks of leverage. As permitted by the 1940 Act, we may, in addition, borrow amounts up to 5% of our total assets for temporary purposes.

Under the 1940 Act, if a BDC has any senior debt securities outstanding that were publicly issued, the BDC must make provision to prohibit the declaration of any dividend (except a dividend payable in the stock of the BDC) if its asset coverage is below 200% at the time of the distribution after deducting the amount of such dividend.

Issuance of Stock

As a BDC, we are generally not able to issue and sell our common stock at a price below our NAV per share, exclusive of any distributing commission or discount, except (a) with the prior approval of a majority of our stockholders, (b) in connection with a rights offering to our existing stockholders, or (c) under such other circumstances as the SEC may permit.

Codes of Ethics

Prior to the Spin-Off, we and our Manager will each adopt the Code of Ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the Code of Ethic’s requirements. The Code of Ethics is attached as an exhibit to the Registration Statement of which this Information Statement is a part. See “Where You Can Find More Information.” The Code of Ethics will also be available on our website at www.AmericanCapitalIncome.com or www.ACAP.com.

Proxy Voting Policies and Procedures

Our investments do not generally entitle us to voting rights in our portfolio companies. We have delegated our proxy voting responsibility to our Manager for portfolio companies in which we may have voting rights. Prior to the Spin-Off, our Manager will adopt proxy voting policies and procedures, which will be reviewed periodically by our Manager and our disinterested directors, and accordingly, are subject to change.

Introduction

As an investment adviser which will be registered under the Advisers Act, our Manager will have a fiduciary duty to act solely in the best interests of the funds to which it provides investment advisory services. As part of this duty, our Manager recognizes that it must vote fund securities in a timely manner free of conflicts of interest and in the best interests of its funds. Our Manager’s policies and procedures for voting proxies are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Our Manager’s Policy

Under our Manager’s proxy voting policies and procedures, officers of our Manager will consult with each other and our senior management team in determining how to vote, taking into account our and our stockholders’ interests, any potential conflicts of interest and any voting guidelines of our Manager. Our Manager will consult with legal counsel as appropriate to identify potential conflicts of interest. Where a potential conflict of interest exists, our Manager may, if it so elects, resolve it by following the recommendation of a disinterested third party, by seeking the direction of our disinterested directors or, in extreme cases, by abstaining from voting. While our Manager may retain an outside service to provide voting recommendations and to assist in analyzing votes, our Manager will not delegate its voting authority to any third party.

An officer of our Manager will keep a written record of how all such proxies are voted. Our Manager will retain records of (a) proxy voting policies and procedures, (b) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (c) all votes cast, (d) investor requests for voting information and (e) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, our Manager may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

You may obtain information regarding how we voted proxies, free of charge, by making a written request for proxy voting information to: American Capital Income, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814 or by calling us collect at (301) 272-9978.

Other

As a BDC, we will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, we will be prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

Prior to the Spin-Off, we and our Manager will adopt and implement written policies and procedures reasonably designed to prevent violation of relevant federal securities laws, obtain approval of our and its respective board of directors of these policies and procedures, review these policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

SAFEKEEPING, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR AND TRUSTEE

Our securities will be held under a custodian agreement by         . The principal business address of         is         . Our assets will be held under bank custodianship in compliance with the 1940 Act. Computershare Trust Company, N.A. will act as our transfer and dividend paying agent and registrar. The principal business address of Computershare Trust Company, N.A. is P.O. Box 30170, College Station, TX 77842.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we intend to generally acquire and dispose of our investments in privately negotiated transactions, we expect to infrequently use brokers in the normal course of business. Subject to policies to be established by our Board of Directors, our Manager will be primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our Manager does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Manager generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our Manager may select a broker based partly upon brokerage or research services provided to our Manager and us and any other funds that it manages. In return for such services, we may pay a higher commission than other brokers would charge if our Manager determines in good faith that such commission is reasonable in relation to the services provided.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, independent registered public accounting firm, has audited our balance sheet as of August 31, 2015 appearing in this Information Statement. We have included such items in this Information Statement and elsewhere in the Registration Statement of which this Information Statement is a part in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing. The address of Ernst & Young LLP is 8484 Westpark Drive, McLean, Virginia 22102.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form 10 with the SEC with respect to the shares of our common stock being distributed in the Spin-Off, as contemplated by this Information Statement. This Information Statement is a part of, and does not contain all of the information set forth in, the Registration Statement and the exhibits and schedules to the Registration Statement. For further information with respect to our company and our common stock, please refer to the Registration Statement, including its exhibits and schedules. Statements made in this Information Statement relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement, including its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549, as well as on the Internet website maintained by the SEC at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Information contained on any website referenced in this Information Statement does not and will not constitute a part of this Information Statement or the Registration Statement of which this Information Statement is a part.

As a result of the Spin-Off and our registration under the Exchange Act, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. We will make such filings, and all amendments thereto, available free of charge on our website as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. We intend to furnish holders of our common stock with annual reports containing combined financial statements prepared in accordance with GAAP and audited and reported on, with an opinion expressed thereto, by an independent registered public accounting firm.

You may request a copy of any of our filings with the SEC at no cost, by writing or telephoning us at the following address:

American Capital Income, Ltd.

Investor Relations

2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

Tel: (301) 272-9978

Fax: (301) 917-3206

Our corporate website will be located at www.AmericanCapitalIncome.com or www.ACAP.com. Information contained on our website or on the SEC’s website about us is not incorporated into this Information Statement or the Registration Statement and you should not consider information contained on our website or on the SEC’s website to be part thereof.

You should rely only on the information contained in this Information Statement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this Information Statement.

American Capital is subject to the reporting requirements of the SEC and is required to file with the SEC annual, quarterly and special reports, proxy statements and other information. American Capital’s publicly available filings can be found on the SEC’s website at www.sec.gov.

We incorporate by reference in this Information Statement the following documents, which American Capital has filed or will file with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	American Capital’s annual report on Form 10-K for the year ended December 31, 2014; and

•	American Capital’s quarterly report on Form 10-Q for the quarter ended June 30, 2015.

The documents incorporated by reference contain important information about American Capital and its financial condition and results of operations. You may obtain any of the documents incorporated by reference in this Information Statement from the SEC as provided above. You also may request a copy of any document incorporated by reference in this Information Statement (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or calling American Capital at the following address: American Capital, Ltd., Investor Relations, 2 Bethesda Metro Center, Bethesda, MD 20814, telephone (301) 951-5917.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

American Capital Income, Ltd.

We have audited the accompanying balance sheet of American Capital Income, Ltd. (the “Company”) as of August 31, 2015. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Capital Income, Ltd. at August 31, 2015, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

McLean, Virginia

September 30, 2015

AMERICAN CAPITAL INCOME, LTD.

BALANCE SHEET AS OF AUGUST 31, 2015

ASSETS
Cash and cash equivalents	$1,000

Total assets	$1,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities	$—
Shareholders’ equity:
Common stock, $ 0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	1
Additional paid-in capital	999

Total shareholders’ equity	1,000

Total liabilities and shareholders’ equity	$1,000

See accompanying notes to the Balance Sheet.

AMERICAN CAPITAL INCOME, LTD.

NOTES TO BALANCE SHEET AS OF AUGUST 31, 2015

Note 1. Formation and Organization

American Capital Income, Ltd. (the “Company”) was organized as a Maryland corporation on February 23, 2015 by its sole stockholder, American Capital, Ltd. (“American Capital”), in connection with American Capital’s planned transfer of most of American Capital’s existing investment assets to the Company and subsequent distribution of all of the outstanding shares of the Company’s common stock to American Capital’s stockholders (the “Spin-Off”).

The Company intends to operate as a non-diversified closed-end management investment company and to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company also intends to elect to be taxed as a regulated investment company (“RIC”), as defined in Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and to distribute annually at least 90% of its investment company taxable income to its stockholders. In connection with the Spin-Off, the Company plans to list its shares of common stock on The NASDAQ Global Select Market under the trading symbol “ACAP.” The Company will be externally managed and advised by American Capital ACAP Management, LLC (the “Manager”), which is indirectly, wholly-owned by American Capital.

The Company is currently authorized to issue up to 1,000 shares of common stock, par value $0.01 per share, under its charter. As of August 31, 2015, American Capital was the sole stockholder of the Company. American Capital’s initial capital contribution to the Company of $1,000 was made on August 28, 2015. The Company has not commenced operations.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Organizational Costs

Organizational costs include corporate filing costs, audit fees related to the initial registration and initial balance sheet audit and various legal start-up costs. Organizational costs incurred prior to the Spin-Off will be paid directly by American Capital. Therefore, no such costs have been accrued for by the Company as of the balance sheet date.

Organizational costs fall into one of two categories. Certain organizational costs, including costs associated with preparing the initial registration statement, typesetting and printing of the information statement, federal and state registration fees are classified as registration costs and will be charged to additional paid-in-capital upon completion of the Spin-Off. All other organizational costs that are not deemed registration costs (as they do not fall into the categories specified above) will be expensed upon completion of the Spin-Off.

Cash

Cash consists of demand deposits at a financial institution.

Note 3. Off-Balance Sheet Arrangements

As of August 31, 2015, the Company did not have any off-balance sheet arrangements.

Note 4. Subsequent Events

There have been no subsequent events that require recognition or disclosure through September 30, 2015, the date that the financial statement was available to be issued.

SCHEDULE OF INVESTMENTS

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
NON-CONTROL / NON-AFFILIATE INVESTMENTS
2 TRANSAM LLC(5)	Real Estate	First Lien Senior Debt	5.4%	N/A	1/18		$5.6	$5.6	$5.6
Aderant North America, Inc.	Software	Second Lien Senior Debt	10.0%	N/A	6/19		27.6	27.5	27.9
AmWINS Group, LLC	Insurance	Second Lien Senior Debt	9.5%	N/A	9/20		46.0	44.9	46.5
Bensussen Deutsch & Associates, LLC	Distributors	Second Lien Senior Debt	12.0%	2.0%	9/19		45.8	43.6	46.7
		Common Stock(3)				1,224,089		2.2	8.6

								45.8	55.3

BeyondTrust Software, Inc.	Software	First Lien Senior Debt	8.0%	N/A	9/19		32.1	32.1	32.1
BRG Sports, Inc.	Leisure Products	Redeemable Preferred Stock(3)				2,009		2.5	3.0
		Common Units(3)				6,569,721		0.7	—

								3.2	3.0

CAMP International Holding Company	Transportation Infrastructure	Second Lien Senior Debt	8.3%	N/A	11/19		15.0	15.0	15.1
CGSC of Delaware Holdings Corporation (5)	Insurance	Second Lien Senior Debt	8.3%	N/A	10/20		2.0	2.0	1.7
Compusearch Software Systems, Inc.	Software	Second Lien Senior Debt	9.8%	N/A	11/21		51.0	51.0	51.0
Convergint Technologies, LLC	Commercial Services & Supplies	Second Lien Senior Debt	9.0%	N/A	12/17-12/20		94.0	94.0	94.0
CPI Buyer, LLC	Trading Companies & Distributors	Second Lien Senior Debt	8.5%	N/A	8/22		25.0	24.7	24.7
Crossroads Equity Holdings LLC	Real Estate	First Lien Senior Debt	5.7%	N/A	6/18		3.2	3.2	3.2
Datapipe, Inc.	IT Services	Second Lien Senior Debt	8.5%	N/A	9/19		29.5	29.1	28.9
Delsey Holding S.A.S.(5)	Textiles, Apparel &	First Lien Senior Debt	6.5%	3.3%	12/16		96.2	96.2	92.5
	Luxury Goods	Mezzanine Debt	N/A	11.0%	12/22		13.9	13.9	9.0

								110.1	101.5

Denver II Hospitality, LLC	Real Estate	First Lien Senior Debt	5.2%	N/A	7/18		12.0	12.0	12.0
DiversiTech Corporation	Building Products	Second Lien Senior Debt	9.0%	N/A	11/22		9.5	9.4	9.4
Electronic Warfare Associates, Inc.	IT Services	First Lien Senior Debt Common Stock Warrants(3)	12.0%	3.1%	2/19	863,887	21.7	21.0 0.8	21.0 0.8

								21.8	21.8

Exchange South Owner, LLC(5)	Real Estate	First Lien Senior Debt	7.7%	N/A	1/18		6.9	6.9	6.9
Financière Newglass S.A.S.(5)	Building Products	Convertible Preferred Stock				15,000,000		17.0	12.6
Financière OFIC S.A.S. (5)	Building Products	Warrants(3)				3,047,200		—	4.1
Flexera Software LLC	Software	Second Lien Senior Debt	8.0%	N/A	4/21		5.0	5.0	5.0
Foamex Innovations, Inc.	Household Durables	Common Stock(3)				2,708		—	0.6
		Common Stock Warrants(3)				7,067		—	0.2

								—	0.8

Hyland Software, Inc.	Software	Second Lien Senior Debt	8.3%	N/A	7/23		10.0	10.0	10.0
Inmar, Inc.	Commercial Services & Supplies	Second Lien Senior Debt	8.0%	N/A	1/22		20.0	19.8	19.7
Iotum Global Holdings, Inc.(5)	Diversified Telecommunication Services	First Lien Senior Debt	N/A	10.0%	5/17		1.9	1.9	1.9
iParadigms, LLC	Internet Software & Services	Second Lien Senior Debt	8.3%	N/A	7/22		39.5	39.3	39.5
Jazz Acquisition, Inc.	Aerospace & Defense	Second Lien Senior Debt	7.8%	N/A	6/22		25.0	24.9	24.3
Landslide Holdings, Inc.	Software	Second Lien Senior Debt	8.3%	N/A	2/21		9.0	9.0	8.7
Legendre Holding 31 S.A.(5)	Leisure Products	First Lien Senior Debt	7.2%	N/A	1/21		9.1	9.1	8.7
Lenox Park C-F Owner, LLC	Real Estate	First Lien Senior Debt	4.9%	N/A	4/18		17.0	17.0	17.0

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
LTG Acquisition, Inc.	Communications	Second Lien Senior Debt	9.0%	N/A	10/20		46.0	46.0	44.4
	Equipment	Common Stock(3)				5,000		5.0	5.0

								51.0	49.4

Mitchell International, Inc.	Software	Second Lien Senior Debt	8.5%	N/A	10/21		7.0	6.9	7.0
M-IV Lake Center LLC (5)	Real Estate	First Lien Senior Debt	5.4%	N/A	12/17		7.0	7.0	7.0
OnCourse Learning Corporation	Diversified Consumer Services	First Lien Senior Debt	8.5%	N/A	2/19		19.9	19.7	19.7
Parkeon S.A.S.(5)	Electronic Equipment,	First Lien Senior Debt	2.3%	N/A	12/17		4.2	3.9	2.8
	Instruments & Components	Redeemable Preferred Stock(3)				5,234,743		0.5	2.3

								4.4	5.1

Parts Holding Coörperatief U.A(5)	Distributors	Membership Entitlements(3)				741,684		6.4	7.7
Photonis Technologies SAS(5)	Aerospace & Defense	First Lien Senior Debt	8.5%	N/A	9/19		19.9	19.7	19.7
Ranpak Corp.	Containers & Packaging	Second Lien Senior Debt	8.3%	N/A	10/22		25.0	25.0	25.1
Sage Products Holdings III, LLC	Health Care Equipment & Supplies	Second Lien Senior Debt	9.3%	N/A	6/20		20.6	20.7	20.9
Sparta Systems, Inc.	IT Services	First Lien Senior Debt	6.5%	N/A	7/20		24.8	24.6	24.9
		Convertible Preferred Stock				743		0.8	0.8
		Common Stock(3)				308,224		—	0.4

								25.4	26.1

Systems Maintenance Services Holding, Inc.	IT Services	Second Lien Senior Debt	9.3%	N/A	10/20		33.0	32.8	32.8
Teasdale Foods, Inc.	Food & Staples Retailing	Second Lien Senior Debt	8.8%	N/A	10/21		31.5	31.5	31.5
Tectum Holdings, Inc.	Auto Components	Second Lien Senior Debt	9.8%	N/A	1/21		41.5	40.9	41.9
		Convertible Preferred Stock(3)				25,000		2.5	3.3

								43.4	45.2

Tyche Holdings, LLC	IT Services	Second Lien Senior Debt	9.0%	N/A	11/22		33.0	32.9	33.2
Tyden Cayman Holdings	Electronic Equipment,	Convertible Preferred Stock(3)				46,276		0.1	0.2
Corp.(5)	Instruments & Components	Common Stock(3)				5,521,203		5.5	3.0

								5.6	3.2

W3 Co.	Commercial Services & Supplies	Second Lien Senior Debt	9.3%	N/A	9/20		10.7	10.6	8.6
WP CPP Holdings, LLC	Aerospace & Defense	Second Lien Senior Debt	8.8%	N/A	4/21		19.7	19.6	19.8
WRH, Inc.	Life Sciences Tools & Services	Mezzanine Debt	9.1%	6.1%	8/18		100.0	99.7	95.3
SENIOR FLOATING RATE LOANS
1011778 B.C. Unlimited Liability Company(5)	Hotels, Restaurants & Leisure	First Lien Senior Debt	3.8%	N/A	12/21		17.9	17.8	17.9
24 Hour Fitness Worldwide, Inc.	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.8%	N/A	5/21		7.6	7.6	7.2
Accellent Inc.	Health Care Equipment & Supplies	First Lien Senior Debt	4.5%	N/A	3/21		17.4	17.3	17.3
Acosta Holdco, Inc.	Media	First Lien Senior Debt	4.3%	N/A	9/21		26.9	27.0	26.9
Advantage Sales &	Professional Services	First Lien Senior Debt	4.3%	N/A	7/21		25.8	25.8	25.8
Marketing Inc.		Second Lien Senior Debt	7.5%	N/A	7/22		1.0	1.0	1.0

								26.8	26.8

Affinia Group Inc.	Auto Components	First Lien Senior Debt	4.8%	N/A	4/20		7.6	7.6	7.6
Air Medical Group Holdings, Inc.	Health Care Providers & Services	First Lien Senior Debt	4.5%	N/A	4/22		4.0	4.0	4.0
Akorn, Inc.(5)	Pharmaceuticals	First Lien Senior Debt	4.5%	N/A	4/21		5.0	5.0	5.0
Albertson’s LLC	Food & Staples Retailing	First Lien Senior Debt	5.4%	N/A	3/19		2.0	2.0	2.0
AlixPartners, LLP	Diversified Financial Services	First Lien Senior Debt	4.0%	N/A	7/20		18.9	18.9	18.9
Alliance Laundry Systems LLC	Machinery	First Lien Senior Debt	4.3%	N/A	12/18		9.8	9.8	9.8

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Alliant Holdings I, LLC	Insurance	First Lien Senior Debt	5.0%	N/A	12/19		2.2	2.2	2.2
Allison Transmission, Inc. (5)	Auto Components	First Lien Senior Debt	3.5%	N/A	8/19		5.0	5.0	5.0
American Airlines, Inc.(5)	Airlines	First Lien Senior Debt	3.5%	N/A	6/20		9.9	9.9	9.9
American Renal Holdings Inc.	Health Care Providers & Services	First Lien Senior Debt	4.5%	N/A	8/19		7.5	7.5	7.5
American Tire Distributors, Inc.	Distributors	First Lien Senior Debt	5.3%	N/A	9/21		5.0	4.9	5.0
AmSurg Corp.(5)	Health Care Providers & Services	First Lien Senior Debt	3.8%	N/A	7/21		16.9	16.9	16.9
AmWINS Group, LLC	Insurance	First Lien Senior Debt	5.3%	N/A	9/19		8.8	8.8	8.8
Anchor Glass Container Corporation	Containers & Packaging	First Lien Senior Debt	4.6%	N/A	6/21-6/22		19.6	19.6	19.6
Applied Systems, Inc.	Software	First Lien Senior Debt	4.3%	N/A	1/21		8.9	8.9	8.9
Aquilex LLC	Commercial Services & Supplies	First Lien Senior Debt	5.0%	N/A	12/20		2.0	2.0	1.9
Aramark Corporation(5)	Commercial Services & Supplies	First Lien Senior Debt	3.3%	N/A	2/21		14.7	14.6	14.7
Ardent Medical Services, Inc.	Health Care Providers & Services	First Lien Senior Debt	6.8%	N/A	7/18		0.3	0.3	0.3
ARG IH Corporation	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.8%	N/A	11/20		6.8	6.8	6.8
Aristocrat Leisure Limited(5)	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.8%	N/A	10/21		6.9	6.8	6.9
Ascend Learning, LLC	Diversified Consumer Services	First Lien Senior Debt	5.5%	N/A	7/19		2.4	2.4	2.4
Ascensus, Inc.	Commercial Services & Supplies	First Lien Senior Debt	5.0%	N/A	12/19		5.7	5.8	5.7
Asurion, LLC	Commercial Services & Supplies	First Lien Senior Debt	5.0%	N/A	5/19		7.3	7.4	7.4
Atlantic Power Limited Partnership(5)	Independent Power & Renewable Electricity Producers	First Lien Senior Debt	4.8%	N/A	2/21		4.1	4.1	4.1
Axalta Coating Systems Dutch Holding B B.V. (5)	Chemicals	First Lien Senior Debt	3.8%	N/A	2/20		5.0	5.0	5.0
AZ Chem US Inc.	Chemicals	First Lien Senior Debt	4.5%	N/A	6/21		4.2	4.3	4.2
B/E Aerospace, Inc.(5)	Aerospace & Defense	First Lien Senior Debt	4.0%	N/A	12/21		6.0	6.0	6.0
BarBri, Inc.	Diversified Consumer Services	First Lien Senior Debt	4.5%	N/A	7/19		9.3	9.3	8.7
Bass Pro Group, LLC	Specialty Retail	First Lien Senior Debt	4.0%	N/A	6/20		8.0	8.0	8.0
Berlin Packaging L.L.C.	Containers & Packaging	First Lien Senior Debt	4.5%	N/A	10/21		9.4	9.4	9.5
BJ’s Wholesale Club, Inc.	Food & Staples Retailing	First Lien Senior Debt	4.5%	N/A	9/19		6.9	6.9	6.9
Blackboard Inc.	Software	First Lien Senior Debt	4.8%	N/A	10/18		4.9	5.0	4.9
Blue Coat Holdings, Inc.	Communications Equipment	First Lien Senior Debt	4.5%	N/A	5/22		7.0	7.0	7.0
Boulder Brands, Inc.(5)	Food Products	First Lien Senior Debt	4.5%	N/A	7/20		6.3	6.3	6.2
Boyd Gaming Corporation(5)	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.0%	N/A	8/20		6.2	6.2	6.2
The Brickman Group Ltd. LLC	Commercial Services & Supplies	First Lien Senior Debt	4.0%	N/A	12/20		17.9	17.8	17.8
Burlington Coat Factory Warehouse Corporation(5)	Specialty Retail	First Lien Senior Debt	4.3%	N/A	8/21		10.6	10.6	10.6
BWay Intermediate Company, Inc.	Containers & Packaging	First Lien Senior Debt	5.5%	N/A	8/20		4.0	3.9	4.0
Camp International Holding Company	Transportation Infrastructure	First Lien Senior Debt	4.8%	N/A	5/19		7.7	7.7	7.7
Capital Automotive L.P.	Real Estate	First Lien Senior Debt	4.0%	N/A	4/19		16.3	16.3	16.3

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Capital Safety North America Holdings Inc.	Commercial Services & Supplies	First Lien Senior Debt	3.8%	N/A	3/21		9.3	9.2	9.3
Capsugel Holdings US, Inc.	Pharmaceuticals	First Lien Senior Debt	3.5%	N/A	8/18		29.4	29.3	29.4
Carecore National, LLC	Health Care Providers & Services	First Lien Senior Debt	5.5%	N/A	3/21		4.9	5.0	5.0
Carros Finance Luxembourg S.A.R.L. (5)	Machinery	First Lien Senior Debt	4.5%	N/A	9/21		8.9	9.0	9.0
Catalent Pharma Solutions, Inc.(5)	Pharmaceuticals	First Lien Senior Debt	4.3%	N/A	5/21		15.4	15.4	15.4
CCM MERGER INC.	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.5%	N/A	8/21		4.6	4.6	4.6
CEC Entertainment, Inc.	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.0%	N/A	2/21		12.4	12.2	12.1
Cequel Communications, LLC	Media	First Lien Senior Debt	3.5%	N/A	2/19		30.9	30.8	30.9
Checkout Holding Corp.	Media	First Lien Senior Debt	4.5%	N/A	4/21		5.0	5.0	4.4
CHS/Community Health Systems, Inc.(5)	Health Care Providers & Services	First Lien Senior Debt	3.9%	N/A	12/19-1/21		17.0	17.0	17.0
CityCenter Holdings, LLC	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.3%	N/A	10/20		24.5	24.5	24.6
ClubCorp Club Operations, Inc.(5)	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.3%	N/A	7/20		3.0	3.0	3.0
Commscope, Inc.(5)	Communications Equipment	First Lien Senior Debt	3.8%	N/A	12/22		1.5	1.5	1.5
Compuware Corporation	Software	First Lien Senior Debt	6.3%	N/A	12/21		2.0	1.9	1.9
Connolly, LLC	Professional Services	First Lien Senior Debt	4.5%	N/A	5/21		3.6	3.6	3.6
		Second Lien Senior Debt	8.0%	N/A	5/22		1.0	1.0	1.0

								4.6	4.6

Consolidated Communications, Inc. (5)	Diversified Telecommunication Services	First Lien Senior Debt	4.3%	N/A	12/20		4.9	5.0	4.9
ConvaTec Inc.(5)	Health Care Equipment & Supplies	First Lien Senior Debt	4.3%	N/A	6/20		1.0	1.0	1.0
CPG International Inc.	Building Products	First Lien Senior Debt	4.8%	N/A	9/20		7.4	7.4	7.4
CPI Buyer, LLC	Trading Companies & Distributors	First Lien Senior Debt	5.5%	N/A	8/21		2.0	2.0	2.0
CPI International Inc.	Electronic Equipment, Instruments & Components	First Lien Senior Debt	4.3%	N/A	11/17		10.4	10.4	10.4
CT Technologies Intermediate Holdings, Inc.	Health Care Technology	First Lien Senior Debt	5.7%	N/A	12/21		4.5	4.4	4.5
DAE Aviation Holdings, Inc.	Aerospace & Defense	First Lien Senior Debt	6.3%	N/A	11/18		3.2	3.2	3.2
Del Monte Foods, Inc.(5)	Food Products	First Lien Senior Debt	4.3%	N/A	2/21		4.9	4.9	4.7
Dell International LLC	Technology Hardware, Storage & Peripherals	First Lien Senior Debt	4.0%	N/A	4/20		22.1	22.2	22.2
Deltek, Inc.	Software	First Lien Senior Debt	5.0%	N/A	6/22		7.9	7.9	7.9
Devix Topco(5)	Containers & Packaging	First Lien Senior Debt	4.3%	N/A	5/21		2.0	2.0	2.0
Dialysis Newco, Inc.	Health Care Providers & Services	First Lien Senior Debt	4.5%	N/A	4/21		11.9	11.9	11.9
Dole Food Company, Inc.	Food Products	First Lien Senior Debt	4.5%	N/A	11/18		14.8	14.8	14.8
Dollar Tree, Inc.(5)	Multiline Retail	First Lien Senior Debt	3.5%	N/A	3/22		12.2	12.3	12.2
DPX Holdings B.V.(5)	Life Sciences Tools & Services	First Lien Senior Debt	4.3%	N/A	3/21		6.9	6.9	6.9
Drew Marine Group Inc.	Chemicals	First Lien Senior Debt	4.5%	N/A	11/20		4.9	4.9	4.9
DTZ U.S. Borrower, LLC (5)	Real Estate	First Lien Senior Debt	5.5%	N/A	11/21		2.0	2.0	2.0

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Duff & Phelps Corporation	Capital Markets	First Lien Senior Debt	4.5%	N/A	4/20		13.3	13.4	13.4
DynCorp International Inc.	Aerospace & Defense	First Lien Senior Debt	6.3%	N/A	7/16		1.0	1.0	1.0
Dynegy Inc.(5)	Independent Power & Renewable Electricity Producers	First Lien Senior Debt	4.0%	N/A	4/20		2.0	2.0	2.0
Eco Services Operations LLC	Chemicals	First Lien Senior Debt	4.8%	N/A	12/21		2.0	2.0	2.0
EFS Cogen Holdings I LLC	Independent Power & Renewable Electricity Producers	First Lien Senior Debt	3.8%	N/A	12/20		13.7	13.7	13.7
Electrical Components International, Inc.	Electrical Equipment	First Lien Senior Debt	5.8%	N/A	5/21		3.0	3.0	3.0
Emdeon Inc.	Health Care Technology	First Lien Senior Debt	3.8%	N/A	11/18		13.9	13.9	13.9
Emerald Expositions Holding, Inc.	Media	First Lien Senior Debt	4.8%	N/A	6/20		4.6	4.6	4.6
Energy Transfer Equity, L.P.(5)	Oil, Gas & Consumable Fuels	First Lien Senior Debt	4.0%	N/A	12/19		5.6	5.6	5.6
Entravision Communications Corporation(5)	Media	First Lien Senior Debt	3.5%	N/A	5/20		1.9	1.9	1.8
Evergreen Acqco 1 LP	Multiline Retail	First Lien Senior Debt	5.0%	N/A	7/19		1.4	1.4	1.3
EWT Holdings III Corp.	Machinery	First Lien Senior Debt	4.8%	N/A	1/21		4.9	5.0	4.9
Fairmount Minerals, Ltd.	Metals & Mining	First Lien Senior Debt	4.5%	N/A	9/19		4.9	5.0	4.7
FCA US LLC(5)	Automobiles	First Lien Senior Debt	3.3%	N/A	12/18		11.9	11.9	11.9
Ferro Corporation(5)	Chemicals	First Lien Senior Debt	4.0%	N/A	7/21		6.0	5.9	6.0
Filtration Group Corporation	Industrial Conglomerates	First Lien Senior Debt	4.3%	N/A	11/20		5.6	5.6	5.6
First Data Corporation	IT Services	First Lien Senior Debt	3.9%	N/A	3/18-6/22		37.4	37.4	37.4
Fitness International, LLC	Hotels, Restaurants & Leisure	First Lien Senior Debt	5.5%	N/A	7/20		3.6	3.6	3.5
Flexera Software LLC	Software	First Lien Senior Debt	4.5%	N/A	4/20		5.1	5.2	5.1
Fly Funding II S.à r.l.(5)	Trading Companies & Distributors	First Lien Senior Debt	3.5%	N/A	8/19		4.4	4.5	4.4
Flying Fortress Inc.(5)	Capital Markets	First Lien Senior Debt	3.5%	N/A	4/20		5.3	5.3	5.3
FMG Resources (August 2006) Pty LTD(5)	Metals & Mining	First Lien Senior Debt	3.8%	N/A	6/19		4.9	4.9	4.4
FullBeauty Brands, Inc.	Internet & Catalog Retail	First Lien Senior Debt	4.8%	N/A	3/21		8.4	8.4	8.4
Gates Global LLC	Machinery	First Lien Senior Debt	4.3%	N/A	7/21		18.0	17.9	17.8
Generic Drug Holdings, Inc.	Pharmaceuticals	First Lien Senior Debt	5.0%	N/A	8/20		3.5	3.5	3.5
Global Tel*Link Corporation	Diversified Telecommunication Services	First Lien Senior Debt	5.0%	N/A	5/20		6.2	6.2	6.1
The Goodyear Tire & Rubber Company(5)	Auto Components	Second Lien Senior Debt	3.8%	N/A	4/19		6.3	6.3	6.3
Greeneden U.S. Holdings II, LLC	Software	First Lien Senior Debt	4.0%	N/A	2/20		18.9	18.7	18.8
Grosvenor Capital Management Holdings, LLLP	Capital Markets	First Lien Senior Debt	3.8%	N/A	1/21		13.3	13.3	13.3
Guggenheim Partners Investment Management Holdings, LLC	Capital Markets	First Lien Senior Debt	4.3%	N/A	7/20		4.9	4.9	5.0
H. J. Heinz Company	Food Products	First Lien Senior Debt	3.3%	N/A	6/20		37.2	37.2	37.2
Hampton Rubber Company	Energy Equipment & Services	First Lien Senior Debt	5.0%	N/A	3/21		4.0	4.0	3.6
Harbor Freight Tools USA, Inc.	Specialty Retail	First Lien Senior Debt	4.8%	N/A	7/19		24.9	25.0	25.0

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Hearthside Group Holdings, LLC	Food Products	First Lien Senior Debt	4.5%	N/A	6/21		12.4	12.4	12.4
Hemisphere Media Holdings, LLC(5)	Media	First Lien Senior Debt	5.0%	N/A	7/20		0.9	0.9	0.9
The Hertz Corporation(5)	Road & Rail	First Lien Senior Debt	3.5%	N/A	3/18		15.0	14.9	14.9
HFOTCO LLC	Oil, Gas & Consumable Fuels	First Lien Senior Debt	4.3%	N/A	8/21		1.0	1.0	1.0
The Hillman Group, Inc.	Machinery	First Lien Senior Debt	4.5%	N/A	6/21		10.9	10.9	10.9
Houghton Mifflin Harcourt Company(5)	Diversified Consumer Services	First Lien Senior Debt	4.0%	N/A	5/21		2.9	2.9	2.9
Hub International Limited	Insurance	First Lien Senior Debt	4.0%	N/A	10/20		23.4	23.2	23.2
Hudson Products Holdings Inc.	Energy Equipment & Services	First Lien Senior Debt	5.0%	N/A	3/19		7.1	7.1	7.0
Huntsman International LLC(5)	Chemicals	First Lien Senior Debt	3.8%	N/A	10/21		7.0	7.0	7.0
Hyland Software, Inc.	Software	First Lien Senior Debt	4.8%	N/A	2/21-6/22		11.0	11.0	11.0
Immucor, Inc.	Health Care Equipment & Supplies	First Lien Senior Debt	5.0%	N/A	8/18		7.9	7.9	7.9
IMS Health Incorporated(5)	Health Care Technology	First Lien Senior Debt	3.5%	N/A	3/21		5.4	5.3	5.4
Indra Holdings Corp.	Textiles, Apparel & Luxury Goods	First Lien Senior Debt	5.3%	N/A	5/21		4.1	4.1	4.0
Ineos US Finance LLC(5)	Chemicals	First Lien Senior Debt	4.3%	N/A	3/22		8.0	8.0	8.0
Infinity Acquisition, LLC	Software	First Lien Senior Debt	4.0%	N/A	8/21		5.0	4.9	4.9
Informatica Corporation	Software	First Lien Senior Debt	4.5%	N/A	6/22		12.0	12.0	12.0
Information Resources, Inc.	Professional Services	First Lien Senior Debt	4.8%	N/A	9/20		12.9	12.9	12.9
Inmar, Inc.	Commercial Services & Supplies	First Lien Senior Debt	4.3%	N/A	1/21		4.9	4.9	4.8
Intelsat Jackson Holdings S.A.(5)	Diversified Telecommunication Services	First Lien Senior Debt	3.8%	N/A	6/19		5.0	5.0	5.0
Interactive Data Corporation	Media	First Lien Senior Debt	4.8%	N/A	5/21		13.4	13.4	13.5
Ion Media Networks, Inc.	Media	First Lien Senior Debt	4.8%	N/A	12/20		7.9	8.0	8.0
J. Crew Group, Inc.	Specialty Retail	First Lien Senior Debt	4.0%	N/A	3/21		7.4	7.4	6.4
J.C. Penney Corporation, Inc.(5)	Multiline Retail	First Lien Senior Debt	5.0%	N/A	6/19		2.0	2.0	2.0
Jazz Acquisition, Inc.	Aerospace & Defense	First Lien Senior Debt	4.5%	N/A	6/21		5.0	4.9	4.9
Key Safety Systems, Inc.	Auto Components	First Lien Senior Debt	4.8%	N/A	8/21		7.2	7.2	7.2
Kindred Healthcare, Inc. (5)	Health Care Providers & Services	First Lien Senior Debt	4.3%	N/A	4/21		14.3	14.3	14.4
La Frontera Generation, LLC	Independent Power & Renewable Electricity Producers	First Lien Senior Debt	4.5%	N/A	9/20		13.6	13.7	13.6
La Quinta Intermediate Holdings L.L.C.(5)	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.0%	N/A	4/21		6.3	6.3	6.3
Landmark Aviation FBO Canada, Inc.(5)	Aerospace & Defense	First Lien Senior Debt	4.8%	N/A	10/19		0.3	0.3	0.3
Landslide Holdings, Inc.	Software	First Lien Senior Debt	5.0%	N/A	2/20		7.3	7.3	7.3
Leonardo Acquisition Corp.	Internet & Catalog Retail	First Lien Senior Debt	4.3%	N/A	1/21		12.3	12.3	12.3
Level 3 Financing, Inc.(5)	Diversified Telecommunication Services	First Lien Senior Debt	3.5%	N/A	5/22		7.0	7.0	7.0
Libbey Glass Inc.(5)	Household Durables	First Lien Senior Debt	3.8%	N/A	4/21		4.5	4.4	4.5
Liberty Cablevision of Puerto Rico LLC	Media	First Lien Senior Debt	4.5%	N/A	1/22		5.0	5.0	5.0
Life Time Fitness, Inc.	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.3%	N/A	6/22		6.0	6.0	6.0

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
LM U.S. Member LLC	Aerospace & Defense	First Lien Senior Debt	4.8%	N/A	10/19		7.6	7.6	7.6
MCC Iowa LLC	Media	First Lien Senior Debt	4.0%	N/A	1/20-6/21		14.2	14.2	14.2
McJunkin Red Man Corporation(5)	Trading Companies & Distributors	First Lien Senior Debt	5.0%	N/A	11/19		3.4	3.4	3.3
Mediacom Illinois, LLC	Media	First Lien Senior Debt	3.8%	N/A	6/21		7.4	7.4	7.4
The Men’s Wearhouse, Inc.(5)	Specialty Retail	First Lien Senior Debt	4.5%	N/A	6/21		6.3	6.3	6.3
Michaels Stores, Inc.(5)	Specialty Retail	First Lien Senior Debt	3.8%	N/A	1/20		29.6	29.6	29.5
Midas Intermediate Holdco II, LLC	Diversified Consumer Services	First Lien Senior Debt	4.5%	N/A	8/21		5.5	5.5	5.5
Millennium Health, LLC	Health Care Providers & Services	First Lien Senior Debt	5.3%	N/A	4/21		7.8	7.8	3.3
Minerals Technologies Inc.(5)	Chemicals	First Lien Senior Debt	3.8%	N/A	5/21		2.1	2.1	2.1
Mirror Bidco Corp.(5)	Machinery	First Lien Senior Debt	4.3%	N/A	12/19		8.4	8.5	8.4
Mitchell International, Inc.	Software	First Lien Senior Debt	4.5%	N/A	10/20		9.2	9.3	9.2
Moneygram International, Inc.(5)	IT Services	First Lien Senior Debt	4.3%	N/A	3/20		3.0	3.0	2.9
MPG Holdco I Inc.	Auto Components	First Lien Senior Debt	3.8%	N/A	10/21		6.4	6.4	6.4
MPH Acquisition Holdings LLC	Health Care Providers & Services	First Lien Senior Debt	3.8%	N/A	3/21		26.6	26.4	26.4
National Financial Partners Corp.	Insurance	First Lien Senior Debt	4.5%	N/A	7/20		10.4	10.4	10.4
The Neiman Marcus Group Inc.	Multiline Retail	First Lien Senior Debt	4.3%	N/A	10/20		18.4	18.3	18.3
New Albertson’s, Inc.	Food & Staples Retailing	First Lien Senior Debt	4.8%	N/A	6/21		4.0	3.9	4.0
Novelis Inc.(5)	Metals & Mining	First Lien Senior Debt	4.0%	N/A	6/22		4.1	4.0	4.0
Numericable U.S. LLC(5)	Media	First Lien Senior Debt	4.5%	N/A	5/20		7.0	7.0	7.0
NVA Holdings, Inc.	Health Care Providers & Services	First Lien Senior Debt	4.8%	N/A	8/21		10.4	10.4	10.4
On Assignment, Inc.(5)	Professional Services	First Lien Senior Debt	3.8%	N/A	6/22		1.2	1.2	1.2
Onex Carestream Finance LP	Health Care Equipment & Supplies	First Lien Senior Debt	5.0%	N/A	6/19		13.3	13.4	13.4
Opal Acquisition, Inc.	Health Care Providers & Services	First Lien Senior Debt	5.0%	N/A	11/20		9.9	9.9	9.8
Ortho-Clinical Diagnostics S.A.(5)	Health Care Providers & Services	First Lien Senior Debt	4.8%	N/A	6/21		12.2	12.3	12.0
OSG Bulk Ships, Inc.(5)	Oil, Gas & Consumable Fuels	First Lien Senior Debt	5.3%	N/A	8/19		2.8	2.8	2.8
P2 Lower Acquisition, LLC	Health Care Providers & Services	First Lien Senior Debt	5.5%	N/A	10/20		1.8	1.8	1.8
Par Pharmaceutical Companies, Inc.	Pharmaceuticals	First Lien Senior Debt	4.1%	N/A	9/19		18.5	18.5	18.6
Party City Holdings Inc.(5)	Specialty Retail	First Lien Senior Debt	4.0%	N/A	7/19		19.5	19.4	19.5
Peabody Energy Corporation(5)	Oil, Gas & Consumable Fuels	First Lien Senior Debt	4.3%	N/A	9/20		8.4	8.4	7.1
Penn Engineering & Manufacturing Corp.	Building Products	First Lien Senior Debt	4.0%	N/A	8/21		11.5	11.5	11.5
Performance Food Group, Inc.	Food & Staples Retailing	Second Lien Senior Debt	6.3%	N/A	11/19		4.0	4.0	4.0
Petroleum GEO-Services ASA(5)	Energy Equipment & Services	First Lien Senior Debt	3.3%	N/A	3/21		4.9	4.9	4.5
PetSmart, Inc.	Specialty Retail	First Lien Senior Debt	4.3%	N/A	3/22		5.8	5.8	5.8
Pharmaceutical Product Development, Inc.	Life Sciences Tools & Services	First Lien Senior Debt	4.0%	N/A	12/18		40.2	40.3	40.2
Pharmedium Healthcare Corporation	Pharmaceuticals	First Lien Senior Debt	4.3%	N/A	1/21		8.2	8.2	8.2

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Phillips-Medisize Corporation	Health Care Equipment & Supplies	First Lien Senior Debt	4.8%	N/A	6/21		6.0	6.0	6.0
Pilot Travel Centers LLC	Specialty Retail	First Lien Senior Debt	4.3%	N/A	10/21		23.9	24.0	24.1
Pinnacle Foods Finance LLC(5)	Food Products	First Lien Senior Debt	3.0%	N/A	4/20		14.3	14.2	14.3
Planet Fitness Holdings, LLC	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.8%	N/A	3/21		5.3	5.3	5.3
PODS, LLC	Road & Rail	First Lien Senior Debt	5.3%	N/A	2/22		6.0	6.1	6.0
Post Holdings, Inc.(5)	Food Products	First Lien Senior Debt	3.8%	N/A	6/21		12.9	12.9	12.9
PQ Corporation	Chemicals	First Lien Senior Debt	4.0%	N/A	8/17		4.0	3.9	4.0
Quikrete Holdings, Inc.	Construction Materials	First Lien Senior Debt	4.0%	N/A	9/20		25.0	24.9	25.0
Quintiles Transnational Corp.(5)	Life Sciences Tools & Services	First Lien Senior Debt	3.3%	N/A	5/22		2.0	2.0	2.0
Ranpak Corp.	Containers & Packaging	First Lien Senior Debt	4.3%	N/A	10/21		0.5	0.5	0.5
RCHP, Inc.	Health Care Providers & Services	First Lien Senior Debt	5.3%	N/A	4/19		2.0	2.0	2.0
Renaissance Learning, Inc.	Software	First Lien Senior Debt	4.5%	N/A	4/21		9.9	9.9	9.8
Riverbed Technology, Inc.	Communications Equipment	First Lien Senior Debt	6.0%	N/A	4/22		13.0	13.1	13.1
Road Infrastructure Investment, LLC	Chemicals	First Lien Senior Debt	4.3%	N/A	3/21		12.3	12.3	12.2
RPI Finance Trust(5)	Pharmaceuticals	First Lien Senior Debt	3.5%	N/A	11/20		4.0	4.0	4.0
Sabre GLBL Inc.(5)	Software	First Lien Senior Debt	4.0%	N/A	2/19		7.4	7.4	7.4
Sage Products Holdings III, LLC	Health Care Equipment & Supplies	First Lien Senior Debt	4.3%	N/A	12/19		2.0	2.0	2.0
Schaeffler AG(5)	Auto Components	First Lien Senior Debt	4.3%	N/A	5/20		10.2	10.2	10.2
Scientific Games International, Inc.(5)	Hotels, Restaurants & Leisure	First Lien Senior Debt	6.0%	N/A	10/21		4.0	3.9	4.0
Sears Roebuck Acceptance Corp.(5)	Multiline Retail	First Lien Senior Debt	5.5%	N/A	6/18		5.0	5.0	4.9
Securus Technologies Holdings, Inc.	Diversified Telecommunication Services	First Lien Senior Debt	4.8%	N/A	4/20		7.9	7.9	7.7
Sedgwick Claims Management Services, Inc.	Insurance	First Lien Senior Debt	3.8%	N/A	3/21		20.8	20.5	20.6
		Second Lien Senior Debt	6.8%	N/A	2/22		5.0	5.0	4.9

								25.5	25.5
Seminole Hard Rock Entertainment, Inc.	Hotels, Restaurants & Leisure	First Lien Senior Debt	3.5%	N/A	5/20		5.9	5.9	5.9
Serta Simmons Holdings, LLC	Household Durables	First Lien Senior Debt	4.3%	N/A	10/19		20.1	20.1	20.1
The Servicemaster Company, LLC(5)	Diversified Consumer Services	First Lien Senior Debt	4.3%	N/A	7/21		6.5	6.4	6.5
Ship Luxco 3 S.a r.l.(5)	IT Services	First Lien Senior Debt	4.8%	N/A	11/19		5.0	5.0	5.0
Sinclair Television Group, Inc.(5)	Media	First Lien Senior Debt	3.5%	N/A	7/21		4.0	4.0	4.0
Six Flags Theme Parks, Inc.(5)	Hotels, Restaurants & Leisure	First Lien Senior Debt	3.5%	N/A	6/22		1.0	1.0	1.0
Southcross Energy Partners, L.P.(5)	Oil, Gas & Consumable Fuels	First Lien Senior Debt	5.3%	N/A	8/21		1.0	1.0	1.0
Southwire Company, LLC	Electrical Equipment	First Lien Senior Debt	3.0%	N/A	2/21		20.2	20.1	20.1
Spectrum Brands, Inc.(5)	Household Products	First Lien Senior Debt	3.8%	N/A	6/22		1.5	1.5	1.5
Spin Holdco Inc.	Diversified Consumer Services	First Lien Senior Debt	4.3%	N/A	11/19		15.4	15.3	15.3
SS&C European Holdings S.a.r.L(5)	Software	First Lien Senior Debt	4.0%	N/A	6/22		0.6	0.5	0.6
SS&C Technologies, Inc. (5)	Software	First Lien Senior Debt	4.0%	N/A	6/22		2.4	2.4	2.5

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Standard Aero Limited(5)	Aerospace & Defense	First Lien Senior Debt	6.3%	N/A	11/18		1.3	1.3	1.3
Star West Generation LLC	Independent Power & Renewable Electricity Producers	First Lien Senior Debt	4.3%	N/A	3/20		1.9	1.9	1.9
Station Casinos LLC	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.3%	N/A	3/20		16.4	16.4	16.4
Steinway Musical Instruments, Inc.	Leisure Products	First Lien Senior Debt	4.8%	N/A	9/19		4.9	4.9	4.9
STS Operating, Inc.	Trading Companies & Distributors	First Lien Senior Debt	4.8%	N/A	2/21		2.0	2.0	2.0
Summit Materials Companies I, LLC(5)	Construction Materials	First Lien Senior Debt	4.3%	N/A	6/22		3.0	3.0	3.0
SunGard Data Systems Inc	IT Services	First Lien Senior Debt	4.0%	N/A	3/20		17.5	17.5	17.5
Swift Transportation Co., LLC(5)	Road & Rail	First Lien Senior Debt	3.8%	N/A	6/21		4.0	4.0	4.0
Syniverse Holdings, Inc.	Wireless Telecommunication Services	First Lien Senior Debt	4.0%	N/A	4/19		15.0	14.9	14.2
TI Group Automotive Systems, L.L.C.(5)	Auto Components	First Lien Senior Debt	4.5%	N/A	6/22		3.8	3.7	3.7
TNS, Inc.	IT Services	First Lien Senior Debt	5.0%	N/A	2/20		3.6	3.6	3.6
TPF II LC, LLC	Independent Power & Renewable Electricity Producers	First Lien Senior Debt	5.5%	N/A	10/21		2.0	2.0	2.0
Trans Union LLC	Professional Services	First Lien Senior Debt	3.8%	N/A	4/21		32.8	32.6	32.5
TransDigm Inc.(5)	Aerospace & Defense	First Lien Senior Debt	3.7%	N/A	2/20-5/22		19.5	19.4	19.4
Travelport Finance (Luxembourg) S.à r.l.(5)	Internet Software & Services	First Lien Senior Debt	5.8%	N/A	9/21		4.0	3.9	4.0
Tribune Media Company(5)	Media	First Lien Senior Debt	3.8%	N/A	12/20		4.1	4.1	4.1
TWCC Holding Corp.	Media	First Lien Senior Debt	5.8%	N/A	2/20		4.6	4.5	4.5
		Second Lien Senior Debt	7.0%	N/A	6/20		5.0	5.0	4.7

								9.5	9.2
Tyche Holdings, LLC	IT Services	First Lien Senior Debt	4.8%	N/A	11/21		5.4	5.4	5.4
U.S. Renal Care, Inc.	Health Care Providers & Services	First Lien Senior Debt	4.3%	N/A	7/19		21.2	21.3	21.2
United Air Lines, Inc.(5)	Airlines	First Lien Senior Debt	3.8%	N/A	9/21		7.9	7.9	8.0
Univision Communications Inc.	Media	First Lien Senior Debt	4.0%	N/A	3/20		21.4	21.3	21.2
US Foods, Inc.	Food & Staples Retailing	First Lien Senior Debt	4.5%	N/A	3/19		14.9	15.0	15.0
USI, Inc.	Insurance	First Lien Senior Debt	4.3%	N/A	12/19		13.4	13.4	13.4
USIC Holdings, Inc.	Construction & Engineering	First Lien Senior Debt	4.0%	N/A	7/20		14.7	14.5	14.6
Valeant Pharmaceuticals International, Inc.(5)	Pharmaceuticals	First Lien Senior Debt	3.5%	N/A	2/19-8/20		14.7	14.7	14.6
Vencore, Inc.	Aerospace & Defense	First Lien Senior Debt	5.8%	N/A	11/19		4.0	3.9	4.0
Virgin Media Investment Holdings Limited(5)	Media	First Lien Senior Debt	3.5%	N/A	6/23		5.0	5.0	5.0
W3 Co.	Commercial Services & Supplies	Second Lien Senior Debt	9.3%	N/A	9/20		0.6	0.6	0.5
Wall Street Systems Delaware, Inc.(5)	Software	First Lien Senior Debt	4.5%	N/A	4/21		4.4	4.3	4.4
Waste Industries USA Inc.	Commercial Services & Supplies	First Lien Senior Debt	4.3%	N/A	2/20		3.0	3.0	3.0
Wastequip, LLC	Machinery	First Lien Senior Debt	5.5%	N/A	8/19		4.9	5.0	4.9
WaveDivision Holdings, LLC	Media	First Lien Senior Debt	4.0%	N/A	10/19		8.4	8.4	8.4
Wesco Aircraft Hardware Corp.(5)	Aerospace & Defense	First Lien Senior Debt	3.3%	N/A	2/21		4.7	4.7	4.6

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
William Morris Endeavor Entertainment, LLC	Media	First Lien Senior Debt	5.3%	N/A	5/21		4.0	4.0	4.0
Wilsonart LLC	Building Products	First Lien Senior Debt	4.0%	N/A	10/19		10.4	10.4	10.3
WP CPP Holdings, LLC	Aerospace & Defense	First Lien Senior Debt	4.5%	N/A	12/19		12.0	12.0	12.0
XO Communications, LLC	Diversified Telecommunication Services	First Lien Senior Debt	4.3%	N/A	3/21		18.1	18.1	18.1
Yankee Cable Acquisition, LLC	Media	First Lien Senior Debt	4.3%	N/A	3/20		13.0	13.1	13.1
Yonkers Racing Corporation	Hotels, Restaurants & Leisure	First Lien Senior Debt	4.3%	N/A	8/19		4.7	4.7	4.5
Zayo Group LLC(5)	Diversified Telecommunication Services	First Lien Senior Debt	3.8%	N/A	5/21		15.9	15.9	15.8
Ziggo B.V.(5)	Media	First Lien Senior Debt	3.5%	N/A	1/22		10.0	9.9	9.9

CLO INVESTMENTS
Apidos CLO XIV(5)		Income Notes			4/25		8.1	6.8	6.8
Apidos CLO XVIII, Ltd.(5)		Subordinated Notes			7/26		39.4	35.4	32.4
Apidos CLO XIX(5)		Income Notes			10/26		10.5	8.8	8.8
Apidos CLO XXI(5)		Subordinated Notes			6/27		12.4	10.8	10.8
Ares European III B.V.(5)		Subordinated Notes			8/24		5.4	2.6	3.2
Ares IIIR/IVR CLO Ltd.(5)		Subordinated Notes			4/21		20.0	10.6	6.8
Ares XXIX CLO Ltd.(5)		Subordinated Notes			4/26		7.3	6.3	6.0
Avery Point II CLO, Limited(5)		Income Notes			7/25		2.6	2.1	2.1
A Voce CLO, Ltd.(5)		Subordinated Notes			7/26		10.5	8.3	8.3
Babson CLO Ltd. 2006-II(5)		Income Notes			10/20		15.0	9.0	8.9
Babson CLO Ltd. 2013-II(5)		Income Notes			1/25		5.0	4.2	4.2
Babson CLO Ltd. 2014-II(5)		Subordinated Notes			9/26		25.0	22.0	21.1
Babson CLO Ltd. 2014-III(5)		Subordinated Notes			1/26		3.8	3.3	3.3
Babson CLO Ltd. 2015-I(5)		Subordinated Notes			4/27		12.5	11.3	11.0
Betony CLO, Ltd.(5)		Subordinated Notes			4/27		2.5	2.2	2.2
Blue Hill CLO, Ltd.(5)		Subordinated Notes			1/26		10.6	18.5	16.8
Carlyle Global Market Strategies CLO 2014-4, Ltd.(5)		Subordinated Notes			10/26		14.6	12.4	12.3
Cent CDO 12 Limited(5)		Income Notes			11/20		26.4	11.1	31.6
Cent CDO 17 Limited(5)		Subordinated Notes			1/25		15.0	11.0	11.0
Cent CLO 18 Limited(5)		Subordinated Notes			7/25		3.8	2.9	3.0
Cent CLO 19 Limited(5)		Subordinated Notes			10/25		11.3	9.1	8.8
Cent CLO 22 Limited(5)		Subordinated Notes			11/26		45.4	40.7	37.1
Centurion CDO 8 Limited(5)		Subordinated Notes(3)			3/17		5.0	0.2	—
CoLTs 2005-1 Ltd.(5)		Preference Shares(3)			3/16	360		1.7	0.1
CoLTs 2005-2 Ltd.(5)		Preference Shares(3)			12/18	34,170,000		11.3	0.6
Cordatus CLO II plc(5)		Subordinated Notes			7/24		5.4	1.7	5.7
CREST Exeter Street Solar 2004-1(5)		Preferred Securities(4)(5)			6/39	3,500,000		3.2	—
Dryden 30 Senior Loan Fund(5)		Subordinated Notes			11/25		3.9	2.9	2.9
Dryden 31 Senior Loan Fund(5)		Subordinated Notes			4/26		2.3	1.9	1.6

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Dryden XXVIII Senior Loan Fund(5)		Subordinated Notes			8/25		7.0	5.5	5.5
Eaton Vance CDO X plc(5)		Secured Subordinated Notes			2/27		22.6	12.5	12.9
Euro-Galaxy II CLO B.V.(5)		Income Notes Subordinated Notes			10/22 10/22		2.8 6.0	2.5 2.7	2.6 4.0

								5.2	6.6
Flagship CLO V(5)		Deferrable Notes			9/19		1.7	1.5	1.6
		Subordinated Securities			9/19	15,000		7.1	2.3

								8.6	3.9
Galaxy III CLO, Ltd(5)		Subordinated Notes(3)			8/16		4.0	0.2	—
Galaxy XVI CLO, Ltd.(5)		Subordinated Notes			11/25		2.3	1.9	1.7
GoldenTree Loan Opportunities IX, Limited(5)		Subordinated Notes			10/26		40.8	39.2	39.2
GoldenTree Loan Opportunities VII, Limited(5)		Subordinated Notes			4/25		35.3	33.7	33.7
Halcyon Loan Advisors Funding 2014-1 Ltd.(5)		Subordinated Notes			2/26		1.3	1.1	1.1
Halcyon Loan Advisors Funding 2015-2, Ltd.(5)		Subordinated Notes			7/27		21.7	18.7	18.7
Herbert Park B.V.(5)		Subordinated Notes			10/26		24.4	26.6	21.6
Highbridge Loan Management 2013-2, Ltd.(5)		Subordinated Notes			10/24		27.0	21.5	22.3
LightPoint CLO IV, LTD(5)		Income Notes(3)			4/18		6.7	3.6	—
LightPoint CLO VII, Ltd.(5)		Subordinated Notes			5/21		9.0	2.8	2.0
Limerock CLO III, Ltd.(5)		Subordinated Notes			10/26		12.5	10.6	9.9
Madison Park Funding XI, Ltd.(5)		Subordinated Notes			10/25		8.0	7.4	7.4
Madison Park Funding XII, Ltd.(5)		Subordinated Notes			7/26		10.0	9.4	9.4
Madison Park Funding XVI, Ltd.(5)		Subordinated Notes			4/26		11.0	10.8	10.8
Magnetite VIII, Limited(5)		Subordinated Notes			4/26		6.7	6.1	5.8
Magnetite XIV, Limited(5)		Subordinated Notes			7/28		21.0	20.0	20.0
Mayport CLO Ltd.(5)		Income Notes			2/20		14.0	9.5	3.0
Neuberger Berman CLO XV, Ltd.(5)		Subordinated Notes			10/25		2.8	2.2	2.2
NYLIM Flatiron CLO 2006-1 LTD.(5)		Subordinated Securities			8/20	10,000		4.0	3.6
Och-Ziff VIII, Ltd.(5)		Subordinated Notes			9/26		16.0	13.4	13.4
Octagon Investment Partners XIV, Ltd.(5)		Income Notes			1/24		4.5	3.1	3.2
Octagon Investment Partners XIX, Ltd.(5)		Subordinated Notes			4/26		25.0	20.3	20.9
Octagon Investment Partners XX, Ltd.(5)		Subordinated Notes			8/26		2.5	2.3	2.3
Octagon Investment Partners XXII, Ltd.(5)		Subordinated Notes			11/25		8.4	7.4	7.1
Octagon Loan Funding, Ltd.(5)		Subordinated Notes			9/26		4.0	3.3	3.3
OHA Credit Partners VIII, Ltd.(5)		Subordinated Notes			4/25		5.0	4.2	4.2
OHA Credit Partners XI, Ltd.(5)		Subordinated Notes(3)			12/17		25.0	25.0	25.0

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Sapphire Valley CDO I, Ltd.(5)		Subordinated Notes			12/22		14.0	15.4	11.1
THL Credit Wind River 2013-1 CLO Ltd.(5)		Subordinated Notes			4/25		14.0	11.1	11.1
THL Credit Wind River 2014-1 CLO Ltd.(5)		Subordinated Notes			4/26		16.0	13.6	13.2
Vitesse CLO, Ltd.(5)		Preferred Securities			8/20	20,000,000		12.0	—
Voya CLO 2014-2, Ltd. (5)		Subordinated Notes			7/26		17.5	14.8	14.2
Voya CLO 2014-4, Ltd. (5)		Subordinated Notes			10/26		26.7	24.7	23.5

Subtotal Non-Control / Non-Affiliate Investments (70% of total investments at fair value)								$4,160.5	$4,101.7

AFFILIATE INVESTMENTS
IS Holdings I, Inc.	Software	Common Stock(3)				2,000,000		$5.2	$13.7
Primrose Holding Corporation	Diversified Consumer Services	Common Stock(3)				7,227		3.4	9.2
Roark—Money Mailer, LLC	Media	Common Membership Units(3)				6.0%		0.7	1.4

Subtotal Affiliate Investments (<1% of total investments at fair value)								$9.3	$24.3

CONTROL INVESTMENTS
American Driveline Systems, Inc.	Diversified Consumer Services	Mezzanine Debt	10.0%	1.0%	3/21		$45.1	$45.1	$45.1
		Redeemable Preferred Stock(3)				7,121,150		83.5	20.2
		Common Stock(3)				289,215		18.2	—
		Common Stock Warrants(3)				233,603		9.9	—

								156.7	65.3
ASAP Industries Holdings, LLC	Energy Equipment & Services	Mezzanine Debt(4)	12.0%	2.0%	12/18		20.7	19.5	15.1
		Membership Units(3)				106,911		30.3	—

								49.8	15.1
Bellotto Holdings Limited(5)	Household Durables	Redeemable Preferred Stock				7,300,610	2.2	38.5	40.4
		Common Stock(3)				2,697,010		101.2	100.8

								139.7	141.2
CML Pharmaceuticals, LLC	Life Sciences Tools & Services	First Lien Senior Debt	6.5%	N/A	3/17-10/20		96.4	95.5	98.4
		Mezzanine Debt	7.4%	5.7%	10/20		136.9	135.8	136.9
		Redeemable Preferred Stock(3)				84,936		61.0	57.2

								292.3	292.5
Columbo TopCo Limited(5)	Commercial Services & Supplies	Redeemable Preferred Stock(3)				34,179,330	23.5	79.0	64.5
		Common Stock(3)				757,743		1.2	—

								80.2	64.5
Core Financial Holdings, LLC(5)	Diversified Financial Services	Common Units(3)				88,385,036		44.0	0.1
Dyno Holding Corp.	Auto Components	First Lien Senior Debt	8.7%	2.3%	11/15		35.2	35.2	35.2
		Mezzanine Debt(4)	N/A	7.3%	11/16		21.5	16.5	16.7
		Common Stock(3)				4,852,686		50.6	—

								102.3	51.9
ECA Medical Instruments	Health Care Equipment & Supplies	First Lien Senior Debt	10.0%	N/A	3/16		8.5	8.5	8.5
		Mezzanine Debt	13.0%	3.5%	7/16		18.4	18.4	18.4
		Common Stock(3)				1,000		14.9	2.9

								41.8	29.8
eLynx Holdings, Inc.	IT Services	Convertible Preferred Stock(3)				11,728		26.9	23.7
		Redeemable Preferred Stock(3)				30,162		9.0	—
		Common Stock(3)				16,087		1.1	—
		Common Stock Warrants(3)				1,002,678		5.5	—

								42.5	23.7
EXPL Pipeline Holdings LLC(5)	Oil, Gas & Consumable Fuels	First Lien Senior Debt	8.1%	N/A	1/17		44.9	44.5	44.8
		Common Membership Units(3)				100,000		60.6	39.0

								105.1	83.8
FAMS Acquisition, Inc.	Diversified Financial Services	Mezzanine Debt	12.3%	2.7%	1/16		38.3	38.3	36.2
Financière H S.A.S.(5)	Health Care Equipment & Supplies	Mezzanine Debt	3.6%	5.8%	10/15		14.7	14.7	14.3
		Convertible Preferred Stock(3)				930,558		53.0	22.0

								67.7	36.3

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Financière Tarmac S.A.S. (5)	Commercial Services & Supplies	First Lien Senior Debt	4.0%	N/A	12/20		4.2	3.5	4.2
		Mezzanine Debt	N/A	4.0%	12/21		20.6	20.6	21.6
		Mezzanine Debt(4)	N/A	4.0%	12/21		26.8	15.4	10.7
		Convertible Preferred Stock(3)				8,665,001		9.6	—
		Redeemable Preferred Stock(3)					3.4	7.4	—

								56.5	36.5
Fosbel Holding, Inc.	Commercial Services & Supplies	Mezzanine Debt(4)	N/A	17.0%	10/18		11.7	9.5	—
FPI Holding Corporation	Food Products	First Lien Senior Debt(4)	N/A	20.0%	1/16		0.4	0.4	—
Group Montana, Inc.	Textiles, Apparel & Luxury Goods	First Lien Senior Debt	6.3%	N/A	1/17		6.1	6.1	6.1
		Convertible Preferred Stock				4,000		5.3	4.6
		Common Stock(3)				100%		12.6	—

								24.0	10.7
Halex Holdings, Inc.	Construction Materials	Second Lien Senior Debt(4)	8.5%	N/A	1/18		15.8	15.7	15.8
		Common Stock(3)				51,853		9.3	4.1

								25.0	19.9
HALT Medical, Inc.	Health Care Equipment & Supplies	First Lien Senior Debt(4)	N/A	22.0%	9/15		85.7	57.8	24.8
Hard 8 Games, LLC	Hotels, Restaurants & Leisure	First Lien Convertible Senior Debt	N/A	5.4%	7/15-4/16		22.3	22.3	22.3
		Membership Units				1		19.0	11.8

								41.3	34.1
Holding Saint Augustine S.A.S.(5)	Air Freight & Logistics	First Lien Senior Debt	N/A	N/A	9/19		4.5	4.5	4.5
		Convertible Preferred Stock(3)(4)				1,982,668		13.7	—

								18.2	4.5
LLSC Holdings Corporation	Personal Products	Convertible Preferred Stock(3)				9,000		10.9	17.6
Miles 33 Limited(5)	Software	First Lien Senior Debt	4.0%	N/A	9/17		8.0	8.0	8.0
		Mezzanine Debt(4)	5.0%	5.0%	9/17		17.3	14.4	14.4
		Redeemable Preferred Stock(3)					78.1	30.6	—

								53.0	22.4
MW Acquisition Corporation	Health Care Providers & Services	Mezzanine Debt	14.4%	1.0%	2/19		24.1	24.1	24.1
		Redeemable Preferred Stock				2,485		2.5	2.5
		Convertible Preferred Stock(3)				88,084		41.2	45.8

								67.8	72.4
NECCO Holdings, Inc.	Food Products	First Lien Senior Debt(4)	6.5%	N/A	12/15		11.0	8.5	5.2
		Second Lien Senior Debt(4)	N/A	18.0%	11/15		7.0	3.2	—
		Common Stock(3)				860,189		0.1	—

								11.8	5.2
NECCO Realty Investments, LLC	Real Estate	First Lien Senior Debt(4)	2.8%	11.2%	12/17		71.1	32.8	24.9
		Common Membership Units(3)				7,450		4.9	—

								37.7	24.9
Orchard Brands Corporation	Internet & Catalog Retail	Common Stock(3)				87,838		55.1	91.7
PHC Sharp Holdings, Inc.	Commercial Services & Supplies	First Lien Senior Debt	12.5%	N/A	12/15		1.4	1.4	1.4
		Mezzanine Debt	N/A	17.0%	12/16		13.4	13.4	13.4
		Mezzanine Debt(4)	N/A	19.0%	12/16		27.5	13.0	13.3
		Common Stock(3)				631,049		4.2	—

								32.0	28.1
RD Holdco Inc.	Household Durables	Second Lien Senior Debt	11.3%	N/A	6/17		16.9	14.9	16.6
		Common Stock(3)				458,596		23.6	7.4
		Common Stock Warrants(3)				56,372		2.9	0.9

								41.4	24.9
Rebellion Media Group Corp.(5)	Internet Software & Services	First Lien Senior Debt	N/A	12.0%	7/15		4.5	4.5	4.5
		First Lien Senior Debt(4)	N/A	12.0%	12/15		14.6	8.3	1.8

								12.8	6.3
Scanner Holdings Corporation	Technology Hardware, Storage & Peripherals	Mezzanine Debt	15.1%	N/A	10/16-7/17		23.3	23.1	23.3
		Convertible Preferred Stock				66,424,135		10.0	15.8
		Common Stock(3)				167,387		0.1	—

								33.2	39.1
SEHAC Holding Corporation	Diversified Consumer Services	Convertible Preferred Stock				14,850		14.8	132.7
		Common Stock				150		0.2	1.3

								15.0	134.0

See accompanying notes to the Schedule of Investments.

SCHEDULE OF INVESTMENTS—(Continued)

June 30, 2015

(unaudited)

(dollars in millions)

Company(1)	Industry	Investments	Cash Interest Rate(2)	PIK Interest Rate(2)	Maturity Date(2)	# of Shares/ Units Owned	Principal	Cost	Fair Value
Soil Safe Acquisition Corp.	Professional Services	First Lien Senior Debt	8.0%	N/A	1/18-12/18		22.2	22.2	22.3
		Second Lien Senior Debt	10.8%	N/A	7/19		12.7	12.7	12.7
		Mezzanine Debt	8.8%	7.3%	12/19		69.6	69.5	69.6
		Common Stock(3)				810		9.0	23.7

								113.4	128.3

Warner Power, LLC	Electrical Equipment	Mezzanine Debt(4)	N/A	14.6%	9/15		10.4	5.7	3.1
		Redeemable Preferred Membership Units(3)				6,512,002		3.0	—
		Common Membership Units(3)				47,000		1.9	—

								10.6	3.1

WIS Holding Company, Inc.	Commercial Services & Supplies	Convertible Preferred Stock				1,206,598		121.7	136.2
		Common Stock(3)				301,650		16.0	—

								137.7	136.2

CONTROL CLO INVESTMENT
ACAS Wachovia Investments, L.P.(5)	Diversified Financial Services	Partnership Interest(3)				90%		2.0	0.6

Subtotal Control Investments (30% of total investments at fair value)								$2,027.5	$1,705.7

Total Investment Assets								$6,197.3	$5,831.7

(1)	Certain of the securities are issued by affiliate(s) of the listed portfolio company.
(2)	Interest rates represent the weighted average annual stated interest rate on loans and debt securities in effect on the date presented, which are presented by the nature of indebtedness by a single issuer. Some loans and debt securities bear interest at variable rates, primarily the three-month London Interbank Offered Rate (“LIBOR”), with interest rate floors. Payment-in-kind interest (“PIK”) represents contractually deferred interest that is typically compounded into the principal balance of the loan or debt security, if not paid on a current basis. PIK interest may be prepaid by the portfolio company’s election, but generally is paid upon a change of control transaction or maturity. The maturity date represents the latest date in which the loan or debt security is scheduled to terminate.
(3)	Some or all of the securities are non-income producing.
(4)	Loan is on non-accrual status and therefore considered non-income producing.
(5)	Investments that are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets.

See accompanying notes to the Schedule of Investments.

NOTES TO SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2015

(unaudited)

(dollars in millions)

Note 1. Formation and Organization

American Capital Income, Ltd. (the “Company”) was organized as a Maryland corporation on February 23, 2015 by its sole stockholder, American Capital, Ltd. (“American Capital”), in connection with American Capital’s planned transfer of most of American Capital’s existing investment assets (the “Initial Portfolio”) to the Company and subsequent distribution of all of the outstanding shares of the Company’s common stock to American Capital’s stockholders (the “Spin-Off”).

The Company intends to operate as a non-diversified closed-end management investment company and to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company also intends to elect to be taxed as a regulated investment company (“RIC”), as defined in Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and to distribute annually at least 90% of its investment company taxable income to its stockholders. In connection with the Spin-Off, the Company plans to list its shares of common stock on The NASDAQ Global Select Market under the trading symbol “ACAP.” The Company will be externally managed and advised by American Capital ACAP Management, LLC (the “Manager”), an indirect subsidiary of American Capital Asset Management, LLC, which is indirectly, wholly-owned by American Capital.

The Company has not commenced operations. The Company expects the Initial Portfolio to be transferred shortly prior to the distribution of all of the outstanding shares of the Company’s common stock to American Capital’s stockholders. The investments that are expected to be included in the Initial Portfolio are listed on the Schedule of Investments had the Spin-Off been completed as of June 30, 2015.

Note 2. Summary of Significant Accounting Policies

Basis and Presentation

The accompany schedule of investments has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the schedule of investments in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Trade Date Accounting

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 946, Financial Services-Investment Companies, we will account for security purchases and sales on a trade date basis other than when it is not in accordance with standard industry practice to account for the purchase or sale transaction on a trade date basis and the transaction is outside conventional channels, such as through a private placement or by submitting shares in a tender offer. In such circumstances, we will record the transaction on the date we obtain a right to demand the securities purchased or collect the proceeds of sale and incur an obligation to pay the price of the securities purchased or to deliver the securities sold, respectively.

NOTES TO SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2015—(Continued)

(unaudited)

(dollars in millions)

Investment Valuation Policy

Our investments will consist of loans and securities issued by public and privately-held companies, including senior debt, mezzanine debt, equity warrants and preferred and common equity securities. We will also invest in Structured Products, which includes CLO securities.

We will fair value our investments in accordance with the 1940 Act and FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) as determined in good faith by our Board of Directors. We will undertake a multi-step valuation process each quarter to determine the fair value of our investments in accordance with ASC 820. The quarterly valuation process will begin with the development of a preliminary valuation recommendation for each investment by our Administrator’s Financial Advisory and Consulting Team (“FACT”), which is composed of valuation and audit professionals responsible for monitoring portfolio compliance and valuations. In preparing the preliminary valuation recommendations, FACT receives assistance from our Manager’s investment professionals that both originated and monitor the investment as well as assistance from other departments of our Administrator, including operations, accounting and legal. The preliminary valuation recommendations will be reviewed by senior management and then presented to our Audit, Compliance and Valuation Committee for review and approval. Subsequent to the approval from our Audit, Compliance and Valuation Committee, the valuation recommendations will be sent to our Board of Directors for final approval.

When available, we will base the fair value of our investments that trade in active markets on directly observable market prices or on market data derived for comparable assets. For restricted securities of companies that are publicly traded, the value will be based on the closing market quote on the valuation date less a discount for the restriction. For all other investments, inputs used to measure fair value will reflect management’s best estimate of assumptions that would be used by market participants in pricing the investment in a hypothetical transaction. For these investments, we will estimate the fair value of our senior debt, mezzanine debt, redeemable and convertible preferred equity, common equity and equity warrants using either an enterprise value waterfall methodology, which generally combines market and income approaches, or a market yield valuation methodology, which utilizes the income approach. We will estimate the fair value of our Structured Products using the market and income approaches, third-party broker quotes and counterparty marks.

ASC 820 provides a framework for measuring the fair value of assets and liabilities and provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings. Due to the uncertainty inherent in the valuation process, estimates of fair value may differ significantly from the values that would have been used had a ready market for our investments existed, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

ASC 820 defines fair value in terms of the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The price will be used to measure the fair value is not adjusted for transaction costs while the cost basis of our investments may include initial transaction costs. Under ASC 820, the fair value measurement also assumes that the transaction to sell an asset occurs in the principal market for the asset or, in the absence of a principal market, the most advantageous market for the asset. The principal market for an asset is the market in which the reporting entity would sell or transfer the asset with the greatest volume and level of activity for the asset. In determining the principal market for an asset under ASC 820, it is assumed that the reporting entity has access to the market as of the measurement date. If no market for the asset exists or if the reporting entity does not have access to the principal market, the reporting entity should use a hypothetical market.

The principal market in which we would sell our Senior Floating Rate Loans and certain of our non-controlled Sponsor Finance debt investments is an active over-the-counter secondary market. For our other debt and equity investments, there is no active market and we will be generally repaid our debt investment or sell our equity investment upon a change of control transaction such as through the mergers and acquisition (“M&A”) market. Accordingly, the market in which we would sell certain of our non-controlled debt and all of our equity investments is the M&A market. However, under ASC 820, we have identified the M&A market as the principal market for our investments in these portfolio companies only if we have the ability to control the decision to sell the portfolio company as of the measurement date. We will determine whether we have the ability to control the decision to sell a portfolio company based on our ability to control or gain control of the board of directors of the portfolio company as of the measurement date and rights within the shareholders agreement. In evaluating if we can control or gain control of a portfolio company as of the measurement date, we will include our equity securities on a fully diluted basis. For investments in portfolio companies for which we do not have the ability to control or gain control as of the measurement date and for which there is no active market, the principal market under ASC 820 is a hypothetical secondary market.

NOTES TO SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2015—(Continued)

(unaudited)

(dollars in millions)

Accordingly, we will use the M&A market as the principal market for our investments in portfolio companies that we control or can gain control as of the measurement date, and we will use a hypothetical secondary market for our investments in portfolio companies that we do not control or cannot gain control as of the measurement date. However, to the extent that an active market exists for such investments, we will consider that as the principal market. Our valuation policy considers the fact that no ready active market exists for a significant amount of our investments and that the fair value for our investments must typically be determined using unobservable inputs.

Enterprise Value Waterfall Methodology

For investments in portfolio companies that we have identified the M&A market as the principal market, we will estimate the fair value based on the enterprise value waterfall (“Enterprise Value Waterfall”) valuation methodology. For minority equity securities in which the principal market is the hypothetical secondary market, we also will estimate the fair value using the Enterprise Value Waterfall valuation methodology.

Under the Enterprise Value Waterfall valuation methodology, we estimate the enterprise value of a portfolio company and then waterfall the enterprise value over the portfolio company’s securities in order of their preference relative to one another. In applying the Enterprise Value Waterfall valuation methodology, we consider that in a change of control transaction, our loans are generally required to be repaid at par and that a buyer cannot assume the loan.

To estimate the enterprise value of the portfolio company, we prepare an analysis of traditional valuation methodologies including valuations of comparable public companies, recent sales of private and public comparable companies, discounting the forecasted cash flows of the portfolio company, estimating the liquidation or collateral value of the portfolio company’s assets, third-party valuations of the portfolio company, offers from third-parties to buy the portfolio company and considering the value of recent third-party investments in the equity securities of the portfolio company. Significant inputs in these valuation methodologies to estimate enterprise value include the historical or projected operating results of the portfolio company, selection of comparable companies, discounts or premiums to the prices of comparable companies and discount rates applied to the forecasted cash flows. The operating results of a portfolio company may be unaudited, projected or pro forma financial information and may require adjustments for non-recurring items or to normalize the operating results that may require significant judgment in its determination. In addition, projecting future financial results requires significant judgment regarding future growth assumptions. In evaluating the operating results, we also will analyze the impact of exposure to litigation, loss of customers or other contingencies. The selection of a population of comparable companies requires significant judgment, including a qualitative and quantitative analysis of the comparability of the companies. In determining a discount or premium, if any, to prices of comparable companies, we use significant judgment for factors such as size, marketability, relative performance, and for portfolio companies in which we control, a control premium to the market price of comparable public companies. In determining a discount rate to apply to forecasted cash flows, we use significant judgment in the development of an appropriate discount rate including the evaluation of an appropriate risk premium.

In valuing convertible debt, equity or other similar securities, we value our investment based on its priority in the waterfall and based on our pro rata share of the residual equity value available after deducting all outstanding debt from the estimated enterprise value. We value non-convertible debt at the face amount of the debt to the extent that the estimated enterprise value of the portfolio company exceeds the outstanding debt of the portfolio company. If the estimated enterprise value is less than the outstanding debt of the portfolio company, we reduce the fair value of our debt investment beginning with the junior most debt such that the enterprise value less the fair value of the outstanding debt is zero.

Market Yield Valuation Methodology

For debt and redeemable preferred equity investments in portfolio companies for which we are required to identify a hypothetical secondary market as the principal market, we will estimate the fair value based on the assumptions that we believe hypothetical market participants would use to value the investment in a current hypothetical sale using a market yield (“Market Yield”) valuation methodology.

For debt and redeemable preferred equity investments of our investment portfolio for which we do not control or cannot gain control as of the measurement date and no active market exists, we will estimate the fair value based on such factors as third-party broker quotes and our own assumptions in the absence of market observable data, including estimated remaining life, current market yield and interest rate spreads of similar loans and securities as of the measurement date. We will weight the use of third-party broker quotes, if any, in determining fair value based on our understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer. We will estimate the remaining life based on market data of the average life of similar loans. However, if we have information available to us that the loan is expected to be repaid in the near term, we would use an estimated remaining life based on the expected repayment date, including considering

NOTES TO SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2015—(Continued)

(unaudited)

(dollars in millions)

the current maturity date of the loan. The average life used to estimate the fair value of our loans may be shorter than the legal maturity of the loans since our loans have historically been prepaid prior to the maturity date. The current interest rate spreads used to estimate the fair value of our loans will be based on the current interest rate spreads on similar loans. We will use significant judgment in determining the estimated remaining life as well as the current market yield and interest rate spreads. If there is a significant deterioration of the credit quality of a loan, we may consider other factors that a hypothetical market participant would use to estimate fair value, including the proceeds that would be received in a liquidation analysis.

We will fair value our investments in Structured Products based on such factors as third-party broker quotes, counterparty marks, purchases or sales of the same or similar securities, and our cash flow forecasts. Cash flow forecasts are subject to assumptions a market participant would use regarding the investments’ underlying collateral including, but not limited to, assumptions of default and recovery rates, reinvestment spreads and prepayment rates. Cash flow forecasts are discounted using a market participant’s market yield assumptions that are derived from multiple sources including, but not limited to, third-party broker quotes, industry research reports and transactions of securities and indices with similar structure and risk characteristics. We weight the use of third-party broker quotes or counterparty marks, if any, in determining fair value based on the correlation of changes in third-party broker quotes with underlying performance and other market indices.

Third-party Vendor Pricing

For debt investments that trade in an active market or that have similar assets that trade in an active market, we will estimate the fair value based on evaluated prices from a nationally recognized, independent pricing service or from third-party brokers who make markets in such debt instruments. When possible, we will make inquiries of third-party pricing sources to understand their use of significant inputs and assumptions. We will review the price provided by the third-party pricing service and perform procedures to validate their reasonableness, including a review and analysis of executable broker quote(s), range and dispersion of third-party estimates, frequency of pricing updates, yields of similar securities or other qualitative and quantitative information. If the prices provided by the pricing service are consistent with such information, we will generally use the price provided by the pricing service as fair value.

EXHIBIT II – AMERICAN CAPITAL INCOME, LTD.

MANAGEMENT AGREEMENT

EXHIBIT II

AMERICAN CAPITAL INCOME, LTD.

MANAGEMENT AGREEMENT

AMERICAN CAPITAL, LTD. – Proxy Statement    EXHIBIT II-1

MANAGEMENT AGREEMENT

This Management Agreement (this “Agreement”), dated as of [            ], is by and between American Capital Income, Ltd., a Maryland corporation (the “Company”), and American Capital ACAP Management, LLC, a Delaware limited liability company (the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company is a closed-end, non-diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Manager is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Manager to furnish investment advisory services to the Company and its investment company subsidiaries, and the Manager wishes to be retained to provide such services, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Manager hereby agree as follows:

1. Duties of Manager.

(a) Employment of Manager. The Company hereby employs the Manager during the term of this Agreement to arrange for or provide the necessary officers of the Company, to act as the investment adviser to the Company and to advise the Company with respect to the investment and reinvestment of the assets of the Company, subject at all times to the investment objectives, policies and restrictions of the Company, which objectives, policies and restrictions are those set forth in the Company’s Registration Statement on Form 10 (Registration No. [            ]), initially filed with the Securities and Exchange Commission (the “SEC”) on [            ], as supplemented, amended or superseded from time to time, and such further limitations or parameters as may be imposed by the Board of Directors of the Company (the “Board”), and communicated to the Manager in writing.

The Manager hereby accepts such employment and agrees during the term of this Agreement to render to the Company the investment and advisory services expressly set forth herein, subject to the payment of compensation and other terms and conditions provided for herein.

(b) Certain Services. The Manager will perform (or cause to be performed) the services and activities relating to the investments of the Company set forth below subject to the oversight and any required approval of the Board:

(i) determine the composition and allocation of the Company’s investment portfolio and the nature and timing of any changes therein;

(ii) advise the Company with respect to the periodic review of its investments and make recommendations with respect thereto;

(iii) advise the Company with respect to selecting, purchasing, monitoring, hedging and disposing of its investments;

(iv) invest and re-invest any of the Company’s or its subsidiaries’ monies and securities (including in short-term investments);

(v) make recommendations to the Board regarding the payment of dividends or distributions to the Company’s stockholders;

(vi) monitor and report periodically on the performance of the Company’s investments to the Board; and

(vii) vote any securities held by the Company, including proxies solicited by an issuer thereof.

The Manager shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company and its subsidiaries, including the execution and delivery of all documents relating to investments and the placing of orders for purchase or sale transactions on behalf of the Company and its portfolio companies. If it is necessary for the Manager to make investments on behalf of the Company through a special purpose vehicle, the Manager shall have authority to create or arrange for the creation of such special purpose vehicle and to make investments through such special purpose vehicle in accordance with the Investment Company Act.

(c) Sub-Advisors. Subject to the requirements of the Investment Company Act (including any approval by the vote of holders of a majority of outstanding voting securities of the Company required under Section 15(a) of the Investment Company Act), the Manager is hereby authorized (but not required) to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Advisor”) pursuant to which the Manager may obtain the services of the Sub-Advisor(s) to assist the Manager in providing the investment advisory services required to be provided by the Manager under this Agreement. Specifically, the Manager may retain a Sub-Advisor to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Manager, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company and its portfolio companies, subject in all cases to the oversight and any required approval of the Manager and the Board. Any sub-advisory agreement entered into by the Manager shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state laws. The Manager, and not the Company, shall be responsible for any compensation payable to any Sub-Advisor. Nothing in this subsection (c) will obligate the Manager to pay any expenses that are the expenses of the Company under Section 2.

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(d) Independent Contractors. The Manager and any Sub-Advisor shall, for all purposes herein, each be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company and its subsidiaries in any way or otherwise be deemed an agent of the Company and its subsidiaries.

(e) Books and Records.

(i) Record Retention. Subject to review by and the overall control of the Board of Directors, the Manager shall maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Manager hereunder as required under the Investment Company Act and the Advisers Act. The Manager agrees that all records that it maintains and keeps for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered to the Company upon the termination of this Agreement or otherwise on written request by the Company. The Manager further agrees that the records that it maintains and keeps for the Company shall be preserved in the manner and for the periods prescribed by the Investment Company Act, unless any such records are earlier surrendered as provided above. The Manager shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law, subject to observance of its confidentiality obligations under this Agreement. The Manager shall maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Manager or the Company.

(ii) Compliance Notices. Throughout the term of this Agreement, the Manager shall submit to the Company: (a) any material changes to the Manager’s written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act and Rule 38a-1 under the Investment Company Act that affect the services provided by Manager to the Company, (b) notification of regulatory examinations of the Manager and general descriptions of the results of such examinations, (c) the annual assessment of the Manager’s compliance program and (d) notification of any material compliance matter that affects the services provided by the Manager to the Company including, but not limited to, any material violation of the Compliance Policies or of the code of ethics of the Manager. Throughout the term of this Agreement, the Manager shall provide the Company with any certifications, information and access to personnel and resources that the Board of Directors of the Company may reasonably request to enable the Company to comply with Rule 38a-1 under the Investment Company Act.

(f) Other Services. Notwithstanding anything else set forth herein, nothing in this Agreement shall obligate the Manager or its affiliates to provide administrative, consulting or managerial assistance services to the Company or to portfolio companies in which the Company invests. Any such services shall be provided pursuant to one or more separate written agreements between the Company or the portfolio company, on the one hand, and the Manager or its affiliate on the other hand. The Manager or its affiliates shall be entitled to separate compensation for the provision of any such services as may be approved and agreed to by the Board. The Company has entered into a separate Administration Agreement, dated as of the date

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hereof, with American Capital Administration, LLC (the “Administrator”), an affiliate of the Manager, pursuant to which certain administrative services shall be provided to the Company. The compensation payable to the Manager pursuant to this Agreement shall not be deemed to be compensation for the provision of any such other services as the Manager or the Administrator or their affiliates may agree to provide.

2. Allocation of Costs and Expenses.

(a) Expenses Payable by Manager. The Manager shall be responsible for compensation related to any and all personnel of the Manager and its affiliates who provide investment advisory services to the Company, to the extent they provide investment advisory services, pursuant to this Agreement (including each of the officers or directors of the Company who are also employees of the Manager), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and the costs of insurance with respect to such personnel. For so long as this Agreement is in effect and the Manager is acting as the investment adviser to the Company, the Company shall pay for and maintain a director and officer insurance policy and such other forms of liability insurance to indemnify the Company’s directors and officers and the officers and employees of the Manager and its affiliates who provide services to the Company as is customary and appropriate for a company of its size and scale of operations. The Manager will not be required to pay any expenses of the Company other than those specifically allocated to it in this Section 2(a).

(b) Expenses Payable by the Company. The Company shall pay all of its costs and expenses and shall reimburse the Manager or its affiliates for expenses of the Manager and its affiliates incurred on behalf of the Company or its subsidiaries, excepting only those expenses that are specifically the responsibility of the Manager pursuant to Section 2(a) of this Agreement. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company or its subsidiaries (including the allocable portion of the personnel and other costs of the Manager and its affiliates for providing such services) shall be paid by the Company or its subsidiaries:

(i) costs incurred in connection with formation and capital raising activities;

(ii) transaction costs incident to the acquisition, disposition, financing, hedging and ownership of the Company’s investments;

(iii) fees and expenses incurred by the Manager or its affiliates or payable to third parties relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including without limitation professional fees and expenses of consultants and experts);

(iv) legal and other expenses incurred in contracting with the Manager, its affiliates and third parties;

(v) expenses incurred by the Administrator or its affiliates and expenses payable to third parties for providing legal, auditing, accounting, tax, consulting, investor relations, syndication, brokerage services and valuation services;

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(vi) costs associated with calculating the Company’s net asset value, including the fees and expenses incurred by the Administrator, its affiliates or payable to third parties that provide valuation services to the Company;

(vii) the compensation and expenses of the Company’s directors who are not officers or employees of the Manager or any of its affiliates;

(viii) the costs associated with the Company’s establishment and maintenance of any indebtedness (including commitment fees, syndication fees, accounting fees, legal fees, closing costs, rating agency fees and similar expenses);

(ix) expenses related to the payment of dividends;

(x) costs incurred by officers and directors of the Company and personnel of the Manager or its affiliates for travel on the Company’s behalf;

(xi) expenses relating to complying with the continuous reporting and other requirements of the SEC and other regulatory and governmental bodies;

(xii) planning and administrative costs and filing fees associated with taxes, licenses and regulatory compliance applicable to the Company;

(xiii) insurance costs and insurance administration costs incurred by the Company or on its behalf;

(xiv) transfer agent, custodial, trustee, third party loan and exchange listing fees incurred by the Company and administration of these matters on the Company’s behalf;

(xv) the costs of preparing, printing and distributing notices, proxy statements and reports to the Company’s stockholders;

(xvi) the costs of establishing and maintaining the Company’s websites;

(xvii) all costs of organizing, modifying or dissolving the Company or any subsidiary and costs in preparation of entering into or exiting any business activity;

(xviii) fees and expenses incurred by the Company in connection with membership in or sponsorship of investment company organizations;

(xix) the costs associated with any computer software, hardware or information technology services that are used by the Company or the Manager or its affiliates on behalf of the Company;

(xx) the costs and expenses incurred with respect to market information systems and publications, research publications and materials used by it, including costs incurred in administering these matters;

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(xxi) settlement, clearing, trustee, prime brokerage and custodial fees and expenses relating to the Company;

(xxii) the costs of maintaining and administering compliance with all federal, state and local rules and regulations or any other regulatory agency (incurred by the Company or on its behalf);

(xxiii) costs incurred by the Company, the Manager, its affiliates or any third party in connection with any claim, litigation, arbitration, mediation, investigation, information request, exam, discovery, document production or dispute in connection with the business of the Company or the provision of services thereto and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses not incurred in the ordinary course of the Company’s business;

(xxiv) costs incurred in connection with arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the Company’s business;

(xxv) rent (including disaster recovery facility costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates, including the administration of these, as required for the operations of the Company and its portfolio companies;

(xxvi) the cost, including personnel costs, of communicating, meeting and responding to shareholders of the Company; and

(xxvii) the cost of any other service requested by the Company, excepting only those expenses that are specifically the responsibility of the Manager pursuant to Section 2(a) of this Agreement.

(c) Allocation of Expenses. Certain services provided to the Company or expenses incurred on its behalf as described in this Section 2, including personnel costs, will be subject to allocation among the Company, the Manager, the Manager’s affiliates, portfolio companies of the Company, other funds under management by the Manager and their portfolio companies and other entities. Such allocation by the Manager shall be based on reasonable assumptions, and the assumptions shall be available for review and inspection by the Board of the Company on an annual basis. In some cases allocation of personnel costs will include employees that provide investment advisory services to the Company to the extent they are providing other non-investment advisory services to the Company.

(d) Reimbursement of Expenses. Costs and expenses incurred by the Manager, its affiliates or third parties on behalf of the Company shall be reimbursed quarterly. The Manager shall prepare a written statement in reasonable detail documenting the costs and expenses of the Company and those incurred by the Manager or its affiliates on behalf of the Company during each quarter, and shall deliver such written statement to the Company within

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thirty (30) days after the end of each quarter. The Company shall pay all amounts payable to the Manager pursuant to Section 2(b) within five (5) business days after the receipt of the written statement without demand, deduction, offset or delay. Cost and expense reimbursement to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company. The provisions of this Section 2 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

3. Compensation of Manager. The Company agrees to pay, and the Manager agrees to accept, as compensation for the services provided by the Manager hereunder, a base management fee (the “Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth (collectively, the “Management Fee”).

(a) Base Management Fee. The Base Management Fee shall be 1.75% per annum of the average value of the Company’s gross assets, including cash and cash equivalents, and assets purchased with borrowed funds or for which exposure is obtained through derivative instruments, each as determined under GAAP at the end of each of the two most recently completed calendar quarters (for the Company’s first quarter end after the Effective Date (defined below), gross assets as of the Effective Date and such quarter-end). The Base Management Fee will be paid quarterly in arrears. Base Management Fees for any partial quarter shall be prorated based on the number of days in such quarter.

(b) Incentive Fee. The Incentive Fee will be divided into two parts that are independent of each other such that one component may be payable even if the other is not: (1) a portion based on the Company’s income (the “Subordinated Incentive Fee on Income”) and (2) a portion based on the Company’s capital gains (the “Capital Gain Incentive Fee”). Each part of the Incentive Fee is outlined below.

(i) The Subordinated Incentive Fee on Income will be determined and paid quarterly in arrears based on the amount by which (x) the “Pre-Incentive Fee Net Investment Income” (as defined below) in respect of the current calendar quarter and the eleven preceding calendar quarters beginning with the calendar quarter that commences on or after the Effective Date, as the case may be (or the elapsed portion thereof in the case of any of the Company’s first eleven calendar quarters that commences on or after the Effective Date (in either case, the “Trailing Twelve Quarters”) exceeds (y) the Preferred Return Amount (as defined below) in respect of the Trailing Twelve Quarters. The Preferred Return Amount will be determined on a quarterly basis, and will be calculated by multiplying 2% by the Company’s net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The Preferred Return Amount will be calculated after making appropriate adjustments to the Company’s net asset value at the beginning of each applicable calendar quarter for Company subscriptions and distributions during the applicable calendar quarter. Subject to Section 3(b)(ii) below, the amount of the Subordinated Incentive Fee on Income that will be paid to the Manager for a particular quarter will equal the excess of the Subordinated Incentive Fee on Income so calculated less the aggregate Subordinated Incentive Fees on Income that were paid to the Manager in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.

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For this purpose “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including, without limitation, any accrued income that the Company has not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses accrued during the calendar quarter (including, without limitation, the Base Management Fee, administration expenses and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Subordinated Incentive Fee on Income and the Capital Gains Incentive Fee). For the avoidance of doubt, Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Subordinated Incentive Fee on Income for each quarter is as follows:

(A) No Subordinated Incentive Fee on Income shall be payable to the Manager in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income for the Trailing Twelve Quarters does not exceed the Preferred Return Amount;

(B) 100% of the Company’s Pre-Incentive Fee Net Investment Income for the Trailing Twelve Quarters, if any, that exceeds the Preferred Return Amount but is less than or equal to an amount (the “Catch-Up Amount”) determined on a quarterly basis by multiplying 2.5% by the Company’s net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The Catch-Up Amount is intended to provide the Manager with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 2,5% per quarter (10% annualized) during the Trailing Twelve Quarters; and

(C) For any quarter in which the Company’s Pre-Incentive Fee Net Investment Income for the Trailing Twelve Quarters exceeds the Catch-Up Amount, the Subordinated Incentive Fee on Income shall equal 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income for such Trailing Twelve Quarters, as the Preferred Return Amount and Catch-Up Amount will have been achieved.

(ii) The Subordinated Incentive Fee on Income is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap in any quarter is an amount equal to (a) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the relevant Trailing Twelve Quarters less (b) the aggregate Subordinated Incentive Fees on Income that were paid to the Manager in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters. For this purpose, “Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Twelve Quarters means (x) Pre-Incentive Fee Net Investment Income in

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respect of the Trailing Twelve Quarters less (y) any Net Capital Loss (defined below), if any, in respect of the Trailing Twelve Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company shall pay no Subordinated Incentive Fee on Income to the Manager in that quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the Subordinated Incentive Fee on Income calculated in accordance with Section 3(b)(i) above, the Company shall pay the Manager the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap is equal to or greater than the Subordinated Incentive Fee on Income calculated in accordance with Section 3(b)(i) above, the Company shall pay the Manager the Subordinated Incentive Fee on Income for such quarter.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized in such period.

(iii) The Capital Gains Incentive Fee shall be determined and payable in arrears as of the end of each calendar quarter (or upon termination of this Agreement). This fee shall equal 20% of the Company’s realized capital gains for the preceding twenty calendar quarters or for the quarters prior to twenty calendar quarters from the Effective Date, the period from the Effective Date to the end of the calendar quarter (the “Trailing Twenty Quarters”), calculated as of the end of each calendar quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis for the Trailing Twenty Quarters, less the aggregate amount of any Capital Gains Incentive Fees previously paid to the Manager over the Trailing Twenty Quarters. The aggregate unrealized capital depreciation of the Company shall be calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable calculation date and (b) the accreted or amortized cost basis of such investment. Realized capital gains, realized capital losses and unrealized capital depreciation will be determined by reference to and correspond to realized gains, realized losses and unrealized depreciation as determined under GAAP.

(c) Payment of Management Fee. The Manager shall prepare a written statement in reasonable detail documenting the calculation of the Management Fee and shall deliver such written statement to the Company within sixty (60) days after the end of each fiscal quarter. The Company shall pay all amounts payable to the Manager pursuant to Section 3(a) and 3(b) within five (5) business days after the receipt of the written statement without demand, deduction, offset or delay. The Company shall make any payments due hereunder to the Manager or to the Manager’s designee as the Manager may otherwise direct.

(d) Waiver or Deferral of Fee. The Manager shall have the right to elect to waive or defer all or a portion of the Management Fee that would otherwise be paid to it. Prior to the payment of any fee to the Manager, the Company shall obtain written instructions from the Manager with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Manager and not paid over to the Manager with respect to any month, calendar quarter or year shall be deferred without interest and may be paid over in any such other month prior to the occurrence of a liquidity event, as the Manager may determine upon written notice to the Company.

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4. Representations, Warranties and Covenants of Manager. The Manager represents and warrants that it is registered as an investment adviser under the Advisers Act. The Manager agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments, including the Investment Company Act and the Advisers Act. The Manager agrees to observe and comply with applicable provisions of the code of ethics adopted by the Company pursuant to Rule 17j-1 under the Investment Company Act, as such code of ethics may be amended from time to time.

5. Excess Brokerage Commissions. The Manager is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6. Proxy Voting. The Manager shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Manager’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Company has been provided with a copy of the Manager’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Manager regarding proxy voting activities undertaken on behalf of the Company.

7. Activities of Manager. The services of the Manager to the Company and its subsidiaries are not exclusive, and the Manager and/or any of its affiliates may engage in any other business or render similar or different services to others, including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company and its subsidiaries hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any member, manager, partner, officer or employee of the Manager or any such affiliate to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature. So long as this Agreement or any extension, renewal or amendment remains in effect, the Manager shall be the only investment adviser for the Company and its subsidiaries, subject to the Manager’s right to enter into sub-advisory agreements. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Manager and its affiliates, as members, directors, managers, partners, officers, employees or otherwise, and that the Manager and directors, officers, employees, partners, stockholders, members and managers of the Manager and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

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8. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a member, manager, partner, officer or employee of the Manager or the Administrator or an affiliate thereof is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then while he or she is performing services on behalf of the Company as a director, officer and/or employee of the Company, such member, manager, partner, officer and/or employee of the Manager or the Administrator or an affiliate shall be deemed to be acting in such capacity solely for the Company, and not as a member, manager, partner, officer or employee of the Manager or the Administrator or under the control or direction of the Manager or the Administrator, even if paid by the Manager or the Administrator.

9. Limitation of Liability of Manager; Indemnification. The Manager and its affiliates and their respective directors, officers, employees, members, managers, partners, stockholders or agents (each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) shall not be liable to the Company or its subsidiaries or its and its subsidiaries’ respective directors, officers, employees, members, managers, partners, stockholders or agents for any action taken or omitted to be taken by any of them in connection with the performance by the Manager of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services. The Company shall indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all claims, damages, liabilities, costs (including reasonable attorneys’ fees and amounts reasonably paid in settlement) and other expenses reasonably incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation, information request, or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or in connection with the performance of any of the Manager’s duties or obligations under this Agreement, any sub-advisory agreement or otherwise as an investment adviser of the Company, in each case to the fullest extent such indemnification is then permitted under the Company’s articles of incorporation, the Investment Company Act, the Advisers Act, the laws of the State of Maryland and any other applicable law.

(a) The Company may make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation of the Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Company unless it is subsequently determined that such Indemnified Party is entitled to such indemnification and if the Board of Directors of the Company determines that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnified Party shall provide security for such Indemnitee undertaking, (B) the Company shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of Directors of the Company who are neither “interested persons” of the Company (as defined in Section 2(a)(19) of the Investment Company Act) nor parties to the proceeding (“Disinterested Non-Party Directors”) or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

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(b) All determinations with respect to the standards for indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnified Party is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Directors of the Company, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with the immediately preceding clause (2) above.

The rights accruing to any Indemnified Party under these provisions shall not exclude any other right to which such Indemnified Party may be lawfully entitled.

10. Effectiveness, Duration and Termination.

(a) This Agreement shall become effective as of the date upon which shares of the Company are distributed as a special dividend to shareholders of American Capital, Ltd. (the “Effective Date”). Once effective, this Agreement shall remain in effect for two years after such effective date, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by:

(i) the vote of the Board, or by the vote of holders of a majority of the outstanding voting securities of the Company; and

(ii) the vote of a majority of the Company’s directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any party hereto, in accordance with the requirements of the Investment Company Act.

(b) This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by (i) the vote of holders of a majority of the outstanding voting securities of the Company, (ii) the vote of the Board or (iii) the Manager.

(c) This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act); provided that nothing herein shall cause this Agreement to terminate upon or otherwise restrict a transaction that does not result in a change of actual control or management of the Manager.

(d) The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Indemnified Parties shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Manager shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 9 shall continue in force and effect and apply to the Indemnified Parties as and to the extent applicable.

11. Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto and the Indemnified Parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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12. Amendments of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by both parties hereto, and to the extent required by the Investment Company Act upon the consent of stockholders of the Company in conformity with the requirements of the Investment Company Act.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control. The parties hereto unconditionally and irrevocably consent to the exclusive jurisdiction of the federal and state courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. No Waiver. The failure of either party hereto to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or pdf transmission), each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

18. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at their respective principal executive office addresses.

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19. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to such subject matter.

20. Certain Matters of Construction.

(a) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

(b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c) The word “including” shall mean including without limitation.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

AMERICAN CAPITAL INCOME, LTD.

By:
Name:
Title:

AMERICAN CAPITAL ACAP MANAGEMENT, LLC

By:
Name:
Title:

EXHIBIT III – FORM OF CERTIFICATE OF AMENDMENT

EXHIBIT III

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN CAPITAL, LTD.

AMERICAN CAPITAL, LTD., a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing, declaring advisable and recommending this amendment (the “Certificate of Amendment”) to the Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation. Accordingly, it is proposed that Article IV of the Certificate of Incorporation be amended by adding new Section 4.6 of Article VI to read in its entirety as follows:

“Section 4.6 Reverse Stock Split.

Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), every             shares of ACAS Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined and changed into one fully paid and nonassessable share of Common Stock (the “New Common Stock”). The Corporation shall not issue any fractional shares with respect to the New Common Stock. In lieu thereof, the Corporation may either (i) directly pay each holder of record of Old Common Stock who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of our common stock, as quoted on The NASDAQ Global Select Market on the Effective Time, multiplied by the fractional share amount or (ii) issue the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock to Computershare Trust Company, N.A. (the “Transfer Agent”), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

After the Effective Time, each certificate representing shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock shall have been combined; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, the number of Direct Registration Statement shares into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

SECOND: That a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares was voted in favor of said amendment.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment is to be effective upon filing.

AMERICAN CAPITAL, LTD. – Proxy Statement    EXHIBIT III-1

EXHIBIT III – FORM OF CERTIFICATE OF AMENDMENT

IN WITNESS WHEREOF, the undersigned, AMERICAN CAPITAL, LTD., has caused this Certificate of Amendment to be executed on its behalf by its Chief Executive Officer and attested to by its Secretary as of this                      day of                     ,                     .

AMERICAN CAPITAL, LTD.

By:
Name: Malon Wilkus Title: Chief Executive Officer

EXHIBIT III-2    AMERICAN CAPITAL, LTD. – Proxy Statement

EXHIBIT IV – AMERICAN CAPITAL, LTD. EQUITY COMPENSATION PLAN

EXHIBIT IV

AMERICAN CAPITAL, LTD.

2016 EQUITY INCENTIVE PLAN

AMERICAN CAPITAL, LTD. – Proxy Statement    EXHIBIT IV-1

EXHIBIT IV – AMERICAN CAPITAL, LTD. EQUITY COMPENSATION PLAN

AMERICAN CAPITAL LTD.

2016 EQUITY INCENTIVE PLAN

1. Purpose; Types of Awards; Construction.

The purpose of the American Capital, Ltd. 2016 Equity Incentive Plan (the “Plan”) is to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company. The Plan provides for the grant of stock options, restricted stock, restricted stock units, unrestricted shares and other equity-based awards.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer or general partner of such other Person and (iii) any legal entity for which such Person acts as an executive officer or general partner.

(b) “Award” means any Option, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means (i) a change in ownership or effective control (within the meaning of Section of 409A of the Code) of the Company, or (ii) a change in ownership of a substantial portion of the assets of the Company (within the meaning of Section of 409A of the Code). Change in effective control shall be determined by substituting “more than 50 percent” in place of “30 percent or more” in the first sentence of Treas. Reg. Section 1.409A-3(i)(5)(vi)(A)(1).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(g) “Committee” means the committee(s) of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, (i) the Executive Committee of the Board shall be the Committee with respect to participation by and Awards to Eligible Individuals who are Non-Employee Directors, and (ii) the Compensation, Corporate Governance and Nominating Committee of the Board shall be the Committee with respect to participation by and Awards to all other Eligible Individuals.

(h) “Company” means American Capital, Ltd., a Delaware corporation, or any successor corporation.

(i) “Date of Grant” means the date on which an Award is granted under the Plan.

(j) “Director” means a member of the Board.

(k) “Effective Date” means [●], 2015, the date on which the Plan was adopted by the Board, subject to obtaining the approval of the Company’s stockholders.

(l) “Eligible Individual” means any Employee or any Director, including any Non-Employee Director.

(m) “Employee” means any person who the Committee determines to be an employee of the Company or, if permitted by law, an Affiliate.

EXHIBIT IV-2    AMERICAN CAPITAL, LTD. – Proxy Statement

EXHIBIT IV – AMERICAN CAPITAL, LTD. EQUITY COMPENSATION PLAN

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of the Stock determined as follows: (i) if the Stock is listed on any established exchange or traded on The NASDAQ Global Select Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock as quoted on such exchange or market (or, if the Stock is traded on multiple exchanges or markets, the exchange or market with the greatest volume of trading in the Stock) on the Date of Grant, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) in the absence of closing sales price on such exchanges or markets for the Stock, the Fair Market Value shall be determined by the reasonable application of such other reasonable method as may be chosen by the Committee in good faith.

(p) “Non-Employee Director” means any Director who is not also an Employee of the Company.

(q) “Option” means a right, granted to a Participant under Section 6(b)(i), to purchase shares of Stock. All Options granted hereunder shall be nonqualified stock options and shall not be incentive stock options intended to qualify under Section 422 of the Code.

(r) “Other Stock-Based Award” means a right or other interest granted to a Participant that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to unrestricted shares of Stock or dividend equivalent rights.

(s) “Participant” means an Eligible Individual who has been granted an Award under the Plan.

(t) “Performance Goals” means performance goals established by the Committee which may be based on sales, stock price, return on equity, revenue, revenue per employee, economic return, net operating income, net income, earnings before or after taxes, interest, depreciation and/or amortization, net realized gain on investments, net asset value per share, realizable net asset value per share, dividend characterization, return on assets, cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), cash on hand, total amortizations, prepayments and exits, earnings per share, total stockholder return, equity or investment growth, gross margins, operating margins, operating efficiency, gross amount invested, closing of new buyouts and sponsor finance investments, debt reduction, compliance with loan covenants, market share, regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002), satisfactory internal or external audits, improvement of financial ratings, budget and expense management, productivity ratios, economic value added or other value added measurement, achievement of balance sheet objectives, employee retention, implementation or completion of one or more projects or transactions, intradepartmental or intra-office performance, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Individual or the department, branch, Affiliate or other division in which he or she works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee. Those Performance Goals that have meanings ascribed to them by U.S. Generally Accepted Accounting Principles shall have the meanings assigned to them under U.S. Generally Accepted Accounting Principles as in effect and applied to the Company on the date on which the Performance Goals are established, without giving effect to any subsequent changes in U.S. Generally Accepted Accounting Principles, unless the Committee specifically provides otherwise when it establishes the Performance Goals.

(u) “Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

(v) “Plan” means this American Capital, Ltd. 2016 Equity Incentive Plan, as amended from time to time.

(w) “Restricted Stock” means an Award of shares of Stock to a Participant under Section 6(b)(ii) that may be subject to certain restrictions, the satisfaction of specified Performance Goals, and to a risk of forfeiture.

AMERICAN CAPITAL, LTD. – Proxy Statement    EXHIBIT IV-3

EXHIBIT IV – AMERICAN CAPITAL, LTD. EQUITY COMPENSATION PLAN

(x) “Restricted Stock Unit” or “RSU” means a contingent right granted to a Participant under Section 6(b)(iii) to receive Stock (or the Fair Market Value equivalent thereof in cash or other property) at the end of a specified period, which right may be subject to certain restrictions, the satisfaction of specified Performance Goals, and to a risk of forfeiture.

(y) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(z) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

3. Administration.

(a) The Plan shall be administered by the Committee.

(b) The Committee may delegate to one or more agents such administrative duties as it may deem advisable and consistent with applicable law, and the Committee may employ one or more persons to render advice with respect to any responsibility the Committee or its agents may have under the Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

(c) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; (iv) determine whether, when, to what extent, in what medium and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) subject to Section 8(d)(ii), make adjustments in the terms and conditions of Awards; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; (viii) determine the terms and provisions of the Award Agreements (which need not be identical for each Participant), including terms relating to vesting; (ix) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purpose of this Plan; and (x) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any parent or subsidiary of the Company, any Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

(d) Notwithstanding any provision of the Plan or any Award Agreement to the contrary, except as provided in Section 5, neither the Board nor the Committee shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of any Option previously granted under the Plan without obtaining the approval of the Company’s stockholders, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Option’s in-the-money value) or replacement grants, or other means.

4. Eligibility.

Awards may be granted, in the discretion of the Committee, to individuals who are, as of the Date of Grant, Eligible Individuals. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock Subject to the Plan.

(a) Subject to adjustment as provided herein:

(i) The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be [●] shares of Stock, consisting of (A) [●] shares of Stock reserved for the grant of Awards under the Plan to Eligible Individuals who are

EXHIBIT IV-4    AMERICAN CAPITAL, LTD. – Proxy Statement

EXHIBIT IV – AMERICAN CAPITAL, LTD. EQUITY COMPENSATION PLAN

Non-Employee Directors, and (B) [●] shares of Stock reserved for the grant of Awards under the Plan to Eligible Individuals who are not Non-Employee Directors.

(ii) The maximum number of shares of Stock that may be covered by Awards granted under this Plan during its term to any one Eligible Individual who is a Non-Employee Director shall not exceed [●] shares of Stock.

(iii) The maximum number of shares of Stock that may be covered by Awards granted under this Plan during its term to any one Eligible Individual who is not a Non-Employee Director shall not exceed [●] shares of Stock.

Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. For purposes of the Plan, each Restricted Stock Unit, whether or not such Restricted Stock Unit is to be settled in Stock, shall be deemed to cover one share of Stock.

(b) If any shares subject to an Award are not issued, or if any share unit subject to an Award is not settled in Stock, cash or other property, because the share or share unit is forfeited, cancelled, exchanged or surrendered, or if an Award terminates or expires without a distribution of shares (or the value of share units) to the Participant, or if shares of Stock or share units are surrendered or withheld by the Company as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan.

(c) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make equitable changes or adjustments to any or all of: (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards under the Plan in the aggregate to all Eligible Individuals and individually to any one Eligible Individual, including but not limited to the limitations set forth in Section 5(a); (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award and (iv) to the extent provided in an Award Agreement, the Performance Goals, if any, applicable to outstanding Awards. In addition, the Committee may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to shares of Stock), and may terminate the relevant Award in exchange for such payment. For this purpose, if the current Fair Market Value of a share of Stock exceeds the Option’s Exercise Price, the Committee may determine that the value of an Option is $0, and may terminate the Option without payment of additional consideration. Notwithstanding the foregoing, any adjustments to the award opportunities or Performance Goals applicable to an employee who is a “covered employee” within the meaning of Section 162(m) of the Code, shall conform to the requirements of Section 162(m) of the Code, unless otherwise specifically determined by the Committee. No fractional shares or securities shall be issued pursuant to any adjustment made pursuant to this Section 5(c), and any fractional shares or securities resulting from any such adjustment shall be eliminated by rounding downward to the next whole share or security, either with or without payment in respect thereof, as determined by the Committee.

6. Terms of Awards.

(a) General.

(i) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(ii) Payments in Respect of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the grant, vesting, maturation or exercise of an Award may be made in such forms as the Committee shall determine at the Date of Grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

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(iii) Minimum Vesting. Subject to the following sentence, in no event shall any portion of any Award vest prior to the one-year anniversary of the Date of Grant of such Award. Notwithstanding the foregoing, the Committee may provide that up to 5% of shares of Stock covered by Awards may become vested prior to the one year anniversary of the Date of Grant.

(iv) Other Terms. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the Date of Grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Terms of Specified Awards. The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with vesting, value and/or and payment contingent upon attainment of one or more Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the Date of Grant or thereafter.

(i) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(A) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the per share exercise price of any Option be less than 100% of the Fair Market Value of a share of Stock on the Date of Grant of such Option. The exercise price for Stock subject to an Option may be paid (1) in cash, (2) by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company, (3) by an exchange of Stock previously owned by the Participant, (4) through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or (5) a combination of the above, in any case in an amount having a combined value equal to such exercise price; provided that the Committee may require that any Stock exchanged by the Participant have been owned by the Participant for at least six months as of the date of exercise.

(B) Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the Date of Grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(C) Termination of Service. An Option may not be exercised unless: (1) the Participant is then providing services to the Company; and (2) the Participant has continuously maintained such relationship since the Date of Grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of service, to a date not later than the original expiration date of such Option.

(D) Other Provisions. Options may be subject to such other conditions not inconsistent with the Plan, including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(A) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the Date of Grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of one or more Performance Goals. Unless otherwise determined by the Committee, except as provided in Section 6(b)(ii)(D) below, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

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(B) Forfeiture. Upon termination of service to the Company during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D) Dividends. Unless otherwise determined by the Committee, cash dividends paid with respect to shares of Restricted Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock to which they relate. Unless otherwise determined by the Committee, shares of Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend (other than cash), in each case with respect to shares of Restricted Stock, shall be subject to restrictions and a risk of forfeiture to the same extent as the shares of Restricted Stock with respect to which such shares of Stock or other property (other than cash) has been distributed.

(iii) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, covering a designated number of shares. Restricted Stock Units granted hereunder shall be subject to the following terms and conditions:

(A) Award and Restrictions. Delivery of Stock, cash or other property, as determined by the Committee, will occur upon expiration of the period specified for Restricted Stock Units by the Committee during which forfeiture conditions apply, or such later date as the Committee shall determine. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of one or more Performance Goals.

(B) Forfeiture. Upon termination of service to the Company prior to the vesting of a Restricted Stock Unit, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(C) Dividend Equivalents. Unless otherwise determined by the Committee, Restricted Stock Units shall be credited with dividend equivalents at such time as dividends, whether in the form of cash, Stock or other property, are paid with respect to the Stock. Unless otherwise determined by the Committee, any such dividend equivalents shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Units to which they relate.

(D) Compliance with Section 409A. Notwithstanding any provision of the Plan and any Award Agreement, the grant, vesting and settlement of Restricted Stock Units shall comply with the applicable requirements of Section 409A of the Code (including the exceptions thereto).

(E) No Voting Rights. An Award of Restricted Stock Units will not result in any right of the Participant to vote or to direct the vote of any shares of Stock prior to delivery of any such shares of Stock to the Participant.

(iv) Other Stock-Based Awards. The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon the attainment of one or more Performance Goals. The Committee shall determine the terms and conditions of such Awards at the Date of Grant or thereafter. To the extent that an Other Stock-Based Award would be subject to Section 409A of the Code, the provisions of such Award shall comply with the requirements of Section 409A of the Code.

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7. General Provisions.

(a) Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

(b) No Right to Continued Service, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue as an employee or director of, or continue to provide services to, the Company or any parent, subsidiary or Affiliate of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s service.

(c) Taxes. The Company or any parent or subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Participant is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Participant may satisfy such obligation (in whole or in part) by electing to have the Company withhold a portion of the shares of Stock to be received upon settlement or exercise of such Award that is equal to the minimum amount required to be withheld.

(d) Effective Date; Amendment and Termination.

(i) The Plan shall take effect upon the Effective Date, subject to the approval of the Company’s stockholders. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, no Award granted to an Eligible Individual under this Plan on or after the Effective Date and prior to the first annual meeting of stockholders following such date shall become effective until the date, if any, on which the stockholders of the Company approve the Plan.

(ii) The Board may at any time and from time to time terminate, amend, modify or suspend the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. The Committee may at any time and from time to time amend any outstanding Award in whole or in part. Notwithstanding the foregoing provisions of this clause (ii), no amendment or modification to or suspension or termination of the Plan or amendment of any Award shall materially affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted.

(f) Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Participants with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan, provided that to the extent necessary, such procedures and programs comply with Section 409A of the Code.

(g) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan. There is no obligation for uniformity of treatment among Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

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(h) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company. The Plan is intended to be exempt from the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

(i) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(j) Section 409A Compliance. Awards granted under this Plan are intended to comply with the requirements of Section 409A of the Code (including the exceptions thereto), to the extent applicable, and shall be interpreted in accordance with such requirements. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or the Award Agreement, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award to the extent necessary to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such Section. Notwithstanding anything to the contrary herein, if the issuance of Stock or payment of cash or other property under an Award Agreement constitutes the payment to a Participant of nonqualified deferred compensation upon a separation from service for purposes of Section 409A of the Code and the Participant is a “specified employee” (as determined under Treas. Reg. § 1.409A-1(i)), then such issuance of Stock or payment of cash or other property shall, to the extent necessary to comply with the requirements of Section 409A of the Code, be made on the later of (a) the date specified in the Agreement or (b) the date that is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). In no event shall the Company or any of its Affiliates have any liability to any Participant with respect to any Award failing to qualify for any specific tax treatment or for any taxes or penalties incurred by a Participant under section 409A of the Code with respect to any such Award.

(k) Section 162(m). The Committee may grant Awards that qualify as performance-based compensation under Section 162(m) and Awards that do not so qualify.

(l) Indemnification. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in

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settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

(m) No Limitation on Other Arrangements. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

(n) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Delaware without giving effect to the conflict of laws principles thereof.

(o) Evidence of Shares; Fractional Shares. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the shares of Stock are traded. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional shares of Stock or whether any fractional shares of Stock or any rights thereto shall be forfeited or otherwise eliminated.

(p) Incorporation of Clawback, Stock Ownership and Retention Policies. Notwithstanding anything to the contrary contained herein, all payments and benefits otherwise due and payable under the Plan, including the issuance of any shares of Stock, shall be subject to the terms and conditions of any clawback, stock ownership, and retention policies adopted by the Board or the Committee from time to time, and any such requirements imposed by applicable law (including, without limitation, section 304 of the Sarbanes-Oxley Act of 2002 and section 10D of the Exchange Act), and the terms of all such policies and applicable laws are hereby incorporated by reference.

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